                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Filed by the Registrant [X]
     Filed by a party other than the Registrant [ ]

     Check the appropriate box:
     [ ]  Preliminary Proxy Statement  [ ] Confidential, for Use of the Com-
                                           mission Only (as permitted by
                                           Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12



                                  PSINET INC.
               (Name of Registrant as Specified in Its Charter)


Payment of Filing Fee (Check the appropriate box):

     [X]  No fee required.
     [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-
          11.

          (1) Title of each class of securities to which transaction applies:
              N/A
          (2) Aggregate number of securities to which transaction applies: N/A
          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
              N/A
          (4) Proposed maximum aggregate value of transaction: N/A
          (5) Total fee paid: N/A

     [ ]  Fee paid previously with preliminary materials: N/A

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount Previously Paid: N/A
          (2) Form, Schedule or Registration Statement No.: N/A
          (3)  Filing Party: N/A
          (4)  Date Filed: N/A

                                  PSINET INC.
                             510 HUNTMAR PARK DRIVE
                            HERNDON, VIRGINIA 20170



                                    December 19, 1997

Dear Shareholder:

     You are cordially invited to attend a Special Meeting of Shareholders (the "Special Meeting") of PSINet Inc. ("PSINet" or the "Company") to be held on January 23, 1998, where you will be asked to consider and take action on a proposal relating to PSINet's recently announced transaction with IXC Internet Services, Inc. ("IXC") and a separate proposal relating to an amendment to the Company's Certificate of Incorporation.

     As many of you may be aware, PSINet has entered into an agreement with IXC to acquire certain non-cancellable indefeasible rights of use in portions of a fiber optic telecommunications system (the "IRUs") of IXC in exchange for common stock of the Company. The Company believes that completion of this transaction is crucial to its advancement. Your decision with respect to the Company's acquisition of the IRUs from IXC will be important in determining PSINet's role in the global communications infrastructure for years to come. With your support, the Company believes that a significant constraint on its future growth will be eliminated. Without your support, PSINet may forfeit its strategic position as the world's largest independent, facilities-based Internet service provider.

     The proposals on which you are being asked to take action consist of (1) a proposal to approve the issuance to IXC of common stock of the Company in excess of 20% of the number of shares of common stock outstanding before such issuance (consisting of a minimum of 10,165,779 shares at the closing and, if the fair market value of such shares as of the earlier of (i) the first anniversary of the date on which 100% of the IRUs is accepted by the Company or (ii) the fourth anniversary of the closing is not equal to or greater than $240 million, such additional number of shares of common stock as the Company may determine to issue to satisfy all or any portion of the shortfall, to the extent it elects not to pay cash therefor) in consideration for the Company's acquisition of the IRUs and (2) a proposal to approve an amendment to the Company's Certificate of Incorporation to increase the total number of authorized shares of the Company's capital stock and common stock. Approval of the proposal described in (1) above is necessary for the closing of the transaction with IXC; approval of the proposal described in (2) above is not required in connection with such transaction but is deemed to be in the best interests of the Company. The accompanying Proxy Statement presents the details of these transactions.

     After careful consideration, the Company's Board of Directors has approved these transactions and recommends that you vote FOR the approval of both proposals on the agenda for the Special Meeting. The Board of Directors of the Company believes the acquisition of the IRUs represents a significant and appropriate strategic initiative for the Company. The Company's acquisition of the OC-48 bandwidth corresponding to the IRUs represents a substantial technological enhancement of the Company's telecommunications backbone, providing nationwide fiber-optic capacity that is approximately 50 times larger than the Company's current backbone. This enhanced capacity will enable the Company to offer a wider variety of higher-speed Internet and Internet-related services to a larger customer base, thereby strengthening the Company's competitive position. Moreover, by acquiring bandwidth for a 20-year term rather than leasing it for terms of one to five years (as the Company generally does presently), the Company expects over the long-term to reduce significantly its future data communications and operations costs per equivalent route mile.

     The amendment to the Company's Certificate of Incorporation is intended to provide the Company with a sufficient number of authorized shares of common stock to have the flexibility to engage in potential future transactions involving issuances of common stock as well as to have available a reasonable number of additional shares for issuance to IXC on or after the first anniversary of the date that 100% of the IRUs are accepted by the Company to the extent necessary as described above.

     The transaction with IXC, as well as the operations of the Company generally, are subject to certain risks described in the accompanying Proxy Statement under the caption "Risk Factors," which you should consider in evaluating the proposals to be voted on at the Special Meeting.

     A majority of the votes cast by the holders of the Company's common stock present in person or by proxy and entitled to vote at the Special Meeting is required for the approval of the issuance to IXC of shares of the Company's common stock in excess of 20% of the number of shares of common stock outstanding before such issuance in connection with the acquisition of the IRUs. The affirmative vote of the holders of a majority of the Company's common stock outstanding as of December 5, 1997, the record date for the Special Meeting, and entitled to vote at the Special Meeting is required for the approval of the amendment to the Company's Certificate of Incorporation.

     YOUR BOARD OF DIRECTORS HAS APPROVED THE TRANSACTION WITH IXC AND BELIEVES THAT THE TRANSACTION IS FAIR TO, AND IN THE BEST INTERESTS OF, THE COMPANY AND ITS SHAREHOLDERS. THE BOARD RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF BOTH PROPOSALS ON THE AGENDA FOR THE SPECIAL MEETING.

     If the proposal relating to the Company's transaction with IXC is approved at the Special Meeting, the Company expects that the closing of such transaction will take place no later than March 31, 1998.

     You are urged to review carefully the information contained in the accompanying Proxy Statement, including, in particular, the information under the captions "Risk Factors," "The IRU and Stock Purchase Transaction" and "Amendment of the Company's Certificate of Incorporation," prior to making a voting decision with respect to your PSINet common stock. If you have any questions about the Special Meeting, or the transactions which the shareholders are being asked to approve at the Special Meeting, please call MacKenzie Partners, Inc., our proxy solicitation agent, toll free at (800) 322-2885 or collect at (212) 929-5500.

     Whether or not you expect to attend the Special Meeting, please complete, sign, date and return the enclosed proxy card in the postage-prepaid envelope without delay to assure that your shares will be represented. You may revoke your proxy at any time before it has been voted, and if you attend the Special Meeting you may vote in person even if you have previously returned your proxy card.

     REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE FOR THE APPROVAL OF THESE TRANSACTIONS IS IMPORTANT. YOUR PROMPT ATTENTION TO THIS MATTER WILL BE APPRECIATED.

                                    Very truly yours,



                                    William L. Schrader
                                    Chairman, President and Chief
                                      Executive Officer

                                  PSINET INC.
                             510 HUNTMAR PARK DRIVE
                            HERNDON, VIRGINIA 20170

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON JANUARY 23, 1998


     The Special Meeting of Shareholders of PSINet Inc., a New York corporation (the "Company"), will be held at the Hyatt Regency Reston, 1800 Presidents Street, Reston, Virginia 20190 on January 23, 1998, at 9:00 A.M. for the purpose of considering and acting upon the following matters:

          (1) As required by the rules of The Nasdaq Stock Market, on which the Company's common stock (the "Common Stock") is listed, a proposal to approve the issuance to IXC Internet Services, Inc. ("IXC") of shares of Common Stock in excess of 20% of the number of shares of Common Stock outstanding before such issuance (consisting of a minimum of 10,165,779 shares at the closing and, if the fair market value of such shares as of the earlier of (i) the first anniversary of the date on which 100% of the IRUs is accepted by the Company or (ii) the fourth anniversary of the closing is not equal to or greater than $240 million, such number of additional shares of Common Stock as the Company may determine to issue to satisfy all or any portion of the shortfall, to the extent it elects not to pay cash therefor) in consideration for the acquisition by the Company of certain noncancellable indefeasible rights of use in up to 10,000 equivalent route miles of OC-48 bandwidth in portions of a fiber optic telecommunications system in the United States pursuant to an IRU and Stock Purchase Agreement dated as of July 22, 1997 between IXC and the Company, as amended on October 1, 1997 and December 4, 1997 and as it may be further amended from time to time.

          (2) A proposal to amend the Company's Certificate of Incorporation to increase the number of the Company's authorized shares of capital stock from 130,000,000 shares to 280,000,000 shares and to increase the number of the Company's authorized shares of Common Stock from 100,000,000 shares to 250,000,000 shares.

          (3) The transaction of such other business as may properly come before the meeting and any adjournments thereof.

          Pursuant to the provisions of the By-laws of the Company, the Board of Directors has fixed the close of business on December 5, 1997 as the record date for determining the shareholders of the Company entitled to notice of and to vote at the meeting and any adjournments thereof.


     ALL SHAREHOLDERS ARE URGED TO SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY TO THE COMPANY IN THE ACCOMPANYING POSTAGE PAID ENVELOPE.

                                    By Order of the Board of Directors,



                                    David N. Kunkel
                                    Secretary
December 19, 1997
Herndon, Virginia

                               TABLE OF CONTENTS
                                                                          Page
                                                                          ----

     SOLICITATION...................................................       1

     MARKET FOR REGISTRANT'S COMMON EQUITY
     AND RELATED STOCKHOLDER MATTERS................................       3
       Market Information...........................................       3
       Dividend Policy..............................................       3

     SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA.............       4

     RISK FACTORS...................................................       8
       Risks Relating to the IRU and Stock Purchase Transaction.....       8
       Risks Relating to the Company and its Operations Generally...       11

     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
     FINANCIAL CONDITION AND RESULTS OF OPERATIONS..................       20
       General......................................................       20
       Strategic Alliance with IXC Internet Services, Inc...........       20
       Issuance of Preferred Stock..................................       21
       Sale of Software Operations..................................       21
       International Operations.....................................       21
       Three and Nine Months Ended September 30, 1997 as Compared to
        the Three and Nine Months Ended September 30, 1996..........       22
       Results of Operations........................................       22
       Liquidity and Capital Resources..............................       25
       Recent Accounting Pronouncements.............................       27
       Other Possible Strategic Relationships and Acquisitions......       27

     THE IRU AND STOCK PURCHASE TRANSACTION.........................       29
       The Companies................................................       29
       General Terms of the IRU and Stock Purchase Transaction......       29
       Transaction Shares...........................................       31
       Standstill Agreements........................................       31
       Amendments to Shareholder Rights Agreement...................       31
       PSINet IRUs..................................................       32
       Certain Restrictions on Use of Bandwidth; Transfer and
        Assignment..................................................       34
       Certain Additional Covenants.................................       35
       Defaults; Remedies...........................................       35
       Indemnification; Limitation of Liability.....................       35
       Force Majeure................................................       36
       Other Agreements.............................................       36
       Conditions Precedent to Closing..............................       39
       Regulatory Requirements......................................       40
       Termination..................................................       40
       Background of the IRU and Stock Purchase Transaction.........       40
       PSINet Board's Recommendation of and Reasons for Effecting the
        IRU and Stock Purchase Transaction..........................       44
       Opinion of PSINet's Financial Advisor........................       48
       Valuation Report on PSINet IRUs..............................       53
       Accounting Treatment.........................................       54
       Certain Material Federal Income Tax Consequences.............       56

       Appraisal Rights.............................................      57

     AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION........      57

     PROPOSAL NO. 1 -- APPROVAL OF ISSUANCE OF 20% OR MORE
     OF COMMON STOCK OUTSTANDING, AS REQUIRED BY NASDAQ RULES.......      59

     PROPOSAL NO. 2 -- APPROVAL OF AMENDMENT TO THE COMPANY'S
     CERTIFICATE OF INCORPORATION...................................      59

     VOTE REQUIRED FOR APPROVAL OF THE PROPOSALS....................      59

     STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT....      60

     MANAGEMENT.....................................................      62
       PSINet Board and Committees of the PSINet Board..............      65

     COMPENSATION AND OTHER INFORMATION
     CONCERNING OFFICERS AND DIRECTORS..............................      66
       Executive Compensation Summary...............................      66
       Option Grants................................................      68
       Aggregate Year-End Option Values.............................      70
       Employment Agreements........................................      71
       Compensation Committee Interlocks and Insider Participation..      72
       Compensation of Directors....................................      72
       Certain Relationships and Transactions.......................      73

     PRO FORMA FINANCIAL INFORMATION................................      74

     SHAREHOLDER PROPOSALS..........................................      82

     INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE................      82


EXHIBIT A  --  IRU AND STOCK PURCHASE AGREEMENT, AS AMENDED (WITH MAP OF
               AVAILABLE SYSTEM ATTACHED THERETO AS EXHIBIT A)
EXHIBIT B  --  JOINT MARKETING AND SERVICES AGREEMENT
EXHIBIT C  --  FORM OF SECURITY AGREEMENT
EXHIBIT D  --  FORM OF REGISTRATION RIGHTS AGREEMENT
EXHIBIT E  --  FORM OF COLLOCATION AGREEMENT
EXHIBIT F  --  OPINION OF FINANCIAL ADVISOR
EXHIBIT G  --  VALUATION REPORT ON  PSINET IRUS
EXHIBIT H  --  FORM OF CERTIFICATE OF AMENDMENT TO THE COMPANY'S CERTIFICATE
               OF INCORPORATION
EXHIBIT I  --  iSTAR CONSOLIDATED FINANCIAL STATEMENTS

                                  PSINET INC.
                             510 HUNTMAR PARK DRIVE
                            HERNDON, VIRGINIA 20170


                                PROXY STATEMENT

                        SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON JANUARY 23, 1998


                                  SOLICITATION

     This Proxy Statement is being mailed to shareholders on or about December 19, 1997, in connection with the solicitation of proxies by the Board of Directors of PSINet Inc., a New York corporation ("PSINet" or the "Company"), to be used at the Special Meeting of Shareholders of the Company (the "Special Meeting") to be held on January 23, 1998. Accompanying this Proxy Statement is a Notice of Special Meeting of Shareholders and a form of proxy for such meeting.

     All proxies which are properly completed, signed, dated and returned to the Company in time will be voted in accordance with the instructions thereon. The persons named as proxies are officers of the Company. Proxies may be revoked by any shareholder upon written notice to the Secretary of the Company prior to the exercise thereof and shareholders who are present at the Special Meeting may withdraw their proxies and vote in person if they so desire.

     The expense of preparing, assembling, printing and mailing the form of proxy and the material used in the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, the Company may utilize the services of some of its officers and regular employees to solicit proxies personally and by telephone, facsimile and other electronic communication. The Company has requested banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies and will reimburse such persons for their services in doing so. The cost of such additional solicitation incurred otherwise than by use of the mails is estimated not to exceed $5,000. In addition, the Company has engaged the firm of MacKenzie Partners, Inc. as its proxy solicitor in connection with the Special Meeting for a fee not to exceed $7,500.

     The Board of Directors has fixed the close of business on December 5, 1997, as the record date for the determination of shareholders who are entitled to notice of and to vote at the Special Meeting and any adjournments thereof. As of the record date, the Company had outstanding approximately 40,440,761 shares of its common stock, $.01 par value (the "Common Stock"). Holders of the Company's Common Stock are entitled to one vote per whole share. Holders of fractional shares are entitled to exercise voting rights in proportion to their fractional holdings. A majority of the outstanding shares of the Company's Common Stock entitled to vote at the Special Meeting is required to establish a quorum at the Special Meeting. A majority of the votes cast by the holders of the Company's Common Stock present in person or by proxy and entitled to vote at the Special Meeting is required for the approval of the issuance to IXC Internet Services, Inc. ("IXC") of shares of Common Stock in excess of 20% of the number of shares of Common Stock outstanding before such issuance (consisting of a minimum of 10,165,779 shares at the closing and, if the fair market value of such shares as of the earlier of (i) the first anniversary of the date on which 100% of the PSINet IRUs (as defined below under "The IRU and Stock Purchase Transaction -- General Terms of the IRU and Stock Purchase Transaction") is accepted by the Company or (ii) the fourth anniversary of the closing is not equal to or greater than $240 million, such additional number of shares of Common Stock as the Company may determine to issue to satisfy all or any portion of the shortfall, to the extent it elects not to pay cash therefor) pursuant to the IRU and Stock Purchase Agreement, dated as of July 22, 1997, between IXC and the Company, as amended on October 1, 1997 and December 4, 1997 and as it may be further amended from time to time (the "Purchase Agreement"). The affirmative vote of the holders of a majority of the shares of the Company's Common Stock outstanding and entitled to vote at the Special Meeting is required for the approval of the amendment to the Company's Certificate of Incorporation to increase the number of the Company's authorized shares of capital stock and Common Stock. If the sufficient number of shares is voted to approve both proposals, (i) the Certificate of Incorporation of the Company will be amended as described herein under "Amendment of the Company's Certificate of Incorporation" and (ii) the Company will issue the shares of Common Stock and will acquire in consideration therefor certain noncancellable indefeasible rights of use in portions of a fiber optic telecommunications system in the United States pursuant to the Purchase Agreement as described herein under "The IRU and Stock Purchase Transaction."

     Even if the sufficient number of shares is voted in favor of the proposal to approve the issuance to IXC of in excess of 20% of the Company's Common Stock pursuant to the Purchase Agreement, the Company (and/or IXC) may terminate the transactions contemplated by the Purchase Agreement as described herein under "The IRU and Stock Purchase Transaction -- Termination."

     With regard to the proposals, abstentions may be specified. The Company believes that abstentions are shares present and entitled to vote, but do not constitute votes cast in respect of a particular matter. The Company, therefore, intends to count abstentions in respect of the proposal to approve the issuance to IXC of in excess of 20% of the Company's Common Stock pursuant to the Purchase Agreement, which proposal requires the affirmative vote of a majority of the votes cast by the holders of Common Stock present in person or by proxy, for purposes of determining the presence or absence of a quorum for the transaction of business at the Special Meeting, but not as votes having been cast in respect of such proposal. Accordingly, such abstentions will not affect the outcome of the voting on this proposal. Abstentions in respect of the proposal to approve the amendment to the Company's Certificate of Incorporation, which proposal requires the affirmative vote of the holders of a majority of shares of Common Stock outstanding, will be counted for purposes of determining both the presence and absence of a quorum for the transaction of business and the total number of shares present with respect to such proposal. Accordingly, abstentions in respect of such proposal will have the same effect as votes against such proposal. Broker non-votes (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares on a particular matter as to which the brokers or nominees do not have discretionary power) may be counted as present or represented for purposes of determining the presence or absence of a quorum for the transaction of business, but not for purposes of determining the voting power present with respect to proposals in respect of which brokers do not have discretion (non-discretionary proposals). The Company believes that the proposal to approve the issuance to IXC of in excess of 20% of the Company's Common Stock pursuant to the Purchase Agreement is a non-discretionary proposal and intends to treat broker non-votes in respect of this proposal in the same manner as abstentions as stated above (i.e., such broker non-votes will have no effect on the outcome of the voting on this proposal). The Company believes that the proposal to approve the amendment to the Company's Certificate of Incorporation is also a non-discretionary proposal and intends to treat broker non-votes in respect of this proposal in the same manner as abstentions as stated above (i.e., such broker non-votes will have the same effect as votes against this proposal).

                     MARKET FOR REGISTRANT'S COMMON EQUITY
                        AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

     Prior to the initial public offering of the Company's Common Stock on May 1, 1995, there was no established trading market for the Common Stock. The Company's Common Stock has been traded on The Nasdaq Stock Market under the symbol "PSIX" since its initial public offering of Common Stock on May 1, 1995. The following table sets forth for the periods indicated the high and low closing sale prices for the Common Stock as reported during each quarterly period in 1995, 1996 and 1997 on The Nasdaq Stock Market. The prices do not include retail mark ups, mark downs or commissions.

     1995                                          HIGH          LOW
     ----                                          ----          ---

     Second Quarter (from May 1, 1995).........   $ 15 5/8  $    12
     Third Quarter.............................   $ 25 1/4  $    15 1/4
     Fourth Quarter............................   $ 28 1/2  $    13 3/4

     1996                                          HIGH          LOW
     ----                                          ----          ---

     First Quarter.............................   $ 22 3/8  $    9 1/8
     Second Quarter............................   $ 18 1/2  $    7 3/8
     Third Quarter.............................   $ 12 5/8  $    8 3/8
     Fourth Quarter............................   $ 14      $    8 1/2

     1997                                           HIGH          LOW
     ----                                           ----          ---

     First Quarter.............................   $  13 1/8  $   6 7/8
     Second Quarter............................   $   9 1/8  $   5 11/16
     Third Quarter.............................   $   9 7/16 $   7 3/8
     Fourth Quarter (up to December 18, 1997)..   $   9      $   4 31/32

     On July 22, 1997, the date immediately prior to the public announcement of the transactions contemplated by the Purchase Agreement, the last reported sale price of the Company's Common Stock on The Nasdaq Stock Market was $8 per share. The last reported sale price of the Company's Common Stock on The Nasdaq Stock Market on December 18, 1997, the latest practicable date before the printing of this Proxy Statement, was $4-31/32 per share. There were approximately 688 holders of record of the Common Stock as of December 5, 1997.

DIVIDEND POLICY

          The Company has never declared or paid cash dividends on its capital stock. The Company currently intends to retain all of its earnings, if any, for use in its business and does not anticipate paying any cash dividends in the foreseeable future, except for dividends payable with respect to its Series B 8% Convertible Preferred Stock issued by the Company on November 10, 1997 in a private placement exempt from registration under the Securities Act of 1933, as amended (the "1933 Act"), pursuant to Section 4(2) thereof, as described herein under "Management's Discussion and Analysis of Financial Condition and Results of Operations --Issuance of Preferred Stock." In addition, under the terms of the Company's existing credit facilities, the payment of cash dividends is prohibited without the lender's consent. See Note 5 of the Notes to Consolidated Financial Statements incorporated herein by reference under "Incorporation of Certain Documents by Reference."

               SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA

     The following table sets forth for the periods indicated selected consolidated financial and operating data for the Company. The consolidated balance sheet and consolidated statement of operations data as of and for the years ended December 31, 1992, 1993, 1994, 1995 and 1996 have been derived from the Company's Consolidated Financial Statements, which have been audited by Price Waterhouse LLP, independent accountants. The consolidated balance sheet and consolidated statement of operations data as of and for the nine months ended September 30, 1996 and 1997 have not been audited but, in the opinion of management, include all adjustments (consisting of only normal, recurring adjustments) necessary to present fairly the information set forth therein. The results of operations for the nine months ended September 30, 1997 are not necessarily indicative of the results to be expected for the full year or in the future. The unaudited pro forma balance sheet, unaudited pro forma statement of operations and unaudited pro forma loss per share information is provided for comparative purposes only. The unaudited pro forma loss per share information may not be indicative of the results that would have occurred if the acquisition of iSTAR internet inc. and the transactions contemplated by the Purchase Agreement had occurred at January 1, 1996 or of the results to be expected in the future. The following selected consolidated financial and operating data are qualified by the more detailed Consolidated Financial Statements and Notes thereto incorporated herein by reference (see "Incorporation of Certain Documents By Reference") and should be read in conjunction with such Consolidated Financial Statements and Notes and the discussion under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Pro Forma Financial Information," included elsewhere in this Proxy Statement.

               SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA
      (IN THOUSANDS OF U.S. DOLLARS, EXCEPT PER SHARE AND OPERATING DATA)

                                                    YEAR ENDED DECEMBER 31,                                     NINE MONTHS ENDED
                                                                                                                  SEPTEMBER 30,
                               1992        1993        1994       1995               1996                 1996        1997
                             ---------  ----------  ----------  ---------  ------------------------     ---------  ----------------
STATEMENT OF OPERATIONS                                                      Actual    Pro Forma(1)            Actual   Pro Forma(1)

 DATA:                                                                       ------    ------------            ------   -----------
Revenue                       $ 6,442     $ 8,665     $15,214   $ 38,722    $ 84,351    $105,189    $ 61,547   $ 87,147    $108,838
Income (loss) from                819      (1,885)     (4,662)   (52,617)    (56,081)    (91,551)   (40,667)   (35,394)    (68,704)
 operations (2)
Income (loss) before income
  taxes and extraordinary
  item (3)                        689      (2,159)     (5,342)   (53,160)    (55,256)    (92,494)    (38,419)   (31,741)    (67,131)

Net income (loss)                 430      (1,913)     (5,342)   (53,160)    (55,097)    (92,335)    (38,300)   (31,265)    (66,655)


EARNINGS PER SHARE DATA:
Loss per share (4)                                       (.26)     (1.78)      (1.40)      (2.34)      (0.98)     (0.78)      (1.66)

Shares used in computing
 loss                                                  20,395     29,832      39,378      39,378      39,143     40,264      40,264
  per share (4)
Pro forma loss per share,                                                                  (1.86)                             (1.32)

 as
  adjusted (5)
Shares used in computing
  pro forma loss per                                                                      49,544                              50,430

   share, as
  adjusted (5)

OTHER FINANCIAL DATA:
Cash flows from operating
  activities                    1,721        (209)     (1,097)   (30,093)    (32,543)                 (28,391)   (13,009)
Cash flows from investing
  activities                   (1,108)     (3,656)     (1,937)   (21,958)     (6,943)                 (12,520)    13,030
Cash flows from financing
  activities                     (590)      5,490       4,527    151,403     (10,529)                 (16,099)   (12,206)
EBITDA (6)                      1,752        (166)     (1,479)   (27,901)    (28,046)                 (19,082)   (14,746)

                                                                  DECEMBER 31,                                 SEPTEMBER 30,
                                             1992        1993       1994      1995      1996          1996      1997
                                             ----        ----       ----      ----      ----          ----      ----
BALANCE SHEET DATA:                                                                                                        Pro
                                                                                                                          Forma
                                                                                                                          and Pro
                                                                                                                          Forma,
                                                                                                                           as
                                                                                                                          Adjusted
                                                                                                               Actual       (7)
                                                                                                               -------    --------

Cash and short-term investments           $   240     $ 1,865   $  3,358    $102,710    $ 57,344   $ 60,353   $ 43,510    $ 44,506
Working capital                              (680)        136     (1,554)     83,627      23,186   $ 43,373     (2,028)    (15,048)
Property and equipment, net                 2,957       8,415     10,528      51,355      72,061     69,498     82,145      95,109
Total assets                                4,291      13,821     17,055     201,830     177,112    189,092    154,035     197,920
Lines of credit and current                   701       2,540      3,369      16,643      26,915     25,078     35,860      39,753
  portion of long-term debt and
  capital lease obligations
Long-term debt and capital lease
  obligations, less current portion           599       3,581      4,397      24,130      26,938      28,397    25,335      27,786
Redeemable common and
  preferred stock                             773       6,725     13,617          --          --          --        --          --
Shareholders' equity (deficit)              1,124      (1,427)    (8,283)    143,230      89,783     105,985     58,817      77,120

                                                  DECEMBER 31,                                        SEPTEMBER
                                                                                                         30,
                                             1992        1993       1994        1995        1996            1996       1997
                                          -------     -------   --------    --------    --------        --------   --------
END OF PERIOD OPERATING
  DATA:
Number of POPs (8)                             38          68         82         241         350             345        350
Number of corporate customers               1,980       2,830      4,220       8,200      17,800          15,100     23,000

_________________________

 (1) The Unaudited Pro Forma Consolidated Statements of Operations data for the year ended December 31, 1996 and the nine months ended September 30, 1997 reflect the Company's results of operations for the year ended December 31, 1996 and the nine months ended September 30, 1997, on a pro forma basis, assuming the acquisition of iSTAR internet inc. ("iSTAR") had been consummated on January 1, 1996. The Unaudited Pro Forma Consolidated Statements of Operations data do not give effect to any potential cost savings and synergies that could result from the acquisition of iSTAR. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- International Operations." The pro forma financial information has been further adjusted to give effect to the Company's acquisition of the PSINet IRUs (as defined under "The IRU and Stock Purchase Transaction -- General Terms of the IRU and Stock Purchase Transaction"). However, the acquisition of the PSINet IRUs will not impact the Company's consolidated results of operations until the bandwidth corresponding to the PSINet IRUs is accepted by the Company. See "The IRU and Stock Purchase Transaction -- Accounting Treatment."

(2) For the year ended December 31, 1995, loss from operations includes a $9,938,000 charge for an intangible asset write-down. For the year ended December 31, 1996 and for the nine months ended September 30, 1996, loss from operations includes other income, net, of $5,417,000, representing the consideration received, net of related asset costs and transfer expenses, relating to the sale of the Company's consumer dial-up Internet access subscribers and related tangible and intangible assets.

(3) For the year ended December 31, 1992, the Company recognized an extraordinary benefit of $21,000 resulting from the utilization of operating loss carryforwards to offset income taxes. For the year ended December 31, 1996 and for the nine months ended September 30, 1996, includes $2,863,000 of realized gains on sales of equity securities and for the nine months ended September 30, 1997, includes $5,701,000 of other income relating to a gain on the sale of the Company's software subsidiary.

(4) For a description of the computation of loss per share and shares used in computing loss per share, see Note 1 of the Notes to Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996 incorporated herein by reference under "Incorporation of Certain Documents by Reference." For a description of the computation of pro forma loss per share and shares used in computing pro forma loss per share for the year ended December 31, 1996 and the nine months ended September 30, 1997, see Note 3 of the Notes to the Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 1996 and the nine months ended September 30, 1997 contained under "Pro Forma Financial Information" appearing elsewhere in this Proxy Statement

(5) Pro forma loss per share, as adjusted, is computed using the same method as pro forma loss per share as described in Note 3 of the Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 1996 and the nine months ended September 30, 1997, and assumes the Company's acquisition of the PSINet IRUs in exchange for the Initial Shares, assuming 10,165,779 shares (which number is equal to 19.99999% of the issued and outstanding Common Stock of the Company as of December 1, 1997 after giving effect to such issuance and to 224,274 shares of Common Stock issuable upon exercise of outstanding warrants) of the Company's Common Stock are issued, and the Contingent Obligation had been consummated as of the beginning of the period presented. Because the Company does not anticipate that any significant portion of the bandwidth corresponding to the PSINet IRUs will be accepted and utilized by the Company until after the Closing, the pro forma loss per share, as adjusted, does not include any incremental amortization expenses relating to such bandwidth or any potential reductions in operating costs associated with the termination of existing leased bandwidth. In accordance with rules of the Securities and Exchange Commission, pro forma loss per share, as adjusted, does not include any adjustments such as incremental revenue relating to the acquisition of the PSINet IRUs.

(6) Represents earnings (loss) before depreciation and amortization, interest income and expense, other income, income tax expense (benefit), extraordinary items and equity in loss of affiliate and, in 1995, intangible asset write-down. The Company has included information concerning EBITDA because it understands that such information is used in the Internet services industry as one measure of an entity's operating performance and historical ability to service debt. EBITDA is not determined in accordance with generally accepted accounting principles, is not indicative of cash used by operating activities and should not be considered in isolation or as an alternative to, or more meaningful than, measures of performance determined in accordance with generally accepted accounting principles. In addition, EBITDA, as defined by the Company, may not be comparable to similarly titled measures used by other companies.

(7) Represents pro forma and pro forma, as adjusted, balance sheet data as of September 30, 1997. Pro forma data reflects the Company's consolidated financial data, on a pro forma basis, assuming the acquisition of iSTAR had been consummated on September 30, 1997. Pro forma, as adjusted, data gives effect to the acquisition of iSTAR and the issuance of the Initial Shares and the Contingent Obligation to IXC pursuant to the Purchase

     Agreement, assuming such transactions had been consummated on September 30, 1997. See "Pro Forma Financial Information."

(8) "POPs" refers to points-of-presence, which in general terms are an interlinked group of modems, routers and other computer equipment, located in a particular city or metropolitan area within PSINet's network, that allows a nearby subscriber to access the Internet through a local telephone call.

                                  RISK FACTORS

     The following risk factors should be considered by holders of the Company's Common Stock in evaluating whether to approve the issuance to IXC of shares of Common Stock in excess of 20% of the number of shares of Common Stock outstanding before such issuance in consideration for the Company's acquisition of the PSINet IRUs pursuant to the Purchase Agreement. These factors should be considered in conjunction with the other information included and incorporated by reference in this Proxy Statement. This Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "1933 Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "1934 Act"). These forward-looking statements are inherently uncertain and shareholders must recognize that actual results could differ materially from those projected in these forward-looking statements as a result of a variety of factors, including those set forth below and elsewhere in this Proxy Statement.

     Capitalized terms used in this section without definition have the respective meanings ascribed to them under "The IRU and Stock Purchase Transaction" contained elsewhere in this Proxy Statement.

RISKS RELATING TO THE IRU AND STOCK PURCHASE TRANSACTION

     Risks Associated with IXC's Ability to Deliver PSINet IRUs. As of the Closing, only a portion of the bandwidth corresponding to the PSINet IRUs will be available to the Company. Based on information presently available from IXC, approximately 3,300 route miles out of the 10,000 equivalent route miles of bandwidth corresponding to the PSINet IRUs have been completed to date by IXC on the Available System and will be made available to the Company as of the Closing and approximately 3,400 additional route miles of bandwidth on the Available System are currently being engineered or under construction and are expected to be made available to the Company prior to the end of 1998 as part of the PSINet IRUs. Completion of the remaining 3,300 route miles contemplated to be added to the Available System is dependent on many factors, including, among others, IXC's ability to obtain additional financing, the outcome of which are not presently foreseeable. Although IXC may make a portion of the bandwidth corresponding to the PSINet IRUs available to the Company prior to the Closing and such bandwidth may be accepted by the Company prior to the Closing, the Company presently does not anticipate that a significant portion of the bandwidth corresponding to the PSINet IRUs will be accepted and utilized by the Company until such time after the Closing as the Company shall have, among other things, completed its testing of such bandwidth. The majority of the bandwidth corresponding to the PSINet IRUs is expected to be made available to the Company in specified minimum increments every six months during the two year period following the Closing as IXC completes its buildout of the Available System.
IXC is not obligated under the Purchase Agreement to complete its buildout of the Available System beyond the approximately 6,640 unique route miles set forth on Exhibit A to the Purchase Agreement (however, to the extent the Available System consists of less than 10,000 unique route miles of OC-48 bandwidth, IXC is obligated to permit PSINet to "double up" on the completed portion of the Available System so that PSINet may have IRUs in up to two OC-48 equivalents of bandwidth on such portion of the Available System equal to the shortfall). See "The IRU and Stock Purchase Transaction -- General Terms of the IRU and Stock Purchase Transaction" and "-- PSINet IRUs." There can be no assurance that IXC will continue to have the necessary financial resources to enable it to complete its contemplated buildout of the Available System (including, without limitation, the 3,400 route miles of bandwidth currently being engineered or under construction that are intended for delivery to PSINet as part of the PSINet IRUs) or that such buildout will not be delayed or otherwise adversely affected by presently unforeseeable legal, technical and/or other factors. In addition, the Company's use of the bandwidth corresponding to the PSINet IRUs is dependent upon the operation, maintenance and other services relating thereto to be provided by IXC during the term of the Purchase Agreement. Therefore, to the extent financial, legal, technical and/or other matters adversely affect IXC's ability to perform such services, the Company's use of the bandwidth corresponding to the PSINet IRUs may also be adversely affected.

     In evaluating IXC's financial ability to complete its contemplated buildout of the Available System, the PSINet Board noted IXC Communications' plans to raise capital through a proposed offering of junior exchangeable preferred stock pursuant to Rule 144A under the 1933 Act. IXC has informed the Company that in August 1997 it completed such offering pursuant to which it issued junior exchangeable preferred stock for net proceeds of approximately $288 million.
IXC has also informed the Company that in September 1997 it received a payment of $40 million from LCI International Management Services, Inc. ("LCI") in consideration for a sale of IRUs in fiber-based bandwidth to LCI pursuant to a contract entered into in February 1997. It is expected that substantially all of the proceeds of the preferred stock offering and the payment from LCI will be used to fund capital expenditures, including IXC's expansion of its fiber optic telecommunications system (including the Available System). The Company notes, however, that, as disclosed in publicly available filings made with the Securities and Exchange Commission (the "Commission"), IXC Communications is highly leveraged, has reported significant operating losses and negative cash flow, and has substantial capital expenditure requirements. As of September 30, 1997, IXC Communications had outstanding $303.7 million of long-term debt and capital lease obligations and, for the nine months ended September 30, 1997, reported a net loss of $75.5 million, earnings before interest, taxes, depreciation and amortization minus interest expense and capital expenditures (adjusted for change in working capital) of negative $36.9 million, and capital expenditures of $202.5 million. In addition, IXC Communications estimated that its total capital expenditures for 1997 would be approximately $300 million and that it expected to make substantial capital expenditures thereafter, although its actual capital expenditures could vary materially as a result of cost-saving arrangements in its network expansion, increases or decreases in the amount of traffic on its network, unexpected costs, delays or advances in the timing of certain capital expenditures and other factors. Therefore, in light of IXC Communications' significant cash requirements relating to its debt and dividend service obligations and anticipated capital expenditures, and its negative operating results, there can be no assurance that the proceeds of IXC Communications' preferred stock offering and payments received pursuant to sales of IRUs to LCI and other telecommunications carriers will be sufficient to enable IXC to complete its buildout of the Available System while meeting its other cash requirements.

     Moreover, in the event of a default by IXC of a Material Provision at such time as IXC were to be in bankruptcy, there can be no assurance that the Company's use of the PSINet IRUs would not be materially adversely affected or curtailed. In the event of an IXC bankruptcy, it is possible that the Purchase Agreement, because it contains ongoing obligations of IXC to deliver the PSINet IRUs and provide operation, maintenance and other services relating thereto, could be deemed to be an executory contract within the meaning of, and subject to rejection by IXC under, Section 365 of the United States Bankruptcy Code. If the Purchase Agreement were to be rejected by IXC in connection with an IXC bankruptcy, IXC would be treated as being in breach of the Purchase Agreement as of the day preceding the commencement of IXC's bankruptcy, entitling PSINet to a pre-petition claim for damages incurred as a result of the rejection. Given the existence of the Security Agreement, such pre-petition claim would be a secured claim within the bankruptcy case. In such circumstances, however, due to the uncertainty as to the amount of proceeds that may ultimately be realized from a sale of the Collateral pursuant to the exercise of PSINet's remedies under the Security Agreement, there can be no assurance that any damages PSINet may be able to recover would be adequate to compensate it for the diminution in use and value of the PSINet IRUs or that such rejection of the Purchase Agreement would not have a material adverse effect on the Company. Even if the Purchase Agreement were not rejected in connection with an IXC bankruptcy, there can be no assurance that IXC would then have the necessary financial resources to perform adequately its obligations with respect to the PSINet IRUs as currently contemplated by the Purchase Agreement.

     The Company's rights and remedies under the Purchase Agreement and with respect to the Collateral under the Security Agreement are intended to mitigate certain of the foregoing risks, but there can be no assurance that such rights and remedies would prove adequate to protect the Company's rights and interests in the PSINet IRUs in the event of a default by IXC of a Material Provision. See "The IRU and Stock Purchase Transaction -- Default; Remedies," "-- Other Agreements -- Security Agreement" and "-- PSINet Board's Recommendation of and Reasons for Effecting the IRU and Stock Purchase Transaction -- PSINet Board's Assessment of Negative Factors."

     Risks Associated with Delivery of Additional Shares and/or Cash. As described in this Proxy Statement under "The IRU and Stock Purchase Transaction -- General Terms of the IRU and Stock Purchase Transaction," in the event the Initial Shares Value as of the Determination Date or the Acceleration Date, as applicable, is not equal to or greater than $240 million, the Company will be obligated pursuant to the Contingent Obligation to deliver to IXC Additional Shares or, at the sole option of the Company, cash or a combination thereof having an aggregate fair market value equal to the shortfall. If, on the Determination Date or the Acceleration Date, as applicable, such a shortfall does exist, and if the amount of such shortfall is significant, satisfaction of the Contingent Obligation could have a material adverse effect on the Company and its shareholders. It is possible that internally generated funds and existing sources of capital would not then be sufficient to enable the Company to satisfy the Contingent Obligation solely in cash and that the Company would be required to obtain additional financing in order to make such a cash payment, which financing may not be available on satisfactory terms, or that the Company would not then be able to obtain the consent of its lender under its existing credit facilities, the terms of which currently prohibit the Company from making cash payments on account of its capital stock, to effect such cash payment. If the Company determines to satisfy all or any portion of the Contingent Obligation, to the extent it becomes payable, by issuing Additional Shares, depending on the number of Additional Shares actually issued to IXC, satisfaction of the Contingent Obligation by delivery of Additional Shares could result in significant dilution of the Common Stock ownership of the Company's other shareholders and could result in IXC's owning a significant, or even a controlling, portion of the outstanding Common Stock. A table which shows in quantitative terms the dilutive effect on existing shareholders of the Company and the increase in IXC's ownership of the Company's outstanding Common Stock potentially resulting from the issuance of Additional Shares pursuant to the Contingent Obligation is set forth herein under "The IRU and Stock Purchase Transaction -- General Terms of the IRU and Stock Purchase Transaction." Such concentration of share ownership could potentially enable IXC to exercise decisive influence over all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. The Company presently believes, however, that it will have sufficient flexibility to satisfy the Contingent Obligation, to the extent it becomes payable, through a combination of (i) to the extent all necessary third party consents with respect thereto are obtained, cash provided by working capital generated from the use of bandwidth corresponding to the PSINet IRUs, together with other working capital from operations, from existing credit facilities and from proceeds of future equity or debt financings (which the Company expects to be able to obtain when needed), and (ii) the issuance of Additional Shares so as to mitigate the risk of any material adverse effect to the Company and its shareholders. There can be no assurance, however, that satisfaction of the Contingent Obligation will not have a material adverse effect on the Company and its shareholders. See "-- Need for Additional Capital to Finance Growth and Capital Requirements."

     Risks Associated with Change of Control or Change in Management of IXC. In the event of a change of control or a change in management of IXC, there is a risk that IXC's successor or new management, as the case may be, may not share IXC's commitment to the buildout of its fiber optic telecommunications system (including the Available System) or may not otherwise allocate the necessary human, financial, technical and other resources to satisfactorily meet its obligations to PSINet under the Purchase Agreement, or may otherwise take (or refrain from taking) any other action with respect to the PSINet IRUs and its obligations under the Purchase Agreement and the other agreements contemplated thereby that would adversely affect the Company's use of the bandwidth corresponding to the PSINet IRUs. In addition, in the event of a change of control of IXC, there is a risk that IXC's successor may be a competitor of PSINet and, therefore, may not be as conscientious as the PSINet Board (based on its discussions with IXC) believes IXC will be in fulfilling its obligations to PSINet under the Purchase Agreement and the other agreements contemplated thereby. In any of the foregoing circumstances, while the Company would likely pursue any cause of action or other remedy available under the Purchase Agreement or the other agreements contemplated thereby, there could be no assurance that any such action or remedy would prove adequate to protect the Company's rights and interests in the PSINet IRUs. Based on information presently available to the Company from IXC, the Company has no knowledge of any plans relating to a possible change of control of IXC Communications or any of its controlled affiliates. As disclosed in recent publicly available documents filed by IXC Communications with the Commission, the Company is aware that in September 1997 IXC Communications announced the appointment of a new President and Chief Executive Officer as well as a new Vice President and Chief Accounting Officer and a new Vice President of Construction and Facilities Engineering. Based on ongoing discussions with IXC, the Company has no reason to believe that this recent change in certain members of senior management of IXC Communications will result in any change in IXC's commitment to the buildout of its fiber optic telecommunications system and the performance of its obligations under the Purchase Agreement.

     Risks Associated with Capital Expenditures Needed to Fully Utilize PSINet IRUs. In order to take full advantage of the PSINet IRUs, in addition to other planned capital expenditures, the Company expects to incur capital expenditures through the end of the year 2000 of up to approximately $95 million. In addition, after the Closing the Company expects to incur on an annual basis approximately $1.15 million in operation and maintenance fees with respect to the PSINet IRUs per each 1,000 route miles of OC-48 bandwidth accepted under the Purchase Agreement. The Company believes it will have a reasonable degree of flexibility to adjust the amount and timing of such capital expenditures in response to the Company's then existing financing capabilities, market conditions, competition and other factors. The Company believes that working capital generated from the use of such bandwidth, together with other working capital from operations, from existing credit facilities, from capital lease financings, and from proceeds of future equity or debt financings (which the Company expects to be able to obtain when needed), will be sufficient to enable it to meet such capital expenditure requirements, as well as the presently anticipated working capital expenditure requirements of its other operations. There can be no assurance, however, that the Company will have access to sufficient additional capital and/or financing on satisfactory terms to enable it to meet its capital expenditure and working capital requirements.

     Risks Associated with Shares Eligible for Future Sale. Upon completion of the transactions contemplated by the Purchase Agreement, IXC will hold approximately 20% (i.e., a minimum of 10,165,779 shares) of the Company's outstanding Common Stock and, if the Company determines to satisfy all or any portion of the Contingent Obligation, to the extent it becomes payable, by issuing Additional Shares, IXC could potentially own an even more significant portion of the Company's outstanding Common Stock. Future sales by IXC of substantial numbers of shares of Common Stock could adversely affect the market price of the Common Stock and make it more difficult for the Company to raise funds through equity offerings and to effect acquisitions of businesses or assets in consideration for issuances of its Common Stock.

     None of the Transaction Shares to be issued to IXC pursuant to the Purchase Agreement will be registered, at the time of issuance, under the 1933 Act. IXC will, however, receive certain demand and "piggyback" registration rights with respect to the Transaction Shares pursuant to a registration rights agreement to be entered into at the Closing. In addition, one year after the Closing Date, the Transaction Shares held by IXC will be eligible for sale in the public market subject to the volume and manner of sale limitations of Rule 144 under the 1933 Act.

     The Purchase Agreement does impose certain restrictions on IXC's ability to sell Transaction Shares. In the event IXC proposes to sell any of the Transaction Shares, the Company will have a right of first offer to acquire the shares proposed to be sold. There can be no assurance, however, that the Company would have access to sufficient funds to enable it to purchase any shares pursuant to this right or that the Company would be permitted to effect any such purchase under the terms of its existing credit facilities, which currently restrict the Company's ability to purchase its capital stock. The Purchase Agreement also prohibits IXC, IXC Communications and any of their controlled affiliates from selling any Transaction Shares during the six-month period preceding or following the date on which the Contingent Obligation becomes payable. In addition, the Purchase Agreement provides that Ralph J. Swett, IXC's Chairman, will be required to resign as a member of the PSINet Board immediately after IXC ceases to own at least 95% of the Initial Shares. See "The IRU and Stock Purchase Transaction -- Transaction Shares" and "-- Other Agreements -- Registration Rights Agreement."

RISKS RELATING TO THE COMPANY AND ITS OPERATIONS GENERALLY

     Limited History of Operations; Operating Deficit; Continuing Losses; Potential Fluctuations in Operating Results. The Company began offering its services in 1990. Although the Company has experienced revenue growth on an annual basis with revenue increasing from $15.2 million in 1994 to $38.7 million in 1995 to $84.4 million in 1996 and $87.1 million for the first nine months of 1997, it has incurred losses and experienced negative earnings before interest, taxes, depreciation and amortization ("EBITDA") during each of such periods.
The Company has incurred net losses of $5.3 million, $53.2 million and $55.1 million and has incurred negative EBITDA of $1.5 million, $27.9 million and $28.0 million for each of the years ended December 31, 1994, 1995 and 1996, respectively. Additionally, the Company has incurred net losses of $10.7 million and $31.3 million and negative EBITDA of $3.3 million and $14.7 million for the three and nine months ended September 30, 1997, respectively. At September 30, 1997, the Company had a retained deficit of $147.9 million. In its Annual Report on Form 10-K for the fiscal year ended December 31, 1996, the Company reported that it would achieve positive EBITDA sometime during the second quarter of 1997 and would be profitable by the first quarter of 1998 or prior thereto. The Company has achieved breakeven EBITDA in certain months of the second and third quarters of 1997, but as a result of several factors that arose subsequent to the date of the Company's filing of its Form 10-K for fiscal 1996, the Company was unable to meet certain of its prior objectives. Principal among these factors adversely affecting the Company's operating performance were delivery delays for Primary Rate Interface ("PRI") telecommunications facilities required to meet customer demand, accelerated investment by the Company in its overseas operations in order to respond to rapidly developing markets, and lower than expected growth during the third quarter of 1997 in the demand for its domestic Internet services. The Company expects to focus in the near term on continuing to increase its corporate customer base and expanding its wholesale network services strategy which will require it to continue to incur expenses for marketing, network infrastructure, personnel and the development of new services and software. Such continued expenses may adversely impact cash flow and operating performance. The Company also plans to continue to enhance PSINet's network and the administrative and operational infrastructure necessary to support its Internet access service domestically and internationally.

     The Company's operating results have fluctuated in the past and may fluctuate significantly in the future as a result of a variety of factors, some of which are outside of the Company's control, including general economic conditions, specific economic conditions in the Internet access industry, user demand for the Internet, capital expenditures and other costs relating to the expansion of operations, the introduction of new services by the Company or its competitors, the mix of services sold and the mix of channels through which those services are sold, pricing changes and new product introductions by the Company and its competitors and delays in obtaining sole or limited source equipment. As a strategic response to a changing competitive environment, the Company may elect from time to time to make certain pricing, service or marketing decisions that could have a material adverse effect on the Company's business, results of operations and cash flow.

     Competition. The market for data communications services, including Internet access services, is highly competitive. The industry has relatively insignificant barriers to entry and numerous entities competing for the same customers. PSINet expects that competition will continue to intensify. The Company believes that the primary competitive factors for the provision of Internet services are quality of service, reliability, price, technical expertise, ease of use, variety of value-added services, quality and availability of customer support, experience of the supplier, geographic coverage and name recognition. PSINet's success in this market will depend heavily upon its ability to provide high quality Internet connectivity and value-added Internet services at competitive prices.

     The Company's current and prospective competitors generally may be divided into: (1) other Internet access providers, including local providers, such as The Internet Access Company, Inc. ("TIAC"), or national providers, such as Epoch Internet, and (2) telecommunications companies, such as AT&T Corp. ("AT&T"), GTE Corp., the recent acquiror of Bolt, Beranek & Newman Inc. ("BBN"), MCI Communications Corporation ("MCI") (which recently announced an agreement to merge with WorldCom, Inc.), WorldCom, Inc., through merger with MFS Communications Co., Inc. ("MFS"), which had previously merged with UUNET Technologies, Inc. ("UUNET"), Sprint, Corp., regional Bell operating companies ("RBOCs") and various cable television companies. Many of these competitors have greater market presence, engineering and marketing capabilities, and financial, technological and personnel resources than those available to PSINet. As a result, they may be able to develop and expand their communications and network infrastructures more quickly, adapt more swiftly to new or emerging technologies and changes in customer requirements, take advantage of acquisition and other opportunities more readily, and devote greater resources to the marketing and sale of their products than can PSINet. In addition, the ability of some of the Company's competitors to bundle other services and products with Internet access services could place PSINet at a marketing or competitive disadvantage.

     Recent Federal Communications Commission ("FCC") regulations may increase competitive activity by RBOCs and other companies in the Internet access business. The 1996 Federal telecommunications legislation also contains certain provisions which allow the RBOCs to provide electronic publishing of information and databases. These regulations and legislation may result in additional competitive pressures on the Company or have a material adverse effect on the Company's business, results of operations and financial condition.

     PSINet believes that competition will intensify as new competitors, including large computer hardware, software, media and other technology and telecommunications companies, enter the Internet services market and as existing competitors form alliances with or acquire other companies. For example, the 1996 mergers of UUNET with MFS and of MFS with WorldCom, Inc., as well as GTE Corp.'s recently consummated acquisition of BBN, ICG Communications, Inc.'s recently announced merger with NETCOM On-Line Communications Services, Inc. and MCI's recently announced merger with WorldCom, Inc., may create the potential for network expense reductions which could result in a competitive advantage for the combined entity. Such acquisitions, alliances and expanded service offerings may permit the Company's competitors to devote greater resources to the development and marketing of new competitive products and services and the marketing of existing competitive products and services.

     As PSINet continues to expand its operations outside the United States, it will encounter new competitors and competitive environments. In some cases, the Company will be forced to compete with and buy services from government owned or subsidized telecommunications providers, some of which may enjoy a monopoly on telecommunications services essential to the Company's business. There can be no assurance that the Company will be able to purchase such services at a reasonable price or at all. In addition to the risks associated with the Company's previously described competitors, foreign competitors may possess a better understanding of their local markets and better working relationships with local infrastructure providers and others. There can be no assurance that the Company can obtain similar levels of local knowledge, and failure to obtain that knowledge could place the Company at a significant competitive disadvantage.

     As a result of industry competition, the Company expects to encounter pricing pressure, which in turn could result in reductions in the average selling price of the Company's services. For example, certain of the Company's competitors which are telecommunications companies, including AT&T and MCI, may be able to provide customers with reduced or free communications costs in connection with their Internet access services or offer Internet access as a standard component of their overall service package, thereby increasing price pressure on PSINet. The Company has in the past reduced prices on certain of its Internet access options and may continue to do so in the future. There can be no assurance that the Company will be able to offset the effects of any such price reductions with an increase in the number of its customers, higher revenue from enhanced services, cost reductions or otherwise. PSINet is not able presently to predict the impact which future growth in the Internet access and on-line services businesses will have upon competition in the industry. Increased price or other competition could result in erosion of the Company's market share and could have a material adverse effect on the Company's business, financial condition and results of operations. There can be no assurance that the Company will have the financial resources, technical expertise or marketing and support capabilities to continue to compete successfully.

     Entry Into Wholesale Network Services Business. The Company altered its strategy in mid-1996 to include providing wholesale network services to Internet service providers ("ISPs") and telecommunications companies in the United States. The wholesale network services business supplements the Company's core business. At September 30, 1997, the Company provided wholesale network services to 41 ISPs. The ISPs are subject to a number of business risks, including, without limitation, those arising from the intense competition in their market, which could impact the Company's wholesale network services business. In addition, growth in the Company's wholesale network services business has recently been constrained by delivery delays for Primary Rate Interface ("PRI") telecommunications facilities (which connect dial-up customers to the Company's network) required to meet customer demand. During the period ended September 30, 1997, the Company's need for such facilities increased significantly over the same period in fiscal 1996, while actual delivery by RBOCs of the facilities required to meet this need lagged significantly behind, resulting in lower than projected revenues from this business. The Company has been working with certain RBOCs to expedite delivery of PRI orders to enable the Company to accommodate more efficiently the growing demand for its wholesale network services. For the foregoing reasons, there can be no assurance that the Company's wholesale network services will provide significant revenue in the future.

     Risks of Growth and Expansion. The Company had more than 350 POPs as of September 30, 1997 and plans to continue to expand the capacity of existing POPs as customer-driven demand dictates. The Company's rapid growth has placed, and in the future may continue to place, a significant strain on the Company's administrative, operational and financial resources and has increased demands on its systems and controls. The Company anticipates that its wholesale network service, as well as other business growth, may require continued enhancements to and expansion of its network. Competition for qualified personnel in the internetworking industry is intense and there are a limited number of persons with knowledge of and experience in the Internet service industry. The process of locating, training and successfully integrating qualified personnel into the Company's operations is often lengthy and expensive. There can be no assurance that the Company will be successful in attracting, integrating and retaining such personnel. In addition, there can be no assurance that the

Company's existing operating and financial control systems and infrastructure will be adequate to maintain and effectively monitor future growth. The inability to continue to upgrade the networking systems or the operating and financial control systems, the inability to recruit and hire necessary personnel, the inability to successfully integrate new personnel into the Company's operations, the inability to manage its growth effectively or the emergence of unexpected expansion difficulties could adversely affect the Company's business, results of operations and financial condition.

     Need for Additional Capital to Finance Growth and Capital Requirements.
The Company expects to continue to enhance its network in order to maintain its competitive position and continue to meet the increasing demands for service quality, availability and competitive pricing. In order to take full advantage of the PSINet IRUs being acquired from IXC pursuant to the Purchase Agreement, in addition to other planned capital expenditures, the Company expects to incur capital expenditures through the end of the year 2000 of up to $95 million. In addition, after the Closing, the Company expects to incur on an annual basis approximately $1.15 million in operation and maintenance fees with respect to the PSINet IRUs per each 1,000 route miles of OC-48 bandwidth accepted under the Purchase Agreement. Other planned capital expenditures expected to be incurred by the Company over the next four years include up to $35 million in connection with the Company's anticipated buildout of its pan-European Internet network. The Company is also obligated, under the terms of one of its Wholesale Network Services Agreements, to provide the wholesale customer with a rental facility of up to $5.0 million for telecommunications equipment ($1.4 million drawn at September 30, 1997) for deployment in the customer's network. In addition, the Company may be obligated in accordance with the Contingent Obligation under the Purchase Agreement to provide IXC with Additional Shares and/or cash, at the Company's sole option, in an amount equal to the difference between $240.0 million and the then fair market value of such shares on the earlier of one year following delivery and acceptance of the total bandwidth to be acquired from IXC or the fourth anniversary of the Closing. The Company has the right to accelerate its Contingent Obligation to deliver Additional Shares and/or cash to IXC at any date after the Closing.

     In connection with the Company's proposed acquisition of iSTAR internet inc. ("iSTAR"), PSINet Limited, a wholly-owned subsidiary of the Company, has agreed to provide iSTAR with a short-term loan aggregating up to US $3.6 million (Can. $5.0 million) to finance ordinary course working capital needs. The loan arrangements provide for an annual interest rate of 9.9%, a maturity date of February 8, 1998 (subject to acceleration in the event the transaction is not completed or an event of default occurs) and for a first priority security interest in iSTAR's accounts receivable as well as a general security interest on iSTAR's other assets which ranks subordinate to certain preexisting security interests. As of December 1, 1997, PSINet Limited had loaned US $2.34 million to iSTAR pursuant to this arrangement. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- International Operations."

     The Company believes it will have a reasonable degree of flexibility to adjust the amount and timing of its capital expenditures in response to the Company's then existing financing capabilities, market conditions, competition and other factors. The Company believes that working capital generated from the use of bandwidth corresponding to the PSINet IRUs, together with other working capital from operations, from existing credit facilities, from capital lease financings, and from proceeds of future equity or debt financings (which the Company expects to be able to obtain when needed), will be sufficient to meet the presently anticipated working capital and capital expenditure requirements of its operations. Additionally, on November 10, 1997, the Company completed a private placement of 600,000 shares of its Series B 8% Convertible Preferred Stock for proceeds of $30.0 million, before expenses. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Issuance of Preferred Stock." In the event the Company's Contingent Obligation to IXC becomes payable, such obligation may be satisfied by delivery of Additional Shares or, at the Company's sole option, cash or a combination thereof, and the Company presently believes that it will have sufficient flexibility to satisfy such obligation. See "-- Risks Relating to the IRU and Stock Purchase Transaction -- Risks Associated with Delivery of Additional Shares and/or Cash."

     The Company may seek to raise additional funds in order to take advantage of unanticipated opportunities, more rapid international expansion or acquisitions of complementary businesses, or to develop new products or otherwise respond to changing business conditions or unanticipated competitive pressures. There can be no assurance that the Company will be able to raise such funds on favorable terms. In the event that the

Company is unable to obtain such additional funds on acceptable terms, the Company may determine not to enter into various expansion opportunities.

     Risks Associated with International Expansion. A component of the Company's strategy is its planned expansion into international markets. To date, the Company has only limited experience in providing international Internet service. There can be no assurance that the Company will be able to obtain the permits and operating licenses required for it to operate, to hire and train employees or to market, sell and deliver high quality services in these markets. In addition to the uncertainty as to the Company's ability to expand its international presence, there are certain risks inherent in doing business on an international level, such as unexpected changes in regulatory requirements, tariffs, customs, duties and other trade barriers, difficulties in staffing and managing foreign operations, longer payment cycles, problems in collecting accounts receivable, political instability, expropriation, nationalization, war, insurrection and other political risks, fluctuations in currency exchange rates, foreign exchange controls which restrict or prohibit repatriation of funds, technology export and import restrictions or prohibitions, delays from customs brokers or government agencies, seasonal reductions in business activity during the summer months in Europe and certain other parts of the world and potentially adverse tax consequences, which could adversely impact the success of the Company's international operations. The Company may need to enter into joint ventures or other strategic relationships with one or more third parties in order to conduct its foreign operations successfully. There can be no assurance that such factors will not have an adverse effect on the Company's future international operations and, consequently, on the Company's business, financial condition and results of operations. In addition, there can be no assurance that laws or administrative practice relating to taxation, foreign exchange or other matters of countries within which the Company operates will not change. Any such change could have a material adverse effect on the Company's business, financial condition and results of operations.

     Risks Associated With Acquisitions and Strategic Alliances. As part of its business strategy, the Company expects to seek to develop strategic alliances both domestically and internationally and/or to acquire assets and businesses principally relating to or complementary to its current operations. Any such future strategic alliances or acquisitions would be accompanied by the risks commonly encountered in strategic alliances with or acquisitions of companies. Such risks include, among other things, the difficulty of integrating the operations and personnel of the companies, the potential disruption of the Company's ongoing business, the inability of management to maximize the financial and strategic position of the Company by the successful incorporation of licensed or acquired technology and rights into the Company's service offerings, the maintenance of uniform standards, controls, procedures and policies and the impairment of relationships with employees and customers as a result of changes in management. There can be no assurance that the Company would be successful in overcoming these risks or any other problems encountered in connection with such strategic alliances or acquisitions.

     In addition, if the Company were to proceed with one or more significant acquisitions in which the consideration consists of cash, a substantial portion of the Company's available cash could be used to consummate the acquisitions. If the Company were to consummate one or more significant acquisitions or strategic alliances in which the consideration consists of stock, such as the transaction with IXC pursuant to the Purchase Agreement as described herein under "The IRU and Stock Purchase Transaction" and the proposed transaction with iSTAR as described herein under "Management's Discussion and Analysis of Financial Condition and Results of Operations -- International Operations," shareholders of the Company could suffer a significant dilution of their ownership interests in the Company. See "-- Risks Relating to the IRU and Stock Purchase Transaction -- Risks Associated with Delivery of Additional Shares and/or Cash." Many of the businesses that might become attractive acquisition candidates for the Company may have significant goodwill and intangible assets, and acquisition of these businesses, if accounted for as a purchase, would typically result in increases in the Company's amortization expenses and the length of time over which they are reported. In connection with acquisitions, the Company could incur substantial expenses, including the expenses of integrating the business of the acquired company or the strategic alliance with the Company's business. Such expenses, in addition to the financial impact of such acquisitions, could have a material adverse effect on the Company's business, financial condition and results of operations and could cause substantial fluctuations in the Company's quarterly and yearly operating results.

     Dependence on Key Personnel. The Company's success depends to a significant degree upon the continued contributions of its senior management team and technical, marketing and sales personnel. The Company's employees may voluntarily terminate their employment with the Company at any time.
Competition for qualified employees and personnel in the internetworking industry is intense and there are a limited number of persons with knowledge of and experience in the Internet service industry. The Company's success also will depend on its ability to attract and retain qualified management, marketing, technical and sales executives and personnel. The process of locating such personnel with the combination of skills and attributes required to carry out the Company's strategies is often lengthy. The loss of the services of key personnel, or the inability to attract additional qualified personnel, could have a material adverse effect on the Company's results of operations, product development efforts and ability to expand its network infrastructure. There can be no assurance that the Company will be successful in attracting and retaining such executives and personnel. Any such event could have a material adverse effect on the Company's business, financial condition and results of operations.

     Potential Liability for Information Disseminated through Network; Pending and Threatened Litigation. The law relating to the liability of on-line services companies and Internet access providers for information carried on or disseminated through their systems is currently unsettled in the United States. Several private lawsuits seeking to impose such liability upon on-line services companies and Internet access providers are currently pending. In one case brought against an Internet access provider, Religious Technology Center v. Netcom On-Line Communications Services, Inc., a Federal district court ruled that under certain circumstances Internet access providers could be held liable for copyright infringement. The imposition upon the Company and other providers of Internet access or Web hosting sites of potential liability for information carried on or disseminated through their systems could require the Company to implement measures to reduce its exposure to such liability, which may require the expenditure of substantial capital and other resources, or to discontinue certain product or service offerings. The increased attention focused upon liability issues as a result of these lawsuits and legislative proposals could impact the growth of the Internet.

     The Company carries errors and omissions insurance with a basic policy limitation of $2.0 million, subject to deductibles, exclusions and self-insurance retention amounts. Such coverage may not be adequate or available to compensate the Company for all liability that may be imposed. The imposition of liability in excess of, or the unavailability of, such coverage could have a material adverse effect on the Company's business, financial condition and results of operations.

     The law relating to the regulation and liability of on-line services and Internet access providers in relation to information carried or disseminated also is undergoing a process of development in other countries. Decisions, laws, regulations and other activities regarding regulation and content liability may significantly affect the development and profitability of companies offering on-line and Internet access services, including the Company.

     Risks Associated with Financing Arrangements. The Company's financing arrangements are secured by substantially all of the Company's assets and stock of certain subsidiaries of the Company. These financing arrangements require that the Company satisfy certain financial covenants and currently prohibit the payment of dividends and the repurchase of capital stock of the Company without, in each case, the lender's consent. The Company's secured lenders would be entitled to foreclose upon those assets in the event of a default under the financing arrangements and to be repaid from the proceeds of the liquidation of those assets before the assets would be available for distribution to the Company's shareholders in the event that the Company is liquidated. In addition, the collateral security arrangements under the Company's existing financing arrangements may adversely affect the Company's ability to obtain additional borrowings.

     Government Regulatory Risks. In recent years, there have been U.S. and foreign legislation and other initiatives to impose criminal liability on persons sending or displaying in a manner available to minors indecent material on an interactive computer service such as the Internet as well as on entities knowingly permitting facilities under its control to be used for such activities. These initiatives may decrease demand for Internet access, chill the development of Internet content, or have other adverse effects on Internet access providers such as the Company.

     Recent FCC regulations may increase competitive activity in the Internet access industry by RBOCs and other companies. The 1996 Federal telecommunications legislation also contains certain provisions which allow the RBOCs to provide electronic publishing of information and databases. These regulations and legislation may result in additional competitive pressures on the Company or have a material adverse effect on the Company's business, results of operations and financial condition.

     The Company provides Internet access, in part, through transmissions over public telephone lines. These transmissions are governed by regulatory policies establishing charges and terms for communications. The Company presently is considered an enhanced services provider and, therefore, is not currently subject to direct regulation or access charges imposed by the FCC or any other agency for such operations, other than regulations applicable to businesses generally. The Company could become subject in the future to access charges and FCC regulation and/or regulation by other regulatory commissions as a provider of basic telecommunications services. The FCC recently issued a Notice of Inquiry in which it seeks comment on whether it should distinguish between different categories of enhanced services, and announced that it will address issues about the continued viability of its current regulatory division between basic and enhanced services in a future proceeding. If the FCC determines that such a distinction is appropriate, this could result in increased costs being imposed upon the Company.

     Risk of System Failure or Shutdown. The success of the Company is dependent upon its ability to deliver reliable, high-speed access to the Internet. The Company's network, as is the case with other networks providing similar service, is vulnerable to damage or cessation of operations from fire, earthquakes, severe storms, power loss, telecommunications failures and similar events, particularly if such events occur within a high traffic location of the network. The Company is also dependent upon the ability of its telecommunications providers to deliver reliable, high-speed telecommunications service through their networks. While the Company's network has been designed with redundant circuits among POPs to allow traffic rerouting, lab and field testing is performed before integrating new and emerging technology into the network, and the Company engages in capacity planning, there can be no assurance that the Company will not experience failures or shutdowns relating to individual POPs or even catastrophic failure of the entire network. The Company carries property, POP equipment and business interruption insurance with basic policy limitations of $4.0 million, $5.0 million and $5.0 million, respectively, subject to deductibles, exclusions and self-insurance retention amounts. Such coverage may not be adequate or available to compensate the Company for all losses that may occur. In addition, the Company generally attempts to limit its liability to customers arising out of network failures through contractual provisions disclaiming all such liability and, in respect of certain services, limiting liability to a usage credit based upon the amount of time that the system was not operational. There can be no assurance that such limitations will be enforceable. In any event, significant or prolonged system failures or shutdowns could damage the reputation of the Company and result in the loss of customers.

     New and Uncertain Market. Substantially all of the Company's revenue to date has been, and for the foreseeable future will be, derived from the sale of its Internet access, services and products. The Company's success will depend upon the development and expansion of the market for Internet access services and products and the networks which comprise the Internet. The market for Internet services has only recently developed and has been accompanied by increased press coverage concerning the scope and nature of the information and services available on, and potential uses of, the Internet. Certain critical issues presently surrounding commercial use of the Internet, including security, reliability, ease and cost of access, and quality of service, remain unresolved and may adversely impact the growth of Internet use. If the Internet access market fails to grow, grows more slowly than anticipated or becomes saturated with competitors, the Company's business, financial condition and results of operations would be materially adversely affected.

     Network Security Risks; Risks Associated with Providing Security Services. Despite the implementation of network security measures by the Company, such as limiting physical and network access to its routers, its infrastructure is potentially vulnerable to computer viruses, break-ins and similar disruptive problems caused by its customers or other Internet users. Computer viruses, break-ins or other problems caused by third parties could lead to interruptions, delays or cessation in service to the Company's customers. Furthermore, such inappropriate use of the Internet by third parties could also potentially jeopardize the security of confidential information stored in the computer systems of the Company's customers, which may deter potential customers and adversely affect existing customer relationships. Security problems represent an ongoing threat to public and private data networks. Attacks upon the security of Internet sites and infrastructure continue to be reported to organizations such as the CERT Coordination Center at Carnegie Mellon University, which facilitates responses of the Internet community to computer security events. Addressing problems caused by computer viruses, break-ins or other problems caused by third parties could have a material adverse effect on the Company.

     The security services offered by the Company for use in connection with its customers' networks also cannot assure complete protection from computer viruses, break-ins and other disruptive problems. Although the Company attempts to limit contractually its liability in such instances, the occurrence of such problems may result in claims against or liability on the part of the Company. Such claims, regardless of their ultimate outcome, could result in costly litigation and could have a material adverse effect on the Company's business or reputation or on its ability to attract and retain customers for its products. Moreover, until more consumer reliance is placed on security technologies available, the security and privacy concerns of existing and potential customers may inhibit the growth of the Internet service industry and the Company's customer base and revenues.

     Dependence on Suppliers. The Company has few long-term contracts with its suppliers. The Company is dependent on third party suppliers for its leased-line connections, or bandwidth. Certain of these suppliers are or may become competitors of the Company, and such suppliers are not subject to any contractual restrictions upon their ability to compete with the Company. To the extent that these suppliers change their pricing structures, the Company may be adversely affected. In the event that the transaction with IXC pursuant to the Purchase Agreement is consummated, the Company anticipates that its dependence upon certain of these suppliers will be decreased. Nevertheless, until the Available System is completed (and IXC is not obligated under the Purchase Agreement to extend its buildout of the Available System beyond the approximately 6,640 unique route miles of bandwidth set forth on Exhibit A to the Purchase Agreement) and, in certain geographic areas, even after such completion, the Company will continue to be dependent upon such suppliers. Moreover, even if the transactions contemplated by the Purchase Agreement close, any failure or delay of IXC to deliver bandwidth corresponding to the PSINet IRUs or to provide operations, maintenance and other services with respect to such bandwidth in a timely or adequate fashion could adversely affect the Company. See "-- Risks Relating to the IRU and Stock Purchase Transaction -- Risks Associated with IXC's Ability to Deliver PSINet IRUs." The Company is also dependent on certain third party suppliers of hardware components. Although the Company attempts to maintain a minimum of two vendors for each required product, certain components used by the Company in providing its networking services are currently acquired or available from only one source.

     The Company has from time to time experienced delays in the receipt of certain hardware components and telecommunications facilities, including, most recently, delays in delivery of PRI telecommunications facilities. A failure by a supplier to deliver quality products on a timely basis, or the inability to develop alternative sources if and as required, could result in delays which could materially adversely affect the Company. The Company's remedies against suppliers who fail to deliver products on a timely basis are limited by contractual liability limitations contained in supply agreements and purchase orders and, in many cases, by practical considerations relating to the Company's desire to maintain good relationships with the suppliers. As the Company's suppliers revise and upgrade their equipment technology, the Company may encounter difficulties in integrating the new technology into the Company's network.

     Certain of the vendors from whom the Company purchases telecommunications bandwidth, including the RBOCs and other local exchange carriers ("LECs"), currently are subject to tariff controls and other price constraints which in the future may be changed. In addition, newly enacted legislation will produce changes in the market for telecommunications services. These changes may affect the prices charged by the RBOCs and other LECs to the Company, which could have a material adverse effect on the Company's business, financial condition and results of operations. Moreover, the Company is subject to the effects of other potential regulatory actions which, if taken, could increase the cost of the Company's telecommunications bandwidth through, for example, the imposition of access charges.

     Risks of Technology Trends and Evolving Industry Standards. PSINet's success will depend upon its ability to develop new products and provide new services that meet customers' changing requirements. The market for Internet access is characterized by rapidly changing technology, evolving industry standards, emerging competition, changes in customer needs and frequent new service and product introductions. The Company's future success will depend, in part, on its ability to effectively use leading technologies, to continue to develop its technical expertise, to enhance its current services, to develop new services that meet changing customer needs, and to influence and respond to emerging industry standards and other technological changes on a timely and cost-effective basis. There can be no assurance that the Company will be successful in effectively using new technologies, developing new services or enhancing its existing services on a timely basis or that such new technologies or enhancements will achieve market acceptance. The Company believes that its ability to compete successfully is also dependent upon the continued compatibility and interoperability of its services with products and architectures offered by various vendors. There can be no assurance that the Company will be able to effectively address the compatibility and interoperability issues raised by technological changes or new industry standards. In addition, there can be no assurance that services or technologies developed by others will not render the Company's services or technology uncompetitive or obsolete.

     Dependence on Technology; Proprietary Rights. The Company's success and ability to compete is dependent in part upon its technology and proprietary rights, although the Company believes that its success is more dependent upon its technical expertise than its proprietary rights. The Company relies on a combination of copyright, trademark and trade secret laws and contractual restrictions to establish and protect its technology. Nevertheless, it may be possible for a third party to copy or otherwise obtain and use PSINet's products or technology without authorization or to develop similar technology independently, and there can be no assurance that such measures are adequate to protect PSINet's proprietary technology. In addition, PSINet's products may be licensed or otherwise utilized in foreign countries where laws may not protect PSINet's proprietary rights to the same extent as do laws in the United States. It is the Company's policy to require employees and consultants and, when obtainable, suppliers to execute confidentiality agreements upon the commencement of their relationships with the Company. There can be no assurance that the steps taken by the Company will be adequate to prevent misappropriation of its technology or that the Company's competitors will not independently develop technologies that are substantially equivalent or superior to the Company's technology. The Company is also subject to the risk of adverse claims and litigation alleging infringement of the intellectual property rights of others. From time to time the Company has received claims of infringement of other parties' proprietary rights. While the Company does not believe that it has infringed the proprietary rights of other parties, there can be no assurance that third parties will not assert infringement claims in the future with respect to the Company's current or future products or that any such claims will not require the Company to enter into license arrangements or result in protracted and costly litigation, regardless of the merits of such claims. No assurance can be given that any necessary licenses will be available or that, if available, such licenses can be obtained on commercially reasonable terms.

     Potential Volatility of Stock Price. The market price and trading volume of the Company's Common Stock has been and may continue to be highly volatile. Factors such as variations in the Company's revenue, earnings and cash flow and announcements of new service offerings, technological innovations, strategic alliances and/or acquisitions involving competitors of the Company or price reductions by the Company, its competitors or providers of alternative services could cause the market price of the Common Stock to fluctuate substantially. In addition, the stock markets recently have experienced significant price and volume fluctuations that particularly have affected technology-based companies and resulted in changes in the market prices of the stocks of many companies that have not been directly related to the operating performance of those companies. Such broad market fluctuations have adversely affected and may continue to adversely affect the market price of the Common Stock.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the Selected Consolidated Financial and Operating Data contained elsewhere in this Proxy Statement and the Consolidated Financial Statements and Notes thereto and Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company as of December 31, 1996 incorporated herein by reference to the Company's Annual Report on Form 10-K, and the unaudited quarterly consolidated financial statements and related notes to consolidated financial statements of the Company for the periods ended March 31, 1997, June 30, 1997 and September 30, 1997 incorporated herein by reference to the Company's Forms 10-Q for the respective quarters then ended, as filed with the Commission (see "Incorporation of Certain Documents By Reference"). This discussion includes certain forward-looking statements. Actual results could differ materially from the forward-looking statements as a result of a number of factors. For a discussion of the risk factors that could cause actual results to differ materially from the forward-looking statements, see "Risk Factors" set forth elsewhere in this Proxy Statement.

     Capitalized terms used in this section without definition have the respective meanings ascribed to them under "The IRU and Stock Purchase Transaction" contained elsewhere in this Proxy Statement.

GENERAL

     The Company is a leading provider of Internet access, services and products. The Company offers, throughout the United States and internationally, a broad spectrum of Internet access services to corporate customers ranging from low-cost dial-up services to high performance continuous access services using dedicated high-speed telephone circuits, intranet networking services, Web site design and hosting services, electronic commerce, training and consulting services and Internet access security services. Pursuant to network access agreements with consumer-oriented Internet service providers ("ISPs"), the Company also provides Internet connection services which allow the subscribers of the ISPs to connect to the Internet through PSINet's network local access points called Points-of-Presence or "POPs" for specified fees payable by the ISPs. At September 30, 1997, the Company served approximately 23,000 corporate customers, including 41 ISPs through more than 350 POPs.

     Since the commencement of the Company's operations in 1989, the Company has undertaken a program of developing and expanding its network. In connection with this development and expansion, the Company has made significant investments in telecommunications circuits and equipment. These investments generally are made in advance of anticipated customer growth and resulting revenue. The Company also has increased its sales and marketing, customer support, network operations and field services commitments in anticipation of the expansion of its customer base. These expansion efforts have caused the Company to experience fluctuations in expenses from time to time, both in absolute terms and as a percentage of revenue. The nature and amount of these expenses may continue to fluctuate over time as the Company shifts its focus from expanding its network to refining and enhancing its existing network.

STRATEGIC ALLIANCE WITH IXC INTERNET SERVICES, INC.

     On July 22, 1997, the Company entered into an IRU and Stock Purchase Agreement with IXC, an indirect subsidiary of IXC Communications, as amended on October 1, 1997 and December 4, 1997, to acquire a 20-year noncancellable indefeasible right of use in up to 10,000 equivalent route miles of fiber-based OC-48 network bandwidth across specified portions of the IXC fiber optic telecommunications network within the United States in exchange for an approximately 20% (post-issuance) common stock interest in the Company and, under certain circumstances, additional shares of Common Stock or, at the sole option of the Company, cash or combination thereof pursuant to the Contingent Obligation. In connection with this transaction, the Company also signed a long-term joint marketing and services agreement with IXC. For a more complete description of the terms of the Company's transaction with IXC, see "The IRU and Stock Purchase Transaction" contained elsewhere in this Proxy Statement.

ISSUANCE OF PREFERRED STOCK

     On November 10, 1997, the Company completed a private placement of 600,000 shares of its Series B 8% Convertible Preferred Stock ("Series B Preferred Stock") for proceeds of $30.0 million, before expenses. Each share of Series B Preferred Stock has a par value of $.01 per share and a stated value of $50.00 per share. The Series B Preferred Stock will accrue dividends at an annual rate of 8%, payable quarterly, in cash or the Company's Series B Preferred Stock, at the Company's option.

     The Series B Preferred Stock is convertible into the Company's Common Stock at $10 per share during the first year. If the average closing bid price of the Common Stock for the 30 trading days immediately preceding each anniversary of the issuance date of the Series B Preferred Stock (the "30 Day Average Price") is less than the then effective conversion price, the conversion price will then be adjusted downward to such 30 Day Average Price, provided that, if the 30 Day Average Price at the third anniversary of the issuance date is less than the then effective conversion price, the conversion price shall be reset at 95% of such 30 Day Average Price. The Company also has the right to call the Series B Preferred Stock for redemption under certain circumstances and commencing on the third anniversary of original issuance. The Company is subject to certain restrictions on the redemption, purchase or acquisition of, and the payment of dividends on, common stock while the Series B Preferred Stock is outstanding. The holders were granted certain registration rights in connection with the transaction.

     The holders of the Series B Preferred Stock will have no voting rights, nor will their approval be required, in connection with either of the proposals described herein to be voted upon at the Special Meeting.

SALE OF SOFTWARE OPERATIONS

     To further refine the Company's focus on corporate Internet services, in February 1997, the Company sold its software subsidiary, InterCon Systems Corporation ("InterCon"), to Ascend Communications, Inc. ("Ascend") for cash consideration of $12.0 million. The Company also was paid $8.5 million in cash by Ascend as repayment of intercompany debt owed by InterCon to the Company. Revenue and expenses of InterCon included in the Company's consolidated statements of operations were $1.1 million and $3.6 million, respectively, for the three months ended September 30, 1996, while there were no results of operations related to InterCon for the three months ended September 30, 1997. For the nine months ended September 30, 1996, revenue and expenses relating to InterCon were $4.2 million and $8.7 million, respectively, and $0.3 million and $1.1 million, respectively, for the nine months ended September 30, 1997.

INTERNATIONAL OPERATIONS

     The Company's revenue from international operations increased from $1.9 million (7.9% of consolidated revenue) for the three months ended September 30, 1996 to $5.1 million (16.0% of consolidated revenue) for the three months ended September 30, 1997. Revenue increased from $4.5 million (7.3% of consolidated revenue) for the nine months ended September 30, 1996 to $11.6 million (13.4% of consolidated revenue) for the nine months ended September 30, 1997.

     As part of the Company's continuing strategy to offer Internet-based business communication solutions globally, on October 30, 1997, the Company acquired CalvaCom SA, an Internet service provider in France for approximately $3.1 million in cash.

     Additionally, on November 10, 1997, the Company announced the execution of a definitive agreement for the acquisition of all of the outstanding common stock of iSTAR internet inc. ("iSTAR"), a Canadian Internet solutions company providing advanced Internet services for businesses, institutions and individuals for US$0.86 (Can. $1.206) per share or approximately US$25.5 million (subject to adjustment based upon certain changes, if any, in the liabilities of iSTAR prior to closing), plus transaction expenses currently estimated to be approximately US$2.0 million. The transaction is presently expected presently to be completed pursuant to a plan of arrangement which will provide for an amalgamation under Canadian law of iSTAR and PSINet Limited, the Company's wholly-owned Canadian subsidiary, which will result in the issuance by the amalgamated company of (i) common shares to the Company in exchange for the Company's common shares of PSINet Limited, and (ii) non-voting 8% exchangeable preferred shares to the holders of iSTAR common shares in exchange for such common shares. It is presently contemplated that the preferred shares to be issued by the amalgamated company will be exchangeable for shares of Common Stock of the Company at the option of the holders in increments of up to one-third on each of April 1, 1998, July 1, 1998 and on or after January 1, 1999 based upon an amount per preferred share equal to Can. $1.206 (subject to adjustment) divided by the greater of (i) a 10 day weighted average closing price of a share of the Company's Common Stock as reported by The Nasdaq Stock Market prior to each such exchange date and (ii) that price of a share of the Company's Common Stock at which (x) the total number of shares of the Company's Common Stock which would be required to be issued plus (y) any shares of the Company's Common Stock issued in connection with prior exchanges of the preferred shares would equal 7,400,000 shares. It is presently contemplated that the holders of the preferred shares to be issued by the amalgamated company also will be entitled to receive, at the time the preferred shares are exchanged for shares of the Company's Common Stock, a cash amount equal to all accrued and unpaid dividends on the preferred shares, accrued daily and compounded quarterly. It is presently contemplated that the exchange date will be subject to acceleration in the event of a change in control of the Company or a bankruptcy, insolvency, liquidation or dissolution of the Company or the amalgamated company. It is further contemplated that the Company also will have the right, after 12 months, to purchase all, but not less than all, of the preferred shares for cash equal to Can. $1.206 per share (subject to adjustment) plus accrued and unpaid dividends.

     In connection with this transaction, PSINet Limited also has agreed to provide iSTAR with a short-term loan aggregating up to US $3.6 million (Can. $5.0 million) to finance ordinary course working capital needs. The loan arrangements provide for an annual interest rate of 9.9%, a maturity date of February 8, 1998 (subject to acceleration in the event the transaction is not completed or an event of default occurs) and for a first priority security interest in iSTAR's accounts receivable as well as a general security interest on iSTAR's other assets which ranks subordinate to certain preexisting security interests. As of December 1, 1997, PSINet Limited had loaned US $2.34 million to iSTAR pursuant to this arrangement.

     Although there can be no assurance that the transaction will be completed, this transaction is expected to be completed within 60 to 90 days and is subject to certain closing conditions including, among others, iSTAR shareholder, government, regulatory, and third party approvals. The acquisition of iSTAR will be accounted for as purchase business combination and, accordingly, the purchase price will be allocated to net tangible assets acquired with the excess allocated to intangible assets, which will be amortized over the estimated economic life of the intangible assets from the date of acquisition.

     Most recently, on December 9, 1997, the Company signed a binding agreement for the acquisition of Internet Prolink SA, an Internet service provider in Switzerland, for approximately US $3.5 million (SFr 5.0 million) in cash. The closing of this transaction is currently expected to occur in January 1998.

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1997 AS COMPARED TO THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1996

RESULTS OF OPERATIONS

     Revenue. Revenue is derived from the sale of Internet access and related services to businesses. Revenue increased by 32.5% from $24.1 million for the three months ended September 30, 1996 to $32.0 million for the three months ended September 30, 1997. Revenue increased by 41.6% from $61.5 million for the nine months ended September 30, 1996 to $87.1 million for the nine months ended September 30, 1997. The increase in revenue over the comparable three and nine month periods in 1996 resulted principally from greater sales of Internet services to businesses and new revenue generated from wholesale network services not provided until late 1996, offset by a decrease in consumer-oriented revenue and software revenue. The Company believes the greater revenue was attributable to a number of factors including an increase in the number of customers facilitated by an increase in the Company's network capability; an expansion of the Company's sales force; greater public awareness and acceptance of the Internet and increased international revenue. The Company's corporate customer base increased by 52.3% from approximately 15,100 corporate customers at September 30, 1996 to approximately 23,000 corporate customers and 41 ISPs at September 30, 1997. At September 30, 1997, the Company served these customers through more than 350 POPs.

     Other Income, Net. Other income, net, consists of the consideration received, net of related asset costs and transfer expenses relating to the transfer of substantially all of the Company's individual consumer subscribers and certain related tangible and intangible assets during the second and third quarters of 1996. Other income, net was $3.0 million and $5.4 million for the three and nine months ended September 30, 1996, respectively.

     Data Communications and Operations. Data communications and operations expenses consist primarily of leased long distance circuit costs, local loop costs and expenses associated with network operations, customer support and field service. Data communications and operations expenses have increased, (although decreased as a percentage of revenue) from $19.7 million (81.6% of revenue) to $23.8 million (74.3% of revenue) for the three months ended September 30, 1996 and 1997, respectively. Data communications and operations expenses for the nine months ended September 30, 1996 and 1997, respectively have also increased (although decreased as a percentage of revenue) from $50.2 million (81.5% of revenue) to $66.8 million (76.7% of revenue). The $4.1 million increase for the three months ended September 30, 1997 and the $16.6 million increase for the nine months ended September 30, 1997 in data communications and operations expenses as compared to the same periods in 1996 related principally to increases in (i) costs associated with providing dedicated circuits to the Company's InterFrame and InterMan customers and (ii) circuit costs relating to the Company's network infrastructure enhancements. Circuit costs relating to the Company's new and expanded POPs generally are incurred by the Company in advance of anticipated growth in the Company's customer base. Although the Company expects that data communications and operations expenses will continue to increase as the Company's customer base continues to grow, it anticipates that such expenses will continue to decrease as a percentage of revenue. In addition, the Company anticipates that costs for data communications and operations per equivalent route mile will decrease upon completion of the transaction with IXC, as the Company accepts delivery of bandwidth from IXC and, in connection therewith, terminates leased circuit arrangements with IXC as well as other telecommunications carriers.

     Sales and Marketing. Sales and marketing expenses consist primarily of sales and marketing personnel costs, advertising costs, distribution costs and related occupancy costs. Sales and marketing expenses remained fairly constant, increasing from $6.0 million (24.9% of revenue) for the three months ended September 30, 1996 to $6.2 million (19.4% of revenue) for the three months ended September 30, 1997. Sales and marketing expenses decreased from $20.9 million (33.9% of revenue) for the nine months ended September 30, 1996 to $18.1 million (20.7% of revenue) for the nine months ended September 30, 1997. The $2.8 million decrease for the nine months ended September 30, 1997, as compared to the same period in 1996, resulted principally from an aggregate reduction in sales and marketing expenses of $6.5 million associated with the a change in the Company's wholesale network services strategy and the sale of InterCon. These decreased expenses were offset, in part, by an increase of $3.2 million in sales and marketing expenses relating to the expansion of the Company's operations in Canada, Japan and Europe. All advertising and marketing costs are expensed in the period incurred. The Company expects that, as a result of continued emphasis on its wholesale network services strategy and its continued efforts to focus on increasing its corporate customer base, its sales and marketing expenses will continue to grow in amount but continue to decrease as a percentage of revenue over the long-term.

     General and Administrative. General and administrative expenses consist primarily of salaries and occupancy costs for executive, financial, legal and administrative personnel and provision for uncollectible accounts receivable. General and administrative expenses were approximately $5.3 million (22.0% of revenue) for the three months ended September 30, 1996 and $5.4 million (16.7% of revenue) for the three months ended September 30, 1997. General and administrative expenses were $15.0 million (24.4% of revenue) for the nine months ended September 30, 1996 and $17.0 million (19.5% of revenue) for the nine months ended September 30, 1997. Although the Company experienced decreased expenses relating to the change in the Company's wholesale network services strategy in the second and third quarters of 1996 (a decrease of $0.6 million and $1.6 million for the respective three and nine month periods) and the sale of InterCon in February 1997 (a decrease of $0.7 million and $1.7 million for the respective three and nine month periods), overall general and administrative expenses increased due to increases in the provision for doubtful accounts receivable of $0.4 million and $3.8 million for the respective three and nine month periods. This increase resulted from the identification of certain inactive and/or terminated accounts as well as an on-going analysis of the Company's accounts receivable portfolio. The Company may from time to time adjust its general and administrative function in response to current business developments.

     The Company expects to have approximately $3.0 million to $5.0 million in additional fourth quarter expenditures to support initiatives related to customer support, marketing, systems and dial-up connectivity, which will impact general and administrative expenses as well as other components of operating costs and expenses.

     Depreciation and Amortization. Depreciation and amortization costs were $8.4 million (34.7% of revenue) for the three months ended September 30, 1996 and $6.6 million (20.5% of revenue) for the three months ended September 30, 1997. Depreciation and amortization costs were $21.6 million (35.1% of revenue) for the nine months ended September 30, 1996 and $20.6 million (23.7% of revenue) for the nine months ended September 30, 1997. Based upon its present business plan for its existing operations, the net effect of the decreases in depreciation and amortization due to the transfer of certain tangible and intangible assets in connection with the implementation of the Company's wholesale network services strategy in the second and third quarters of 1996 and the sale of its software operations in the first quarter of 1997 and increases due to anticipated capital expenditures associated with network infrastructure enhancements, the Company anticipates no material changes in the level of depreciation and amortization when compared to 1996. However, the Company anticipates that, upon consummation of the transactions contemplated with IXC, as the Company accepts delivery of bandwidth from IXC, and the consummation of the recent acquisitions, the Company's depreciation and amortization expenses will increase significantly.

     Interest Expense. Interest expense between periods remained fairly constant, increasing from $1.4 million for the three months ended September 30, 1996 to $1.5 million for the three months ended September 30, 1997. Interest expense increased from $3.7 million for the nine months ended September 30, 1996 to $4.2 million for the nine months ended September 30, 1997. The $0.5 million increase in interest expense for the nine months ended September 30, 1997 over the comparable period in 1996 was principally due to increased borrowings and capital lease obligations incurred by the Company to finance network expansion and to fund working capital requirements. As the Company continues its international expansion of its network and positions itself to take advantage of the IXC transaction, the Company expects to incur increased borrowings and capital lease obligations in the near term which will further impact the amount of the Company's interest expense.

     Interest Income. Interest income decreased from $1.2 million for the three months ended September 30, 1996 to $0.6 million for the three months ended September 30, 1997. Interest income decreased from $3.3 million for the nine months ended September 30, 1996 to $2.0 million for the nine months ended September 30, 1997. The $0.6 million decrease for the three months ended September 30, 1997 and the $1.3 million decrease for the nine months ended September 30, 1997 in interest income as compared to the comparable period in 1996 was principally due to a decrease in the amount of proceeds remaining from the Company's public offerings in 1995. All remaining proceeds are currently invested in short-term, investment grade, interest bearing securities.

     Other income. Other income of $2.9 million for the nine months ended September 30, 1996 relates to the recognition of realized gains on equity securities that were sold by the Company.

     Gain on sale of subsidiary. The gain on the sale of subsidiary of $5.7 million relates to the sale in the first quarter of 1997 of the Company's software subsidiary, InterCon.

     Net loss and loss per share. As a result of the factors discussed above, the Company's net loss was $12.5 million, or $0.31 per share, for the three months ended September 30, 1996, compared with a net loss of $10.7 million, or $0.26 per share, for the three months ended September 30, 1997. The Company's net loss was $38.3 million, or $0.98 per share, for the nine months ended September 30, 1996, compared with a net loss of $31.3 million, or $0.78 per share, for the nine months ended September 30, 1997. Dividends payable with respect to Series B Preferred Stock and other new series of preferred stock that may be issued in connection with the iSTAR acquisition will impact the loss per share computation.

     In its Annual Report on Form 10-K for the fiscal year ended December 31, 1996, the Company reported that it would achieve positive EBITDA sometime during the second quarter of 1997 and would be profitable by the first quarter of 1998 or prior thereto. The Company has achieved breakeven EBITDA in certain months of the second and third quarters of 1997, but as a result of several factors that arose subsequent to the date of the Company's filing of its Form 10-K for fiscal 1996, the Company was unable to meet certain of its prior objectives. Principal among these factors adversely affecting the Company's operating performance were delivery delays for PRI telecommunications facilities required to meet customer demand, accelerated investment by the Company in its overseas operations in order to respond to rapidly developing markets, and lower than expected growth during the third quarter in the demand for its domestic Internet services.

LIQUIDITY AND CAPITAL RESOURCES

     The Company historically has satisfied its cash requirements through cash from operations, through borrowings and capital lease financings from financial institutions and other third parties and through the issuance of equity securities.

     Cash flow used in operating activities was $28.4 million and $13.0 million for the nine months ended September 30, 1996 and 1997, respectively. Cash flow used in operating activities can vary significantly from period to period depending upon the timing of operating cash receipts and payments, especially accounts receivable, prepaid expenses and other assets, and accounts payable and accrued liabilities.

     Cash flow used in investing activities for the nine months ended September 30, 1996 was $12.5 million and cash flow provided by investing activities for the nine months ended September 30, 1997 was $13.0 million. The expansion of the Company's network resulted in capital expenditures of $30.9 million and $29.1 million for the nine months ended September 30, 1996 and 1997, respectively (which included capital expenditures financed under equipment financing agreements aggregating $30.4 million and $20.0 million for the respective periods). Additionally, for the nine months ended September 30, 1996, the Company invested $14.6 million in equity and debt securities with original maturities of greater than 90 days and received $3.2 million from the sale of certain equity investments held by the Company. In February 1997, the Company sold its software subsidiary, InterCon, for cash consideration of $12.0 million. The Company also was paid $8.5 million as repayment of intercompany debt owed by InterCon to the Company.

     Cash flow used in financing activities was $16.1 million and $12.2 million for the nine months ended September 30, 1996 and 1997, respectively. During these periods the Company made repayments aggregating $23.5 million and $19.6 million, respectively, on its financing facilities and received proceeds from the issuance of notes payable of $6.8 million and $6.0 million, respectively.

     As of September 30, 1997, the Company had $40.5 million of cash and cash equivalents and $3.0 million of short-term investments and marketable securities. The Company also had $26.4 million available under financing facilities for the future financing of data communications equipment and other fixed assets, and a $5.0 million working capital facility, subject to availability under a borrowing base formula (at September 30, 1997 a maximum availability of $4.4 million), under which $3.0 million was outstanding.

     The Company's financing arrangements, which are secured by substantially all of the Company's assets, require the Company to satisfy certain financial covenants such as those relating to liquidity, tangible net worth, EBITDA, leverage and debt service and prohibit the payment of dividends and the repurchase of capital stock of the Company without, in each case, the lender's consent. In particular, the Company is required to maintain: a ratio of consolidated cash and accounts receivable to consolidated liabilities (other than deferred service contract revenue) of at least 1.25 to 1.0 for the quarter ending December 31, 1997, of at least 1.25 to 1.0 for the quarters ending March 31, 1998, June 30, 1998 and September 30, 1998 and of at least 1.0 to 1.0 for each fiscal quarter thereafter; consolidated tangible net worth of at least $67.5 million and $70.0 million for the quarters ending December 31, 1997 and March 31, 1998, respectively, plus 80% of cumulative positive consolidated net income during the applicable fiscal quarter plus 50% of the cumulative net tangible proceeds of the sale of capital stock after September 30, 1997, excluding the proceeds of the sale of Series B Preferred Stock completed on November 10, 1997; EBITDA of not less than negative $8 million, negative $12.5 million, negative $5.0 million and positive $4.0 million for each of the fiscal quarters ending December 31, 1997, March 31, 1998, June 30, 1998 and September 30, 1998, respectively; a ratio of consolidated total liabilities (other than deferred service contract revenue and the Contingent Obligation) to tangible net worth of no more than 1.50 to 1.0, 1.75 to 1.0, 1.75 to 1.0 and 1.50 to 1.0 for the quarters ending December 31, 1997, March 31, 1998, June 30, 1998 and September 30, 1998, respectively, and a ratio of EBITDA to consolidated debt service payments (exclusive of any interest accreting in respect of the Contingent Obligation) in respect of any fiscal quarter commencing with the quarter ending December 31, 1998 of at least 1.25 to 1.0.

     Additionally, on November 10, 1997, the Company completed a private placement of 600,000 shares of its Series B Preferred Stock for proceeds of $30.0 million, before expenses. The Certificate of Incorporation pursuant to which the Series B Preferred Stock was issued provides that, so long as any Series B Preferred Stock remains outstanding, except for any payment which may be made pursuant to the Purchase Agreement, neither the Company nor any subsidiary will (i) redeem, purchase or otherwise acquire directly or indirectly any common stock or other junior securities, (ii) directly or indirectly pay or declare any dividend or make any distribution (other than certain dividends or distributions or a dividend or distribution or a distribution on securities issuable pursuant to any rights pursuant to the Rights Agreement dated as of May 8, 1996 between the Company and First Chicago Trust Company of New York, as the same may be amended from time to time (the "Rights Agreement")) upon, nor will any distribution (other than certain dividends or distributions or a distribution on securities issuable pursuant to any rights pursuant to the Rights Agreement) be made in respect of, any common stock or other junior securities, or (iii) set aside any funds for or apply any funds to the purchase, redemption or acquisition (through a sinking fund or otherwise) of any common stock or other junior securities (other than pursuant to the Rights Agreement); provided, however, that the Company may redeem, purchase or otherwise acquire and set aside funds for and apply funds to the purchase, redemption or acquisition of common stock or other junior securities (a) for up to an aggregate amount not to exceed, at any point in time the sum of: (i) $10 million plus (ii) an amount equal to 100% of the aggregate net cash proceeds received by the Company after November 10, 1997 from the issuance of common stock or other junior securities or debt securities that have been converted into common stock or other junior securities plus (iii) an amount equal to 50% of the Company's cumulative consolidated positive earnings before interest, taxes, depreciation and amortization as reported by the Company in respect of each fiscal quarter of the Company commencing with the fiscal quarter ending December 31, 1997 or (b) pursuant to the right of first offer granted pursuant to the Purchase Agreement, provided that immediately after giving effect thereto, the Company's consolidated shareholders' equity will not be less than $20 million.

     As of September 30, 1997, the Company had commitments to certain telecommunications vendors totaling $29.1 million. The commitments require minimum monthly usage levels of data and voice communications over the next five years. Additionally, the Company has various agreements to lease office space and facilities and, as of September 30, 1997, the Company was obligated to make future minimum lease payments of $13.1 million on non-cancellable operating
leases expiring in various years through 2005.     The Company is also
obligated, under the terms of one of its Wholesale Network Services Agreements, to provide the wholesale customer with a rental facility of up to $5.0 million for telecommunications equipment ($1.4 million drawn at September 30, 1997) for deployment in the customer's network.

     In order to take full advantage of the PSINet IRUs being acquired from IXC, in addition to other planned capital expenditures, the Company expects to incur capital expenditures through the end of the year 2000 of up to approximately $95.0 million. Such capital expenditures are expected to be incurred in the deployment of high activity POPs throughout the United States, designed and located to optimize the efficient use of the PSINet IRUs. These POPs will contain switching, routing and modem equipment, together with any computing equipment as may be necessary to address the increase in customer demand anticipated as a result of the enhanced capacity provided by the PSINet IRUs.
In addition, after the Closing, the Company expects to incur on an annual basis approximately $1.15 million in operation and maintenance fees with respect to the PSINet IRUs per each 1,000 route miles of OC-48 bandwidth accepted under the Purchase Agreement. Other planned capital expenditures expected to be incurred by the Company over the next four years include up to $35.0 million in connection with the Company's anticipated buildout of its pan-European Internet
network.    The Company presently believes, based on the flexibility it expects to have in the timing of its orders of bandwidth corresponding to the PSINet IRUs, in outfitting its POPs with appropriate telecommunications and computer equipment, and in controlling the pace and scope of its anticipated buildout of its pan-European Internet network, that it will have a reasonable degree of flexibility to adjust the amount and timing of such capital expenditures in response to the Company's then existing financing capabilities, market conditions, competition and other factors. Accordingly, the Company believes that working capital generated from the use of bandwidth corresponding to the PSINet IRUs, together with other working capital from operations, from existing credit facilities, from capital lease financings, and from proceeds of future equity or debt financings (which the Company expects to be able to obtain when needed), will be sufficient to meet the presently anticipated working capital and capital expenditure requirements of its operations. There can be no assurance, however, that the Company will have access to sufficient additional capital and/or financing on satisfactory terms to enable it to meet its capital expenditure and working capital requirements. See

"Risk Factors -- Risks Relating to the IRU and Stock Purchase Transaction -- Risks Associated with Capital Expenditures Needed to Fully Utilize PSINet IRUs" and "-- Risks Relating to the Company and its Operations Generally -- Need for Additional Capital to Finance Growth and Capital Requirements."

     The Company may be obligated in accordance with the Contingent Obligation under the Purchase Agreement to provide IXC with additional shares of Common Stock and/or cash, at the Company's sole option, in an amount equal to the difference between $240.0 million and the then fair market value of such shares on the earlier of one year following delivery and acceptance of the total bandwidth to be acquired from IXC or the fourth anniversary of the Closing. The Company has the right to accelerate the Contingent Obligation to deliver additional shares of Common Stock and/or cash to IXC at any date after the Closing. In the event the Contingent Obligation to IXC becomes payable, the Company presently believes that, because it may be satisfied by the Company, at the Company's sole option, by delivery of additional shares of Common Stock or cash or a combination thereof, the Company would have sufficient flexibility to satisfy the Contingent Obligation. There can be no assurance, however, that satisfaction of the Contingent Obligation will not have a material adverse effect on the Company and its shareholders. See "The IRU and Stock Purchase Transaction -- General Terms of the IRU and Stock Purchase Transaction" and "Risk Factors -- Risks Relating to the IRU and Stock Purchase Transaction -- Risks Associated with Delivery of Additional Shares and/or Cash."

RECENT ACCOUNTING PRONOUNCEMENTS

     In March 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings per Share," (EPS) which is effective for the Company's December 31, 1997 financial statements. The Company anticipates that the adoption of SFAS No. 128 will not have a material effect on the Company's reported loss per share data.

     In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income," which is effective for fiscal years beginning after December 15, 1997. The Statement establishes standards for reporting and displaying comprehensive income, as defined, and its components. The Company plans to adopt the Statement's disclosure requirements in 1998.

     In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which is effective for fiscal years beginning after December 15, 1997. The Statement establishes standards for the way companies report information about operating segments in annual and interim financial statements. Generally, the Statement requires financial information to be reported on the basis that is used internally for evaluating segment performance and deciding how to allocate resources to segments. The Company plans to adopt the Statement's disclosure requirements in 1998.

OTHER POSSIBLE STRATEGIC RELATIONSHIPS AND ACQUISITIONS

     As the Company expands its service offerings and its network, the Company anticipates that it will continue to seek to develop relationships with strategic partners both domestically and internationally and to acquire assets (including, without limitation, additional telecommunications bandwidth) and businesses principally relating to or complementary to PSINet's existing business. Certain of these strategic relationships may involve other telecommunications companies that desire to enter into joint marketing and services arrangements with the Company pursuant to which the Company would provide Internet and Internet-related services to such companies, which transactions, if deemed appropriate by the Company, may also be effected in conjunction with an equity and/or debt investment by such companies in the Company. While the Company regularly engages in discussions with other telecommunications companies regarding possible future strategic relationships and other transactions, the Company presently has no definitive agreements or commitments with respect to any such future strategic relationship or any material acquisition of assets or businesses, other than the transaction with IXC described herein under "The IRU and Stock Purchase Transaction" and the proposed transactions with iSTAR and Internet Prolink SA described herein under " -- International Operations."

     The Company currently is considering formulating a more definitive strategy for domestic and international expansion of the Company's operations. While no parameters have been agreed upon at this time, it is likely that such a strategy will provide for, among other things, the identification and prioritization of key markets into which the Company desires to expand its presence, the identification of potential acquisition targets and/or strategic partners within such markets, plans to procure capital needed to finance such expansion, whether through debt and/or equity placements or otherwise, recruitment of additional personnel to implement the strategy and the possible registration of Common Stock to have available, where appropriate, for purposes of consummating acquisitions in connection with such strategy.

                     THE IRU AND STOCK PURCHASE TRANSACTION

THE COMPANIES

     PSINet. PSINet is a leading provider of Internet access, services and products. The Company offers, throughout the United States and internationally, a broad spectrum of Internet access services to corporate customers ranging from low-cost dial-up services to high performance continuous access services using dedicated high-speed telephone circuits, intranet networking services, Web site design and hosting services, electronic commerce, training and consulting services and Internet access security services. Pursuant to network access agreements with consumer-oriented Internet service providers ("ISPs"), the Company also provides Internet connection services which allow the subscribers of the ISPs to connect to the Internet through PSINet's network local access points called Points-of-Presence or "POPs" for specified fees payable by the ISPs. PSINet's principal offices are located at 510 Huntmar Park Drive, Herndon, Virginia 20170. Its telephone number is (703) 904-4100. For more information, PSINet may be contacted by e-mail at info@psi.com.

     IXC. IXC Internet Services, Inc. ("IXC") is an indirect wholly owned subsidiary of IXC Communications, Inc. ("IXC Communications"). IXC Communications is one of the largest suppliers of digital transmission and long distance services in the United States. IXC Communications owns and operates one of the newest nationwide digital networks and makes network capacity available to local telephone companies, national and regional long distance carriers, value-added carriers, cable and utility companies and ISPs that offer residential and commercial customer services. IXC Communications services include 1+ switched and 1+ dedicated outbound calling, 800/888 switched and dedicated inbound calling, calling card and debit card services, high-speed digital bandwidth products and broadband services. IXC's principal offices are located at 5000 Plaza on the Lake, Suite 200, Austin, Texas 78746. Its telephone number is (512) 328-1112.

GENERAL TERMS OF THE IRU AND STOCK PURCHASE TRANSACTION

     On July 22, 1997, the Company entered into an IRU and Stock Purchase Agreement with IXC, as amended on October 1, 1997 and December 4, 1997 (the "Purchase Agreement"), to acquire noncancellable, indefeasible rights of use ("IRUs") in (i) two fibers in specified portions of IXC's and its affiliates' fiber optic telecommunications system in the United States (the "Available System") of up to 10,000 equivalent route miles of OC-48 bandwidth (the "PSINet Fiber IRU") and in (ii) capacity of up to 10,000 equivalent route miles of OC-48 bandwidth in such fibers on the Available System (the "PSINet Capacity IRU" and, together with the PSINet Fiber IRU, the "PSINet IRUs"). Based on information presently available to the Company from IXC, approximately 3,300 route miles of bandwidth corresponding to the PSINet IRUs have been completed to date by IXC on the Available System and will be made available to the Company as of the closing of the transactions contemplated by the Purchase Agreement (the "Closing") and approximately 3,400 additional route miles of bandwidth on the Available System are currently being engineered or under construction and are expected to be made available to the Company prior to the end of 1998 as part of the PSINet IRUs. IXC has no obligation under the Purchase Agreement to extend the Available System beyond the approximately 6,640 unique route miles of bandwidth set forth on Exhibit A to the Purchase Agreement. There can be no assurance that IXC will continue to have the necessary financial resources to enable it to complete its contemplated buildout of the Available System (including, without limitation, the 3,400 route miles of bandwidth currently being engineered or under construction that are intended for delivery to the Company as part of the PSINet
IRUs). See "Risk Factors -- Risks Relating to the IRU and Stock Purchase Transaction -- Risks Associated with IXC's Ability to Deliver PSINet IRUs." A copy of the Purchase Agreement is attached hereto as Exhibit A (certain confidential provisions of which have been granted confidential treatment by the Commission and, accordingly, have been redacted, and certain exhibits thereto have been omitted and may be obtained by shareholders without charge in redacted form (due to the grant of confidential treatment) on the Internet at the Commission's Web site (at http://www.sec.gov) as part of Exhibit 2.1 to the Company's Form 10-Q for the quarter ended June 30, 1997, as amended, or by writing to the Investor Relations Department of the Company at the address provided above under " -- The Companies -- PSINet"). The summary of the Purchase Agreement set forth in this Proxy Statement is qualified by reference to the attached text of the Purchase Agreement.

     As consideration for the grant of the PSINet IRUs, PSINet will issue to IXC at the Closing such number of shares of its Common Stock equal to 19.99999% (as of December 1, 1997, approximately

10,165,779 shares, having an aggregate market value of $69,889,732 based on the closing market price per share of the Common Stock as reported by the Nasdaq Stock Market on such date of $6) of the issued and outstanding Common Stock of the Company as of the Closing, after giving effect to the shares to be issued to IXC and to shares issuable upon exercise of outstanding warrants (such shares issuable to IXC at the Closing, as adjusted for post-issuance stock splits, stock dividends, recapitalizations or similar events, the "Initial Shares"). In addition, if the fair market value (based on the volume-weighted average closing market price per share of the Common Stock as reported by The Nasdaq Stock Market or the principal securities exchange on which the Common Stock is then listed over the 20 trading day period immediately preceding the applicable date of determination) of the Initial Shares (the "Initial Shares Value") as of the earlier of (i) the first anniversary of the date on which 100% of the bandwidth corresponding to the PSINet IRUs is accepted by PSINet or (ii) the fourth anniversary of the Closing (the "Determination Date") is not equal to or greater than $240 million, PSINet will be obligated to deliver to IXC (1) additional shares of the Company's Common Stock (the "Additional Shares" and, together with the Initial Shares, the "Transaction Shares"), or, at PSINet's sole option, (2) cash, or (3) a combination thereof, equal to the shortfall (the "Contingent Obligation"). By way of example, if the Determination Date or the Acceleration Date (as defined below), as applicable, was December 1, 1997, PSINet would have been obligated to deliver to IXC approximately 25,027,933 Additional Shares in satisfaction of the Contingent Obligation (i.e., $240 million minus an Initial Shares Value of $69,324,515 divided by a 20 trading day volume average closing market price per share of the Common Stock of $6.8194) which, when added to 10,165,779 Initial Shares, would represent approximately 46% of the Company's outstanding Common Stock after giving effect to the issuance of such Additional Shares, or, at PSINet's sole option, cash or a combination of Additional Shares and cash equal to $170,675,485 (i.e., $240,000,000 minus $69,324,515 ).

     Set forth below is a table which shows in quantitative terms the dilutive effect on existing shareholders of the Company and the increase in IXC's ownership of the Company's outstanding Common Stock potentially resulting from the issuance of Additional Shares pursuant to the Contingent Obligation as of the Determination Date or the Acceleration Date, as applicable, to the extent it becomes payable, assuming that the Company elects not to satisfy any portion of the Contingent Obligation in cash, for a range of different 20 trading day volume-weighted average closing market prices per share of the Common Stock as of the Determination Date or the Acceleration Date, as applicable. The table shows that at a 20 trading day volume-weighted average share price at or above $23.61, the Contingent Obligation becomes no longer payable, and that at a 20 trading day volume-weighted average share price below $5.90, majority ownership of the Company potentially transfers to IXC.


                                                     Total No.
                       Value of           No.            of                       Other      % Dilution to
 20 Day Vol.-Wtd.    Contingent      of Additional  Transaction      IXC %     Shareholder       Other
 Share Price ($)    Obligation ($)      Shares         Shares     Ownership    % Ownership    Shareholders
 ----------------   -------------    -------------- -----------   ---------    -----------    -------------
 $23.61 or above       $          0              0    10,165,779     19.9999%      80.0001%        0%
      23.60                  87,611          3,712    10,169,492     20.0057       79.9943         0
      20.00              36,684,416      1,834,221    12,000,000     22.7862       77.2138         3
      15.00              87,513,312      5,834,221    16,000,000     28.2369       71.7631        10
      10.00             138,342,208     13,834,221    24,000,000     37.1153       62.8847        21
       8.00             158,673,766     19,834,221    30,000,000     42.4548       57.5452        28
       6.82             170,675,485     25,027,933    35,193,712     46.3948       53.6052        33
       5.90             180,021,903     30,512,187    40,677,966     50.0090       49.9910        38

Note: The above table assumes that (i) 10,165,779 Initial Shares are issued to IXC at the Closing and (ii) the total number of shares of Common Stock outstanding (including shares issuable upon exercise of outstanding warrants) immediately after issuance of the Initial Shares at the Closing equals 50,829,150, and that such total number of outstanding shares (including shares issuable upon exercise of outstanding warrants) remains unchanged up to and including the Determination Date or the Acceleration Date, as applicable.

     PSINet is entitled, at its sole option, to accelerate its obligation to deliver Additional Shares and/or cash pursuant to the Contingent Obligation at any date after the Closing (the "Acceleration Date"). In addition, the right of IXC to receive Additional Shares and/or cash pursuant to the Contingent Obligation will terminate on such date as the calculation of the Initial Shares Value would result in a value equal to or greater than $240 million. The delivery or payment by the Company of the Additional Shares and/or cash pursuant to the Contingent Obligation will not relieve IXC of its obligations under the Purchase Agreement.

TRANSACTION SHARES

     The Transaction Shares will not be subject to any voting restrictions or other agreements as to the manner in which such shares may be voted and the holder(s) of the Transaction Shares will be entitled to vote such shares on all matters submitted to the Company's shareholders. The Transaction Shares will not be subject to any transfer restrictions except for those described below and those existing from time to time under applicable federal and state securities laws. In the event IXC proposes to sell or otherwise dispose of any of the Transaction Shares (other than pursuant to a pledge to an unaffiliated third party lender), the Company will have a right of first offer to acquire the shares proposed to be sold at the closing market price per share of the Common Stock (as reported by The Nasdaq Stock Market or the principal securities exchange on which the Common Stock is then listed) on the date notice of such proposed sale is given to PSINet. In addition, neither IXC, IXC Communications nor any of their controlled affiliates (collectively, the "IXC Parties") may sell or otherwise dispose of any shares of the Company's Common Stock during the six-month period preceding or following the Determination Date or during the six-month period following the Acceleration Date. IXC will receive certain demand and "piggyback" registration rights with respect to the Transaction Shares pursuant to a registration rights agreement to be entered into at the Closing. See "-- Other Agreements -- Registration Rights Agreement." The Company's Chairman will recommend that Ralph J. Swett, IXC's chairman, be elected, effective as of the Closing, to the Company's Board of Directors, and will recommend that Mr. Swett be re-elected to the Company's Board for so long as IXC continues to own at least 95% of the Initial Shares.

STANDSTILL AGREEMENTS

     In connection with this transaction, IXC and IXC Communications have entered into standstill agreements with the Company (the "Standstill Agreements") pursuant to which the IXC Parties are prohibited from, among other things, (i) acquiring any securities or property of PSINet and its subsidiaries (other than pursuant to the Purchase Agreement), (ii) proposing or inducing others to propose any merger or other business combination involving PSINet and its subsidiaries, (iii) soliciting "proxies" or "consents" or becoming a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Securities Exchange Act of 1934 (the "1934 Act")) with respect to the voting of any voting securities of PSINet or any of its subsidiaries, or (iv) otherwise seeking to control or influence (except as a customer or supplier in the ordinary course of business) the management, Board of Directors or policies of PSINet (provided that the restrictions described in clause (iv) above will not prohibit Mr. Swett, for so long as he is a director of PSINet, from acting in his capacity as such a director in a manner consistent with the proper exercise of his fiduciary duties).

AMENDMENTS TO SHAREHOLDER RIGHTS AGREEMENT

     In connection with this transaction, as of July 21, 1997, PSINet amended its Shareholder Rights Agreement dated as of May 8, 1996 (the "Rights Agreement") to provide that IXC Communications and its affiliates will not be deemed to be the "Beneficial Owner" of or to "beneficially own" (as such terms are defined in the Rights Agreement) the Transaction Shares until the Transaction Shares are actually issued to IXC pursuant to the Purchase Agreement. In addition, as of July 31, 1997, PSINet, pursuant to the Purchase Agreement, further amended the Rights Agreement to provide, among other things, that (i) no person will be deemed to be an "Affiliate" or "Associate" (as such terms are defined in the Rights Agreement) of any of the IXC Parties (except for other IXC Parties) and (ii) none of the IXC Parties will be deemed to be an "Affiliate" or "Associate" of any other person for purposes of the Rights Agreement, unless, in any such case, any IXC Party and such person are: (A) members of a "group" within the meaning of Rule 13d-5 under the 1934 Act for or in furtherance of the purpose of (x) acquiring, holding, voting or disposing of securities of PSINet, (y) seeking to control the management, Board of Directors or policies of PSINet, or (z) effecting or seeking to effect any action, transaction, change or matter referred to in any one or more of clauses (a) through (j) of Item 4 of

Securities and Exchange Commission Schedule 13D under the 1934 Act as in effect on the date of the Rights Agreement; or (B) otherwise are, or shall be deemed to be, acting in concert or in furtherance of any such purpose.

PSINET IRUS

     Based on information presently available to the Company from IXC, approximately 3,300 route miles out of the 10,000 equivalent route miles of bandwidth corresponding to the PSINet IRUs have been completed to date by IXC on the Available System and will be made available to the Company as of the Closing and approximately 3,400 additional route miles of bandwidth on the Available System are currently being engineered or under construction and are expected to be made available to the Company prior to the end of 1998 as part of the PSINet IRUs. As IXC and its affiliates complete additional portions of their fiber optic telecommunications system, additional route miles of bandwidth will become part of the Available System. IXC has no obligation under the Purchase Agreement to extend the Available System beyond the approximately 6,640 unique route miles of bandwidth set forth on Exhibit A to the Purchase Agreement. Certain bandwidth leased by PSINet from IXC prior to the Closing will be transferred into bandwidth covered by the PSINet IRUs. Although the Purchase Agreement contemplates that IXC may make a portion of the bandwidth corresponding to the PSINet IRUs available to the Company prior to the Closing and such bandwidth may be accepted by the Company prior to the Closing, the Company presently does not anticipate that a significant portion of the bandwidth corresponding to the PSINet IRUs will be accepted and utilized by the Company until such time after the Closing as the Company shall have, among other things, completed its testing of such bandwidth. In the event the transactions contemplated by the Purchase Agreement are not completed, the Company will be obligated to pay IXC for any bandwidth corresponding to the PSINet IRUs that was delivered to the Company prior to the Closing at rates historically charged by IXC to the Company. Pursuant to a security agreement and assignment to be entered into at the Closing, IXC will grant PSINet a security interest in a portion of the IRUs underlying the PSINet IRUs granted to IXC by IXC Carrier, Inc., its direct parent company ("IXC Carrier"), pursuant to a contribution agreement to be entered into by IXC Carrier and IXC prior to the Closing (the "Contribution Agreement") and in a portion of certain other IRUs in IXC's fiber optic telecommunications system, together with an assignment of certain rights of IXC with respect to the PSINet IRUs under the Contribution Agreement, to secure the performance of IXC's obligations under the Purchase Agreement to deliver the PSINet IRUs. See "-- Other Agreements -- Security Agreement."

     Although IXC is not contractually obligated to complete and make available to PSINet any route miles of bandwidth beyond the approximately 6,640 unique route miles of OC-48 bandwidth set forth on Exhibit A to the Purchase Agreement, until the Available System consists of at least 10,000 unique route miles of OC-48 bandwidth, IXC is obligated to permit PSINet to "double up" (i.e., so that PSINet may have IRUs in up to two OC-48 equivalents of bandwidth) on such completed portion of the Available System selected by PSINet as is equal in length to the shortfall. For example, if the length of the Available System is 8,000 route miles, PSINet would be entitled to IRUs in up to two OC-48 equivalents of bandwidth on up to 2,000 route miles and no more than one OC-48 of bandwidth on the then remaining 6,000 route miles. PSINet will be deemed to have accepted 100% of the bandwidth corresponding to the PSINet IRUs pursuant to the Purchase Agreement if by "doubling up" on completed portions of the Available System it shall have received IRUs in at least 10,000 equivalent route miles of OC-48 bandwidth on the Available System. PSINet believes that, in areas of the Available System where demand for Internet and related services is high, doubling up on completed route miles of bandwidth may be advantageous by providing PSINet with additional capacity to meet such heightened demand. Otherwise, depending on the specific locations of the route miles on the Available System and the demand for Internet and related services in such locations, PSINet believes that it may be more advantageous for the Available System to encompass additional unique route miles of bandwidth so as to expand the number of markets to which PSINet will have access. In any case, PSINet has the right under the Purchase Agreement to select the specific portions of the Available System on which it may double up.

     Under certain circumstances, PSINet also will be permitted to order bandwidth on portions of the Available System in excess of 10,000 route miles, for which PSINet would pay additional costs. The Purchase Agreement contemplates that the total amount of bandwidth corresponding to the PSINet IRUs will be delivered to PSINet (to the extent then available) in specified minimum increments every six months during the two year period following the Closing.
In the event IXC or its affiliates adds an additional route (beyond what is set forth on Exhibit A to the Purchase Agreement) to its telecommunications system in the United States, such route will be deemed to be part of the Available System for purposes of the PSINet IRUs if there are at least a specified number of fibers in such route (net of the number of fibers therein granted by IXC or its affiliates to unaffiliated third parties). The term of each bandwidth unit corresponding to the PSINet IRUs will end upon the earlier of (i) 20 years from the date of acceptance thereof by PSINet or (ii) 24 years from the Closing, subject to extension in the event that any portion of the PSINet IRUs is made available to PSINet after the fourth anniversary of the Closing, but only to the extent such delay is attributable to the completion of the applicable portion of the Available System.

     IXC will provide customary operation and maintenance services with respect to the bandwidth delivered to PSINet at specified prices and terms, the total cost of which to the Company on an annual basis is expected to be approximately $1.15 million per each 1,000 route miles of OC-48 bandwidth accepted under the Purchase Agreement. IXC also will furnish multiplexing, reconfiguration and collocation services with respect to such bandwidth as requested by PSINet at agreed upon fees. Due to the fact that the foregoing services relating to the PSINet IRUs are not typically offered independently but instead are provided as part of a bundled offering in conjunction with the purchase of an IRU in telecommunications bandwidth, a standard industry market price for such services is not available. Based on PSINet's knowledge of IXC's business derived from its existing commercial relationship with IXC and its due diligence conducted in connection with the transactions contemplated by the Purchase Agreement, PSINet believes that the prices and fees to be charged by IXC for such services, taken as a whole, are commensurate with those for which IXC could sell such services to third parties in the open market.

     Exhibit A to the Purchase Agreement contains a map of the United States showing the specific configuration of the approximately 6,640 unique route miles of OC-48 bandwidth on the Available System that IXC is obligated to complete and make available to PSINet pursuant to the Purchase Agreement. The PSINet IRUs in the route miles of OC-48 bandwidth depicted on such map include access to, and space for telecommunications equipment in, 58 of IXC's junction or terminal points-of-presence (the "IXC POPs") located on its fiber optic telecommunications system throughout the United States, including, among other locations, such major metropolitan areas as Atlanta, Chicago, Cleveland, Dallas, Houston, Los Angeles, New York, Philadelphia, Phoenix and Washington D.C. The PSINet IRUs also entitle PSINet to the use of key infrastructure devices contained within each IXC POP, such as multiplexing gear, fiber distribution equipment and other electrical, electronic and optronic equipment that facilitate the efficient utilization of the bandwidth corresponding to the PSINet IRUs. The bandwidth corresponding to the PSINet IRUs will be "long haul" (as opposed to local access), although PSINet's access to the IXC POPs on the Available System will give it access to certain local markets as well.

     Completion of the Available System. Although, as noted above, IXC is not obligated under the Purchase Agreement to extend the Available System beyond the approximately 6,640 unique route miles of bandwidth set forth on Exhibit A to the Purchase Agreement, IXC has informed PSINet that it currently plans to complete and make available to PSINet as part of the Available System certain additional route miles of OC-48 bandwidth on newly constructed portions of IXC's and its affiliates' fiber optic telecommunications system in the United States. The exact number of such additional route miles of OC-48 bandwidth contemplated to be made available to PSINet and the specific routes on which such bandwidth will be located have not yet been fully determined by IXC.

     As also noted above, IXC has completed to date approximately 3,300 route miles of bandwidth on the Available System and has approximately 3,400 additional route miles of bandwidth currently being engineered or under construction that are earmarked for inclusion on the Available System prior to the end of 1998. In order to complete a total of 10,000 unique route miles of bandwidth on the Available System, IXC has informed the Company that IXC and/or its affiliates will need to (i) complete the 3,400 route miles now being engineered or under construction and (ii) plan, engineer and construct or exchange for, the remaining 3,300 route miles. Construction of a fiber optic telecommunications route is a complicated, costly and time-consuming process involving, among other things, acquisition of rights-of-way and permits, trenching in earth or boring through rock or, in certain routes, cable attachment to existing power company towers, cable attachment to bridges, installation of conduit, installation of fiber optic cable in conduit, splicing of fiber optic strands, construction of buildings to function as POPs at key intervals along the route, installation of electrical, electronic and optronic equipment in the POPs and testing of the system.

     For the reasons discussed under "Risk Factors -- Risks Relating to the IRU and Stock Purchase Agreement - - Risks Associated with IXC's Ability to Deliver PSINet IRUs," there can be no assurance that IXC will be able to complete and make available to PSINet a total of 10,000 unique route miles of bandwidth (including, without limitation, the 3,400 route miles currently being engineered or under construction that are intended for delivery to the Company as part of the PSINet IRUs). Nevertheless, the Company is confident in IXC's ability to complete the entire 10,000 route miles based on (i) IXC's strong commitment to complete the buildout of its nationwide telecommunications network, as indicated by statements to members of PSINet's management, repeated disclosures contained in publicly available documents filed by IXC Communications with the Commission and IXC Communications' progress to date in completing significant portions of its expanded network, (ii) IXC Communications' ability, despite its high degree of leverage, operating losses and negative cash flow, to raise capital to finance the buildout of its network through issuances of its debt and/or equity securities, such as its successful preferred stock offering in August 1997, from which it received approximately $288 million in net proceeds, and (iii) IXC Communications' desire to advance its own strategic objectives, as disclosed in publicly available documents filed by IXC Communications with the Commission, and to satisfy its outstanding commitments to deliver IRUs in the fibers and bandwidth capacity on its fiber optic telecommunications system (not otherwise allocated to the Company pursuant to the PSINet IRUs) to other telecommunications carriers pursuant to its other existing IRU purchase agreements. IXC has informed the Company that the one OC-48 of bandwidth that IXC is obligated to provide the Company under the Purchase Agreement on two fibers in up to 10,000 equivalent route miles on the Available System will only utilize a portion of the total telecommunications transmission capacity which such fibers can carry. In addition, the Company has been advised by IXC that the two fibers on which PSINet will be granted IRUs pursuant to the Purchase Agreement represent only a relatively small number of fibers compared to the total number of fibers contained within each route that IXC has installed for its own use or with respect to which it has granted IRUs to nonaffiliated third parties. IXC has informed the Company that, in view of the large amount of bandwidth capacity in excess of the bandwidth corresponding to the PSINet IRUs that is capable of being carried on IXC's fiber optic telecommunications system, IXC believes it should have ample bandwidth available on its network to honor its commitment to deliver the bandwidth corresponding to the PSINet IRUs pursuant to the Purchase Agreement, while simultaneously satisfying each of its outstanding commitments to deliver bandwidth to certain other telecommunications carriers pursuant to its other existing IRU purchase agreements.

     Moreover, IXC has indicated to the Company that IXC believes that the proceeds of IXC Communications' preferred stock offering, together with other sources of cash, should enable it to complete the approximately 3,400 route miles currently being engineered or under construction. Completion of the remaining 3,300 route miles contemplated to be added to the Available System is dependent on many factors, including, among others, IXC's ability to obtain additional financing, the outcome of which are not presently foreseeable.

CERTAIN RESTRICTIONS ON USE OF BANDWIDTH; TRANSFER AND ASSIGNMENT

     PSINet may use the bandwidth acquired from IXC for any purpose in connection with the provision of Internet services and for non-Internet telecommunications transport at a rate of DS-3 (45 mbps) or less, but is restricted from using such bandwidth to deliver any private line or long distance switched telephone services (based on non-Internet telephone switching technologies) to any third party. The effect of these restrictions on PSINet's use of the bandwidth corresponding to the PSINet IRUs may be generally summarized as follows: PSINet may use (i) the bandwidth in conjunction with both Internet-related and non-Internet-related technology for purposes of providing Internet services; (ii) the bandwidth in conjunction with Internet-related technology to provide any hitherto non-Internet service (for example, Internet-based voice telephone service); and (iii) up to 45 Mbps of the bandwidth (or more, with the specific written approval of IXC) in conjunction with non-Internet-related technology in order to provide non-Internet services, including, without limitation, public or private data services (such as ATM transport services), or transport services for network applications (such as telemetry, video or multimedia conferencing).

     In addition, PSINet may not effect any sale, swap, lease or other transfer of such bandwidth to any third party except (i) to an affiliate of PSINet or
(ii) in connection with the offering of Internet connectivity services or

(iii) in connection with a bona fide financing arrangement with an unaffiliated third party. Any transferee of bandwidth acquired from IXC, other than in connection with a bankruptcy of the Company, will be subject to the terms and conditions of the Purchase Agreement, including, without limitation, the foregoing restrictions.

     PSINet may assign or transfer its rights under the Purchase Agreement, in whole or in part, including, without limitation, in connection with a merger or consolidation of the Company or sale of all or substantially all of its assets, provided that any successor or assign of the Company agrees to be bound by the terms of the Purchase Agreement.

CERTAIN ADDITIONAL COVENANTS

     In addition to the covenants of the parties under the Purchase Agreement described above, each of PSINet and IXC also have agreed, among other things, to the following: (i) each of the parties will use its reasonable best efforts to obtain all consents and approvals of third parties and will take all such other actions as may be required in connection with the consummation of the transactions contemplated by the Purchase Agreement; (ii) neither PSINet nor IXC will for a three year period after the Closing induce, request or otherwise assist any employee of the other party to terminate his or her employment with the other party; (iii) IXC will have no right to use the bandwidth corresponding to the PSINet IRUs and must use reasonable care not to interfere with PSINet's use of such bandwidth; and (iv) without the consent of the other party, neither party will display or use the other's tradenames, logos, trademarks, servicemarks or related intellectual property (collectively, "Marks") or permit any of its affiliates to, or give permission to any third party to, display or use any of the other party's Marks.

DEFAULTS; REMEDIES

     A party will be in default under the Purchase Agreement for: (i) failing to make any payment thereunder when no bona fide dispute exists, after a five-day cure period; (ii) breach by such party or its agents or affiliates of any provision of the Purchase Agreement or any other agreement executed and delivered by the parties pursuant to the Purchase Agreement which is determined by an arbitration under the Purchase Agreement to have a material adverse effect on the use and enjoyment by the other party of the benefits of such agreement (a "Material Provision"), after a 30-day cure period (except that a breach by any of the IXC Parties of the Standstill Agreements must be cured upon demand by PSINet or, in certain limited instances, within a five-day cure period); and
(iii) the filing or initiation of bankruptcy proceedings by or against such party after a 90-day cure period.

     Failure to cure a default within the applicable cure period (or, in the case of a breach of the Standstill Agreements, upon demand by PSINet), entitles the non-defaulting party, so long as such default is continuing, to either suspend its performance or payment obligations under the Purchase Agreement (other than the IXC Parties' obligations under the Standstill Agreements) or seek monetary damages or injunctive relief, specific performance or other equitable remedies. However, in no event will IXC have the right to terminate, modify or otherwise affect its grant of, or PSINet's right, title and interest in, the PSINet IRUs; provided, however, that during the continuance of any breach by PSINet of a Material Provision, IXC will be entitled to disconnect PSINet's access to the IXC POPs on the Available System and to IXC's fibers and equipment, and suspend performance of its maintenance obligations with respect to the PSINet IRUs. In the event of a breach by IXC of a Material Provision, PSINet will be entitled to engage a subcontractor to have access to the IXC POPs, subject to rights of third parties (whose consent, if required for such access, IXC will use its reasonable efforts to obtain), to maintain equipment relating to the PSINet IRUs so as to assure PSINet's uninterrupted use of the PSINet IRUs, so long as PSINet is not determined to be then in default of a Material Provision (the "Access Right").

INDEMNIFICATION; LIMITATION OF LIABILITY

     Each party will indemnify and hold harmless the other party from and against all liability, loss, cost, damage, expense or cause of action arising out of any of the following: (i) claims for libel, slander, copyright infringement or unauthorized use of a trade secret or Mark resulting from transmission of material over the Available System by the indemnifying party;
(ii) claims of third parties arising out of negligent or willful acts or omissions of the indemnifying party; (iii) claims for patent infringement arising out of use of the Available

System by the indemnifying party; or (iv) except as otherwise provided in the Purchase Agreement, claims for material breach or failure to comply with any provision of the Purchase Agreement by the indemnifying party.

     Except for direct damages otherwise specifically provided for in the Purchase Agreement, neither party is liable to the other for any special, incidental, direct, indirect, punitive, reliance or consequential damages arising out of the Purchase Agreement or any breach of the Purchase Agreement or any defect or failure in the bandwidth corresponding to the PSINet IRUs or any service provided under the Purchase Agreement or for any other act or omission by either party.

FORCE MAJEURE

     Neither party will be liable to the other party for any failure of performance under the Purchase Agreement (except with respect to certain monetary obligations) due to causes beyond the reasonable control of a party, including, without limitation, acts of god, national emergency, riots, labor disputes, labor or material shortages (not resulting from failure to place reasonable orders therefor), damage to facilities or equipment (other than arising out of neglect or mishandling) or governmental acts or orders. Any party excused from performance pursuant to the foregoing must use commercially reasonable efforts to minimize the time during which such performance is excused.

OTHER AGREEMENTS

     Joint Marketing and Services Agreement. In connection with this transaction, on July 22, 1997, PSINet and IXC also entered into a Joint Marketing and Services Agreement (the "Services Agreement") pursuant to which the Company will provide Internet services to IXC for its own purposes and for resale. A copy of the Services Agreement is attached hereto as Exhibit B (certain confidential provisions of which have been granted confidential treatment by the Commission and, accordingly, have been redacted, and certain schedules and attachments thereto have been omitted and may be obtained by shareholders without charge in redacted form (due to the grant of confidential treatment) on the Internet at the Commission's Web site (at http://www.sec.gov) as part of Exhibit 10.1 to the Company's Form 10-Q for the quarter ended June 30, 1997, as amended, or by writing to the Investor Relations Department of the Company at the address provided above under " -- The Companies --PSINet"). The summary of the Services Agreement set forth in this Proxy Statement is qualified by reference to the attached text of the Services Agreement.

     Pursuant to the Services Agreement, the Company will provide IXC with managed connectivity services, value added services and opportunity consulting services for specified fees which, in light of the strategic importance to the Company of the PSINet IRUs and the Company's other arrangements with IXC described herein, the Company has agreed will be, or will be equal to, the lowest offered by the Company. This "most favorable" pricing arrangement would not ordinarily be extended to other parties by the Company absent related transactions similar in strategic scope and importance to the Company as those between the Company and IXC described herein. The managed connectivity services to be furnished by the Company consist of the provision of dial-up and dedicated access to the Internet by means of the Company's network and related products and services. The value-added services to be provided by the Company consist of InternetPaper, Internet security services, PSIWeb, services or products developed jointly by the Company and IXC and other products or services marketed or offered by the Company as a generally available service or product offering other than managed connectivity services which are subject to exclusive marketing relationships with third parties. The opportunity consulting services to be provided by the Company consist of pre-sales technical support and post-sales development and implementation support to address IXC-identified market opportunities.

     The Services Agreement will expire on the date of termination of the Purchase Agreement, subject to earlier termination or expiration as provided in the Services Agreement. The termination of the Purchase Agreement as a result of, among other things, the failure to satisfy any condition to Closing contained therein (including, without limitation, the failure of the Company's shareholders to approve the issuance of the Transaction Shares pursuant to the Purchase Agreement) would also result in the termination of the Services Agreement. The Services Agreement contemplates that IXC will be permitted to provide Internet services to its customers pursuant to the Services Agreement in the geographic areas in which the Company presently or at any time during the term of the Services Agreement provides services to its customers; provided, however, that to the extent that IXC desires to provide Internet services to its customers located in a geographic area where the Company has an affiliate, strategic partner or cooperating provider offering services, the provision of services in such geographic area will be subject to negotiation and agreement between IXC and such affiliate, strategic partner or cooperating provider, who will deal with IXC for such purposes through the Company.

     The Services Agreement restricts IXC from offering any service for sale or distribution through any of its customers or for resale for multiple end-use in any particular geographic area until such service is made generally available by the Company for multiple end-user use in such geographic area. IXC is required to use reasonable efforts to cause each IXC reseller to include a provision in such reseller's agreements with customers restricting such customers from engaging in any conduct that would violate such multiple end-user restriction.

     Although the Company and IXC intend to cooperate with each other with respect to future business opportunities, the Services Agreement does not preclude either the Company or IXC from either competing with each other or dealing with third parties with respect to sales of services contemplated by the Services Agreement.

     Security Agreement. At the Closing, IXC and PSINet will enter into a Security Agreement and Assignment in substantially the form attached hereto as Exhibit C (the "Security Agreement"). The summary of the Security Agreement set forth in this Proxy Statement is qualified by reference to the attached text of the Security Agreement.

     Pursuant to the Security Agreement, IXC will grant PSINet a security interest in the following collateral (collectively, the "Collateral") to secure the performance of IXC's obligations under the Purchase Agreement to deliver the PSINet IRUs: (i) a portion of the IRUs underlying the PSINet IRUs granted to IXC by IXC Carrier pursuant to the Contribution Agreement; (ii) a portion of certain other IRUs in IXC's fiber optic telecommunications system granted to IXC by IXC Carrier pursuant to the Contribution Agreement (the "Short-Term IRU"), provided that the length of the Short-Term IRU will not exceed the excess, if any, of 10,000 route miles of OC-48 bandwidth over the number of completed route miles of OC-48 bandwidth on the Available System accepted by PSINet pursuant to the Purchase Agreement and the Short-Term IRU will terminate upon PSINet's acceptance of all of the PSINet Capacity IRU; (iii) the Access Right (see "-- Defaults; Remedies"); and (iv) all "proceeds" (as such term is defined in
Section 9-306(i) of the Uniform Commercial Code of the State of Delaware) of the foregoing.

     In addition, pursuant to the Security Agreement, IXC will assign to PSINet, as security for IXC's obligations under the Purchase Agreement with respect to the PSINet IRUs, all of IXC's rights and interests in the Contribution Agreement to the extent necessary to deliver the PSINet IRUs.

     If IXC is in default of a Material Provision, PSINet may, upon notice to IXC, provided PSINet is then in compliance with its obligations under the Purchase Agreement, realize upon any part of the Collateral and sell such Collateral and apply the proceeds thereof to satisfy IXC's obligations under the Purchase Agreement with respect to the PSINet IRUs (with surplus proceeds, if any, to be remitted to IXC). PSINet has the right to purchase for itself any of the Collateral so sold.

     PSINet believes that its rights and remedies under the Security Agreement in the event IXC is in default of a Material Provision are an important addition to its rights and remedies under the Purchase Agreement. If IXC is in default of a Material Provision, PSINet's rights with respect to the Collateral under the Security Agreement would enable it to force a sale of the Collateral and, potentially, acquire IXC's right, title and interest in the Collateral. PSINet would have the ability to bid at any sale of the Collateral and receive a credit at such sale for the amount of any damages arising from IXC's default (subject to the limitations on damages contained in the Purchase Agreement). PSINet could recover such damages caused by an IXC default up to the extent of the value of the Collateral.

     PSINet's rights with respect to the Collateral are also important in the event of a default by IXC of a Material Provision at such time as IXC were to be in bankruptcy. In such circumstances, notwithstanding the possibility that IXC might be able to reject the Purchase Agreement as an executory contract and thereby excuse itself from performing its obligations thereunder, PSINet's security interest in the Collateral pursuant to the Security Agreement would, as explained above, enable it to potentially acquire all of IXC's right, title and interest in the Collateral and take such actions with respect to the Collateral as described above as are necessary to satisfy IXC's obligations to it under the Purchase Agreement. In addition, as discussed under "Risk Factors -- Risks Relating to the IRU and Stock Purchase Transaction -- Risks Associated with IXC's Ability to Deliver PSINet IRUs," PSINet would have a secured claim for damages arising from rejection of the Purchase Agreement within the bankruptcy case (subject to the limitations on damages contained in the Purchase Agreement). Because rejection of the Purchase Agreement would result in a secured claim, the Company believes the existence of the Security Agreement lessens the likelihood that the Purchase Agreement would be rejected.

     Therefore, the Security Agreement will provide PSINet the means to protect its use and enjoyment of the PSINet IRUs to a significantly greater extent than the rights afforded to it solely under the Purchase Agreement. Further, even in the event of an IXC bankruptcy, PSINet's ability to realize on, sell, bid for and potentially acquire the Collateral provides it with a remedy that the Company believes is potentially significantly more valuable than the contractual claim for damages to which it could otherwise be relegated.

     Registration Rights Agreement. At the Closing, PSINet and IXC will enter into a Registration Rights Agreement in substantially the form attached hereto as Exhibit D (the "Registration Rights Agreement"). The summary of the Registration Rights Agreement set forth in this Proxy Statement is qualified by reference to the attached text of the Registration Rights Agreement.

     None of the Transaction Shares to be issued pursuant to the Purchase Agreement will be registered, at the time of issuance, with the Commission under the Securities Act of 1933, as amended (the "1933 Act"), or with any state or other jurisdiction under any of their applicable securities laws. The Company will rely on the exemption set forth in Section 4(2) of the 1933 Act for sales not involving a public offering in not registering the Transaction Shares. The certificates representing the Transaction Shares will contain a legend indicating that they may not be resold unless they are registered with the SEC or are resold pursuant to an exemption from such registration. Also, IXC may be deemed to be an "affiliate" (as defined in Rule 144 under the 1933 Act) of PSINet as a result of the percentage of outstanding Common Stock it will own pursuant to its purchase of the Transaction Shares and because the Purchase Agreement contemplates that Mr. Swett, IXC's chairman, president and chief executive officer, will be a member of PSINet's Board of Directors following the Closing. If IXC is an affiliate of PSINet, then any shares of Common Stock owned by any of the IXC Parties may be considered to be control shares and could be resold only pursuant to a registration statement filed with the SEC or pursuant to Rule 144 under the 1933 Act (which limits the time, volume and manner of sale of any resales by an affiliate) or pursuant to certain other exemptions from registration under the 1933 Act. Because of these restrictions, the Company will grant IXC certain registration rights relating to its resale of the Transaction Shares.

     Pursuant to the Registration Rights Agreement, so long as the Transaction Shares are not eligible for sale by IXC pursuant to Rule 144(k) under the 1933 Act (which permits shares held continuously for at least two years by non-affiliates to be resold without volume and manner of sale restrictions), IXC will have certain demand registration rights with respect to the Transaction Shares. IXC may make up to three separate demands to have PSINet file a registration statement under the 1933 Act with respect to an underwritten public offering of any or all of the Transaction Shares, subject to certain conditions and limitations, including, among other things, the right of the underwriters of such offering to limit the number of shares included in the offering; provided, however, that if (i) at least 80% of the number of shares as to which IXC requested registration are not included in such registration or (ii) such registration statement does not remain effective under the 1933 Act for at least 60 days, then such registration will not be counted as one of the three demands for registration to which IXC is entitled under the Registration Rights Agreement. IXC will have the right to select the managing underwriter (which must be of national standing and reputation) to administer any underwritten offering pursuant to its demand registration rights, subject to such underwriter's entering into a confidentiality agreement with the Company in form and substance satisfactory to the Company. In addition, IXC may require the Company once every six months following the Closing to register Transaction Shares pursuant to a registration statement on Form S-3 (or any successor form or other appropriate form) under the 1933 Act, subject to certain conditions and limitations, and the Company will be required to keep such registration statement continuously effective under the 1933 Act for 60 days.

     In addition to its demand registration rights, IXC also has so-called "piggyback" registration rights under the Registration Rights Agreement. At any time after the Closing, so long as the Transaction Shares are not eligible for sale pursuant to Rule 144(k) under the 1933 Act, if the Company proposes to register under the 1933 Act any of its equity securities for sale to the public, IXC will be entitled to notice thereof and, subject to certain restrictions, to include any or all of the Transaction Shares in such registration. IXC's piggyback registration rights will be subject to the right of the underwriters to reduce the aggregate number of shares included in such registration ratably among IXC and any other shareholders of the Company then requesting registration of their shares of Common Stock pursuant to certain preexisting registration rights.

     Subject to certain limitations, the Company will be required to bear all registration, legal (for no more than one independent legal counsel for IXC and any other shareholders of the Company selling shares in such registration pursuant to preexisting registration rights) and other expenses (other than underwriting discounts and commissions) in connection with any registration effected pursuant to the Registration Rights Agreement. In addition, the Company must provide appropriate indemnification to IXC, the other selling shareholders (if any) and the underwriters (if any) in connection with such registrations.

     Collocation and Interconnection Agreement. At the Closing, PSINet and IXC will enter into a Collocation and Interconnection Agreement (the "Collocation Agreement") in substantially the form attached hereto as Exhibit E (certain confidential provisions of which have been granted confidential treatment by the Commission and, accordingly, have been redacted) pursuant to which the Company will be permitted for agreed upon fees to collocate its telecommunications equipment at IXC's premises or the IXC POPs and to interconnect its equipment to IXC's or a third party's equipment at IXC's premises or the IXC POPs. The summary of the Collocation Agreement set forth in this Proxy Statement is qualified by reference to the attached text of the Collocation Agreement.

     The Collocation Agreement will remain in effect until the earlier of the expiration or termination of the Purchase Agreement or such time as the Collocation Agreement may be terminated in accordance with its terms or by operation of law. The Collocation Agreement provides that IXC will, among other things, provide the Company with heating, ventilation and air conditioning for standard components, non-UPS AC power and specified amounts of space for the Company's telecommunications equipment at the IXC POPs for specified fees.

CONDITIONS PRECEDENT TO CLOSING

     The Closing is currently expected to take place not later than March 31, 1998, subject, among other things, to the following conditions: (i) each party must obtain all necessary consents and approvals of governmental authorities, including, without limitation, under the HSR Act (See "--Regulatory Requirements"), and other third parties; (ii) the Company must have obtained the approval of its shareholders at the Special Meeting for which proxies are being solicited pursuant to this Proxy Statement for the issuance of the Transaction Shares to IXC pursuant to the Purchase Agreement (see "Proposal No. 1 - Approval of Issuance of 20% or More of Common Stock Outstanding, As Required by Nasdaq Rules"); (iii) unless waived by a party, each party must have received opinions from its respective investment bankers as to the fairness from a financial point of view of the transactions contemplated by the Purchase Agreement (see "-- Opinion of PSINet's Financial Advisor") and, in the case of the Company, it must also have received an opinion as to the value of the PSINet IRUs (see "-- Valuation Report on PSINet IRUs"); (iv) unless waived by IXC, IXC Communications must have obtained all necessary approvals of its bondholders;
(v) the Contribution Agreement in form and substance satisfactory to the Company and IXC must have been executed and delivered by each of IXC Carrier and IXC;
(vi) unless waived by each party, there must not have occurred prior to the Closing with respect to either the Company, on the one hand, or any of IXC, IXC Communications or IXC Carrier, on the other hand, a material adverse effect on the condition, financial or otherwise, or operating results of such party and its subsidiaries taken as a whole; (vii) unless waived by IXC, no person prior to the Closing shall have acquired or agreed to acquire more than 50% of the Common Stock; (viii) the amendments to the New York Business Corporation Law (included in the New York Legislature's Bill S.476-B/A.7998-A), which were enacted on August 26, 1997, must have become effective; (ix) bandwidth corresponding to the PSINet IRUs must have been accepted by the Company and/or cash delivered to the Company having an aggregate value equal to or in excess of the aggregate par value of the Initial Shares (i.e., a minimum of $101,657.79) and (x) each of the parties must execute and deliver to the other party the Registration Rights Agreement and the Security Agreement (see "-- Other Agreements"), as well as other customary closing documents and certificates.

     In connection with the condition to Closing described in clause (iv) above, IXC has informed the Company that the transactions contemplated by the Purchase Agreement do not require the approval of any security holders of IXC Communications and that, as a result, IXC will waive compliance with this condition.

REGULATORY REQUIREMENTS

     Under the HSR Act and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), the transactions contemplated by the Purchase Agreement may not be consummated until pre-merger notification filings have been made with the FTC and the Antitrust Division of the Department of Justice (the "Antitrust Division") and specified waiting period requirements have been satisfied. On August 27, 1997, PSINet and IXC each filed a notification and report form under the HSR Act with respect to the transactions contemplated by the Purchase Agreement, together with a request for early termination of the applicable 30-day waiting period. On September 8, 1997, the FTC informed the Company and IXC that it had granted the parties' request for such early termination. Accordingly, the Company and IXC may proceed to consummate the transactions contemplated by the Purchase Agreement at any time during the twelve months after September 8, 1997. However, it is possible that, at any time before or after the Closing Date, and notwithstanding the FTC's grant of early termination of the applicable waiting period under the HSR Act, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the transactions contemplated by the Purchase Agreement or seeking divestiture of substantial assets of PSINet or IXC. It is also possible that, at any time before or after the Closing Date, and notwithstanding the FTC's grant of early termination of the applicable waiting period under the HSR Act, any state could take such similar action under state antitrust laws as it deems necessary or desirable in the public interest. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

     Based on information available to the Company, the Company believes that the transactions contemplated by the Purchase Agreement will be effected in compliance with federal and state antitrust laws. However, there can be no assurance that a challenge to the consummation of such transactions on antitrust grounds will not be made or that, if such a challenge were made, PSINet and IXC would prevail or would not be required to accept certain conditions in order to effect the Closing.

TERMINATION

     The Purchase Agreement may be terminated as follows: (i) by written agreement of the parties; (ii) by either party if the Closing has not occurred on or prior to March 31, 1998 (as such date may be extended by mutual agreement of the parties); or (iii) by either party if any order or action of any governmental authority or court preventing or prohibiting consummation of the transactions contemplated by the Purchase Agreement becomes final and nonappealable. Upon termination of the Purchase Agreement, neither party will have any liability to the other, except in respect of any material breach of the Purchase Agreement by either party.

BACKGROUND OF THE IRU AND STOCK PURCHASE TRANSACTION

     The acquisition of assets and businesses of, and the development of strategic alliances or other business relationships with, companies engaged in businesses or providing products or services complementary to PSINet's existing business has been a significant part of PSINet's business strategy. PSINet has actively pursued potential corporate acquisition opportunities, strategic alliances and other strategic transactions, both domestic and international, involving other participants in the Internet services industry and related telecommunications industries, with the aim of expanding and enhancing its global service offerings. Over the past two years, PSINet has completed a number of such acquisitions and alliances.

     On February 24, 1997, as part of PSINet's business development efforts, John Kraft, who was then General Manager of Wholesale Network Services of the Company, met with John R. Fleming, Executive Vice President, Sales & Marketing, of IXC Communications, at IXC Communication's offices in Austin, Texas to discuss a potential joint marketing and services agreement between the parties pursuant to which PSINet would provide Internet services to IXC for IXC's own purposes and for resale to its customers. During these discussions, the possibility of an equity investment by IXC in PSINet was first raised by Mr. Fleming.

     Mr. Kraft reported these discussions to William L. Schrader, the Chairman, President and Chief Executive Officer of the Company, and Harold S. Wills, Executive Vice President and Chief Operating Officer of the Company. During March and April 1997, Messrs. Wills and Kraft had exploratory telephone conversations with Mr. Fleming regarding the general terms and feasibility of a sales and marketing arrangement. On April 22, 1997, Messrs. Wills and Kraft met with Mr. Fleming at the Telecommunications Resellers Association trade show in San Antonio, Texas and explored in further detail the possible structure of a sales and marketing arrangement between IXC and PSINet. At this meeting, the possibility of PSINet purchasing an IRU in bandwidth on IXC's fiber optic telecommunications system was introduced by Mr. Wills.

     On May 9, 1997, at a regularly scheduled meeting of the PSINet Board, Mr. Schrader stated that the Company was considering a potential transaction with IXC. Mr. Schrader disclosed in general terms the form such transaction, if feasible, might take. The PSINet Board authorized management to pursue further discussions with IXC.

     A confidentiality agreement dated as of May 14,1997 was executed by IXC and PSINet to facilitate the parties' discussion of a potential strategic relationship.

     On May 14, 1997, Messrs. Schrader, Wills and Kraft and Mark S. Fedor, Vice President, Engineering of the Company, met with Mr. Swett, who was then IXC's Chairman, President and Chief Executive Officer, Mr. Fleming, James F. Guthrie, who was then Executive Vice President of Strategic Development of IXC Communications, and several other senior executives of IXC Communications, including, among others, Meri B. Braziel, Senior Vice President of Marketing, and Jeffrey Balling, Vice President, Internet Planning, at IXC Communications' offices in Austin, Texas. At such meeting, presentations were made regarding IXC's plans for the buildout of its telecommunications system, the features and capabilities of such system, PSINet's Internet access and related services and the possibilities for an arrangement which would permit IXC to sell PSINet's Internet services to its customers. Following the presentations, Messrs. Schrader, Wills, Swett and Guthrie convened separately to discuss the general structure and terms of a potential relationship between the companies. The parties agreed that the basic components of the transaction would include an acquisition by PSINet of IRUs in OC-48 bandwidth in IXC's fiber optic telecommunications systems in exchange for which PSINet would issue to IXC approximately 20% of its Common Stock, and a joint marketing and services agreement under which IXC would be permitted to resell PSINet's Internet services.

     On May 15 and 16, 1997, members of senior management of PSINet analyzed the legal, financial and technical aspects of the proposed transaction with IXC and potential strategic alternatives. In addition, Edward D. Postal, Chief Financial Officer of the Company, discussed telephonically with Price Waterhouse LLP, the Company's independent accountants ("Price Waterhouse"), preliminary accounting issues relating to the proposed transaction.

     On May 19, 1997, Messrs. Schrader, Wills and Postal of PSINet and Messrs. Swett and Guthrie of IXC and Jeffrey C. Smith, IXC Communications' Vice President, General Counsel and Secretary, discussed telephonically various major issues relating to the proposed transaction. As a result of this discussion, IXC agreed to continue to negotiate an agreement which would provide that, among other things, IXC would agree to (i) grant to PSINet IRUs in up to 10,000 equivalent route miles of OC-48 bandwidth in exchange for shares of Common Stock representing 19.99999% of the Company's outstanding Common Stock after giving effect to such issuance, (ii) provide a full range of operation and maintenance and other services with respect to the PSINet IRUs, and (iii) enter into a standstill agreement prohibiting it and its affiliates from acquiring additional shares of Common Stock. PSINet agreed to continue to negotiate an agreement which would provide that, among other things, PSINet would agree to (i) accept certain restrictions on its rights to use the bandwidth acquired from IXC, (ii) grant registration rights with respect to the shares issued to IXC, and (iii) recommend that the PSINet Board elect Mr. Swett as a director of the Company immediately after the Closing.

     On May 20, 1997, members of PSINet senior management apprised telephonically representatives of Merrill Lynch, Pierce, Fenner & Smith (Merrill Lynch"), PSINet's financial advisor, of the proposed transaction with IXC and requested that Merrill Lynch assist the Company in evaluating the financial and strategic implications of the proposed transaction, review potential strategic alternatives to such transaction and prepare a fairness opinion to the PSINet Board in connection therewith.

     During the period beginning May 21, 1997 through the signing of definitive agreements with IXC on July 22, 1997, members of PSINet senior management and representatives of Merrill Lynch, Nixon, Hargrave, Devans & Doyle LLP, PSINet's outside legal counsel ("NHD&D"), and Price Waterhouse had numerous telephonic discussions regarding various legal, financial, accounting and timing issues relating to the structure and terms of the proposed transaction.

     On May 22 and May 23, 1997, Messrs. Smith and Balling of IXC and a representative of Riordan & McKinzie, IXC's legal counsel ("R&M"), met in Virginia with Messrs. Schrader, Wills and Postal, David N. Kunkel, PSINet's Senior Vice President, General Counsel and Secretary, and other legal and technical executives of PSINet to conduct due diligence and discuss legal, technical and business issues relating to the proposed transaction.

     On May 28 and 29, 1997, executives of PSINet met with executives of IXC Communications in Austin, Texas to conduct due diligence concerning technical and operational aspects of IXC's telecommunications network and infrastructure.

     On May 30, 1997, Ms. Braziel, Mr. Balling and other executives of IXC Communications met with Messrs. Wills and Kraft and other executives of PSINet to discuss the terms of the proposed joint marketing and services agreement between the companies. In addition, Messrs. Schrader, Wills and Postal and other executives of PSINet and Messrs. Swett, Smith and Balling of IXC and representatives of R&M discussed telephonically legal and technical issues relating to the structure and terms of the proposed IRU and stock purchase agreement.

     On June 1 and June 2, 1997, Mr. Postal and Joel Getis, Director, Business Analysis of PSINet, visited IXC's offices in Austin, Texas to conduct financial due diligence and met with Mr. Willingham, Mr. Swett and other IXC personnel to discuss financial and business issues relating to the proposed transaction.

     On June 3 and June 4, 1997, Messrs. Swett, Smith and Balling, other executives of IXC Communications and a representative of R&M met with Messrs. Schrader, Wills, Kunkel and Postal and other executives of PSINet to negotiate in further detail the structure and terms of the proposed transaction.

     Between June 19 and June 28, 1997, the parties and their respective financial, legal and accounting advisors held several negotiating sessions in person and telephonically regarding the structure, terms and timing of the proposed transaction. As a result of these negotiations, the parties agreed, among other things, that the agreement relating to the proposed transaction, if consummated, would provide that (i) PSINet would issue all of IXC's equity investment in PSINet in the form of Common Stock at the Closing (rather than issuing convertible preferred stock or delivering Common Stock into escrow for release in installments at such time as bandwidth corresponding to the PSINet IRUs is made available to PSINet) and (ii) IXC would grant PSINet a security interest in a portion of the IRUs underlying the PSINet IRUs and in a portion of certain other IRUs in IXC's fiber optic telecommunications system to secure the performance of IXC's obligations relating to the PSINet IRUs.

     On June 29, 1997, a draft of the proposed Purchase Agreement and certain exhibits thereto was provided by R&M to PSINet and NHD&D.

     On June 30, 1997, the PSINet Board held a special telephonic meeting to consider further the proposed transaction with IXC. In addition to the PSINet Board, various members of PSINet management and representatives of Merrill Lynch, NHD&D and Kelley Drye & Warren LLP, PSINet's special telecommunications counsel ("KD&W"), participated. Members of PSINet senior management and NHD&D reported on the status of negotiations with IXC and the recent discussions that had taken place between the two companies' management teams, financial, legal and accounting advisors. PSINet senior management and NHD&D addressed questions and comments of the PSINet Board with respect to the principal terms of the proposed transaction with IXC and the strategic factors that supported the transaction. Representatives of Merrill Lynch discussed strategic, financial and other issues relating to the transaction. There were also discussions regarding the actions that would be required of the PSINet Board to approve the transaction. At the conclusion of these discussions, the PSINet Board authorized and instructed management to continue its negotiations with IXC.

     Between July 1 and July 7, 1997, members of PSINet management, IXC management and their respective legal, financial and accounting advisors participated in ongoing negotiations regarding the terms of the proposed transaction. During this period, the parties held several telephonic meetings to discuss drafts of the Purchase Agreement, Services Agreement, Security Agreement, Registration Rights Agreement, Collocation Agreement and other ancillary transaction documents and issues relating to such agreements.

     On July 7, 1997, the PSINet Board held a special telephonic meeting in which members of PSINet management and representatives of Merrill Lynch, NHD&D, KD&W and Price Waterhouse discussed with the PSINet Board, and responded to numerous questions from PSINet Board members regarding, the status of negotiations with IXC, the principal terms of the Purchase Agreement and related transaction documents, and the perceived benefits and potential risks of the proposed transaction. Members of PSINet senior management and NHD&D summarized the major unresolved issues relating to the proposed transaction and the parties' respective positions on these issues. NHD&D discussed the PSINet Board's fiduciary duties in considering the proposed transaction. Price Waterhouse then reviewed the proposed accounting treatment for the proposed transaction. Merrill Lynch discussed its preliminary financial and strategic analyses relating to the proposed transaction, including a review of a projected five-year financial model, and potential strategic benefits and risks. At the conclusion of these discussions, the PSINet Board voted to give preliminary approval to the proposed transaction with IXC and authorized PSINet senior management to continue to pursue such transaction.

     Between July 8 and July 11, 1997, representatives of management of the two companies and their respective financial, legal and accounting advisors held several telephonic meetings to discuss remaining unresolved issues on the drafts of the Purchase Agreement, Services Agreement, Security Agreement, Registration Rights Agreement, Collocation Agreement and other ancillary transaction documents.

     On July 14, 1997, Messrs. Schrader and Swett discussed telephonically the major unresolved issues relating to the proposed transaction. During this discussion, Mr. Swett requested that the aggregate value of the shares of Common Stock to be issued to IXC at the Closing be guaranteed at a fixed dollar amount approximating IXC's buildout costs plus a reasonable return on investment as of the completion of the buildout, in exchange for IXC's acceptance of the competitive risks associated with its agreeing to less stringent restrictions on PSINet's use of the bandwidth corresponding to the PSINet IRUs, as requested by PSINet. Mr. Schrader, other members of PSINet management, and representatives of Merrill Lynch, NHD&D and Price Waterhouse analyzed and discussed internally the financial, strategic, legal and accounting consequences and risks associated with Mr. Swett's proposal. After further discussions between Messrs. Schrader and Swett and their respective management teams and advisors, the parties agreed that the Contingent Obligation would be included in the Purchase Agreement and that the date at which the guarantee relating thereto, to the extent it becomes payable, would be required to be paid would be one year following the date of anticipated delivery and acceptance of 100% of the bandwidth corresponding to the PSINet IRUs and that the amount of such guarantee would be $240 million.

     Between July 15 and July 18, 1997, representatives of management of the two companies and their respective financial, legal and accounting advisors discussed telephonically Mr. Swett's proposal relating to the Contingent Obligation and the other remaining unresolved issues on the proposed transaction, including, among others, the specific terms and conditions of the Contingent Obligation, the restrictions on PSINet's use of the bandwidth corresponding to the PSINet IRUs and the geographic scope and configuration of the Available System.

     On each of July 16 and July 18, 1997, the PSINet Board held special telephonic meetings during which members of PSINet management and representatives of NHD&D and Price Waterhouse were present and, at the July 16, 1997 meeting, representatives of Merrill Lynch and KD&W were also present, to discuss with the PSINet Board, and respond to numerous questions from the PSINet Board regarding, the status of negotiations with IXC, the principal terms of the Purchase Agreement and related transaction documents, and the perceived benefits and risks of the proposed transaction. Members of PSINet senior management and NHD&D summarized the major unresolved issues relating to the proposed transaction and the parties' respective positions on these issues, including, principally, the terms and conditions of the Contingent Obligation. NHD&D and Merrill Lynch reviewed the legal and financial risks associated with the Contingent Obligation. Price Waterhouse reviewed accounting and tax issues relating to the Contingent Obligation. After the July 18 telephonic meeting, the PSINet Board voted to approve and ratify the proposed transaction with IXC on the terms set forth in the then current drafts of the Purchase Agreement and related transaction documents, subject to successful resolution of certain outstanding issues.

     From July 19 to July 21, 1997, representatives of management of the two companies and their respective legal counsel continued negotiations on the draft Purchase Agreement and related transaction documents. After extensive negotiations between the parties, the PSINet Board reconvened telephonically on the evening of July 21, 1997 with members of PSINet management and representatives of NHD&D to discuss the resolution of the issues that were outstanding as of the July 18, 1997 meeting of the PSINet Board and to review the changes to the principal terms of the proposed transaction resulting therefrom. At the conclusion of these discussions, the PSINet Board unanimously approved and ratified the proposed transactions contemplated by the Purchase Agreement.

     On the evening of July 22, 1997, the Purchase Agreement and the Services Agreement were executed and delivered by PSINet and IXC.

     On July 23, 1997, PSINet and IXC issued press releases announcing the transactions contemplated by the Purchase Agreement and the Services Agreement.

     On October 1, 1997, PSINet and IXC entered into an amendment to the Purchase Agreement to extend the date provided therein for termination by either party if the Closing has not by then occurred from November 25, 1997 to January 31, 1998.

     On October 17, 1997, the PSINet Board held a special meeting at which members of PSINet management and representatives of Merrill Lynch and NHD&D were present. At this meeting, Merrill Lynch delivered its oral opinion, which was subsequently confirmed in written opinions dated as of such date and as of December 11, 1997, to the effect that, as of October 17, 1997 (and as subsequently confirmed as of December 11, 1997), and based upon the assumptions made, matters considered and limits of review set forth in such written opinions, the issuance of the Initial Shares and Contingent Obligation, taken together, in consideration for the PSINet IRUs and the other elements of the transaction as contemplated by the Purchase Agreement, is fair from a financial point of view to PSINet. A copy of the written opinion of Merrill Lynch dated as of December 11, 1997 is attached to this Proxy Statement as Exhibit F, and PSINet shareholders are urged to carefully read the opinion. See "--Opinion of PSINet's Financial Advisor."

     On December 3, 1997, the PSINet Board held a special meeting at which members of PSINet management were present to consider and take action upon a second amendment to the Purchase Agreement to, among other things, (i) further extend the date provided therein for termination by either party, if the Closing has not by then occurred, to March 31, 1998 in order to allow the Closing to occur after such time as certain recently enacted amendments to the New York Business Corporation Law take effect, which will permit the Company to issue its shares of Common Stock to IXC and consummate the transactions contemplated by the Purchase Agreement while remaining a New York corporation, (ii) eliminate the Company's reincorporation in Delaware as a condition to Closing and delete from the Purchase Agreement all provisions contained therein relating to such reincorporation, and (iii) provide that PSINet may order bandwidth corresponding to the PSINet IRUs prior to the Closing and IXC may make such bandwidth available to PSINet prior to the Closing (provided that, in the event the transactions contemplated by the Purchase Agreement are not completed, PSINet will pay IXC for any such bandwidth delivered prior to the Closing at rates historically charged by IXC to PSINet). At the conclusion of this meeting, the PSINet Board approved the second amendment to the Purchase Agreement on the terms set forth in the then current draft of such second amendment.

     On December 4, 1997, the second amendment to the Purchase Agreement was executed and delivered by PSINet and IXC.

PSINET BOARD'S RECOMMENDATION OF AND REASONS FOR EFFECTING THE IRU AND STOCK PURCHASE TRANSACTION

     Certain statements made in the following paragraphs regarding the potential benefits that could result from the consummation of the transactions contemplated by the Purchase Agreement are forward-looking statements based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Such risks and uncertainties are discussed under "Risk Factors" and elsewhere in this Proxy Statement.

     The Board of Directors of PSINet (the "PSINet Board") believes that the acquisition of the PSINet IRUs pursuant to the terms of the Purchase Agreement and the consummation of the transactions contemplated thereby are fair to and in the best interests of PSINet and its shareholders. ACCORDINGLY, THE PSINET BOARD HAS UNANIMOUSLY APPROVED THE PURCHASE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF PSINET APPROVE BOTH PROPOSALS CONTAINED IN THIS PROXY STATEMENT. In reaching this determination, the PSINet Board consulted with PSINet management, as well as with its financial advisors and legal counsel, and, with respect to the accounting and tax treatment of the transactions contemplated by the Purchase Agreement, its independent accountants, and considered a number of factors. The material factors considered by the PSINet Board in reaching the foregoing conclusions are described below, which the PSINet Board believes offer significant potential benefits to the Company and its shareholders.

     Enhancement of PSINet's Internet Backbone. Acquisition of the PSINet IRUs represents a substantial technological enhancement of the telecommunications backbone supporting the Company's provision of Internet access and related services. The OC-48 bandwidth corresponding to the PSINet IRUs carries the equivalent of 2.4 billion bits per second, which is approximately 50 times faster than the data transmission speeds of the T-3 bandwidth currently in use by PSINet to provide Internet connectivity. The OC-48 bandwidth acquired from IXC will therefore enable the Company to offer higher speed Internet services to its customers and will permit the PSINet network to accommodate a wider variety of advanced Internet and Internet-related applications and uses for the benefit of its customers for the foreseeable future. The enhanced capacity resulting from the acquisition of the PSINet IRUs also will allow more users to access the Company's network, thereby enabling the Company to further strengthen its competitive position as a leading Internet service provider. There can be no assurance, however, of the extent to which such enhancements may result in additional revenue.

     Reduction in Certain Operating Costs. The Company's current telecommunications backbone is primarily based on DS-3 circuits, which typically carry monthly lease rates of between 6.0 and 7.0 cents per mile of DS-O capacity (DS-O representing 1/32,256 of OC-48, 1/8,032 of OC-12 and 1/2,008 of OC-3
bandwidth capacity). In making its decision to acquire the PSINet IRUs, the Company examined the cost of leasing OC-3, OC-12 and OC-48 bandwidth and, as further described below under "-- Availability of Comparable Bandwidth," found that bandwidth comparable to the OC-48 bandwidth corresponding to the PSINet IRUs was not likely to be available within the time frame desired by the Company. To the extent that comparable bandwidth would be available, the Company found that such leased bandwidth would carry monthly lease rates of 3.0 to 4.5 cents per DS-O mile. This conclusion is supported by the analysis set forth on Exhibit 1 to the valuation report relating to the PSINet IRUs commissioned by the Company described herein under "-- Valuation Report on PSINet IRUs," a copy of which report is attached hereto as Exhibit G. By acquiring the bandwidth required for its telecommunications backbone for a 20-year term rather than leasing it for terms of one to five years (as the Company generally does presently), the Company expects over the long term to reduce significantly its data communications and operating costs (including costs associated with required capital expenditures to utilize such bandwidth) to approximately 1.0 cents per DS-O mile, which should result in improved operating results. There can be no assurance, however, of the extent to which the acquisition of the PSINet IRUs may result in improved operating results, as such improvement will depend on future revenue which may be generated from the Company's utilization of such bandwidth.

     Availability of Comparable Bandwidth. In evaluating the purchase of the PSINet IRUs from IXC pursuant to the Purchase Agreement, the PSINet Board considered the potential availability of comparable bandwidth from other sources. In its review of potential alternative sources of bandwidth, the PSINet Board considered the following factors to be of material importance: (1) the availability of bandwidth of similar type and quantity on comparable service terms; (2) the plans of other potential suppliers to provide such bandwidth in the geographic areas required by the Company; (3) the status of such suppliers' construction of the specific routes on which such bandwidth would be carried and the timing of planned future deliveries of such bandwidth; (4) the desire of PSINet to enter into a strategic relationship with the supplier of such bandwidth, which could potentially provide other business opportunities and benefits to the Company; (5) the amenability of such supplier to providing such bandwidth in conjunction with an equity investment in the Company or other suitable financing arrangement; and (6) the Company's existing relationships with suppliers of bandwidth. The PSINet Board concluded that the OC-48 bandwidth available from IXC best met the foregoing requirements and that the Company could not reasonably acquire bandwidth of similar type, quantity and geographic location on comparable financial terms from any other source in the time frame in which the PSINet IRUs are being made available. Moreover, the PSINet Board considered the risk that the Company might not be able to lease sufficient bandwidth at commercially acceptable prices from other sources to support increased demands on the Company's network for Internet access and related services. The PSINet Board believes that the acquisition of the PSINet IRUs will enable the Company to meet its presently foreseeable future needs for high capacity bandwidth.

     Benefits to PSINet's Competitive Position. Many of the Internet service providers with which the Company competes are affiliated with larger telecommunications companies which provide them with telecommunications infrastructure and related services on terms more advantageous than those available to the Company. In the face of an increasingly competitive and consolidating industry, PSINet must continue to invest in industry-leading technology. The PSINet Board believes that PSINet's acquisition of the PSINet IRUs will provide it with a technologically advanced networking asset to effectively meet the industry's competitive challenges and evolving customer demands.

     During the course of its deliberations concerning the Purchase Agreement and the transactions contemplated thereby, the PSINet Board also identified and considered a number of potentially material negative factors, which are described below. See also "Risk Factors."

     . The risk that IXC may not continue to have the necessary financial resources to enable it to complete, or may otherwise elect not to complete, its contemplated buildout of the Available System or that such buildout may be delayed or otherwise adversely affected by presently unforeseeable legal, technical and/or other factors;

     . The risk that financial, legal, technical and/or other matters may adversely affect IXC's ability to perform the operation, maintenance and other services under the Purchase Agreement with respect to the bandwidth corresponding to the PSINet IRUs, which may adversely affect the Company's use of such bandwidth;

     . The risk that, in the event of a default by IXC of a Material Provision at such time as IXC is in bankruptcy, the Company's use of the bandwidth corresponding to the PSINet IRUs may be materially adversely affected or curtailed;

     . The risk that, if the difference between $240 million and the Initial Shares Value as of the Determination Date or the Acceleration Date, as applicable, is significant, satisfaction of the Contingent Obligation by the Company through the issuance of Additional Shares or, at the sole option of the Company, by a payment of cash, or a combination of stock and cash, could result in significant dilution to the Company's other shareholders and in IXC's owning a significant, or even a controlling, portion of the outstanding Common Stock, and/or could necessitate a significant cash outlay by the Company, which in any such event could have a material adverse effect on the Company and its shareholders;

     . The risk that, in the event of a change of control or change in management of IXC, IXC's successor or new management, as the case may be, may not share IXC's commitment to the buildout of its fiber optic telecommunications system (including the Available System) or may not otherwise allocate the necessary human, financial, technical and other resources to satisfactorily meet its obligations to PSINet under the Purchase Agreement that would adversely affect the Company's use of the bandwidth corresponding to the PSINet IRUs;

     . The risk that the Company will not have access to sufficient additional capital and/or financing on satisfactory terms to enable it to make the necessary capital expenditures to take full advantage of the PSINet IRUs;

     . The risk that future sales by IXC of substantial numbers of Transaction Shares could adversely affect the market price of the Common Stock and make it more difficult for the Company to raise funds through equity offerings and to effect acquisitions of businesses or assets in consideration for issuances of its Common Stock; and

     . The other risks and uncertainties relating to the Company's consummation of the transactions contemplated by the Purchase Agreement and the Company and its operations generally as described under "Risk Factors."

     PSINet Board's Assessment of Negative Factors. The PSINet Board believes that certain of the foregoing risks are unlikely to occur, while other of these risks are capable of being avoided or mitigated by prudent advance planning on the part of the Company, and that, overall, these risks are outweighed by the potential benefits of the Purchase Agreement and the transactions contemplated thereby.

     Specifically, the PSINet Board believes that the risks described herein associated with IXC's ability to deliver the PSINet IRUs (i.e., the risks relating to IXC's completion of its buildout of the Available System, IXC's performance of the operation, maintenance and other services under the Purchase Agreement with respect to the PSINet IRUs and the effect of a possible bankruptcy of IXC and/or its affiliates on the Company's use of the bandwidth corresponding to the PSINet IRUs) and those associated with a possible change of control of IXC are not likely to occur due to, among other reasons, the following: (i) IXC's strong commitment to complete the buildout of its nationwide telecommunications network, as indicated by statements to members of PSINet's management, repeated disclosures contained in publicly available documents filed by IXC Communications with the Commission and IXC Communications' progress to date in completing significant portions of its expanded network; (ii) IXC Communications' ability, despite its high degree of leverage, operating losses and negative cash flow, to raise capital to finance the buildout of its network through issuances of its debt and/or equity securities, such as its successful preferred stock offering in August 1997, from which it received approximately $288 million in net proceeds; (iii) IXC Communications' strategic objective, as stated in recent, publicly available filings made by it with the Commission, to leverage its relationship with PSINet to generate new Internet services customers who require bundled voice, data and Internet transmission services, which objective, in the view of the PSINet Board, would be jeopardized by IXC's failure to perform its material obligations under the Purchase Agreement; and (iv) in the event of a change of control of IXC, the likelihood that IXC's successor would recognize the inherent strategic value of IXC's relationship with PSINet and, therefore, would be more inclined to take actions to perpetuate this relationship rather than vitiate it.

     With respect to the risks associated with the delivery of Additional Shares and/or cash pursuant to the Contingent Obligation, the PSINet Board is of the view that satisfaction of this obligation should not have a material adverse effect on the Company or its shareholders because use of the bandwidth corresponding to the PSINet IRUs provides the Company with the opportunity, over the long term, to increase significantly its revenues and reduce significantly its future data communications and operations costs per equivalent route mile, which should presumably translate into an increased market value for the Company's Common Stock and, consequently, a lower amount payable pursuant to the Contingent Obligation, to the extent it becomes payable at all. There can be no assurance, however, that, prior to the earlier of the Determination Date or the Acceleration Date, as applicable, such an increase in the market price of the Common Stock will occur or that such an increase, to the extent it does occur, will be sufficient in magnitude to reduce the amount payable pursuant to the Contingent Obligation to a level which would not have a material adverse effect on the Company and its shareholders. In any event, the PSINet Board presently believes that the Company will have sufficient flexibility to satisfy the Contingent Obligation, to the extent it becomes payable, through a combination of (i) cash provided by working capital generated from use of the bandwidth corresponding to the PSINet IRUs, together with other working capital from operations, from existing credit facilities and from proceeds of future equity or debt financings (which the Company expects to be able to obtain when needed), and (ii) the issuance of Additional Shares so as to mitigate the risk of any material adverse effect to the Company and its shareholders. There can be no assurance, however, that satisfaction of the Contingent Obligation will not have a material adverse effect on the Company and its shareholders.

     The PSINet Board believes that the Company may be able to mitigate the risks associated with the large capital expenditures required to take full advantage of the bandwidth corresponding to the PSINet IRU's by adjusting the amount and timing of such capital expenditures in response to the Company's existing financing capabilities, market conditions, competition and other factors. In addition, the PSINet Board believes that working capital generated from use of the bandwidth corresponding to the PSINet IRU's, together with other working capital from operations, from existing credit facilities, from capital lease financings, and from proceeds of future equity or debt financings (which the PSINet Board expects the Company to be able to obtain when needed), will be sufficient to enable the Company to meet such capital expenditure requirements, as well as the presently anticipated working capital expenditure requirements of its other operations. There can be no assurance, however, that the Company will have access to sufficient additional capital and/or financing on satisfactory terms to enable it to meet its capital expenditure and working capital requirements.

     The PSINet Board believes that the risks associated with future sales by IXC of substantial numbers of Transaction Shares into the public market may be mitigated by provisions in the Purchase Agreement which give the Company a right of first offer to purchase any Transaction Shares proposed to be sold by IXC and which prohibit IXC and its affiliates from selling any Transaction Shares during the six-month period preceding or following the date on which the Contingent Obligation becomes payable. There can be no assurance, however, that the Company would have access to sufficient funds to enable it to purchase any shares pursuant to its right of first offer or that the Company would be able to obtain the consent of its lender under its existing credit facilities, the terms of which currently prohibit the Company from purchasing its capital stock, to effect any such purchase. The PSINet Board also believes that IXC may be constrained from selling substantial numbers of Initial Shares due to the provision in the Purchase Agreement that requires Mr. Swett, IXC's Chairman, to resign as a member of the PSINet Board immediately after IXC ceases to own at least 95% of the Initial Shares. In addition, the PSINet Board believes that IXC would refrain from making sales of Transaction Shares that could adversely affect the market price of the Common Stock or the Company's ability to effect financings or other transactions involving issuances of its equity securities because such sales could potentially have a negative impact on the efficacy of its strategic relationship with PSINet and could decrease the value of its remaining equity investment in PSINet.

     The foregoing discussion of the information and factors considered by the PSINet Board is not intended to be exhaustive but is believed to include the material factors considered by the PSINet Board. In view of the variety of factors considered in connection with its evaluation of the Purchase Agreement and the transactions contemplated thereby, the PSINet Board did not find it practicable to and did not quantify or otherwise assign relative weight to the specific factors considered in reaching its determination. Individual members of the PSINet Board may have given different weight to different factors.

OPINION OF PSINET'S FINANCIAL ADVISOR

     Background; Qualification of Opinion.   At a meeting of the PSINet Board on
October 17, 1997, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") rendered its oral opinion, which was subsequently confirmed in written opinions dated as of such date and as of December 11, 1997, to the effect that, as of October 17, 1997 (and as subsequently confirmed as of December 11, 1997), and based upon the assumptions made, matters considered and limits of review set forth in such written opinions, the issuance of the Initial Shares and Contingent Obligation, taken together, in consideration for the PSINet IRUs and the other elements of the transaction as contemplated by the Purchase Agreement (the "IRU Transaction") is fair from a financial point of view to the Company. References herein to the "Merrill Lynch Opinion" refer to the written opinion of Merrill Lynch dated as of December 11, 1997.

     A copy of the Merrill Lynch Opinion, which sets forth the assumptions made, matters considered and certain limitations on the scope of review undertaken by Merrill Lynch, is attached as Exhibit F to this Proxy Statement and is incorporated herein by reference. The description of the Merrill Lynch Opinion set forth herein is qualified by reference to the full text of the Merrill Lynch Opinion. Shareholders of PSINet are urged to, and should, read the Merrill Lynch Opinion carefully and in its entirety. The Merrill Lynch Opinion is addressed to the PSINet Board and addresses only the fairness to the Company from a financial point of view, as of the date of the opinion, of the issuance of the Initial Shares and the Contingent Obligation, taken together, in consideration for the PSINet IRUs and the other elements of the IRU Transaction as contemplated by the Purchase Agreement. The Merrill Lynch Opinion does not address the merits of the underlying decision by

PSINet to engage in the IRU Transaction and does not constitute a recommendation to any PSINet shareholder as to how such shareholder should vote at the Special Meeting.

     In arriving at its opinion set forth in the Merrill Lynch Opinion, Merrill Lynch, among other things: (i) reviewed certain publicly available business and financial information relating to the Company and IXC that Merrill Lynch deemed to be relevant; (ii) reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company, as well as the amount and timing of the incremental revenue benefits, cost savings and related expenses and other benefits expected to result from the IRU Transaction, furnished to Merrill Lynch by the Company; (iii) conducted discussions with members of senior management and representatives of the Company concerning the matters described in clauses
(i) and (ii) above, as well as the Company's business and prospects before and after giving effect to the IRU Transaction and the expected benefits and cost savings; (iv) conducted discussions with IXC regarding estimated current costs to secure IRUs comparable to the PSINet IRUs; (v) compared the proposed financial terms of the IRU Transaction with the financial terms of certain other transactions that Merrill Lynch deemed to be relevant; (vi) participated in certain discussions and negotiations among representatives of the Company and its financial and legal advisors and IXC; (vii) reviewed the potential pro forma financial impact of the IRU Transaction; (viii) reviewed a copy of the Purchase Agreement, as amended; (ix) reviewed copies of materials filed with the Commission in connection with the IRU Transaction, including the Company's Preliminary Proxy Statement filed on August 29, 1997, as amended on November 17, 1997; (x) reviewed the valuation report dated September 30, 1997 relating to the PSINet IRUs prepared by the Company's advisor, Willamette Management Associates;
(xi) reviewed the Convertible Preferred Stock Purchase Agreement, dated as of November 10, 1997, between the Company and certain private investors relating to the sale by the Company of 600,000 shares of Series B Preferred Stock (see "Management's Discussion and Analysis of Financial Condition and Results of Operations --Issuance of Preferred Stock"); (xii) reviewed the agreement dated as of November 9, 1997 between the Company and iSTAR relating to the proposed acquisition by the Company of iSTAR (see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- International Operations"); and (xiii) reviewed such other financial studies and analyses and took into account such other matters as Merrill Lynch deemed necessary, including its assessment of general economic, market and monetary conditions.

     In preparing the Merrill Lynch Opinion, Merrill Lynch relied on the accuracy and completeness of all information supplied or otherwise made available to it, discussed with or reviewed by or for it, or publicly available, and did not assume responsibility for independent verification of such information or undertake an independent evaluation or appraisal of any of the assets or liabilities of the Company or IXC. In addition, Merrill Lynch did not assume any obligation to conduct any physical inspection of the properties or facilities of the Company or IXC. With respect to the financial forecasts and related information furnished to or discussed with Merrill Lynch by the Company, Merrill Lynch assumed that they had been reasonably prepared and reflected the best currently available estimates and judgment of the Company's management as to the expected future financial performance of the Company, as well as the expected financial reporting, revenue benefits, cost savings and other benefits relating to or resulting from the IRU Transaction. Merrill Lynch also assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the IRU Transaction, no restrictions, including any divestiture requirements or amendments or modifications, would be imposed that would have a material adverse effect on the contemplated benefits of the IRU Transaction. The Merrill Lynch Opinion was necessarily based upon market, economic and other conditions as they existed and could be evaluated on, and on the information made available to Merrill Lynch as of, the date of the Merrill Lynch Opinion.

     In arriving at its opinion, Merrill Lynch assumed, based upon discussions with the Company's management, that bandwidth corresponding to the PSINet IRUs would be made available to and accepted by the Company as follows: 2,500 route miles on a weighted average basis throughout 1998, an additional 3,750 route miles on a weighted average basis throughout 1999 and the remaining 3,750 route miles on a weighted average basis throughout 2000 and subsequent years. Merrill Lynch did not analyze the potential effects of future sales of Transaction Shares pursuant to the registration rights to be granted to IXC with respect to these shares, reflecting the PSINet Board's belief that any risks associated therewith were remote or capable of being mitigated (see "--PSINet Board's Recommendation of and Reasons for Effecting the IRU and Stock Purchase Transaction -- PSINet Board's Assessment of Negative Factors"). Certain analyses performed by Merrill Lynch in arriving at its opinion were based on projections of the Company's future financial results prepared by the

Company's management. Management's projections, among other things, (i) gave effect to the anticipated capital expenditures of up to $95.0 million and the $1.15 million annual operation and maintenance expense per each 1,000 route miles of OC-48 bandwidth accepted under the Purchase Agreement described under "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources," (ii) gave effect to certain preferential pricing concessions made to IXC under the Services Agreement described under " -- Other Agreements -- Joint Marketing and Services Agreement," and (iii) did not give effect to any potential limitation on the availability of the Company's net operating loss carryforwards as a result of the issuance of the Initial Shares or the potential issuance of Additional Shares, reflecting management's present belief that any such limitation will not cause any part of the Company's net operating loss carryforwards to be unavailable for the 15-year carryover period (see "-- Certain Material Federal Income Tax Consequences").

     At the meeting of the PSINet Board held on October 17, 1997, Merrill Lynch presented certain financial analyses accompanied by written materials in connection with the delivery of its oral opinion. The financial and comparative analyses performed by Merrill Lynch in arriving at its oral opinion delivered to the PSINet Board on October 17, 1997 are referred to herein as the "Original Analysis." In connection with delivering its opinion as of December 11, 1997, Merrill Lynch updated certain of the analyses performed by it in the Original Analysis to reflect developments occurring subsequent to October 17, 1997, as described below. These updated analyses are referred to herein as the "Bringdown Analysis." The following is a summary of the material financial and comparative analyses performed by Merrill Lynch in the Original Analysis and, where indicated, in the Bringdown Analysis.

     Analysis of Comparable Transactions. Merrill Lynch identified certain transactions involving the purchase of high capacity fiber bandwidth IRUs which it deemed to be generally comparable to the IRU Transaction for analytical purposes. Merrill Lynch identified six transactions for which information was publicly available, including two transactions involving IXC as the seller. These six transactions, each of which involved the purchase of a specified number of route miles of OC-192 capacity (OC-192 represents four times OC-48 capacity) were: (i) the purchase by LCI International, Inc. ("LCI") of 1,925 route miles of capacity from Williams Companies Inc. in October 1997; (ii) the purchase by GTE Corporation of 12,766 route miles of capacity from Qwest Communications International, Inc. ("Qwest") in May 1997; (iii) the purchase by LCI of 3,100 route miles of capacity from IXC in February 1997; (iv) the purchase by Frontier Corporation of 12,766 route miles of capacity from Qwest in October 1996; (v) the purchase by MCI Communications Corporation of 3,250 route miles of capacity from IXC in February 1996; and (vi) the purchase by WorldCom, Inc. of 3,340 route miles of capacity from Qwest in February 1996. Each of the transactions involved the purchase of IRUs on "dark" fiber (fiber without optronic and related equipment required to operate the circuit). The Company is acquiring "lit" fiber ("lighting" refers to adding the optronic and related equipment necessary to operate the circuit) from IXC pursuant to the IRU Transaction. Merrill Lynch compared the prices paid by the purchasers on a per-fiber, per-mile basis for IRUs on dark fiber. Based on discussions with IXC and the Company, Merrill Lynch then applied a range of lighting costs to estimate the total cost for lit fiber in order to allow comparison with the IRU Transaction. Merrill Lynch then derived an implied cost per lit mile of DS-0 capacity (DS-0 representing 1/32,256 of OC-48 capacity) based on each of the six transactions, assuming lighting costs ranging from $0.60 per DS-0 mile to $0.40 per DS-0 mile. This implied cost ranged from $0.60 to $0.63 per lit DS-0 mile (assuming lighting costs of $0.40) and from $0.87 to $0.90 per lit DS-0 mile (assuming lighting costs of $0.60) for the six comparable transactions, compared to the implied cost of $0.74 per lit DS-0 mile in the case of the IRU Transaction.

     Analysis of Leasing Costs for High Capacity Bandwidth. Based on discussions with the Company and IXC, Merrill Lynch reviewed estimated current "spot rate" long-term and short-term leasing costs for high capacity bandwidth (estimated to be $0.065 per DS-0 mile per month for short-term leases and $0.040 per DS-0 mile per month for long-term leases) and compared such rates to the total implied cost the Company will incur in procuring comparable bandwidth corresponding to the PSINet IRUs for 20 years pursuant to the IRU Transaction.

     Merrill Lynch derived the net present value of 20 years of lease payments, using a discount rate of 11%, equal to approximately $1.2 billion at the current short-term lease rate ($0.065) and approximately $750 million at the current long-term lease rate ($0.04). Merrill Lynch also calculated a range of net present values varying with the discount rate and lease rate, yielding a range of approximately $1.7 billion at a lease rate of $0.08 and a discount rate of 9% to approximately $250 million at a lease rate of $0.02 and a discount rate of 18%.

     Merrill Lynch also calculated an implied comparable cost of the bandwidth corresponding to the PSINet IRUs based on an aggregate purchase price of $240 million and adding the cost of necessary multiplexing equipment and the net present value of estimated operations and maintenance costs, discounted at 11%. Costs of multiplexing equipment and operations and maintenance costs are expenses that generally are not incurred in the case of leased bandwidth, but will be incurred in connection with the PSINet IRUs acquired in the IRU Transaction and must therefore be added to allow comparability with lease rates. The assumed cost of multiplexing equipment and operations and maintenance costs were based on discussions with the Company. This analysis resulted in an implied pre-financing cost to the Company of $335.3 million.

     Analysis of Financial Impact of IRU Transaction. Merrill Lynch examined the pro forma impact of the IRU Transaction on the Company's projected financial results, including revenue, earnings before interest and taxes ("EBIT"), earnings before interest, taxes, depreciation and amortization ("EBITDA") and earnings per share ("EPS"). Merrill Lynch first reviewed financial projections for 1997 through 2002 developed by the Company's management reflecting Company operations both without the IRU Transaction (the "Management Pre-IRU Transaction Case") and after giving effect to the IRU Transaction (the "Management Post-IRU Transaction Case"). Merrill Lynch then developed three alternative post-IRU Transaction downside sensitivity cases (one discounting the Company's projected customer growth rate by 20% (the "PSINet Downside Case"), one discounting the Company's projection of benefits to be realized as a result of the IRU Transaction by 50% (the "IXC Downside Case"), and one applying both discounts (the "Combined Downside Case")), as well as one pre-IRU Transaction standalone downside case applying a discount to the Management Pre-IRU Transaction Case similar to that used in developing the PSINet Downside Case (the "Downside Pre-IRU Transaction Case").

     In arriving at its opinion as of December 11, 1997, Merrill Lynch performed the Bringdown Analysis, which gave effect to (i) the proposed acquisition by the Company of iSTAR, (ii) the issuance of 600,000 shares of Series B Preferred Stock for $30.0 million on November 10, 1997, (iii) the change in the anticipated accounting treatment for the Contingent Obligation reflecting the recent consensus of the Emerging Issues Task Force of the FASB arrived at after October 17, 1997 and (iv) the decline in the market price of the Common Stock from $8-31/32 at October 17, 1997 to $6-21/32 at December 10, 1997. See "The
IRU and Stock Purchase Transaction -- Accounting Treatment" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Issuance of Preferred Stock" and "-- International Operations." As a basis for the Bringdown Analysis, Merrill Lynch reviewed updated financial projections prepared by the Company's management corresponding to the Management Pre-IRU Transaction Case and the Management Post-IRU Transaction Case. Merrill Lynch then developed updated downside cases corresponding to the PSINet Downside Case, the IXC Downside Case, the Combined Downside Case and the Downside Pre-IRU Transaction Case.

     Merrill Lynch compared, among other things, the revenue, EBIT, EBITDA and EPS calculated in each of the post-Transaction cases to the Management Pre-IRU Transaction Case or the Downside Pre-IRU Transaction Case, as applicable, assuming a market price per share of the Common Stock at the end of each period based on various annual stock price appreciation rates, in order to determine any resulting accretion or dilution to EPS. Based on this analysis as applied in the Original Analysis, using annual stock price appreciation rates of 0% to 27%, the IRU Transaction would be accretive/(dilutive) to EPS in a range of 14% to 39% in 1998, (11%) to 129% in 1999, (35%) to 11% in 2000 and (33)% to 69% in
2001. Based on this analysis as applied in the Bringdown Analysis, using annual stock price appreciation rates of 5% to 41%, the IRU Transaction would be accretive/(dilutive) to EPS in a range of 13% to 37% in 1998, (15%) to 119% in 1999, (36%) to 6% in 2000 and (43%) to 41% in 2001.

     Merrill Lynch also applied price/earnings multiples ranging from 8.0x to 12.0x to the Company's trailing twelve-month EPS for 1999 through 2001 under the Management Pre-IRU Transaction Case, the Downside Pre-IRU Transaction Case and the four post-IRU Transaction cases described above. Merrill Lynch did not apply this analysis for 1998 because, under each of the cases, the Company would have pre-amortization net losses. Based on this analysis as applied in the Original Analysis, the IRU Transaction would be accretive/(dilutive) to EPS in a range of (24%) to 178% in 1999, 9% to 21% in 2000 and 19% to 68% in 2001.

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

Based on this analysis as applied in the Bringdown Analysis, the IRU Transaction would be accretive/(dilutive) to EPS in a range of (36%) to 185% in 1999, 20% to 48% in 2000 and 32% to 47% in 2001.

     Discounted Cash Flow Analysis. Using the financial projections developed by the Company and performing a discounted cash flow analysis (i.e., an analysis of the present value of the projected unlevered free cash flows and terminal value for the periods and at the discount rates indicated), Merrill Lynch calculated the estimated per share value of the Company on a standalone basis using the Management Pre-IRU Transaction Case and the Downside Pre-IRU Transaction Case and after giving effect to the IRU Transaction using the four post-Transaction cases described above. After comparing the estimated per share values with the current market price per share of the Common Stock, Merrill Lynch applied a 40% discount to certain calculated values to reflect the estimated discount at which the Common Stock currently trades relative to its "intrinsic" value implied by the discounted cash flow analysis.

     Merrill Lynch analyzed unlevered free cash flows for the years 1998 through 2002, inclusive, using discount rates ranging from 21.3% to 25.3% and terminal value multiples of 2002 EBITDA ranging from 4.5x to 5.5x. Applying the results of this discounted cash flow analysis, Merrill Lynch calculated implied per share equity values of the Company ranging from $22.12 to $30.36 in the Management Post-IRU Transaction Case, compared to values ranging from $13.97 to $18.52 in the Management Pre-IRU Transaction Case, and ranging from $9.98 to $15.82 in the Combined Downside Case, compared to values ranging from $9.29 to $12.21 in the Downside Pre-IRU Transaction Case.

     In addition, Merrill Lynch calculated the estimated value of the Company on a per share of Common Stock basis using the discounted cash flow analysis, without the 40% discount described above, and assuming stock price appreciation rates of 5%, 20% and 27% annually. The resulting per share values in the Management Post-IRU Transaction Case ranged from $26.70 to $36.12 assuming 5% appreciation, from $35.12 to $47.54 assuming 20% appreciation and from $37.37 to $50.59 assuming 27% appreciation, compared to a range of $23.23 to $30.86 in the Management Pre-IRU Transaction Case. The resulting per share values in the Combined Downside Case ranged from $15.17 to $20.72 assuming 5% appreciation, from $19.93 to $27.24 assuming 20% appreciation and from $21.19 to $28.97 assuming 27% appreciation, compared to a range of $15.48 to $20.36 in the Downside Pre-IRU Transaction Case.

     General. The summary set forth above does not purport to be a complete description of the analyses performed by Merrill Lynch in arriving at its opinions. Although all material analyses performed by Merrill Lynch in arriving at its opinions have been summarized above, the preparation of a fairness opinion is a complex process and not necessarily susceptible to partial or summary description. In arriving at its opinions, Merrill Lynch did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Merrill Lynch believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all factors and analyses, could create a misleading view of the processes underlying its analyses set forth in the Merrill Lynch Opinion.

     Engagement of Merrill Lynch. The PSINet Board selected Merrill Lynch to render a fairness opinion with respect to the IRU Transaction based on Merrill Lynch's reputation as an internationally recognized investment banking firm, as well as Merrill Lynch's investment banking relationship with PSINet and its familiarity with PSINet's business.

     Pursuant to a letter agreement dated October 8, 1997, PSINet agreed to pay Merrill Lynch a $450,000 fee on the date Merrill Lynch was prepared to deliver its written opinion. The fees paid or payable to Merrill Lynch were not contingent upon the contents of the opinion delivered. In addition, PSINet has agreed to reimburse Merrill Lynch for its reasonable out-of-pocket expenses (including reasonable fees and expenses of its legal counsel) incurred in connection with its engagement, and to indemnify Merrill Lynch and certain related persons against certain liabilities arising out of or in conjunction with its rendering of services under its engagement, including certain liabilities under the federal securities laws.

     Merrill Lynch has, in the past, provided financial advisory and financing services to the Company and IXC and currently acts as the Company's exclusive financial advisor with respect to certain matters, and may continue to do so, and has received, and may receive, fees for the rendering of such services. In the ordinary course of its business, Merrill Lynch may actively trade the securities of PSINet for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. In addition, Merrill Lynch has made a loan to William L. Schrader, PSINet's Chairman, President and Chief Executive Officer, certain terms of which are described herein under "Stock Ownership of Certain Beneficial Owners and Management" at footnote (3) thereof.

VALUATION REPORT ON  PSINET IRUS

     Willamette Management Associates ("Willamette") has acted as consultant to PSINet in connection with the valuation of the PSINet IRUs acquired from IXC pursuant to the Purchase Agreement. The PSINet Board selected Willamette to act as its consultant on the basis of Willamette's reputation as a nationally recognized valuation consultant, as well as its expertise in the valuation of intangible assets associated with the telecommunications industry.

     On September 30, 1997, Willamette rendered to PSINet a written valuation report (the "Report") relating to the PSINet IRUs.

     The Report was commissioned to estimate the fair market value of the PSINet IRUs. For purposes of the Report, fair market value was defined as the most likely price at which a willing seller and a willing buyer, both being informed of the relevant facts about the business, could reasonably conduct a transaction, neither persons being under compulsion to do so. The Report evaluates the PSINet IRUs as contract-related intangible assets and bases the valuation principally on a market approach valuation method.

     The Report analyzes the value of the PSINet IRUs from two perspectives with regard to transactions involving partial ownership interests in fiber optic telecommunications cable, those being: short-term leases and indefeasible rights to use. From a short-term lease perspective, the Report concludes that the range of fair market value of the PSINet IRUs, as of the valuation date, is between $370 million and $660 million. From an indefeasible right to use perspective, the Report concludes that the range of fair market value of the PSINet IRUs, as of the valuation date, is between $243 million and $296 million. In order to develop the final range of value for the PSINet IRUs, the Report synthesized the two methods of valuation presented. Based on that synthesis, the Report concludes that the range of fair market value of the PSINet IRUs, as of the valuation date, is between $280 million and $480 million. In its analysis, Williamette assumed that 3,000 route miles of the bandwidth corresponding to the PSINet IRUs would be accepted by PSINet in 1998, 4,000 additional route miles would be accepted by PSINet in 1999 and the remaining 3,000 route miles would be accepted by PSINet in 2000.

     In preparing the Report, Willamette, among other things, (i) researched and analyzed all available data and information with regard to transactions for partial ownership interests in fiber optic telecommunications cable during the prior two years, and (ii) held interviews with certain personnel of PSINet and IXC Communications and its subsidiaries.

     In preparing the Report, Willamette assumed (i) no responsibility for any legal descriptions or matters including legal or title considerations, (ii) the subject assets, properties or business interests are free and clear of any or all liens or encumbrances unless otherwise stated, (iii) responsible ownership and competent management with respect to the subject assets, (iv) the information furnished by third parties is reliable, (v) there are no hidden or unapparent conditions regarding the subject assets, properties or business interests, (vi) full compliance with all applicable federal, state, and local regulations and laws unless the lack of compliance is stated, defined and considered in the Report, (vii) that all required licenses, certificates of occupancy, consents, or legislative or administrative authority from any local, state or national government, or private entity or organization have been or can be obtained or reviewed for any use on which the opinion contained in the Report is based, and (viii) no knowledge of the existence of hazardous materials with regard to the subject assets, properties or business interests or any expertise required to discover them.

     The full text of the Report, which sets forth, among other things, assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Willamette in rendering the Report, is attached hereto as Exhibit G. PSINet shareholders are urged to, and should read the Report carefully in its entirety. The Report is addressed to PSINet and addresses only the valuation of the PSINet IRUs, and does not constitute a recommendation to any PSINet shareholder as to how such shareholder should vote at the Special Meeting. The summary of the Report set forth in this Proxy Statement is qualified by reference to the full text of the Report.

     Pursuant to a letter agreement dated September 2, 1997, PSINet agreed to pay Willamette a $50,000 fee for the Report. The fees paid or payable to Willamette were not contingent upon the contents of the valuation report delivered. In addition, PSINet has agreed to reimburse Willamette for its reasonable out-of-pocket expenses incurred in connection with its engagement, and to indemnify Willamette against certain liabilities in connection with its engagement.

ACCOUNTING TREATMENT

     The accounting treatment described below for the transactions contemplated by the Purchase Agreement is based in part on the consensus of the Emerging Issues Task Force of the Financial Accounting Standards Board ("EITF") under EITF No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.

     Issuance of Common Stock. As described under "General Terms of the IRU and Stock Purchase Transaction," PSINet will issue to IXC, at the Closing, the Initial Shares. Upon issuance of the Initial Shares, the Company will record the fair value (determined by reference to the closing market price per share of the Common Stock on the date of the Closing as reported by The Nasdaq Stock Market) of the Initial Shares as an increase to its Common Stock account equal to the number of Initial Shares times the par value per share of the Common Stock and the remainder as an increase to its capital in excess of par value account in shareholders' equity.

     Contingent Obligation. The Company's Contingent Obligation pursuant to the Purchase Agreement to deliver Additional Shares or, at the Company's sole option, cash, or a combination thereof, to IXC under certain circumstances on the Determination Date or the Acceleration Date, as applicable, will also be measured at fair value as of the date of the Closing. The date of the Closing will be used for the initial valuation of the Contingent Obligation because, as of the Closing, the Company will have a firm commitment pursuant to the Purchase Agreement for the performance by IXC of its obligations under the Purchase Agreement, even though IXC's performance of such obligations will not be completed until after the Closing. At the commitment date (i.e., the date of the Closing), since the term of the Contingent Obligation (i.e., the time period commencing on the date of the Closing and ending on the earlier of the Determination Date or the Acceleration Date, as applicable) will depend on the timing of IXC's performance under the Purchase Agreement, the Company will utilize the fair value derived under the Black-Scholes option-pricing model using an assumed term of four years. This term results in the lowest fair value for a range of potential terms for the Contingent Obligation of three to four years. This range of terms is derived from the Purchase Agreement, which contemplates delivery and acceptance of the bandwidth corresponding to the PSINet IRUs over four six-month periods following the Closing, with the Determination Date for the Contingent Obligation being the earlier of (i) the first anniversary of the date on which 100% of the bandwidth is accepted by the Company (contemplated to be the third anniversary of the Closing) or (ii) the fourth anniversary of the Closing. Other assumptions expected to be utilized in the Black-Scholes option-pricing model include utilizing the closing market price per share of the Common Stock on the date of the Closing as reported by The Nasdaq Stock Market, an exercise price of $23.61 per share (which is the price per share required in order for the calculation of the Initial Shares Value, assuming 10,165,779 Initial Shares are issued, to result in a value equal to $240 million), expected volatility of 80% and an interest rate of 11%. The interest rate of 11% approximates the Company's current borrowing rate under the Company's financing agreements and the Company considers it more appropriate (due to dilution and default risk associated with the Contingent Obligation) than the risk-free rate utilized in typical option-pricing scenarios. The resulting amount will be recorded as an increase to the Company's capital in excess of par value account since the Contingent Obligation, to the extent it becomes payable, is only required to be satisfied in shares of Common Stock and, although the Company may satisfy such obligation, at its sole option, in shares of Common Stock, cash or a combination of cash and stock, the Company has no present intention to satisfy the Contingent Obligation, to the extent it becomes payable, in cash. See "-- General Terms of the IRU and Stock Purchase

Transaction" and " Risk Factors -- Relating to the IRU and Stock Purchase Transaction -- Risks Associated with Delivery of Additional Shares and/or Cash."

     Recording of Asset. Initially, the aggregate fair value of the Initial Shares and the Contingent Obligation will be recorded as an offset to shareholders' equity similar to a stock subscription receivable, and referred to as "Bandwidth asset to be delivered under IRU agreement". Such account will be reduced, and a long-term asset relating to the PSINet IRUs will be recorded, as each bandwidth unit corresponding to the PSINet IRUs is accepted by the Company. The amount of the asset to be recorded at each reporting date will equal (i) the ratio of the number of equivalent route miles of OC-48 bandwidth accepted by the Company to the 10,000 equivalent route miles of OC-48 bandwidth obligated to be delivered by IXC pursuant to the Purchase Agreement, multiplied by (ii) the aggregate of the fair value of the Initial Shares determined as of the date of issuance and the amount recorded for the Contingent Obligation.

     Subsequent Adjustment of Asset and Contingent Obligation. The Company could be required to adjust upward the amount previously recorded for the fair value of the Contingent Obligation as of the date on which the term of the Contingent Obligation becomes known (i.e., when 100% of the bandwidth corresponding to the PSINet IRUs is accepted by the Company or the fourth anniversary of the Closing). Such adjustment will be measured at this date as the incremental difference, if any, between (i) the fair value of the Contingent Obligation determined as of such date utilizing the known term of the Contingent Obligation and the market price per share of the Common Stock as of such date, and (ii) the fair value of the Contingent Obligation utilizing the previously assumed term of the Contingent Obligation and the market price per share of the Common Stock as of such date. See " -- Accounting Treatment -- Contingent Obligation." Such a subsequent increase, if any, to the fair value of the Contingent Obligation will result in adjustments to the recorded asset relating to the PSINet IRUs, the Bandwidth asset to be delivered under IRU agreement (see "-- Accounting Treatment -- Recording of Asset") and the amount recorded to the Company's capital in excess of par value account for the Contingent Obligation. At the earlier of the Determination Date or the Acceleration Date, as applicable, the Company may be obligated to issue to IXC Additional Shares or, at the Company's sole option, cash, or a combination thereof, in satisfaction of the Contingent Obligation. To the extent the Company issues Additional Shares to IXC to satisfy the Contingent Obligation, the Company's Common Stock account would be adjusted with an offsetting amount to the Company's capital in excess of par value account to reflect the additional shares of Common Stock then outstanding. To the extent the Company pays cash to IXC to satisfy the Contingent Obligation, the Company's capital in excess of par value account would be reduced accordingly.

     Amortization of Asset. The Company will amortize the capitalized amount of the asset relating to the PSINet IRUs ratably over the 20-year period during which the Company has the right to utilize the bandwidth corresponding to the PSINet IRUs. If the recorded amount of the asset relating to the PSINet IRUs is adjusted due to a subsequent increase to the fair value of the Contingent Obligation as described above, the Company will record adjustments to amortization expense to reflect the amount of amortization that would have been cumulatively recorded to date based on the recorded amount of the asset relating to the PSINet IRUs.

     Operation and Maintenance Costs. Operation and maintenance costs with respect to the PSINet IRUs required under the terms of the Purchase Agreement and the Collocation Agreement will be expensed by the Company as they are incurred. Such amounts are based on specified prices pursuant to the Purchase Agreement which the Company believes represent fair market value for such operation and maintenance services.

     Earnings Per Share. The Initial Shares will be included in the determination of the Company's basic and diluted earnings per share in accordance with SFAS No. 128, Earnings Per Share. The contingently issuable Additional Shares will be included in the determination of diluted earnings per share, if dilutive, based on the number of Additional Shares that would be required to be issued to satisfy the Contingent Obligation at each reporting date, as if the reporting date was the Determination Date or the Acceleration Date, as applicable. After the earlier of the Determination Date or the Acceleration Date, as applicable, the Additional Shares (if any) issuable to IXC would be included in basic and diluted earnings per share.

CERTAIN MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is a summary of the material United States federal income tax considerations relevant, in the opinion of Nixon, Hargrave, Devans & Doyle llp, counsel to PSINet ("Counsel"), to the acquisition of the PSINet IRUs from IXC pursuant to the Purchase Agreement, but does not purport to be a complete analysis of all the potential federal, state or local tax effects thereof. There can be no assurance that the Internal Revenue Service will agree with the following discussion. The discussion of the federal income tax consequences set forth below is based upon currently existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), judicial decisions, and administrative interpretations.

     Risk of Section 382 Ownership Change. As of December 31, 1996, the Company estimates that it had a net operating loss ("NOL") for federal income tax purposes of approximately $79 million, and that through November 30, 1997, it estimates that it has generated an additional NOL of approximately $38 million. An NOL carryover may be used to offset the Company's future taxable income if it is used within 15 years of being generated. However, the use of the Company's NOL will be limited for federal income tax purposes if a "section 382" ownership change (an "ownership change") is triggered pursuant to section 382 of the Internal Revenue Code of 1986, as amended (the "Code"). An ownership change of the Company generally will be triggered if the percentage of Company capital stock actually or constructively owned by shareholders of the Company owning 5% or more of Company capital stock increases by more than 50 percentage points during any three-year period (or shorter period if there has been a prior ownership change). For purposes of the 5% shareholder test, shareholders owning less than 5% of the stock of the Company would be aggregated and treated as one shareholder.

     Pursuant to the Purchase Agreement, the Company has agreed, among other things, to issue to IXC the Initial Shares, representing approximately 19.99999% of the Common Stock of the Company as of the Closing, after giving effect to the issuance of such shares and to shares issuable upon exercise of outstanding warrants. It is the opinion of Counsel that upon the transfer of the Initial Shares to IXC at the Closing, the Company likely will undergo an ownership change. The Company expects that even if such transfer does not trigger an ownership change, subsequent transfers of Common Stock by current shareholders of the Company likely will trigger an ownership change in the near future following the Closing.

     When an ownership change is triggered, section 382 will place an annual limit on the amount of the Company's NOL generated prior to the ownership change that may be used to offset the federal taxable income that the Company generates after the ownership change. The annual limit is equal to the product of a prescribed rate of return times the fair market value of the capital stock of the Company as of the date immediately prior to the ownership change date. The Company expects that the Closing, pursuant to which, among other things, the Company will transfer the Initial Shares to IXC, will occur no later than March 31, 1998. Therefore, it is not possible for the Company presently to predict the applicable prescribed rate of return or the fair market value of the capital stock of the Company as of the ownership change date. As of December 1, 1997, the applicable prescribed rate of return was 5.27% and the fair market value of the Company was approximately $278 million (40,440,761 outstanding shares of Common Stock multiplied by the closing market price per share of the Common Stock as reported by The Nasdaq Stock Market of $6 per share). Using this amount as the fair market value of the capital stock of the Company, if the Company had undergone an ownership change on December 1, 1997, it would have been entitled to use approximately $14.7 million of the Company's NOL carryover per taxable year as an offset to the Company's future taxable income. Any amount of the approximately $117 million of NOL carryovers that would not have been utilized in a taxable year would have been permitted to be carried over to the next taxable year for use in that year, subject to the 15-year carryover period. Within eight years, none of the approximately $117 million of NOL carryovers would be limited by section 382 as a result of an ownership change caused by the issuance of the Initial Shares to IXC. The actual amount of the Company's NOL carryovers that may be utilized in a taxable year cannot be determined until the ownership change actually occurs. However, the Company presently does not expect that the section 382 limitation likely resulting from the issuance of the Initial Shares will cause any part of its NOL to be unavailable for use prior to the end of the 15-year carryover period. Additionally, if some or all of the Company's present assets are within five years of the Closing sold at a gain, the Company may be able to utilize some or all of the NOL carryovers that may otherwise be limited under section 382 to offset such gain. The amount of NOL carryovers that could be so utilized depends on the assets that are sold, their fair market values at closing, and certain other factors.

     In addition to the issuance of the Initial Shares to IXC on the date of the Closing, the Company has agreed pursuant to the Purchase Agreement to deliver Additional Shares or, at the Company's sole option, cash, or a combination thereof, to IXC under certain circumstances on the Determination Date or the Acceleration Date, as applicable, in satisfaction of the Contingent Obligation. See "-- General Terms of the IRU and Stock Purchase Transaction" and "-- Accounting Treatment." The issuance of Additional Shares on the Determination Date or the Acceleration Date, as applicable, pursuant to the Contingent Obligation, to the extent it becomes payable, may cause another ownership change. In addition, future transfers of Common Stock by current shareholders, or future issuances of Common Stock by the Company, within three years of the transfer of any Common Stock to IXC could result in an ownership change, which would limit the use of the Company's NOL carryover against future income.

     To the extent any state in which the Company files an income tax return follows the federal income tax rules, it is likely that the use of the Company's NOL carryover to offset future income in such state will also be limited.

     Treatment of Acquisition of PSINet IRUs. The Company intends to treat the acquisition of the PSINet IRUs for federal income tax purposes as the acquisition by the Company of transmission services, and to treat the issuance(s) of the Company's Common Stock in consideration therefor as payment(s) for those services. The Company will capitalize on its books for federal income tax purposes the amount of the initial payment, equal to the fair market value of the Initial Shares issued to IXC at the Closing and, if issued pursuant to the Contingent Obligation, the fair market value of any Additional Shares delivered to IXC on the Determination Date or the Acceleration Date, if applicable. The Company will amortize the capitalized amount ratably over the period during which the Company has the right to utilize the bandwidth corresponding to the PSINet IRUs (see "--PSINet IRUs"). Counsel is of the opinion that the Company's proposed treatment of the acquisition of the PSINet IRUs for federal income tax purposes is correct.

APPRAISAL RIGHTS

     The Company's shareholders do not have appraisal rights under the New York Business Corporation Law in connection with the Purchase Agreement and the consummation of the transactions contemplated thereby.


            AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION

     The PSINet Board has unanimously approved an amendment to the Company's Certificate of Incorporation and recommends that the shareholders of the Company vote to approve such amendment. The proposed amendment to Paragraph FOURTH of the Company's Certificate of Incorporation, if approved by the shareholders of the Company, will increase the number of authorized shares of the Company's capital stock from 130,000,000 shares to 280,000,000 shares and will increase the number of authorized shares of the Company's Common Stock from 100,000,000 shares to 250,000,000 shares. The text of the proposed amendment is attached to this Proxy Statement as Exhibit H. If authorized by the shareholders of the Company, the proposed amendment to the Company's Certificate of Incorporation will become effective upon the filing of a Certificate of Amendment with the Secretary of State of New York, which will occur as soon as practicable after authorization.

     The Certificate of Incorporation of the Company currently authorizes the issuance of 130,000,000 shares of capital stock, of which 100,000,000 shares are authorized to be issued as Common Stock and 30,000,000 shares are authorized to be issued as Preferred Stock. At December 1, 1997, there were approximately 40,440,761 shares of Common Stock outstanding. In addition, a total of approximately 8,349,144 shares of Common Stock were reserved for issuance in connection with outstanding stock options, 224,274 shares were reserved for issuance in connection with outstanding warrants to purchase Common Stock and a total of 7,151,283 additional shares were reserved for issuance under the Company's Executive Stock Option Plan,

Executive Stock Incentive Plan, Directors' Stock Incentive Plan and Strategic Stock Incentive Plan. As a result, the Company currently has available for issuance approximately 43,834,538 shares of Common Stock.

     Of the 43,834,538 shares of Common Stock currently available for issuance, a minimum of 10,165,779 shares will be issued to IXC at the Closing and, if the fair market value of such shares as of the Determination Date or the Acceleration Date, as applicable, is not equal to or greater than $240 million, the Company will be obligated to issue to IXC pursuant to the Contingent Obligation such number of Additional Shares or, at the Company's sole option, cash or a combination thereof, equal to the shortfall. By way of example, if the Determination Date or the Acceleration Date, as applicable, were December 1, 1997, and assuming the Company elected not to satisfy any portion of the Contingent Obligation in cash, the Company would have been obligated to deliver to IXC 25,027,933 Additional Shares in satisfaction of the Contingent Obligation. See "The IRU and Stock Purchase Transaction -- General Terms of IRU and Stock Purchase Transaction." In addition, a total of 8,086,580 shares of Common Stock have been reserved for issuance to the holders of the Company's recently issued Series B 8% Convertible Preferred Stock in connection with the possible conversion of such preferred stock and the Company expects to reserve up to an additional 7,400,000 shares of Common Stock in connection with the possible exchange of shares of a new series of exchangeable preferred stock contemplated to be issued by the company to be formed pursuant to the amalgamation of iSTAR and PSINet Limited pursuant to the Company's proposed acquisition, if completed, of iSTAR. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Issuance of Preferred Stock" and " -- International Operations." As a result of these transactions and, in light of the Company's need to reserve a sufficient number of shares of Common Stock to enable it to have the flexibility, if it so determines, to satisfy all or any portion of the Contingent Obligation, to the extent it becomes payable, in shares of Common Stock, the Company believes that it needs to authorize additional shares of Common Stock to ensure the availability of a sufficient number of shares to finance its growth through the issuance of equity securities and to use as consideration from time to time in connection with potential future acquisitions, as described below, as well as to have available a reasonable number of shares, if necessary, to satisfy the Contingent Obligation.

     The Company has in the past issued shares of Common Stock in connection with acquisitions of related businesses and anticipates that it will continue to seek to enter into strategic relationships and to acquire assets and businesses principally relating to or complementary to its existing business, which transactions, if deemed appropriate by the Company, may also involve the issuance of shares of Common Stock by the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Other Possible Strategic Relationships and Acquisitions." The PSINet Board believes that it is advantageous for the Company to be able to act promptly with respect to investment and acquisition opportunities as well as other strategic transactions as they may arise and that the proposed increase in the number of authorized shares of Common Stock is both necessary and desirable in order for the Company to have a sufficient number of authorized shares of Common Stock available, as needed, for possible future financings, acquisitions and other strategic transactions, stock dividends or splits, employee stock plans and for other general corporate purposes determined by the PSINet Board to be in the best interests of the Company. Having such additional authorized shares available for issuance in the future would give the Company greater flexibility and allow shares of Common Stock to be issued without the expense and delay of a shareholders' meeting, except as may be required by applicable laws or regulations. The holders of Common Stock do not have any preemptive rights to subscribe for or purchase any additional shares of Common Stock that may be issued. As described elsewhere herein in connection with the potential issuance of Additional Shares pursuant to the Contingent Obligation, the issuance of additional shares of Common Stock might reduce the existing shareholders' proportional interest in the Company.

     The increase in the number of authorized shares of Common Stock is not being proposed to provide additional authorized shares of Common Stock that could be issued in an attempt to make more difficult a change in control or takeover of the Company, and the Company has no present intention of issuing additional shares of Common Stock for that purpose. Nevertheless, the additional authorized shares of Common Stock could be issued to make any attempt to change control of the Company more difficult if the PSINet Board were to determine that such an attempt was not in the best interests of the Company. In addition, the power of the PSINet Board under the Company's Certificate of Incorporation (as presently in effect) to issue up to 30,000,000 shares of Preferred Stock and to fix certain rights in respect thereof (including voting rights) could make any attempt to change control of the Company even more difficult. Pursuant to such power, in May 1996, the

Company entered into the Rights Agreement pursuant to which the PSINet Board authorized the Company to issue preferred stock purchase rights entitling shareholders of the Company, under certain circumstances, to buy one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $.01 per share, of the Company. See "The IRU and Stock Purchase Transaction -- Amendments to Shareholder Rights Agreement."

     THE PSINET BOARD HAS UNANIMOUSLY APPROVED AND UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION. Under the New York Business Corporation Law (the "New York BCL"), as currently in effect, the affirmative vote of a majority of the outstanding shares of the Company's Common Stock entitled to vote at the Special Meeting is required to approve the proposed amendment to the Company's Certificate of Incorporation.
It is intended that, unless marked to the contrary, the shares represented by proxy shall be voted for the approval of such amendment.

             PROPOSAL NO. 1 -- APPROVAL OF ISSUANCE OF 20% OR MORE
            OF COMMON STOCK OUTSTANDING, AS REQUIRED BY NASDAQ RULES

     At the Special Meeting, the shareholders of the Company will be asked to vote on a proposal to approve the issuance of shares of Common Stock in excess of 20% of the number of shares of Common Stock outstanding before such issuance (consisting of a minimum of 10,165,779 shares at the Closing and, if the fair market value of such shares as of the earlier of (i) the first anniversary of the date on which 100% of the PSINet IRUs is accepted by the Company or (ii) the fourth anniversary of the Closing is not equal to or greater than $240 million, such number of additional shares of Common Stock as the Company may determine to issue to satisfy all or any portion of the shortfall, to the extent it elects not to pay cash therefor) in connection with the acquisition by the Company of certain noncancellable indefeasible rights of use in up to 10,000 equivalent route miles of OC-48 bandwidth in specified portions of a fiber optic telecommunications system in the United States pursuant to the Purchase Agreement. This approval is required by the rules of The Nasdaq Stock Market. The affirmative vote of a majority of votes cast by the holders of the Company's Common Stock present in person or by proxy and entitled to vote thereon at the Special Meeting is required to approve and adopt this proposal.

     THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THIS PROPOSAL. UNLESS OTHERWISE INSTRUCTED, PROXIES WILL BE VOTED FOR APPROVAL OF THIS PROPOSAL. For further information concerning this proposal, see "The IRU and Stock Purchase Transaction."

            PROPOSAL NO. 2 -- APPROVAL OF AMENDMENT TO THE COMPANY'S
                          CERTIFICATE OF INCORPORATION

     At the Special Meeting, shareholders of the Company will be asked to vote on a proposal to approve an amendment to the Company's Certificate of Incorporation to increase the number of the Company's authorized shares of capital stock from 130,000,000 shares to 280,000,000 shares and to increase the number of the Company's authorized shares of Common Stock from 100,000,000 shares to 250,000,000 shares. Under the New York BCL, as currently in effect, the affirmative vote of a majority of the outstanding shares of the Company's Common Stock entitled to vote at the Special Meeting is required to approve and adopt this proposal.

     THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THIS PROPOSAL. UNLESS OTHERWISE INSTRUCTED, PROXIES WILL BE VOTED FOR APPROVAL OF THIS PROPOSAL. For further information concerning this proposal, see "Amendment of the Company's Certificate of Incorporation."

                  VOTE REQUIRED FOR APPROVAL OF THE PROPOSALS

     Approval of Proposal No. 1 will require the affirmative vote of a majority of the votes cast by the holders of the Company's Common Stock present in person or by proxy and entitled to vote thereon at the Special Meeting. Approval of Proposal No. 2 will require the affirmative vote of a majority of the shares of the Company's Common Stock outstanding and entitled to vote thereon at the Special Meeting. Proxies solicited by the Board of Directors will be voted FOR both proposals, unless shareholders specify otherwise.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" BOTH PROPOSALS.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of the Company's Common Stock, as of December 1, 1997 and as adjusted to reflect the issuance of shares of Common Stock pursuant to the Purchase Agreement, by (i) each person who is known by the Company to own beneficially more than five percent of the Company's Common Stock; (ii) each director and director nominee of the Company who owns shares of the Company's Common Stock; (iii) each executive officer (excluding former executive officers) named in the Summary Compensation Table appearing under "Compensation and Other Information Concerning Officers and Directors -- Executive Compensation Summary;" and (iv) all directors and executive officers of the Company as a group.

                                                   PERCENT OF
                                                     CLASS             AMOUNT
                                                  PRIOR TO THE     BENEFICIALLY         PERCENT
                                                    IRU AND            OWNED            OF CLASS
                                    AMOUNT           STOCK           ASSUMING          ASSUMING
NAME OF                          BENEFICIALLY       PURCHASE        PROPOSAL 1        PROPOSAL 1
BENEFICIAL OWNER                   OWNED (1)      TRANSACTION     ADOPTED (1) (2)     ADOPTED (2)
-----------------------------  -----------------                 ------------------  --------------
William L. Schrader..........  5,698,877A(3)              14.1%   5,698,877A(3)          11.3%
Amerindo Investment            2,434,930A(4)               6.0    2,434,930A(4)           4.8
  Advisors Inc...............
IXC Internet Services, Inc.        --                --          10,165,779A(2)          20.0(5)
Mitchell Levinn..............  378,441A(6)             *            378,441A(6)            *
David N. Kunkel..............  183,281A(7)             *            183,281A(7)            *
William H. Baumer............  89,988A(8)              *             89,988A(8)            *
Harold S. Wills..............  156,091A(9)             *            156,091A(9)            *
Mary-Ann Carolan.............  94,000A(10)             *             94,000A(10)           *
Wade Woodson.................  20,883A(11)             *             20,883A(11)           *
Ian P. Sharp.................  3,750A(12)              *              3,750A(12)           *
William A. Wilson............  3,750A(12)              *              3,750A(12)           *
Executive officers and
directors as a group
   (20 persons)..............  6,981,903(13)          16.9        6,981,903A(13)         13.5
*Less than 1%


(1) The persons named in the table have sole voting and dispositive power with respect to all shares of the Company's Common Stock shown as beneficially owned by them, subject to the information contained in the notes to the table and to community property laws, where applicable.

(2) Based on the assumption that 10,165,779 shares of Common Stock will be issued to IXC at the Closing pursuant to the Purchase Agreement. See "The IRU and Stock Purchase Transaction -- General Terms of the IRU and Stock Purchase Transaction."

                       (footnotes continue on next page)

                    (footnotes continued from previous page)

(3) Includes 361,400 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable and 2,169,457 shares which are pledged with Merrill Lynch in respect of a non-recourse loan of up to $4,000,000, of which $3,928,915.69 (including principal and interest) was outstanding as of December 1, 1997. Such loan relates to margin brokerage account Mr. Schrader maintains with Merrill Lynch and provides for a standard margin interest rate currently equal to approximately 8% per annum. Does not include 65,600 shares issuable upon exercise of options which have not vested or 1,215,435 shares beneficially owned by Mr. Schrader's wife. Mr. Schrader disclaims beneficial ownership of the shares beneficially owned by his wife. Mr. Schrader's address is c/o PSINet Inc., 510 Huntmar Park Drive, Herndon, Virginia, 20170.

(4) Based on information set forth in a Schedule 13D, as amended, filed with the Commission, Amerindo Investment Advisors Inc., a California corporation ("Amerindo"), has shared voting power and shared dispositive power with respect to 1,674,000 of such shares; Amerindo Investment Advisors, Inc., a Panama corporation, has shared voting power and shared dispositive power with respect to 760,930 of such shares; and each of Alberto W. Vilar and Gary A. Tanaka (each an executive officer and director of Amerindo) has shared voting power and shared dispositive power with respect to all of such shares. Amerindo's address is One Embarcadero Center, Suite 2300, San Francisco, California 94111.

(5) If the proposal to approve the issuance of the Transaction Shares to IXC pursuant to the Purchase Agreement as described in this Proxy Statement is approved by the Company's shareholders and the other conditions to the consummation of the transactions contemplated by the Purchase Agreement are satisfied or duly waived, IXC would own, calculated as of December 1, 1997, approximately 10,165,779 shares of Common Stock (which number of shares is equal to 19.99999% of the issued and outstanding Common Stock after giving effect to the issuance of such shares and to 224,274 shares of Common Stock issuable upon exercise of outstanding warrants). IXC's address is 5000 Plaza on the Lake, Suite 200, Austin, Texas 78746. See "The IRU and Stock Purchase Transaction."

(6) Includes approximately 118,899 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable. Does not include approximately 171,401 shares issuable upon the exercise of options which are not deemed to be presently exercisable.

(7) Includes approximately 181,752 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable. Does not include approximately 169,441 shares issuable upon the exercise of options which are not deemed to be presently exercisable or 30,571 shares beneficially owned by Mr. Kunkel's wife. Mr. Kunkel disclaims beneficial ownership of the shares beneficially owned by his wife.

(8) Includes 50,000 shares issuable upon the exercise of outstanding warrants. Does not include approximately 2,000 shares issuable upon the exercise of options which are not deemed to be presently exercisable.

(9) Includes approximately 150,000 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable. Does not include approximately 350,000 shares issuable upon the exercise of options which are not deemed to be presently exercisable.

(10) Includes approximately 78,900 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable. Does not include approximately 181,400 shares issuable upon the exercise of options which are not deemed to be presently exercisable.

(11) Does not include approximately 2,000 shares issuable upon the exercise of options which are not deemed to be presently exercisable.

(12) Consists solely of shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable. In each case, does not include approximately 6,250 shares issuable upon the exercise of options which are not deemed to be presently exercisable.

(13) See note (3) and notes (6) through (12) above. Includes also approximately 349,842 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable granted to eleven executive officers. Does not include approximately 1,090,407 shares issuable upon the exercise of outstanding options granted to eleven executive officers which are not deemed to be presently exercisable, or 4,000 shares held by trusts of which an executive officer's children are the beneficiaries and as to which such executive officer disclaims beneficial ownership, or 100 shares held by parents of an executive officer as to which such executive officer disclaims beneficial ownership.


                                   MANAGEMENT

     The following sets forth certain information, as of December 1, 1997, concerning the directors, a proposed director, the executive officers and other key employees of the Company.



NAME                                AGE                     TITLE
----                                ---                     ----

     William L. Schrader(1)          45  Chairman of the Board of Directors, President and Chief
     Executive Officer (Founder)

     Harold S. Wills                 55  Executive Vice President, Chief Operating Officer and Director

     David N. Kunkel                 54  Senior Vice President, General Counsel, Secretary and Director

     William H. Baumer(1)(2)         65  Director

     Ian P. Sharp(1)(2)              65  Director

     Ralph J. Swett(3)               62  Proposed Director

     William A. Wilson(1)(2)         52  Director

     Wade Woodson                    39  Director

     Edward D. Postal                42  Senior Vice President and Chief Financial Officer

     John J. Chidester               39  Senior Vice President, US Sales and Marketing

     Anthony A. Aveta                50  Vice President and Chief Information Officer

     Mary-Ann Carolan                37  Vice President, International Support

     James R. Davin                  41  Vice President and Chief Technical Officer

     Mark S. Fedor                   33  Vice President, Engineering

     Richard R. Frizalone            40  Vice President, Alliances and Business Development in Corporate
     Network Services

     Harry G. Hobbs                  43  Vice President, Customer Administration

     Volker Kleinn                   58  Vice President, European Operations

     John F. Kraft                   40  Vice President, Carrier and ISP Services

     Mitchell Levinn                 38  Vice President, Network Operations

     Michael Mael                    41  Vice President, Application and Web Services

     Michael J. Malesardi            37  Vice President and Controller
-------------------------

(1) Member of Compensation Committee.

(2) Member of Audit Committee.

(3) The Company's Chairman will recommend that Mr. Swett be elected to the PSINet Board effective as of the Closing. See "The IRU and Stock Purchase Transaction -- Transaction Shares."

      WILLIAM L. SCHRADER is the founder of the Company and has served as Chairman of the Board of Directors, President and Chief Executive Officer of the Company since its inception. Prior to forming the Company, Mr. Schrader served as President and Chief Executive Officer of NYSERNet Inc., a provider of data networking services in New York State ("NYSERNet"), from January 1986 to December 1989. Mr. Schrader also was a co-founder, and, from May 1984 until February 1987, served as Executive Director of the Cornell Theory Center, a National Science Foundation supercomputer center. Mr. Schrader's term of office as a director of the Company expires in 1999.

      HAROLD S. WILLS has served as a director and Executive Vice President and Chief Operating Officer of the Company since April 1996 and as Acting Chief Financial Officer of the Company from April 1996 to October 1996. Mr. Wills served as Chief Operating Officer of Hospitality Information Networks, Inc., a provider of information services for the hospitality industry, from July 1995 through January 1996. Mr. Wills also held various positions including, Managing Director, International Computer Services, Technical Service Director and Sales Director of Granada Group PLC, a computer services provider, from September 1991 through September 1995. Mr. Wills's term of office as a director of the Company expires in 1998.

      DAVID N. KUNKEL has served as Senior Vice President of the Company since September 1996, as a director and Secretary of the Company since September 1995, as Vice President of the Company since July 1995 and as General Counsel of the Company since June 1995. Mr. Kunkel also served as Vice President of International Operations of the Company from April 1996 to September 1996 and as Senior Counsel to Nixon, Hargrave, Devans & Doyle llp, outside counsel to the Company, from July 1995 through December 1995. Prior to July 1995, Mr. Kunkel was a partner with the law firm of Nixon, Hargrave, Devans & Doyle LLP for 16 years and served as outside counsel to NYSERNet from 1986 until 1989 and to the Company from its inception until July 1995. Mr. Kunkel's term of office as a director of the Company expires in 1999.

      WILLIAM H. BAUMER has served as a director of the Company since 1993. Mr. Baumer has been a Professor of Economics at the University at Buffalo since 1971 and was the Acting Chairman of the Department of Economics at the University at Buffalo from June 1992 until June 1995. Mr. Baumer also served as Treasurer and Vice President of NYSERNet from January 1986 to December 1990 and from December 1989 to December 1990, respectively. Mr. Baumer's term of office as a director of the Company expires in 1998.

      IAN P. SHARP has served as a director of the Company since September 1996. Mr. Sharp is currently retired and was the President and founder of I.P. Sharp Associates, a software development company, from December 1964 through July 1989. Mr. Sharp's term of office as a director of the Company expires in 1999.

      RALPH J. SWETT is expected to serve as a director of the Company effective upon the Closing as described herein under "The IRU and Stock Purchase Transaction -- Transaction Shares." Mr. Swett has served as Chairman of IXC Communications since its formation in July 1992 and served as Chief Executive Officer and President of IXC Communications from July 1992 to October 1997. Prior thereto, Mr. Swett served as Chairman of the Board and Chief Executive Officer of Communications Transmission, Inc. ("CTI") from 1986 to 1992. From 1969 to 1986, Mr. Swett served in increasingly senior positions (Vice President, President and Chairman) of Times Mirror Cable Television ("TMCT"), a subsidiary of Times Mirror and a previous owner of IXC Carrier, and as a Vice President of Times Mirror from 1981 to 1986. Mr. Swett has served as Chairman of IXC Carrier since 1979 and served as its Chief Executive Officer from 1986 to October 1997 and its President from 1991 to October 1997. Mr. Swett has managed communications business for the past 26 years. Assuming his election to the PSINet Board effective as of the Closing as contemplated by the Purchase Agreement, Mr. Swett's term of office as a director of the Company will expire in 2000, subject to his earlier resignation pursuant to the Purchase Agreement if IXC shall no longer own at least 95% of the Initial Shares. See "The IRU and Stock Purchase Transaction -- Transaction Shares."

      WILLIAM A. WILSON has served as a director of the Company since September 1996. Since October 1997, Mr. Wilson has been actively involved with, and a director of, BioSeq, Inc., a private biotechnology firm. From June 1997 to September 1997, Mr. Wilson served as Senior Vice President, Finance and Chief Financial Officer of Computervision Corporation, a software publishing and development company. Prior thereto, Mr. Wilson was Executive Vice President and Chief Financial Officer of Arch Communications Group, Inc., a wireless messaging company ("Arch Communications"), from June 1996 to June 1997 and was Vice President, Finance and Chief Financial Officer of Arch Communications from January 1989 to June 1996. Mr. Wilson's term of office as a director of the Company expires in 1999.

      WADE WOODSON has served as a director of the Company since 1993. Mr. Woodson is a general partner with the Sigma Partners venture capital organization, with which he has been affiliated since 1987. Mr. Woodson is also a director of Worldtalk Corporation, a provider of messaging and directory software. Mr. Woodson's term of office as a director of the Company expires in 1998.

      EDWARD D. POSTAL has served as Senior Vice President and Chief Financial Officer of the Company since August 1997 and served as Vice President and Chief Financial Officer of the Company since October 1996. Prior thereto, Mr. Postal served as Senior Vice President, Chief Financial Officer and a director of The Hunter Group, Inc., a systems integration consulting firm, from March 1995 to October 1996 and as Vice President and Chief Financial Officer of The Wyatt Company, a human resources consulting firm, from December 1991 to October 1994. Mr. Postal also served as controller/treasurer of The Wyatt Company from November 1985 to December 1991.

      JOHN J. CHIDESTER has served as Senior Vice President, US Sales and Marketing of the Company since November 1997. Prior to joining the Company, Mr. Chidester served as Vice President Enterprise Management Services of MCI Systemhouse, Inc., a systems integration, consulting and technology deployment company, from March 1997 to November 1997, as Executive Vice President Sales and Marketing of XLConnect, a systems integration company, from March 1996 to January 1997, and as Vice President Sales of MCI Telecommunications Corporation ("MCI Telecommunications") from 1980 to March 1996.

      ANTHONY A. AVETA has served as Vice President and Chief Information Officer of the Company since September 1997. Prior to joining the Company, Mr. Aveta served as Chief Information Officer at CACI International Inc, a professional services and software products company, since June 1995. Prior thereto, Mr. Aveta served as Center Director for the Network Integrations Division of Computer Sciences Corporation, a software product services and outsourcing company, since June 1994 and in various positions at Science Applications International Corporation, a systems integrator, from 1989 to 1994.

      MARY-ANN CAROLAN has served as Vice President, International Support of the Company since September 1997, served as Vice President, Customer Administration of the Company from May 1996 to September 1997, and served as Vice President, Consumer Support of the Company from November 1995 to April 1996. From November 1989 until November 1995, Ms. Carolan held various positions with the Company, including Assistant Director for Individual Support, Assistant Sales Manager, Systems Administrator and Customer Support Administrator.

      JAMES R. DAVIN has served as Vice President and Chief Technical Officer of the Company since February 1997. From January 1995 until February 1997, Mr. Davin held various positions with the Company, including Assistant Director of Engineering, Assistant Director of New Product Development and Senior Scientist. Prior to joining the Company, Mr. Davin served as a member of the technical staff of Bell Communications Research Inc., a telephone engineering and consulting company, from August 1992 to January 1995, as a member of the research staff at the Massachusetts Institute of Technology from June 1988 to August 1992 and as an engineer for Proteon Inc., a provider of network access solutions, from February 1987 to June 1988.

      MARK S. FEDOR has served as Vice President, Engineering of the Company
since February 1997.   From November 1989 until February 1997, Mr. Fedor held
various positions with the Company, including Director of Engineering.

      RICHARD R. FRIZALONE serves as Vice President, Alliances and Business Development in Corporate Network Services of the Company as of December 1, 1997 and served as Vice President, Corporate Sales of the Company from October 1996 to December 1997. During the period from March 1995 to October 1996, Mr. Frizalone served as Area Vice President-Distribution and Planning for Bell Atlantic Communications, Inc. and as Vice President and Chief Marketing Officer-Telezone Corporation and Director-Marketing and Sales for Bell Atlantic
International.   From March 1994 to February 1995, Mr. Frizalone was Director of
Sales and Marketing for Comcast

Cellular One and, from November 1990 to March 1994, Mr. Frizalone was Director of Sales for McCaw Cellular One.

      HARRY G. HOBBS has served as Vice President, Customer Administration of the Company since September 1997. Prior to joining the Company, Mr. Hobbs served as Vice President, Customer Care for American Personal Communications, LP, a provider of wireless communications services and an affiliate of Sprint Spectrum, from February 1995 to August 1997. Prior thereto, Mr. Hobbs served in various positions in the Customer Service, Operations and Large Account Support groups at MCI Telecommunications, including Vice President, Global Customer Service from September 1993 to February 1995, Director, Operations from March 1992 to February 1995 and Director, Large Account Group from November 1990 to March 1992.

      VOLKER KLEINN has served as Vice President, European Operations of the Company since April 1997. Prior to joining the Company, Mr. Kleinn was employed as a free-lance consultant advising a U.S.-based virtual reality software company in establishing business operations in Europe from January 1997 to April 1997 and served as Vice President Europe of Sense8, a U.S.-based virtual reality software company, from January 1996 to December 1996. Prior thereto, Mr. Kleinn was employed as a free-lance consultant advising several Swiss and French software companies from July 1995 to December 1995, served as President of Megalon S.A., a Swiss software publishing company, from February 1994 to June 1996 and served as Vice President Europe of Autodesk, Inc., a leading supplier of various software products, from February 1990 to January 1994.

      JOHN F. KRAFT serves as Vice President, Carrier and ISP Services of the Company as of December 1, 1997, served as Vice President, Wholesale Network Services of the Company from July 1997 to December 1997 and was the General Manager of Wholesale Network Services of the Company from July 1996 to July 1997. Prior to joining the Company, Mr. Kraft served as a Director of Sales of the Mid-Atlantic Division of MCI Business Services, a unit of MCI Telecommunications, from February 1986 to July 1997.

      MITCHELL LEVINN has served as Vice President, Network Operations of the Company since February 1995. Prior thereto, Mr. Levinn had been Director of Operations of the Company since its inception. Prior to joining the Company, Mr. Levinn served as Director of the Computer Science Laboratory of the Computer Science Department at Rensselaer Polytechnic Institute from June 1985 to December 1990.

      MICHAEL MAEL serves as Vice President, Application and Web Services of the Company as of December 1, 1997, served as Vice President, Web Services of the Company from September 1997 to December 1997 and served as General Manager, PSINet Web Business of the Company from May 1997 to August 1997. Prior to joining the Company, Mr. Mael served in various positions in the Business Management and Marketing groups at MCI Communications, including Director, Business Management, Director, Marketing and Director, Strategic Alliances, from February 1992 to May 1997. From July 1990 to February 1992, Mr. Mael was employed as a consultant at Aladdin Partners, an independent management consulting firm.

      MICHAEL J. MALESARDI has served as Vice President and Controller of the Company since July 1997. Prior to joining the Company, Mr. Malesardi served as Director of Financial Administration of Watson Wyatt Worldwide, an international employee benefits and human resources consulting firm ("Watson Wyatt"), from April 1995 to May 1997 and as Controller of Watson Wyatt from February 1992 to April 1995. From September 1982 to February 1992, Mr. Malesardi held various positions at Price Waterhouse LLP, the latest as Senior Audit Manager.

PSINET BOARD AND COMMITTEES OF THE PSINET BOARD

      The PSINet Board met 16 times during the year ended December 31, 1996. Each of the directors other than Mr. Sharp attended 75% or more of the meetings held during the last fiscal year by the PSINet Board during the period for which such person served as a director and 75% or more of the meetings held by the Committees of the PSINet Board on which such person served during the period for which such person served as a committee member.

      The PSINet Board has two committees, the Audit Committee and the Compensation Committee. The Audit Committee met six times during the year ended December 31, 1996. The Audit Committee, among other things, recommends the firm to be appointed as independent accountants to audit the Company's financial statements, discusses the scope and results of the audit with the independent accountants, reviews with management and the independent accountants the Company's interim and year-end operating results, considers the adequacy of the internal accounting controls and audit procedures of the Company and reviews the non-audit services to be performed by the independent accountants. The current members of the Audit Committee are Messrs. Baumer, Sharp and Wilson.

      The Compensation Committee met five times during the year ended December 31, 1996. The Compensation Committee reviews and recommends the compensation arrangements for management of the Company and administers the Company's Executive Stock Option Plan and Executive Stock Incentive Plan. The current members of the Compensation Committee are Messrs. Baumer, Schrader and Woodson.


                       COMPENSATION AND OTHER INFORMATION
                       CONCERNING OFFICERS AND DIRECTORS

EXECUTIVE COMPENSATION SUMMARY

      The following table sets forth in summary form the compensation paid by the Company to its chief executive officer, each of its four most highly compensated executive officers other than the chief executive officer and two former executive officers as of December 31, 1996 for services rendered to the Company in all capacities.

                                      SUMMARY COMPENSATION TABLE
                                                                         LONG-TERM
                                                                       COMPENSATION
                                             ANNUAL COMPENSATION           AWARDS

                                     -----------------------------------------------

                                                                                              SECURITIES
      NAME AND                                                               OTHER ANNUAL      UNDERLYING       ALL OTHER
 PRINCIPAL POSITION                      YEAR  SALARY ($)      BONUS (1)($)  COMPENSATION($)   OPTIONS (#)    COMPENSATION($)
----------------------------------------------------------------------------------------------------------------------------
William L. Schrader                      1996   $194,471       $  2,438      $ 2,015(2)            --        $ 3,135(3)
Chairman, President and Chief            1995    169,104         45,514        6,245(2)            --          3,135(3)
Executive Officer                        1994    154,000         36,791        1,950(2)            --          2,885(3)

David N. Kunkel (4)                      1996   $272,596       $103,438      $ 88,474(5)      251,193(6)             --
Senior Vice President, General           1995     77,038      106,323A(7)    25,988A(8)            --(9)             --
Counsel and Secretary

Harold S. Wills (10)                     1996   $146,154       $ 77,500      $30,825(11)      250,000(12)            --
Executive Vice President and
Chief Operating Officer

Mitchell Levinn (13)                     1996   $149,392       $ 42,687             --      100,000(14)      $3,024(15)
Vice President of                        1995    107,317          4,547             --      40,000(16)       2,993(15)
Network Operations

Daniel P. Cunningham (17)                1996   $124,231(18)   $ 40,000             --      100,000(14)      $2,866(15)
Former Chief Financial Officer, Chief    1995     88,269         20,256             --       50,000(16)       3,060(15)
Information Officer, Vice President      1994     30,289          1,084             --          300(16)          --
Finance and Treasurer

Bruce M. Ley (13)(19)                    1996  $155,624(18)   $  4,712      $3,844(20)      100,000(14)      $1,059(15)
Former Vice President of Marketing,      1995     27,124      54,747(21)           --            --                --
Corporate Services

Mary-Ann Carolan (13)                    1996   $110,481       $ 41,519      $3,996(20)    100,000(14)      $2,648(15)
Vice President of Customer               1995     55,195      32,471(22)           --       40,000(23)       3,060(15)
Administration

____________________________________

(1) Amounts reported in respect of a particular fiscal year reflect bonuses earned for services rendered in that fiscal year regardless of when paid.

                       (footnotes continue on next page)

                    (footnotes continued from previous page)

(2) Represents amounts attributable to Mr. Schrader's personal use of a Company-owned automobile in 1994, amounts paid with respect to installation of a security system at Mr. Schrader's home in 1995 and a car allowance of $2,015 during 1996.

(3) Consists of: (i) insurance premiums in the amount of $2,135 paid by the Company in each of 1994, 1995 and 1996 with respect to the proportionate beneficial interest of Mr. Schrader's spouse in an insurance policy on Mr. Schrader's life and (ii) matching contributions in the amount of $750, $1,000 and $1,000 made to Mr. Schrader's account under the Company's 401(k) Plan in 1994, 1995 and 1996, respectively.

(4) Mr. Kunkel joined the Company as General Counsel on June 21, 1995. Accordingly, no information is provided for periods prior to such date with respect to Mr. Kunkel.

(5) Consists of payments made to Mr. Kunkel in connection with his relocation as follows: $52,175 pursuant to an agreement to guarantee Mr. Kunkel a minimum price on the sale of his primary residence and $36,299 for certain carrying costs for his residence pending such sale.

(6) Consists of options issued in connection with a company-wide repricing of certain previously granted options as of April 5, 1996. Does not include options with respect to 18,494 shares granted in February 1996 (with respect to 1995) which were replaced in connection with such repricing or options with respect to 75,000 shares of Common Stock granted in November 1996 which were cancelled as of December 31, 1996 due to failure to satisfy certain vesting conditions.

(7) Includes a signing bonus of $50,000 and a performance bonus of $50,000 paid to Mr. Kunkel pursuant to his employment agreement with the Company.

(8) Consists of payments made to Mr. Kunkel in connection with his relocation as follows: $13,456 for moving expenses, $9,200 for certain closing costs on his new home and $3,332 for installation of a security system at his new home.

(9) Does not include options with respect to 251,193 shares issued under the Company's Executive Stock Incentive Plan pursuant to Mr. Kunkel's employment agreement with the Company which were replaced in connection with a company-wide repricing as of April 5, 1996. See footnote 6 above.

(10) Mr. Wills joined the Company as Executive Vice President and Chief Operating Officer on April 8, 1996. Accordingly, no information is provided for periods prior to such date with respect to Mr. Wills.

(11) Consists of (i) payments made to Mr. Wills in connection with his relocation as follows: $15,271 for certain closing costs on his new home and $15,298 for moving expenses and (ii) a car allowance of $256.

(12) Consists of options issued under the Company's Executive Stock Incentive Plan. Does not include options with respect to 100,000 shares of Common Stock granted in November 1996 which were cancelled as of December 31, 1996 due to failure to satisfy certain vesting conditions.

                       (footnotes continue on next page)

                    (footnotes continued from previous page)


(13) Such officer, although employed by the Company, was not an executive officer of the Company prior to 1995. Accordingly, no information for 1994 is provided in this table with respect to such officer.

(14) Consists of options issued in connection with a company-wide repricing of certain previously granted options as of April 5, 1996. Does not include options with respect to 100,000 shares granted in February 1996 which were replaced in connection with such repricing.

(15) Consists of matching contributions made to the named officer's account under the Company's 401(k) Plan in the years indicated.

(16) Issued pursuant to the Company's Executive Stock Option Plan.

(17) Mr. Cunningham resigned from the Company effective June 19, 1996. No information is provided in this table with respect to Mr. Cunningham prior to August 1994, as Mr. Cunningham was on leave from the Company until such date.

(18) Includes certain severance payments paid during 1996.

(19) Mr. Ley resigned from the Company effective August 8, 1996.

(20) Consists of certain relocation costs.

(21) Includes a signing bonus of $25,000 and a performance bonus of $25,000 paid to Mr. Ley pursuant to his employment agreement with the Company.

(22) Includes sales commissions of $13,787.

(23) Issued pursuant to the Company's Executive Stock Incentive Plan.



OPTION GRANTS

   The following table sets forth certain information, as of December 31, 1996, concerning individual grants of stock options made during the fiscal year ended December 31, 1996 to the persons named in the Summary Compensation Table above.

                             OPTION GRANTS IN 1996


                                                   INDIVIDUAL GRANTS                                POTENTIAL REALIZABLE VALUE AT
                                                   ---------------                                  ASSUMED ANNUAL RATES OF STOCK
                                                   PERCENT OF TOTAL                                 APPRECIATION FOR OPTION TERM
                        NUMBER OF SECURITIES        OPTIONS GRANTED
                         UNDERLYING OPTIONS         TO EMPLOYEES IN        EXERCISE     EXPIRATION
NAME                        GRANTED (#)             FISCAL YEAR (1)       PRICE ($/SH)    DATE            5%             10%
---------------------------------------------------------------------------------------------------------------------------------
David N. Kunkel (2)               18,494(3)               .32%             $ 9.375     02/05/06      $  106,820      $  269,450
                                 232,699(4)              3.98                9.375     06/21/05       1,237,765       3,066,910
                                  75,000(5)              1.28                8.500           --              --              --

Harold S. Wills                  150,000(6)              2.56%             $ 8.250     04/08/06      $  778,257      $1,972,256
                                 100,000(7)              1.71               10.500     06/27/06         660,339       1,673,430
                                 100,000(5)              1.71                8.500     11/04/06              --              --

Mitchell Levinn                  100,000(8)            1.71%1              $13.000           --              --              --
                                 100,000(9)               .71                9.375     02/21/06      $  580,836      $1,466,983

Daniel P. Cunningham             100,000(8)              1.71%             $13.000           --              --              --
                                 100,000(9)(10)          1.71                9.375           --              --              --

Bruce M. Ley                     100,000(8)              1.71%             $14.500           --              --              --
                                 100,000(9)(11)          1.71                9.375     02/05/06      $  398,539      $1,005,301

Mary-Ann Carolan                 100,000(8)              1.71%             $13.000     02/21/06              --              --
                                 100,000(9)              1.71                9.375     02/21/06      $  580,836      $1,466,983

________________________________

(1) Based upon total grants of options in respect of 5,852,349 shares of Common Stock made during 1996.

(2) Does not include information with respect to options for 18,494 shares of Common Stock granted under the Company's Executive Stock Incentive Plan in February 1996 with respect to an award to which Mr. Kunkel became entitled in June 1995 pursuant to his employment agreement with the Company. These options were disclosed in the table included under this heading in the Proxy Statement relating to the Company's 1996 Annual Meeting of Shareholders.

(3) Consists of options previously granted under the Company's Executive Stock Incentive Plan which were repriced on April 5, 1996. Vest monthly over 40 months from the anniversary of the previous grant (February 1996), subject to continued employment by the Company on each of such dates.

(4) Consists of options previously granted under the Company's Executive Stock Incentive Plan which were repriced on April 5, 1996. Vest monthly over 48 months from the anniversary of the previous grant (June 1995), subject to continued employment by the Company on each of such dates.

(5) Granted under the Company's Executive Stock Incentive Plan in November 1996. These options were cancelled as of December 31, 1996 due to failure to satisfy certain vesting conditions.

(6) Granted under the Company's Executive Stock Incentive Plan in April 1996. Vest monthly over 48 months from the anniversary of the grant, subject to continued employment by the Company on each of such dates.

                       (footnotes continue on next page)

                    (footnotes continued from previous page)

(7) Granted under the Company's Executive Stock Incentive Plan in June 1996. Vest monthly over 48 months from the anniversary of the grant, subject to continued employment by the Company on each of such dates.

(8) Granted under the Company's Executive Stock Incentive Plan in February 1996. Replaced on April 5, 1996 in connection with a company-wide repricing of certain options. See footnote 9 below.

(9) Consists of options previously granted under the Company's Executive Stock Incentive Plan which were repriced on April 5, 1996. Vest monthly over 48 months from the anniversary of the previous grant (February 1996), subject to continued employment by the Company on each of such dates.

(10) Options with respect to 54,167 of these shares were cancelled upon Mr. Cunningham's resignation from the Company effective June 29, 1996 and the remaining options were exercised by Mr. Cunningham on September 25, 1996.

(11) Options with respect to 31,000 of these shares were cancelled upon Mr. Ley's resignation from the Company effective August 8, 1996. Consequently, the potential realizable values reported in this table with respect to Mr. Ley's options reflect only those options still outstanding at December 31, 1996.


      Under each of the Company's Executive Stock Incentive Plan, Directors Stock Incentive Plan and Strategic Stock Incentive Plan, upon the acquisition of beneficial ownership of 30% or more of the Company's outstanding Common Stock by any person other than a wholly-owned subsidiary of the Company or the occurrence of certain other change in control events specified in such plans, including certain mergers, consolidations and transfers of all or substantially all of the Company's assets, all options and stock appreciation rights will become fully exercisable and all restricted stock awards will become immediately vested.

AGGREGATE YEAR-END OPTION VALUES

      The following table provides information concerning the number of unexercised options held by the individuals named in the Summary Compensation Table as of December 31, 1996. Also reported are the values for "in the money" options, which represent the positive spread between the exercise price and the fair market value of the Company's Common Stock as of December 31, 1996.

                           AGGREGATED OPTION EXERCISES 1996 AND YEAR-END OPTION VALUES
                                                            NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                                                  OPTIONS              AT DECEMBER 31, 1996 ($)(1)
                          SHARES ACQUIRED     VALUE      AT DECEMBER 31, 1996 (#)
NAME                     ON EXERCISE (#)     REALIZED                                  EXERCISABLE   UNEXERCISABLE
                                                         EXERCISABLE UNEXERCISABLE
------------------------------------------------------------------------------------------------------------------
William L. Schrader              --                --      296,800        131,200         $2,612,820    $1,216,880
David N. Kunkel (2)              --                --       91,885        159,308            137,828       238,961
Harold S. Wills (3)              --                --       37,500        212,500             70,313       360,938
Mitchell Levinn                  --                --       70,933        119,367            520,673       389,095
Daniel P. Cunningham         96,133          $515,167(4)    25,000             --            244,375            --
Bruce M. Ley                     --                --       69,000             --            103,500            --
Mary-Ann Carolan                 --                --       20,933        139,367             31,922       432,596

___________________________________

(1) Based upon a closing price of $10.875 on December 31, 1996, as reported on the Nasdaq National Market System.
                       (footnotes continue on next page)

                    (footnotes continued from previous page)

(2) Does not include options with respect to 75,000 shares of Common Stock which were cancelled as of December 31, 1996 due to failure to satisfy certain vesting conditions.

(3) Does not include options with respect to 100,000 shares of Common Stock which were cancelled as of December 31, 1996 due to failure to satisfy certain vesting conditions.

(4) Based upon a closing price of $12.00 on September 25, 1996, the exercise date, as reported on the Nasdaq National Market System.


EMPLOYMENT AGREEMENTS

   The Company has employment agreements with Ms. Carolan and each of Messrs. Kunkel, Levinn and Wills. The Company also has employment agreements with most of its other executive officers other than Mr. Schrader pursuant to which they serve in their respective capacities.

   Ms. Carolan's employment agreement provides for a three-year term ending February 1999 and a current annual base salary of $135,000, provided for a performance bonus of $40,000 for 1996, subject to achievement of certain objectives, and provides for performance bonuses for subsequent years as determined by the Compensation Committee of the PSINet Board and the award of options to purchase 100,000 shares of Common Stock pursuant to the Company's Executive Stock Incentive Plan.

   Mr. Kunkel's employment agreement provides for a five-year term ending in June 2000 and a current annual base salary of $300,000. Mr. Kunkel's agreement also provided for a performance bonus of $100,000 for 1996, subject to the successful completion of pre-established performance objectives, and provides for performance bonuses for subsequent years as determined by the Compensation Committee subject to a $100,000 minimum and the award of options to purchase 250,000 shares of Common Stock under the Company's Executive Stock Incentive Plan. Due to the unavailability of sufficient shares under the Executive Stock Incentive Plan to satisfy this award in full during 1995, Mr. Kunkel was awarded options with respect to only 232,699 shares during 1995. The remaining options were awarded during February 1996 and, pursuant to Mr. Kunkel's employment arrangements with the Company, the number of shares for which such options can be exercised was adjusted to take into account the change in exercise price as a result of the delay in such issuance.

   Mr. Levinn's employment agreement provides for a three-year term ending February 1999 and a current annual base salary of $165,000, provided for a performance bonus of $40,000 for 1996, subject to achievement of certain objectives, provided for performance bonuses in subsequent years as determined by the Compensation Committee and the award of options to purchase 100,000 shares of Common Stock pursuant to the Company's Executive Stock Incentive Plan.

   Mr. Wills's employment agreement provides for a three-year term ending April 1999 and a current annual base salary of $300,000, provided for a performance bonus of $75,000 for 1996, subject to achievement of certain objectives, and provides for performance bonuses in subsequent years as determined by the Compensation Committee subject to a $75,000 minimum and the award of options to purchase 150,000 shares of Common Stock pursuant to the Company's Executive Stock Incentive Plan.

   These employment agreements also provide for standard employee benefits, including, without limitation, participation in the Company's 401(k) plan and bonus plan as well as life, health, accident and disability insurance. These agreements also provide for a 24-month non-competition period. If the Company elects to enforce such non-competition restrictions, these officers are entitled, for a period of 24 months after termination of their employment, to receive their then current base salary and all benefits being provided to them at the time of termination. Options awarded pursuant to these agreements are subject to immediate vesting upon the occurrence of certain change in control events.

   The Company also had employment agreements with each of Messrs. Cunningham and Ley prior to their respective resignations from the Company during 1996.
Mr. Cunningham's employment agreement provided for a three-year term ending in February 1999, an annual base salary of $120,000 and a performance bonus of $40,000 (subject to achievement of certain objectives) for 1996 and the award of options to purchase 100,000 shares of Common Stock under the Company's Executive Stock Incentive Plan. Mr. Ley's employment agreement provided for a three-year term ending in October 1998, an annual base salary of $183,750 and a performance bonus of $50,000 (subject to achievement of certain objectives) for 1996 and the award of options to purchase 100,000 shares of Common Stock under the Company's Executive Stock Incentive Plan. Each of these agreements also contained benefit and non-competition provisions of the nature described above.

   The Company entered into a Separation Agreement with Mr. Cunningham in connection with his resignation from the Company. This agreement provided for the payment of total severance compensation in the amount of $180,000 over an 18-month period, payment of a lump sum bonus of $40,000, and the accelerated vesting of options to purchase 87,750 shares of Common Stock. The Separation Agreement also provided for continued coverage under the Company's health plans for Mr. Cunningham, the repayment by Mr. Cunningham of an outstanding loan by the Company in the principal amount of $55,000 and a general release of the Company by Mr. Cunningham.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   During the year ended December 31, 1996, the members of the Compensation Committee of the PSINet Board consisted of Messrs. Baumer, Schrader and Woodson. Mr. Schrader is the Chairman of the PSINet Board, President and Chief Executive Officer of the Company. None of such persons other than Mr. Schrader is an executive officer or employee of the Company.

   Mr. Schrader has personally guaranteed the payment of all amounts outstanding under a $750,000 master equipment lease agreement entered into by the Company and KeyCorp Leasing Ltd. on November 17, 1992. As of December 31, 1996, $58,420 principal amount was outstanding under this facility. Mr. Schrader did not receive any consideration from the Company for providing this guarantee.

   During October 1993, the Company issued to Mr. Baumer warrants to purchase 25,000 shares of its Series B Convertible Participating Preferred Stock ("Series B Shares") for $1.60 per share in return for Mr. Baumer's services as a director of the Company. Mr. Baumer also was issued identical warrants to purchase an additional 25,000 Series B Shares during October 1993 in return for consulting services rendered to the Company by Mr. Baumer. Each of these warrants became exercisable (subject to vesting) for the same number of shares of the Company's Common Stock after the closing of the Company's initial public offering on May 8, 1995 and were fully vested effective September 9, 1996.

COMPENSATION OF DIRECTORS

   Directors, other than those who also are employees or consultants of the Company or are serving on the PSINet Board as representatives of a shareholder, receive annual fees of $5,000 and are eligible for awards under the Company's Directors Stock Incentive Plan (the "Directors' Plan"). Assuming his election to the PSINet Board effective as of the Closing as contemplated by the Purchase Agreement, it is anticipated that Mr. Swett will not be eligible to receive annual fees or awards under the Directors' Plan because Mr. Swett will serve on the PSINet Board as a representative of IXC, a shareholder of the Company, pursuant to the terms of the Purchase Agreement. The Directors' Plan provides for initial option grants with respect to 10,000 shares of Common Stock ("Initial Grants") to be made to each eligible director upon his or her first election to the PSINet Board and, thereafter, for annual grants of options to purchase 2,000 shares of Common Stock to be made to each eligible director who has served on the PSINet Board for at least 12 months. Each of Messrs. Sharp and Wilson received Initial Grants upon their election to the PSINet Board in accordance with the Directors' Plan. In addition, directors who are not also officers of the Company receive fees of $1,000 per day for committee meetings and consultations not in conjunction with a PSINet Board meeting. Directors also are reimbursed for certain reasonable expenses incurred in attending Board or committee meetings. The Company has issued to Mr. Baumer warrants to purchase 25,000 shares of Common Stock (formerly exercisable for the Company's Series B Convertible Participating Preferred Stock) for $1.60 per share in return for Mr. Baumer's services as a director of the Company. Mr. Baumer also holds warrants to purchase an additional 25,000 shares in return for consulting services rendered to the Company by Mr. Baumer. Each of these warrants became fully vested effective September 9, 1996. Other than these fees and awards and the warrants issued to Mr. Baumer, no member of the PSINet Board receives any fees or other compensation for serving in such capacity.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

   Sales of Securities to Related Parties. The Company entered into an agreement with William H. Baumer, a director of the Company, during October 1993, pursuant to which the Company issued Mr. Baumer warrants to purchase 25,000 shares of the Company's Series B Shares for $1.60 per share in return for Mr. Baumer's services as a director of the Company. In addition, during October 1993, the Company entered into an additional agreement with Mr. Baumer pursuant to which Mr. Baumer was issued warrants to purchase an additional 25,000 Series B Shares in return for consulting services rendered to the Company by Mr. Baumer. Each of these warrants became exercisable (subject to vesting) for the same number of shares of the Company's Common Stock after the closing of the Company's initial public offering on May 8, 1995 and were fully vested effective September 9, 1996.

   Financing Arrangements with Related Parties. Mr. Schrader has personally guaranteed the payment of all amounts outstanding under a $750,000 master equipment lease agreement entered into by the Company and KeyCorp Leasing Ltd. on November 17, 1992. As of December 31, 1996, $58,420 principal amount was outstanding under this facility. Mr. Schrader did not receive any consideration from the Company for providing this guarantee.

   On April 5, 1995, the Company loaned an aggregate of $199,960 pursuant to the option loan program to Martin L. Schoffstall, the Company's former Chief Technical Officer, Daniel P. Cunningham, the Company's former Chief Financial Officer, and Marvin Schoffstall (the father of Martin Schoffstall and an employee of the Company at the time) in respect of their exercises of options to acquire an aggregate of 195,000 shares of Common Stock. Martin L. Schoffstall, Daniel P. Cunningham and Marvin Schoffstall received loans in the amount of $132,460, $55,000 and $12,500, respectively. In addition, the Company loaned Martin L. Schoffstall $100,000 to refinance the principal amount of a bank loan incurred by him on October 14, 1993 to finance a portion of the exercise price relating to his exercise on that date of options to acquire 320,000 shares of Common Stock. The additional $100,000 loan was secured by a pledge of 200,000 shares of Common Stock. The outstanding balance on each of such loans was paid in full during the year ended December 31, 1996.

   In May 1996, the Company purchased 100,000 shares (the "Shares") of the common stock of Epicenter Inc. (which has since changed its name to TimeSink, Inc.) for aggregate consideration of $100,000. Martin Schoffstall, the Company's former Chief Technical Officer and a director of the Company at the time, and Stephen A. Schoffstall, an executive officer of the Company at the time, are shareholders and officers of TimeSink, Inc. (formerly Epicenter Inc.) The Company subsequently sold 75,000 of the Shares to Martin Schoffstall for $93,750.

                        PRO FORMA FINANCIAL INFORMATION


      The following Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 1997 presents, on a pro forma basis, the Company's consolidated financial position assuming the acquisition of iSTAR internet inc. ("iSTAR") had been consummated on September 30, 1997. The following Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 1996 and the nine months ended September 30, 1997 (collectively with the Unaudited Pro Forma Consolidated Balance Sheet, the "Pro Forma Statements") present, on a pro forma basis, the Company's consolidated results of operations assuming the acquisition of iSTAR had been consummated on January 1, 1996. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- International Operations."

      The Unaudited Pro Forma Consolidated Balance Sheet at September 30, 1997 combines the unaudited Consolidated Balance Sheet of the Company as of September 30, 1997 and the unaudited Consolidated Balance Sheet of iSTAR as of August 31, 1997. The Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 1996 combines the audited historical Consolidated Statement of Operations of the Company for the year ended December 31, 1996 and the unaudited historical Consolidated Statement of Operations of iSTAR for the twelve month period from December 1, 1995 through November 30, 1996. The Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 1997 combines the unaudited historical Consolidated Statement of Operations of the Company for the nine months ended September 30, 1997 and the unaudited historical Consolidated Statement of Operations of iSTAR for the nine month period from December 1, 1996 through August 31, 1997.

      The Pro Forma Statements are not intended to be indicative of the results which would actually have been obtained had the acquisition of iSTAR occurred on the dates indicated or which may be obtained in the future. The pro forma adjustments are based upon available information and assumptions that the Company believes are reasonable in the circumstances. The Pro Forma Statements should be read in conjunction with the Company's Consolidated Financial Statements and Notes thereto for the year ended December 31, 1996 and the three and nine months ended September 30, 1997 as filed with the Commission (see "Incorporation of Certain Documents by Reference") and the iSTAR Consolidated Financial Statements for the fiscal year ended May 31, 1997 and the three months ended August 31, 1997 attached to this Proxy Statement as Exhibit I.

      The acquisition of iSTAR will be accounted for as a purchase business combination and, accordingly, the purchase price will be allocated to net tangible assets acquired and liabilities assumed, based upon their respective fair values, with the excess allocated to intangible assets which will be amortized over the estimated economic life of the intangible assets from the date of acquisition. The Unaudited Pro Forma Consolidated Balance Sheet reflects the write-off of intangible assets consisting of in-process research and development costs of $7.2 million related to the acquisition of iSTAR. The effect of this charge has not been reflected in the accompanying Unaudited Pro Forma Consolidated Statements of Operations as it is a non-recurring charge. The allocation of the purchase price included in the Pro Forma Statements is preliminary and the Company intends to retain an independent third party to fully evaluate the acquired assets and liabilities of iSTAR. While the final allocation may differ from this preliminary allocation, the Registrant does not believe that any purchase adjustments would differ significantly from the pro forma adjustments appearing herein.

          The pro forma financial information has been further adjusted to give effect to the Company's acquisition of the PSINet IRUs in exchange for the Initial Shares and the Contingent Obligation pursuant to the Purchase Agreement. See "The IRU and Stock Purchase Transaction."

                                  PSINet Inc.
            Unaudited Pro Forma Consolidated Statement of Operations
                      For the Year Ended December 31, 1996
             (Thousands of U.S. Dollars, Except Per Share Amounts)


                                                PSINET INC.       ISTAR       ADJUSTMENTS       PRO
                                                CONSOLIDATED     INTERNET         (3)        FORMA(4)
                                                    (1)          INC.(2)
                                                ----------------------------------------------------
Revenue                                             $ 84,351      $ 20,838   $              $105,189
Other income, net                                      5,417             -                     5,417
                                                    --------      --------   ----------     --------
                                                      89,768        20,838                   110,606
                                                    --------      --------   ----------     --------
Operating cost and expenses:
 Data communications and operations                   70,102        30,991                   101,093
 Sales and marketing                                  27,064         7,029                    34,093
 General and administrative                           20,648         8,280                    28,928
 Depreciation and amortization                        28,035         3,982    6,026A 2a       38,043
                                                    --------      --------   ----------     --------
  Total operating costs and expenses                 145,849        50,282    6,026          202,157

 Loss from operations                                (56,081)      (29,444)  (6,026)         (91,551)

 Interest expense                                     (5,025)         (173)                   (5,198)
 Interest income                                       3,794           553                     4,347
 Other income                                          2,863             -                     2,863
 Equity in loss of affiliate                            (807)            -                      (807)
 Dividends on preferred stock of subsidiary                -             -   (2,148) 2b       (2,148)
                                                    --------      --------   ----------     --------

 Loss before taxes                                   (55,256)      (29,064)     (8,174)      (92,494)

 Income tax benefit                                      159             -                       159
                                                    --------      --------   ----------     --------

 Net loss                                           $(55,097)     $(29,064)   $(8,174)     $(92,335)
                                                    =========     ========   ==========     ========

     Loss per share                                   $(1.40)

   Pro forma loss per share                                                                   $(2.34)
                                                                                            ========
 Shares used in computing loss per share              39,378                                  39,378
                                                    =========                               ========
  and pro forma loss per share

   Pro forma loss per share, as adjusted(5)                                                   $(1.86)
                                                                                            ========
   Shares used in computing pro forma                                                         49,544
                                                                                            ========
    loss per share, as adjusted (5)

____________________
(1) Reflects the audited consolidated results of operations of the Company for the year ended December 31, 1996.
(2) Amounts have been derived from the unaudited consolidated results of operations of iSTAR for the twelve months ended November 30, 1996 prepared in accordance with U.S. generally accepted accounting principles. Certain amounts have been reclassified to conform with the Company's presentation.
(3) See Notes to Unaudited Pro Forma Consolidated Statements of Operations (Note 2 - Pro Forma Adjustments).
(4) Reflects the results of operations of the Company, on a pro forma basis, assuming the acquisition of iSTAR had been consummated as of January 1, 1996.
(5) See Notes to Unaudited Pro Forma Consolidated Statements of Operations (Note 4 - Pro Forma Loss Per Share, as Adjusted).

                                  PSINet Inc.
            Unaudited Pro Forma Consolidated Statement of Operations
                  For the Nine Months Ended September 30, 1997
             (Thousands of U.S. Dollars, Except Per Share Amounts)


                                                PSINET INC.       ISTAR       ADJUSTMENTS       PRO
                                                CONSOLIDATED     INTERNET         (3)        FORMA(4)
                                                    (1)          INC.(2)
                                                ----------------------------------------------------
Revenue                                             $ 87,147      $ 21,691   $              $108,838

Operating cost and expenses:
 Data communications and operations                   66,847        24,941                    91,788
 Sales and marketing                                  18,070         5,352                    23,422
 General and administrative                           16,976         5,650                    22,626
 Intangible asset write-down                               -        12,570                    12,570
 Depreciation and amortization                        20,648         4,170          2,318 2a  27,136
                                                    --------     ---------     ------------- -------
  Total operating costs and expenses                 122,541        52,683          2,318    177,542
                                                    --------     ---------     ------------- -------

 Loss from operations                                (35,394)      (30,992)        (2,318)   (68,704)

 Interest expense                                     (4,162)         (378)                   (4,540)
 Interest income                                       1,995             8                     2,003
 Other income                                            119             -                       119
 Gain on sale of subsidiary                            5,701             -                     5,701
 Dividends on preferred stock of subsidiary                -             -         (1,710) 2b (1,710)
                                                    --------     ---------     ------------- -------

 Loss before taxes                                   (31,741)      (31,362)        (4,028)   (67,131)

 Income tax benefit                                      476             0                       476
                                                    --------     ---------     ------------- -------

 Net loss                                           $(31,265)     $(31,362)       $(4,028)  $(66,655)
                                                    =========    =========     ============= =======


    Loss per share                                    $(0.78)
                                                    =========
   Pro forma loss per share                                                                   $(1.66)
                                                                                            ==========
 Shares used in computing loss per share              40,264                                  40,264
                                                    =========                               ==========
  and pro forma loss per share

 Pro forma loss per share, as adjusted(5)                                                     $(1.32)
                                                                                            ===========
 Shares used in computing pro forma                                                           50,430
                                                                                            ===========
  loss per share, as adjusted (5)

____________________
(1) Reflects the unaudited consolidated results of operations of the Company for the nine months ended September 30, 1997.
(2) Amounts have been derived from the unaudited consolidated results of operations of iSTAR for the nine months ended August 31, 1997 prepared in accordance with U.S. generally accepted accounting principles. Certain amounts have been reclassified to conform with the Company's presentation.
(3) See Notes to Unaudited Pro Forma Consolidated Statements of Operations (Note 2 - Pro Forma Adjustments).
(4) Reflects the results of operations of the Company, on a pro forma basis, assuming the acquisition of iSTAR had been consummated as of January 1, 1996.
(5) See Notes to Unaudited Pro Forma Consolidated Statements of Operations (Note 4 - Pro Forma Loss Per Share, as Adjusted).

                                  PSINET INC.
                   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                            STATEMENTS OF OPERATIONS

                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1996
                  AND THE NINE MONTHS ENDED SEPTEMBER 30, 1997

Note l - Basis of Presentation

     The Unaudited Pro Forma Consolidated Statements of Operations for the twelve months ended December 31, 1996 and the nine months ended September 30, 1997, reflect the results of operations of PSINet Inc. (the "Company") for the twelve months ended December 31, 1996 and the nine months ended September 30, 1997, on a pro forma basis, assuming the acquisition of iSTAR internet inc. ("iSTAR") had been consummated on January 1, 1996. The Unaudited Pro Forma Consolidated Statements of Operations do not give effect to any potential cost savings and synergies that could result from the acquisition of iSTAR.

     Management believes that the assumptions used in preparing the Unaudited Pro Forma Consolidated Statements of Operations provide a reasonable basis for presenting all of the significant effects of the iSTAR acquisition, that the pro forma adjustments give appropriate effect to those assumptions and that the pro forma adjustments are properly applied in the Unaudited Pro Forma Consolidated Statements of Operations.

     The pro forma financial information has been further adjusted to give effect to the Company's acquisition of the PSINet IRUs in exchange for the Initial Shares and the Contingent Obligation in conjunction with the IRU and Stock Purchase Transaction.

     There were no intercompany transactions between the Company and iSTAR during the twelve months ended December 31, 1996 and the nine months ended September 30, 1997.

Note 2 - Pro Forma Adjustments

(a) Reflects the increase in depreciation and amortization resulting from the allocation of the purchase price to the acquired net tangible (increase in the basis of fixed assets with estimated lives of three years) and intangible assets (principally tradename, customer relationships, assembled workforce and goodwill intangible assets) relating to iSTAR. The assigned lives of the acquired intangible assets range over periods from one to 10 years.

(b) Reflects the increase in dividends payable on the 8% Exchangeable Preferred Stock of a wholly-owned Canadian subsidiary of the Company assumed to be issued in exchange for all of the issued and outstanding shares of common stock and warrants of iSTAR in conjunction with the acquisition of iSTAR. Dividends on the 8% Exchangeable Preferred Stock accrue daily and compound quarterly. This assumes that no shares of 8% Exchangeable Preferred Stock were exchanged for the Company's Common Stock during the twelve months ended December 31, 1996 or the nine months ended September 30, 1997.

Note 3 - Loss per Share and Pro Forma Loss per Share

Loss per share and pro forma loss per share are computed using net loss divided by the weighted average number of shares of Common Stock that were outstanding during the periods presented, adjusted for the dilutive effect of common stock equivalent shares of common stock options and warrants, if any. Common stock equivalent shares are calculated using the treasury stock method. Pro forma loss per share on a fully diluted basis is not presented as the fully diluted effect is antidilutive, as computed.

                                  PSINET INC.
                   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                            STATEMENTS OF OPERATIONS

                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1996
                  AND THE NINE MONTHS ENDED SEPTEMBER 30, 1997

Note 4 - Pro Forma Loss per Share, as Adjusted

          Pro forma loss per share, as adjusted, is computed using the same method as pro forma loss per share as described in Note 3 above, and assumes the Company's acquisition of the PSINet IRUs in exchange for the Initial Shares, assuming 10,165,779 shares (which number is equal to 19.99999% of the issued and outstanding Common Stock of the Company as of December 1, 1997 after giving effect to such issuance and to 224,274 shares of Common Stock issuable upon exercise of outstanding warrants) of the Company's Common Stock are issued, and the Contingent Obligation had been consummated as of the beginning of the period presented. Because the Company does not anticipate that any significant portion of the bandwidth corresponding to the PSINet IRUs will be accepted and utilized by the Company until after the Closing, the pro forma loss per share, as adjusted, does not include any incremental amortization expense relating to such bandwidth or any potential reductions in operating costs associated with the termination of existing leased bandwidth. In accordance with rules of the Commission, pro forma loss per share, as adjusted, does not include any adjustments such as incremental revenue relating to the acquisition of the PSINet IRUs.

Note 5- Intangible Asset Write-down

          During the nine months ended September 30, 1997, iSTAR wrote-off $12.7 million related to the permanent impairment of certain intangible assets, mainly customer lists and goodwill, which resulted from iSTAR's acquisitions of consumer-oriented Internet service providers ("ISPs") and Internet-oriented professional service companies during iSTAR's fiscal year ended May 31, 1996.
In accordance with guidelines of the Commission, this non-recurring write-off has not been eliminated from the Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 1997.

          On an ongoing basis, iSTAR management reviewed the valuation of customer lists and goodwill, taking into consideration any events and circumstances which might have impaired value. As a result of a number of factors involving changes in the Internet industry in Canada and the evolution of iSTAR from a provider of access products to a provider of Internet business solutions, iSTAR management determined that the value of its customer lists and goodwill was permanently impaired. The value of the customer lists and goodwill included both the management expertise and the value of the acquired consumer-oriented customer lists. Since the dial subscriber market in Canada has become a commodity business, most of the customers acquired from the predecessor ISPs left iSTAR for other ISPs and iSTAR management determined that the value associated with the customer lists was permanently impaired and could not be supported by future expected revenue streams from customers acquired in the acquisitions. Additionally, most of the former owners and other key management personnel, whose expertise was used in creating the acquired companies, were no longer employed by iSTAR. All of these management departures resulted from the reorganization by iSTAR as it shifted its focus away from the consumer-oriented dial market in Canada to the corporate-oriented dedicated access market. On an overall basis, the continuing net cash usage, net losses, loss of management and increased competition in the Canadian marketplace for consumer-oriented dial subscribers did not support the existence of the value of the customer lists and goodwill from the purchased companies.

                                  PSINet Inc.
                 Unaudited Pro Forma Consolidated Balance Sheet
                            As of September 30, 1997
                          (Thousands of U.S. Dollars)


                                            PSINET INC.           ISTAR                          PRO                   PRO FORMA, AS
                                          CONSOLIDATED (1)  INTERNET INC. (2)  ADJUSTMENTS(3)  FORMA(4)  ADJUSTMENTS(5) ADJUSTED(6)
ASSETS

Current assets:
Cash and cash equivalents                             $  40,510   $    427   $              $  40,937   $               $  40,937
Short-term investments and marketable                     3,000        569                      3,569                       3,569
  securities
Accounts receivable, net                                 13,004      7,250                     20,254                      20,254
Notes receivable                                          5,098        340                      5,438                       5,438
Prepaid expenses                                          2,597      1,025                      3,622                       3,622
Other current assets                                      2,408          -                      2,408                       2,408
                                                    ---------------------------------     -----------------------     -----------
     Total current assets                                66,617      9,611          -          76,228           -          76,228
Property and equipment, net                              82,145     10,471      2,493   2b     95,109                      95,109
Goodwill and other intangibles, net                       2,066          -     21,310   2c     23,376                      23,376
Other assets and deferred charges                         3,207          -                      3,207                       3,207
                                                    ---------------------------------     -----------------------     -----------

Total assets                                          $ 154,035   $ 20,082   $ 23,803       $ 197,920   $       -       $ 197,920
                                                    =================================     =======================     ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Line of credit                                        $   3,000   $  1,440                  $   4,440                   $   4,440
Current portion of long-term debt                        32,860      2,453                     35,313                      35,313
Trade accounts payable                                   21,723      6,881                     28,604                      28,604
Accrued payroll and related expenses                      3,323        154                      3,477                       3,477
Other accounts payable and accrued liabilities            2,341      2,582      8,041   2d     12,964                      12,964
Deferred revenue                                          5,398      1,080                      6,478                       6,478
                                                    ---------------------------------     -----------------------     -----------
     Total current liabilities                           68,645     14,590      8,041          91,276                      91,276

Long-term debt                                           25,335      2,451                     27,786                      27,786
Other liabilities                                         1,238        500                      1,738                       1,738
                                                    ---------------------------------     -----------------------     -----------
Total liabilities                                        95,218     17,541      8,041         120,800           -         120,800
                                                    ---------------------------------     -----------------------     -----------

Shareholders' equity:
Exchangeable preferred stock of subsidiary                    -          -     25,503   2a     25,503                      25,503
Common stock                                                405     69,177    (69,177)  2a        405         102   3a        507
Capital in excess of par value                          208,406      2,068     (2,068)  2a    208,406      69,788   3a
                                                                                                          113,118   3b    391,312
Treasury stock                                           (2,005)         -                     (2,005)                     (2,005)
Retained deficit                                       (147,901)   (68,704)    61,504   2a   (155,101)                   (155,101)
Cumulative foreign currency translation adjustment          (88)                                  (88)                        (88)
Bandwidth asset to be delivered                                                                           (69,890)  3c
 under IRU agreement                                                                                0    (113,118)  3c   (183,008)
                                                    ---------------------------------     -----------------------     -----------

Total shareholders' equity                               58,817      2,541     15,762          77,120           -          77,120
                                                    ---------------------------------     -----------------------     -----------

Total liabilities and shareholders' equity            $ 154,035   $ 20,082   $ 23,803       $ 197,920   $       -       $ 197,920
                                                    =================================     =======================     ===========

____________________
(1) Reflects the unaudited consolidated financial position of the Company as of September 30, 1997.
(2) Reflects the unaudited consolidated financial position of iSTAR as of August 31, 1997.
(3) Reflects the adjustments necessary to give effect to the Company's acquisition of iSTAR. See Notes to Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 1997 (Note 2 - Pro Forma Adjustments Relating to the iSTAR Acquisition).
(4) Reflects the consolidated financial position of the Company, on a pro forma basis, assuming the acquisition of iSTAR had been consummated on September 30, 1997.
(5) Reflects the adjustments necessary to give effect to the Company's acquisition of the PSINet IRUs in exchange for the Initial Shares and the Contingent Obligation. See Notes to Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 1997 (Note 3 - Pro Forma Adjustments Relating to the IRU and Stock Purchase Transaction).
(6) Reflects the consolidated financial position of the Company, on a pro forma basis, as adjusted, assuming the acquisition of the PSINet IRUs in exchange for the Initial Shares and the Contingent Obligation and the acquisition of iSTAR had been consummated as of September 30, 1997.

                                  PSINet Inc.
                   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                                 BALANCE SHEET

                            As of September 30, 1997

Note l - Basis of Presentation

     The Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 1997 reflects the consolidated financial position of PSINet Inc. (the "Company") as of September 30, 1997, on a pro forma basis, assuming the acquisition of iSTAR internet inc. ("iSTAR") had been consummated on September 30, 1997.

     Management believes that the assumptions used in preparing the Unaudited Pro Forma Consolidated Balance Sheet provide a reasonable basis for presenting all of the significant effects of the acquisition of iSTAR, that the pro forma adjustments give appropriate effect to those assumptions and that the pro forma adjustments are properly applied in the Unaudited Pro Forma Consolidated Balance Sheet.

   The pro forma financial information has been further adjusted to give effect to the Company's acquisition of the PSINet IRUs in exchange for the Initial Shares and the Contingent Obligation pursuant to the Purchase Agreement.

Note 2 - Pro Forma Adjustments Relating to the iSTAR Acquisition

(a) Reflects the elimination of the iSTAR common stock, contributed surplus (capital in excess of par), and retained deficit (includes write-off of $7.2 million of in-process research and development costs) and the issuance of the 8% Exchangeable Preferred Stock assumed to be issued in exchange for all of the issued and outstanding shares of common stock and warrants of iSTAR in conjunction with the acquisition of iSTAR.

(b) Reflects the increase in the basis of fixed assets of iSTAR as the fixed assets acquired in conjunction with the acquisition of iSTAR will be recorded at fair value.

(c) Reflects the excess of cost over net tangible assets acquired. For allocation purposes, the Company has allocated the purchase price of iSTAR to tangible and intangible assets based on the estimated fair value of such assets and to identified liabilities. The Company considered the carrying value of the acquired assets, with the exception of fixed assets, to approximate their fair value, with all of the excess of such acquisition costs being attributed to the iSTAR tradename, customer relationships, goodwill, in-process research and development, assembled workforce and other intangible assets. The allocation of the purchase price included in the Pro Forma Statements is preliminary. While the final allocation may differ from this preliminary allocation, the Company does not believe that any purchase adjustments would differ significantly from these pro forma adjustments. The following is a summary of the adjustment for goodwill and other intangible assets:

                                                           (In Thousands of U.S. Dollars)
                                                           -------------------------------
       Tradename.........................................               $ 2,880
       Customer relationships............................                12,240
       Goodwill..........................................                 4,030
       In-process research and development...............                 7,200
       Write-off of in-process research and development..                (7,200)
       Assembled workforce...............................                 1,080
       Other intangible assets...........................                 1,080
                                                                        -------
          Total intangible assets                                       $21,310
                                                                        =======

                                  PSINet Inc.
                   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                                 BALANCE SHEET

                            As of September 30, 1997

Note 2 - Pro Forma Adjustments Relating to the iSTAR Acquisition (continued)

(d) Reflects the liabilities incurred in conjunction with the acquisition of iSTAR including investment advisory fees, legal fees, accounting and consulting fees, contractual employment obligations and costs directly related to the acquisition.

Note 3 - Pro Forma Adjustments Relating to the IRU and Stock Purchase
Transaction

(a) Reflects the recording of the issuance of the Initial Shares, assuming 10,165,779 shares (which number is equal to 19.99999% of the issued and outstanding Common Stock of the Company as of December 1, 1997 after giving effect to such issuance and to 224,274 shares of Common Stock issuable upon exercise of outstanding warrants) of the Company's Common Stock are issued at a price of $6 per share (based on the last reported sale price of the Company's Common Stock on The Nasdaq Stock Market on December 1, 1997) in exchange for the PSINet IRUs at the Closing. As discussed in "The IRU and Stock Purchase Transaction," the number of Initial Shares to be issued to IXC and the amounts to be recorded with respect thereto will be based on the actual number of shares of Common Stock issued and outstanding as of the date of the Closing (after giving effect to such issuance and to shares issuable upon exercise of then outstanding warrants) and the last reported sale price of the Company's Common Stock on The Nasdaq Stock Market as of the date of the Closing.

(b) Reflects the recording of the Company's Contingent Obligation pursuant to the Purchase Agreement to deliver Additional Shares or, at the Company's sole option, cash, or a combination thereof to IXC on the Determination Date or the Acceleration Date, as applicable. The Contingent Obligation is measured at fair value as of the date of the Closing utilizing the fair value derived under the Black-Scholes valuation model using an assumed term of four years. This term results in the lowest fair value for a range of potential terms for the Contingent Obligation of three to four years; see "The IRU and Stock Purchase Transaction -- Accounting Treatment -- Contingent Obligation." The amount previously recorded for the fair value of the Contingent Obligation could be adjusted upward in a future period under certain circumstances; see "The IRU and Stock Purchase Transaction -- Accounting Treatment -- Subsequent Adjustment of Asset and Contingent Obligation."

(c) This amount represents the aggregate fair value of the Initial Shares and the Contingent Obligation and has been recorded as an offset to shareholders' equity similar to a stock subscription receivable. Such amount will be reduced, and a long-term asset relating to the PSINet IRUs will be recorded, as each bandwidth unit corresponding to the PSINet IRUs is accepted by the Company. The amount of the asset recorded will equal
     (i) the ratio of the number of equivalent route miles of OC-48 bandwidth accepted by the Company to the 10,000 equivalent route miles of OC-48 bandwidth obligated to be delivered by IXC pursuant to the Purchase Agreement, multiplied by (ii) the aggregate of the fair value of the Initial Shares determined as of the date of issuance and the amount recorded for the Contingent Obligation. The Company expects to amortize the capitalized amount of the asset relating to the PSINet IRUs ratably over the 20-year period during which the Company has the right to utilize the bandwidth corresponding to the PSINet IRUs. If the recorded amount of the asset relating to the PSINet IRUs is adjusted due to a subsequent increase to the fair value of the Contingent Obligation, as described in "IRU and Stock Purchase Transaction -- Accounting Treatment," the Company will record adjustments to amortization expense to reflect the amount of amortization that would have been cumulatively recorded to date based on the recorded amount of the asset relating to the PSINet IRUs.

                             SHAREHOLDER PROPOSALS

     The Company's Certificate of Incorporation and By-laws require any shareholder who wishes to bring any proposal before a meeting of shareholders or to nominate a person to serve as a director to give written notice thereof and certain related information to the Secretary of the Company at least 60 days prior to the date one year from the date of the immediately preceding annual meeting, if such proposal or nomination is to be submitted at an annual meeting, and within ten days of the giving of notice to the shareholders, if such proposal or nomination is to be submitted at a special meeting. The written notice must set forth with particularity (i) the name and business address of the shareholder submitting such proposal and all persons acting in concert with such shareholder; (ii) the name and address of the persons identified in clause
(i), as they appear on the Company's books (if they so appear); (iii) the class and number of shares of the Company beneficially owned by the persons identified in clause (i); (iv) a description of the proposal containing all material information relating thereto, including, without limitation, the reasons for submitting such proposal; and (v) such other information as the Board of Directors reasonably determines is necessary or appropriate to enable the Board of Directors and shareholders of the Company to consider such proposal.

     Management does not know of any matters which are likely to be brought before the Special Meeting other than those referred to in this Proxy Statement. However, in the event that any other matters properly come before the Special Meeting, the persons named in the enclosed proxy will vote in accordance with their judgment on such matters.

     The presiding officer at the Special Meeting may determine that any shareholder proposal was not permissible under or was not made in accordance with the foregoing procedures or is otherwise not in accordance with law and, if he so determines, he may refuse to allow the shareholder proposal or nomination to be considered at the Special Meeting.

     Under the rules of the Commission, shareholder proposals intended to be presented at the next annual meeting (expected to be held in May 1998) must have been received by the Secretary of the Company on or before December 1, 1997 in order to be included in the proxy statement and proxy for that meeting. Proposals were required to be directed to Secretary, PSINet Inc., 510 Huntmar Park Drive, Herndon, Virginia 20170.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997, the Company's Form 10-Q/A-1 dated July 31, 1997 for the quarter ended September 30, 1996, the Company's Form 10-Q/A-1 dated December 1, 1997 for the quarter ended September 30, 1997, the Company's Form 10-Q/A-1 dated December 3, 1997 for the quarter ended June 30, 1997, the Company's Form 10-Q/A-2 dated December 15, 1997 for the quarter ended June 30, 1997, the Company's Form 8-K dated July 31, 1997, the Company's Form 8-A/A dated July 31, 1997, the Company's Form 8-K dated August 20, 1997, the Company's Form 8-A/A dated August 20, 1997 and the Company's Form 8-K dated December 17, 1997 filed with the Commission are hereby incorporated by reference in this Proxy Statement except as superseded or modified herein. All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act, after the date of this Proxy Statement and prior to the date of the Special Meeting shall be deemed to be incorporated by reference into this Proxy Statement and to be a part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Proxy Statement. Information appearing in this Proxy Statement is qualified in its entirety by the information and financial statements (including the notes thereto) appearing in the documents incorporated by reference.

     THIS PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS) ARE AVAILABLE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER OF COMMON STOCK, TO WHOM THIS PROXY STATEMENT IS DELIVERED, UPON WRITTEN OR ORAL REQUEST, WITHOUT CHARGE, DIRECTED TO PSINET INC., 510 HUNTMAR PARK DRIVE, HERNDON, VIRGINIA 20170, ATTENTION: INVESTOR RELATIONS (TELEPHONE NUMBER (703) 904-4100). IN ORDER TO ASSURE TIMELY DELIVERY OF THE REQUESTED MATERIAL BEFORE THE SPECIAL MEETING, ANY REQUEST SHOULD BE MADE PRIOR TO JANUARY 13, 1998.

     In addition, the reports, proxy statements and other information filed by PSINet with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. PSINet's Common Stock is traded on The Nasdaq Stock Market. Reports and other information concerning PSINet can also be inspected at the offices of the National Association of Securities Dealers, Inc., Market Listing Section, 1735 K Street, N.W., Washington, D.C. 20006. In addition, certain of the documents filed by PSINet with the Commission are available through the Commission's Electronic Data Gathering and Retrieval System ("EDGAR") at http://www.sec.gov.

                                         By Order of the Board of Directors,



                                         David N. Kunkel
                                         Secretary

Dated:  December 19, 1997
     Herndon, Virginia

                                                                       EXHIBIT A

                        IRU AND STOCK PURCHASE AGREEMENT

                                    BETWEEN

                          IXC INTERNET SERVICES, INC.

                                      AND

                                  PSINET INC.



                           DATED AS OF JULY 22, 1997

                        IRU AND STOCK PURCHASE AGREEMENT
                                    BETWEEN
                          IXC INTERNET SERVICES, INC.
                                      AND
                                  PSINET INC.
                           DATED AS OF JULY 22, 1997



                               TABLE OF CONTENTS



SECTION 1.   RIGHTS GRANTED TO PSINet................................  A-1
        1.1  Fiber IRU...............................................  A-1
        1.2  IRU Capacity............................................  A-1
        1.3  Security Interest.......................................  A-1
        1.4  Additional Rights After the Closing.....................  A-2
        1.5  Quiet Enjoyment.........................................  A-2

SECTION 2.   USE OF BANDWIDTH........................................  A-2
        2.1  Permitted Doubling......................................  A-2
        2.2  Additional Mileage......................................  A-3
        2.3  Additional Routes.......................................  A-3
        2.4  Term of IRU.............................................  A-3

SECTION 3.   CONSIDERATION...........................................  A-3
        3.1  Reincorporation.........................................  A-3
        3.2  Issuance of Shares......................................  A-3
        3.3  Adjustments Relating to Stock Splits and Other Events...  A-3
        3.4  Certificates............................................  A-4
        3.5  Issuance of Additional Shares...........................  A-4
        3.6  Tax Reporting...........................................  A-4

SECTION 4.   ORDERING BANDWIDTH......................................  A-4
        4.1  Type of Bandwidth.......................................  A-4
        4.2  Ordering Bandwidth......................................  A-5
        4.3  Bandwidth Delivery......................................  A-6
        4.4  Existing Arrangements...................................  A-6
        4.5  Bandwidth Forecasts.....................................  A-6
        4.6  Initial Order...........................................  A-6

SECTION 5.   OTHER SERVICES..........................................  A-7
        5.1  Multiplexing............................................  A-7
        5.2  Reconfiguration.........................................  A-7

SECTION 6.   TERM OF AGREEMENT.......................................  A-7
        6.1  Term of the Agreement...................................  A-7

SECTION 7.   PAYMENT, CPI AND DEFAULT................................  A-7
        7.1  Payment.................................................  A-7
        7.2  Late Payment............................................  A-7
        7.3  CPI.....................................................  A-7
        7.4  Default/Termination.....................................  A-8

SECTION 8.   SYSTEM MAINTENANCE AND POPs.............................  A-8
        8.1  Maintenance.............................................  A-9
        8.2  Repair or Replacement...................................  A-9
        8.3  Consideration...........................................  A-9
        8.4  POPs....................................................  A-9
        8.5  Other Party's Equipment.................................  A-9

SECTION 9.   INDEMNIFICATION.........................................  A-9
        9.1  Indemnification Obligations.............................  A-9
        9.2  Notice of Indemnification...............................  A-10
        9.3  Defense Obligations.....................................  A-10

SECTION 10.  ADMINISTRATION OF AGREEMENT.............................  A-11
       10.1  Representatives.........................................  A-11
       10.2  Responsibilities........................................  A-11
       10.3  Form of Actions.........................................  A-11
       10.4  Fees and Expenses.......................................  A-11

SECTION 11.  FORCE MAJEURE...........................................  A-11

SECTION 12.  LIMITATION OF LIABILITY; INDEMNIFICATION................  A-11
       12.1  Limitation of Liability.................................  A-11
       12.2  Release; Indemnification................................  A-12

SECTION 13.  REPRESENTATIONS AND WARRANTIES OF PSINet................  A-12
       13.1  Organization............................................  A-12
       13.2  Authorization...........................................  A-12
       13.3  Shares..................................................  A-12
       13.4  Capitalization..........................................  A-12
       13.5  PSINet Filings; No Material Adverse Change..............  A-13
       13.6  Effect of Transactions..................................  A-13
       13.7  Litigation..............................................  A-13
       13.8  Brokers.................................................  A-13
       13.9  No Other Agreements To Sell.............................  A-13
      13.10  Full Disclosure.........................................  A-13

SECTION 14.  REPRESENTATIONS AND WARRANTIES OF IXC...................  A-14
       14.1  Organization............................................  A-14
       14.2  Authorization...........................................  A-14
       14.3  Effect of Transactions..................................  A-14
       14.4  Litigation..............................................  A-14
       14.5  Brokers.................................................  A-14
       14.6  Investment Representations..............................  A-14
       14.7  Disclosure; No Material Adverse Change..................  A-15
       14.8  IRUs....................................................  A-15
       14.9  Available System........................................  A-15
      14.10  Stock Ownership.........................................  A-16

SECTION 15.  COVENANTS...............................................  A-16
       15.1  Hart-Scott-Rodino.......................................  A-16
       15.2  Consents................................................  A-16
       15.3  Other Actions...........................................  A-16
       15.4  Board Seat..............................................  A-16
       15.5  Restriction on Resale...................................  A-16
       15.6  No Solicitation.........................................  A-17
       15.7  Transfer Matters........................................  A-17
       15.8  Standstill Agreement....................................  A-18
       15.9  Registration Rights Agreement...........................  A-19
      15.10  Non-Interference........................................  A-19
      15.11  Use of Marks............................................  A-19

SECTION 16.  CONDITIONS PRECEDENT TO CLOSING.........................  A-19
       16.1  Approvals...............................................  A-19
       16.2  Reincorporation.........................................  A-19
       16.3  Shareholder Approval....................................  A-20
       16.4  Appraisal Rights........................................  A-20
       16.5  Fairness Opinions.......................................  A-20
       16.6  Consent of Bondholders..................................  A-20
       16.7  Contribution Agreement..................................  A-20

       16.8  Material Adverse Effect.................................  A-20
       16.9  Acquisition of PSINet...................................  A-20
      16.10  Preferred Stock Purchase Plan Amendment.................  A-20

SECTION 17.  THE CLOSING.............................................  A-21
       17.1  Deliveries by PSINet....................................  A-21
       17.2  Deliveries by IXC.......................................  A-21
       17.3  Survival of Representations and Warranties..............  A-21

SECTION 18.  TERMINATION.............................................  A-21
       18.1  Termination.............................................  A-21
       18.2  Effect of Termination...................................  A-22

SECTION 19.  GENERAL PROVISIONS......................................  A-22
       19.1  Definitions.............................................  A-22
       19.2  Amendments, Waivers and Consents........................  A-26
       19.3  Section Headings........................................  A-26
       19.4  Counterparts............................................  A-26
       19.5  Notices.................................................  A-26
       19.6  Binding Effect; Assignment..............................  A-27
       19.7  Severability; Specific Performance......................  A-27
       19.8  Expenses................................................  A-28
       19.9  Integration.............................................  A-28
      19.10  Schedules...............................................  A-28
      19.11  Public Announcements....................................  A-28
      19.12  Interpretation..........................................  A-28
      19.13  Governing Law...........................................  A-29
      19.14  Dispute Resolution......................................  A-29
      19.15  Relationship of the Parties.............................  A-29
      19.16  Laws and Licenses.......................................  A-29
      19.17  Facsimile Delivery......................................  A-29

                        IRU AND STOCK PURCHASE AGREEMENT


  IRU AND STOCK PURCHASE AGREEMENT made as of this 22nd day of July, 1997 by and between PSINet Inc., a New York corporation ("PSINet"), and IXC Internet Services, Inc., a Delaware corporation ("IXC").

  WHEREAS, IXC and its Affiliates have constructed or are planning to construct a fiber optic telecommunications system. Pursuant to a Contribution Agreement to be dated prior to the Closing Date between IXC Carrier, Inc. ("Carrier") and IXC, IXC will acquire a non-cancellable, indefeasible right of use ("IRU") in two fibers and in certain capacity in that system (such IRU, the "Base IRU") from Carrier (the "Contribution Agreement").

  WHEREAS, IXC and PSINet have entered into a Joint Marketing and Services Agreement dated as of the date hereof (the "Internet Services Agreement"), pursuant to which IXC will acquire from PSINet, and PSINet will deliver to IXC, Internet services.

  WHEREAS, IXC is willing to grant PSINet a noncancellable indefeasible right of use in two fibers on the IXC fiber optic telecommunications system to the extent necessary to secure certain capacity thereon, and a noncancellable indefeasible right of use in such capacity on such fibers, and PSINet is willing to exchange therefor shares of its common stock on the terms and subject to the conditions set forth below.

  WHEREAS, as a condition to the effectiveness of this Agreement, among other things, PSINet will use reasonable efforts to reincorporate in the State of Delaware, subject to obtaining all required shareholder consents, by merging into a Delaware corporation to be formed as a wholly-owned subsidiary of PSINet which will be named the same name as PSINet upon consummation of such merger ("Newco"; prior to the Closing Date, references in this Agreement to "PSINet" shall be deemed to refer to PSINet, a New York corporation, and on and after the Closing Date, references herein to PSINet shall be deemed to refer to Newco).

  NOW, THEREFORE, in consideration of the mutual promises set forth below, and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:


SECTION 1.  RIGHTS GRANTED TO PSINET

  1.1 Fiber IRU. At the Closing, IXC, as the owner of the Base IRU, shall grant to PSINet a noncancellable IRU in two fibers in the portion of the Available System completed at the Closing (the "IXC Fibers") to the extent necessary to carry one OC-48 (the "PSINet Fiber IRU"). At or prior to the Closing, IXC shall specify the fibers in the applicable routes in which such IRU is granted. Except as set forth in the Collocation Agreement and Section 7.4(b) below, at no time shall PSINet be entitled to have physical access to the IXC Fibers. IXC agrees that it has no right to use the portion of the IXC Fibers comprising the PSINet Fiber IRU during the Term (as defined).

  1.2 IRU Capacity. At the Closing, IXC shall grant to PSINet a noncancellable IRU in the IRU Capacity. As used herein, the "IRU Capacity" shall mean the use of capacity as permitted by this Agreement on that portion of the IXC fiber optic telecommunications system as described in Exhibit A hereto (such portion of such system, together with additional portions made Available by IXC to PSINet after the date hereof, is referred to as the "Available System"). The total amount of the IRU Capacity will be 10,000 OC-48 Equivalent Miles. Notwithstanding anything in this Agreement to the contrary, IXC will have no obligation under this Agreement or otherwise to extend the Available System except as set forth in Exhibit A, into new geographic areas or to complete a total 10,000 Route Miles on the Available System. IXC agrees that it has no right to use the IRU Capacity during the Term.

  1.3 Security Interest. At the Closing, IXC shall grant, assign and transfer to PSINet a continuing, first priority, perfected and exclusive security interest in and to all of IXC' right, title and interest in and to the following, whether now existing or hereafter coming into existence (collectively, the "Collateral"): (a) a portion of the Base IRU in the IXC Fibers granted to IXC by Carrier, such portion (the "Long-Term Indivisible IRU") being an IRU in the IXC Fibers for the purpose of the transmission of OC-48 capacity pursuant to IXC' grant of the PSINet Fiber IRU to PSINet, which security interest shall secure IXC' obligation to provide the PSINet Fiber IRU pursuant to Section 1.1; (b) a portion (separate from the Long-Term Indivisible
IRU) of the Base IRU in the IXC Fibers granted to IXC by Carrier, such portion (the "Short-Term Indivisible IRU") being an IRU in the IXC Fibers which supports OC-48 capacity and (c) the Access Right (as defined). The Short-Term Indivisible IRU shall be a right of use of fiber only and shall not include any rights in electronics or optronics. The security interest in the Short-Term Indivisible IRU shall secure IXC' obligations to provide the PSINet Fiber IRU over 10,000 OC-48 Equivalent Miles. At the Closing, IXC and PSINet shall enter into a security agreement in substantially the form attached hereto as Exhibit B (the "Security Agreement") and such UCC statements and other instruments reasonably necessary to grant, perfect and maintain the security interests contemplated by this Agreement.

  1.4 Additional Rights After the Closing. After the Closing, in the event IXC completes additional portions of the Available System, (a) IXC hereby grants, without further action on its part, rights to PSINet so that each of the PSINet Fiber IRU and the Base IRU in the IXC Fibers is extended to cover such completed portions of the Available System (but only up to a total of 10,000 Route Miles) effective immediately upon completion of each portion, and (b) IXC hereby grants, without further action on its part, and will execute the necessary documents to evidence such grant of, additional security interests so that PSINet has a continuing, first priority, perfected and exclusive security interest in (i) the Long- Term Indivisible IRU (with such defined phrase being extended to cover such completed portions of the Available System) and the products and proceeds thereof, and (ii) the Short-Term Indivisible IRU (with such defined phrase being extended to cover such completed portion of the Available System) and the products and proceeds thereof, and the Long-Term Indivisible IRU and the Short-Term Indivisible IRU, as so extended, will thereupon become part of the Collateral. Notwithstanding the foregoing, however, commencing in respect of any completed portion of the Available System, after the date on which such completed portion of the Available System shall have been completed, the length of the Short-Term Indivisible IRU shall not exceed the excess, if any, of 10,000 Route Miles over the number of completed Route Miles on the Available System Accepted by PSINet. To the extent completion of additional portions of the Available System requires shortening the length of the Short-Term Indivisible IRU (which is subject to the security interest pursuant to the preceding sentence) by a certain number of Route Miles (the "Reduction Miles"), the Short-Term Indivisible IRU shall be deemed to be shortened 30 days after the date on which such completed portion of the Available System shall have been completed, by changing its definition to exclude a number of Route Miles equal to the number of Reduction Miles. The specific Route Miles excluded shall be determined by excluding that number of Route Miles of the Available System most recently completed beginning with the eastern most portion along the applicable route, all as set forth in a written notice from IXC to PSINet pursuant to the Security Agreement. The security interest in the Short-Term Indefeasible IRU shall terminate upon the first to occur of the following: (i) IXC's making Available and PSINet's Acceptance of all of the IRU Capacity, and granting an IRU therein, to PSINet on the terms and subject to the conditions of this Agreement, and (ii) the written consent of the parties.

  1.5 Quiet Enjoyment. IXC covenants that, at the Closing, it will have the full right and authority to grant to PSINet the PSINet Fiber IRU and capacity IRUs hereunder. IXC shall assure that Carrier has obtained or will obtain all Rights-of-Way necessary for the installation and use of the IXC Fibers comprising the PSINet Fiber IRU and the fibers underlying the capacity IRUs granted hereunder, and cause such Rights-of-Way to remain in effect or be adequately replaced during the Term. IXC shall be responsible for, and timely pay, any and all (i) taxes and franchises, license and permit fees (collectively, "Taxes") imposed because of the physical location of the IXC Fibers and the fibers underlying the IRU Capacity and (ii) Rights-of-Way payments on the IXC Fibers and the fibers underlying the IRU Capacity. Failure to pay such taxes or payments shall authorize, but not obligate, PSINet to make such payments, and IXC will immediately reimburse PSINet for any amounts paid. PSINet will reimburse IXC for (or at IXC's option, pay directly to the proper authority) any Taxes based on the revenues or capacity usage of PSINet. IXC and PSINet will each notify the other party of the assertion of any Taxes which could reasonably be the responsibility of the other party and, as reasonably requested by the other party, will cooperate with each other to contest any such Taxes with the proper authorities.


SECTION 2.  USE OF BANDWIDTH

  2.1 Permitted Doubling. IXC shall make Available, but not be obligated to make Available more than, a single OC-48 Equivalent on any part of the Available System, provided, however, that to the extent the length of the Available System is less than 10,000 Route Miles, IXC will make Available to PSINet, at PSINet's option, up to two OC-48 Equivalents on a portion of the Available System selected by PSINet that is equal in length to the Shortfall Mileage. For example, if the length of the Available System is 8,000 route miles, PSINet would be allowed to have up to two OC-48 Equivalents on up to 2,000 miles and no more than one OC-48 Equivalent on the then remaining 6,000 miles. In the event IXC completes portions of the Available System and, as a consequence the Shortfall Mileage is reduced, IXC, upon six months' notice to PSINet, shall have the right to require PSINet to reconfigure Bandwidth so that the length of the portion of the Available System where PSINet has capacity in excess of one OC-48 does not exceed the then current Shortfall Mileage. After IXC' completion of 10,000 miles of the Available System, PSINet will be limited to a maximum of one OC-48 Equivalent on any particular portion of the Available System.

  2.2 Additional Mileage. Subject to the overall IRU Capacity limitation set forth herein, PSINet, at its option, may order Bandwidth on portions of the Available System in excess of 10,000 Route Miles (the "Excess Miles") provided that: (a) the aggregate Route Mileage covered by Bandwidth Units, regardless of the level or type of Bandwidth which is then being provided by IXC to PSINet thereon, does not exceed 15,000 Route Miles; (b) pursuant to the Collocation Agreement in the form attached hereto as Exhibit C, PSINet will pay the market rate for cabinet space used in connection with the Excess Miles; and (c) PSINet will pay IXC' fees for add/drop, multiplexing and reconfiguration on the Excess Miles, as set forth herein. To the extent PSINet orders Bandwidth on Excess Miles, the parties will in good faith attempt to negotiate and effect adjustments in PSINet's rights in the PSINet Fiber IRU and in the security interest in the Long-Term Indefeasible IRU, with such rights to be expanded to cover such Bandwidth in the Excess Miles and to be reduced so as not to cover PSINet's usage of Bandwidth to the extent less than an OC-48 on any portion of the original 10,000 Route Miles of the Available System.

  2.3 Additional Routes. Notwithstanding anything herein to the contrary, in the event IXC or any of its Affiliates adds or acquires an additional route to its system in the United States during the Reconfiguration Period, (a) the route will be deemed to be a part of the Available System if: (i) IXC or any of its Affiliates has at least 18 fibers in such route, net of the number of fibers in which IXC or any of its Affiliates shall have granted IRU's to nonaffiliated third parties pursuant to cost-saving or joint build arrangements in connection with the construction of such route (the "Net Fiber Number"), or (ii) IXC gives notice to PSINet that IXC has elected to include such route as a part of the Available System even though the Net Fiber Number in the route is less than 18; and (b)(i) if the Net Fiber Number in the route is less than 18 but more than 11, IXC shall not be obligated to provide more than two OC-12's to PSINet on the route; (ii) if the Net Fiber Number in the route is less than 12 but greater than 3, IXC will not be obligated to provide PSINet with more than one OC-3 (or at IXC's option, three DS-3's) to PSINet on the route, which OC-3 or DS-3s are subject to availability (that is, IXC may, at its option, not deliver such OC-3 or DS-3s if needed for IXC's business or if the applicable fibers have not been lit); and (iii) if the Net Fiber Number in the route is 3 or less, then IXC will not be obligated to provide PSINet with any capacity on the route. In the event IXC provides PSINet with an OC-3 pursuant to subsection b(ii) of the preceding sentence, no multiplexing charge will apply to such OC-3.

  2.4 Term of IRU. The term of each Bandwidth Unit of the IRU Capacity will end on the earlier of: (a) 20 years from the Original Service Activation Date of the Bandwidth Unit, or (b) 24 years from the Closing Date; provided, however, that the term of each Bandwidth Unit will be extended by (i) the length of time, if any, that such Bandwidth Unit commences after the fourth anniversary of the Closing Date, but only to the extent such delay is attributable to the completion of the applicable portion of the Available System occurring after such date, and (ii) the length of time performance by IXC is excused pursuant to
Section 11, below, in the event such performance shall have been so excused for any period of at least 12 consecutive months.


SECTION 3.  CONSIDERATION

  3.1 Reincorporation. Prior to the Closing Date, PSINet will use reasonable efforts to reincorporate in the State of Delaware by merging into Newco, subject to PSINet obtaining all required shareholder and third-party approvals and consents therefor.

  3.2 Issuance of Shares. In consideration of the execution and delivery of this Agreement, the grant of the IRUs hereunder by IXC to PSINet and IXC's other obligations to PSINet hereunder, subject to Section 3.3 below, PSINet (as merged into Newco) agrees to issue and deliver to IXC at the Closing, 10,155,536 shares of Common Stock of Newco, par value $.0001 per share (such shares, as adjusted for post-issuance stock splits, stock dividends, recapitalization or similar events, the "IXC Initial Common Shares"), and at the Additional Shares Determination Date (as defined) or no later than 30 days after the Additional Shares Acceleration Date (as defined), certain additional shares of Newco Common Stock (such shares, as adjusted for post-issuance stock splits, stock dividends, recapitalization or similar events, the "Additional Shares" and, collectively with the IXC Initial Common Shares, the "IXC Shares") and/or cash, other securities or property, if any, as may be issued and delivered as set forth in
Section 3.5. The IXC Shares shall be issued and delivered by PSINet to IXC, together with corresponding rights under PSINet's preferred stock purchase rights plan, as amended, modified or supplemented (the "preferred stock purchase rights plan") as those held by other holders of Common Stock (subject to the terms of such plan), free and clear of any and all claims, liens, pledges, options, charges, security interests, restrictions, encumbrances or other rights of third parties other than (a) the rights created in favor of PSINet pursuant to this Agreement, and (b) restrictions on transferability generally imposed on securities under federal or state securities laws.

  3.3 Adjustments Relating to Stock Splits and Other Events. It is the intent of the parties that the number of the IXC Initial Common Shares to be issued by Newco to IXC hereunder shall, at the Closing Date, be equal to 19.99999% of the outstanding shares of Common Stock of Newco, as determined in the manner set forth on

Exhibit D hereto. If after the date hereof and before the Closing Date, the number of outstanding shares of Newco Common Stock (as determined in the same manner set forth on Exhibit D hereto) shall have changed or if such shares shall have been changed into or exchanged for a different number or kind of shares or other securities through any issuance, reorganization, recapitalization, reclassification, merger, consolidation, share exchange or similar transaction, then a proportionate adjustment in the number and an appropriate adjustment in the kind of securities issuable hereunder shall be made.

  3.4 Certificates. At the Closing, PSINet agrees to deliver to IXC certificates issued in IXC's name for all of the IXC Initial Common Shares.

  3.5  Issuance of Additional Shares.

       (a) Subject to Section 15.7(c) and the last sentence of this Section 3.5(a), on the earlier of (i) the first anniversary of the date on which the Total Bandwidth has been Accepted and/or Deemed Accepted by PSINet or (ii) the fourth anniversary of the Closing, (such earlier date, the "Additional Shares Determination Date"), IXC shall be entitled to receive such number of Additional Shares, based on the Common Stock Price determined as of the Additional Shares Determination Date, or, at the sole discretion of PSINet, such amount of cash, or any combination of Additional Shares and cash, as shall have an Aggregate Fair Market Value equal to the Additional Shares Value as of the Additional Shares Determination Date; provided, however, that PSINet shall be entitled, at its sole option, to accelerate IXC's right to receive Additional Shares and/or cash pursuant to this Section 3.5(a) at any time after the Closing Date to a date prior to the Additional Shares Determination Date pursuant to a notice to such effect given by PSINet to IXC in accordance with the terms of Section 19.5 of this Agreement (the "Additional Shares Acceleration Date") by delivering to IXC not later than 30 days after the Additional Shares Acceleration Date, such number of Additional Shares, based on the Common Stock Price determined as of the Additional Shares Acceleration Date, or, at the sole discretion of PSINet, such amount of cash, or any combination of Additional Shares and cash, as shall have an Aggregate Fair Market Value equal to the Additional Shares Value as of the Additional Shares Acceleration Date. Notwithstanding the foregoing, (i) the right of IXC to receive any Additional Shares and/or cash pursuant to this
Section 3.5 shall terminate and be of no further force or effect on such date as the calculation of the IXC Common Shares Value would result in a value equal to or greater than $240,000,000 and (ii) the obligations of IXC under this Agreement shall not be altered, diminished, modified or impaired by any delivery or payment of Additional Shares and/or cash pursuant to this Section 3.5.

(b) If at any time or from time to time prior to the Additional Shares Determination Date, there shall occur a Merger or Other Reorganization Event, then, as a part of and as a condition to the effectiveness of such Merger or Other Reorganization Event, lawful and adequate provision shall be made so that IXC shall thereafter be entitled to receive pursuant to Section 3.5(a) in lieu of any Additional Shares IXC may be entitled to receive under Section 3.5(a), the number of shares of Successor Stock or other securities or property, if any, of PSINet or of the successor Person resulting from such Merger or Other Reorganization Event to which a holder of such number of shares of Common Stock as is equal to the number of Additional Shares that would otherwise be deliverable pursuant to Section 3.5(a) would have been entitled to receive in connection with such Merger or Other Reorganization Event. In any such case, appropriate provisions shall be made with respect to the rights of IXC under this Section 3.5 in connection with the Merger or Other Reorganization Event to the end that the provisions of this Section 3.5 shall thereafter be applicable, as nearly as may be, with respect to any shares of Successor Stock, securities or property that may be deliverable thereafter upon the Additional Shares Determination Date or the Additional Shares Acceleration Date, as applicable.

  3.6 Tax Reporting. The parties acknowledge that PSINet's issuance of IXC Shares under this Agreement will be a taxable payment for income tax purposes and not part of a tax-free acquisition for income tax purposes and not part of a tax-free reorganization, tax-free incorporation or other tax-free transaction for income tax purposes, and that PSINet's tax acquisition cost and IXC's gross receipts for federal income tax purposes with respect to PSINet's payments under this Agreement will be equal to the value of the IXC Shares upon issuance, together with the cash or other payments, if any, under Section 3.5. The parties shall report such issuance of IXC Shares and such cash or other payments, if any, consistent with the prior sentence in connection with the determination of their income, franchise or other taxes measured by net income.


SECTION 4.  ORDERING BANDWIDTH

  4.1 Type of Bandwidth. Subject to the terms and conditions of this Agreement, PSINet may order Bandwidth in increments from OC-12 to OC-48 along any portion of the Available System. PSINet may order DS-3's or OC-3's on the Available System or DS-3's on Barter Capacity (in either case, subject to the capacity limitations set forth herein), but shall be obligated to pay the multiplexing fees set forth herein (except on the Barter

Capacity). IXC will use good faith efforts to provision DS-3's on the Barter Capacity subject to availability and subject to IXC's use for its own network requirements. Furthermore, IXC will cause IXC Carrier to provide off-net capacity such as DS-1's and greater, pursuant to the Digital Service Agreement dated as of December 23, 1994, as amended, between IXC Carrier and PSINet, as the exhibits thereto shall be revised by IXC Carrier from time to time, on the same payment terms and subject to the same material conditions by which IXC acquires such capacity (including the cost thereof, including, without limitation, third party cross-connect fees, if any) plus an administrative fee (payable once per circuit) in the amount of * per circuit. PSINet, at its option and subject to availability, may order other associated services as and at such rates as set forth on Exhibit E hereto. The rates for such associated services are subject to change by IXC upon 30 days' notice.

  4.2 Ordering Bandwidth. If ordered by PSINet, IXC will make Available to PSINet at least 10,000 OC-12 Equivalent Miles in each Six-Month Period. To order Bandwidth on the Available System, PSINet shall submit a completed, dated and signed Bandwidth Order to IXC. IXC will then accept or reject the Bandwidth Order within 45 days following the date of the Bandwidth Order by returning the countersigned Bandwidth Order to PSINet or setting forth the reason for the rejection on the returned Bandwidth Order. In accepting a Bandwidth Order, IXC may change the Requested Delivery Date as reasonably necessary to ensure timely delivery. PSINet shall specify a Requested Delivery Date in each Bandwidth Order. The sole reasons for rejection of a Bandwidth Order (other than for Barter Capacity, which is subject to the conditions set forth above) are (i) the Bandwidth Order pertains to a portion of the Available System that has not yet been completed, (ii) IXC shall have provided PSINet with 10,000 OC-12 Equivalent Miles during the applicable Six-Month Period, (iii) IXC shall have provided PSINet with 10,000 OC-48 Equivalent Miles in the aggregate, or (iv) PSINet shall have been determined to be in default of a Material Provision pursuant to arbitration proceedings conducted under Section 19.14(b) and such default remains uncured. In the event PSINet orders less than 10,000 OC-12 Equivalent Miles over the Available System during any Six-Month Period, IXC, at its option, can require that PSINet order Primary Additional Bandwidth (as defined), as Available, so that up to a total of 10,000 OC-12 Equivalent Miles are ordered during the Six-Month Period.

       "Primary Additional Bandwidth" shall mean the Bandwidth, if any, Available to PSINet on a Major Route (as defined), which, together with the Bandwidth, if any, already being used on the route by PSINet, adds up to one OC-48 Equivalent. * shall mean any route between two metropolitan statistical areas with populations of at least * . On or before the date 41 months after the Closing, IXC shall give notice to PSINet of which portions of the Available System will be Available by the date four years after the Closing and PSINet shall order, on or before the date 42 months after the Closing, and IXC shall make Available, Bandwidth so that, at the fourth anniversary of the Closing, PSINet's total capacity (as measured in OC-48 Equivalent Miles) in use hereunder will be at least equal to the smaller of: (i) twice the total length of the Available System at that date or (ii) 10,000.

  4.3 Bandwidth Delivery. IXC will use commercially reasonable efforts to make the requested Bandwidth Available to PSINet by the Requested Delivery Date. Within five business days of the date on which Bandwidth is made Available to PSINet, PSINet shall test it in accordance with the standards set forth in Exhibit F hereto. In the event IXC fails to make the requested Bandwidth Available to PSINet by the Requested Delivery Date, other than by reason of (i) a force majeure event provided in Section 11, below, or (ii) the affected portion of the Available System having not yet been completed, then, in any other event, IXC shall pay PSINet, within 30 days after invoice by PSINet, an amount equal to (a) * IXC will notify PSINet as quickly as reasonably practicable upon learning of any circumstances that will cause a delay in delivery of capacity beyond the Requested Delivery Date. In the event of a late delivery, IXC will use commercially reasonable efforts to assist PSINet in obtaining temporary replacement capacity.

  4.4 Existing Arrangements. As soon as practicable after the Closing Date, but in no event later than 30 days thereafter, IXC shall, and shall cause its Affiliates to, deliver any On-net or Barter Capacity bandwidth leased by PSINet from IXC or any Affiliate immediately prior to Closing, collocation in the POP's and related cross-connects (but only those cross-connects within the Available System) and interconnect facilities with IXC existing at the Closing, to be transferred to and covered by this Agreement. Bandwidth on order at the Closing Date will also be covered by this Agreement, including, without limitation this
Section 4.4. Furthermore, with respect to off-net bandwidth leased or on order prior to the Closing, IXC will use commercially reasonable best efforts to provide such bandwidth On-net if and when the Available System covers the applicable routes of such off-net bandwidth. This transfer will be without penalty and without credit for prior payments, so that all payments for such bandwidth and facilities for the period commencing on the Closing Date will cease as of such transfer, provided,


* Confidential material has been omitted and filed separately with the Securities and Exchange Commission however, that maintenance fees as set forth in Section 8.3 will apply to such bandwidth. Multiplexing charges as set forth herein will not apply to any bandwidth so transferred unless and until PSINet reconfigures such bandwidth concurrently with such transfer or, with respect to a particular route, PSINet orders OC-12 capacity on such route.

  4.5 Bandwidth Forecasts. Attached as Exhibit G hereto is PSINet's good faith, non-binding three-year forecast of the anticipated amount of Bandwidth that will be required by PSINet under this Agreement, which good faith, non- binding forecast shall be updated by PSINet quarterly and delivered to IXC by no later than the 20th day following the end of each calendar quarter.

  4.6 Initial Order. Effective upon the Closing, IXC accepts the Bandwidth Orders attached hereto as Exhibit G-1 as PSINet's initial Bandwidth Orders for the Requested Delivery dates specified therein.


SECTION 5.  OTHER SERVICES

  5.1 Multiplexing. In the event PSINet requires capacity in units other than OC-48 or OC-12 (for example, an OC-3 or DS-3) it will pay IXC's fees for multiplexing as set forth in Exhibit H hereto (except as set forth in the last sentence of Section 2.3). PSINet will also pay IXC's fees for multiplexing for Barter Capacity DS-3's. IXC may change its fees for multiplexing at any time in its sole and absolute discretion; provided, however, that such changed fees will only be effective against PSINet on the tenth business day after PSINet's receipt of written notice from IXC of such changed fees.

  5.2 Reconfiguration. During the first four years of this Agreement (or until one year after the Delivery Completion Date, whichever comes first), PSINet can Reconfigure Bandwidth. PSINet will pay IXC's fee for reconfiguration as set forth on Exhibit I hereto, which shall include a fee for reconfiguring from OC-12 to OC-48 or for moving an OC-48. IXC may change its fees for reconfiguration at any time in its sole and absolute discretion; provided, however, that such changed fees will only be effective against PSINet on the tenth business day after PSINet's receipt of written notice from IXC of such changed fees. In the event of a reconfiguration that leaves OC-12 equipment (for which PSINet has previously paid a multiplexing or reconfiguration charge) which is not being utilized, IXC will either (i) utilize the equipment elsewhere for PSINet's capacity (without charging a multiplexing fee for such OC-12), (ii) deliver the OC-12 equipment to PSINet, or (iii) purchase the equipment from PSINet at a mutually agreeable price.


SECTION 6.  TERM OF AGREEMENT

  6.1 Term of the Agreement. This Agreement shall commence on the Closing Date and shall automatically terminate upon the termination of the last-to-expire term of the Bandwidth delivered hereunder (the "Term").


SECTION 7.  PAYMENT, CPI AND DEFAULT

  7.1 Payment. PSINet agrees to pay IXC in advance, as billed by IXC, each month during the Term, all fees and other charges payable hereunder for such month, for maintenance, off-net capacity, multiplexing and add/drops. PSINet agrees to pay IXC in arrears, as billed by IXC, each month all fees and other charges payable hereunder for such months for other services, including for reconfiguration.

  7.2 Late Payment. IXC invoices for amounts payable hereunder shall be due within 30 days of the date of invoice. If a dispute arises as to any portion of an invoice, PSINet shall pay the undisputed amount of such invoice when due and shall notify IXC in writing of the disputed amount no later than 30 days from the date of invoice. The IXC Authorized Representative and the PSINet Authorized Representative will first attempt in good faith to promptly resolve the dispute. If the matter has not been resolved by the IXC Authorized Representative and the PSINet Authorized Representative within 14 days after PSINet' notice, or if either party will not agree to meet within such 14-day period, the matter will be referred to the Chief Executive Officer of IXC and the Chief Executive Officer of PSINet, who will attempt in good faith to promptly resolve the dispute. If the dispute has not been resolved by the Chief Executive Officer of IXC and the Chief Executive Officer of PSINet within an additional 14-day period, or if either party will not agree to meet within such 14-day period, then the dispute shall be submitted to arbitration pursuant to Section 19.14. In any such arbitration, the prevailing party shall be awarded such party's costs and expenses incurred in bringing such action.

  In the event that any payment remains unpaid after its due date, such payment shall be subject to an interest charge equal to the lesser of one and one-half percent of the unpaid balance per month or the maximum rate allowed under applicable state law and, if a payment shall not have been paid in full within five business days of the applicable due date when no bona fide dispute exists, IXC may, without any liability to PSINet, at its option, suspend the provision of maintenance and other services hereunder until such payment is made in full. Notwithstanding anything herein to the contrary, in no event shall IXC have the right to terminate, modify or otherwise affect its grant to PSINet of, or PSINet's right, title and interest in, the IRU Capacity and the PSINet Fiber IRU.

  7.3 CPI. In addition to any other adjustment permitted or contemplated herein, IXC has the right to make adjustments to the fees and charges hereunder on each anniversary of the expiration of the Closing Date (the "Adjustment Date") by multiplying the applicable fee or charge for the immediately preceding twelve (12) month period (the "Prior Period") by a factor equal to one (1) plus or minus the decimal equivalent of the total percentage change, if any, in the U.S. Department of Labor Price Index for Urban Consumers, All Items, 1982-84 = 100 for the period from three (3) months prior to the commencement of such Prior Period to three (3) months prior to the Adjustment Date. IXC shall deliver to PSINet prior to each Adjustment Date notice of the adjustment in the applicable fee or charge, setting forth the calculation of such adjustment.

  7.4  Default/Termination.

       (a) A party may deliver to the other party a written "Notice of Default" for: (i) failing to make any payment owed hereunder, when no bona fide dispute exists (a "Monetary Default"); or (ii) the breaching by either party or its agents, assigns or affiliates of any Material Provision; or (iii) the filing or initiating of proceedings by or against a party seeking liquidation, reorganization or other such relief under any federal or state bankruptcy or insolvency law (a "Bankruptcy Proceeding"). Such Notice of Default must prominently contain the following sentences in capital letters: "THIS IS A FORMAL NOTICE OF A BREACH OF CONTRACT. FAILURE TO CURE SUCH BREACH WILL HAVE SIGNIFICANT LEGAL CONSEQUENCES." A party that has received a Notice of Default shall have five (5) business days to cure a Monetary Default, thirty (30) days to cure the alleged breach of any other Material Provision (other than Section 15.8(a) or the Standstill Agreement, which shall be required to be cured upon demand by PSINet, provided, however, that IXC Communications, Inc. and/or IXC shall have five (5) business days to cure a nonintentional breach of clause (vi) of Section 15.8(a) or clause (vi) of Section 2 of the Standstill Agreement) and, if the defaulting party shall have commenced actions in good faith to cure such defaults which are not susceptible of being cured during such 30-day period, such period shall be extended (but not in excess of 90 additional days) while such party continues such actions to cure, and shall be given ninety (90) days to remove, have dismissed or stay any involuntary Bankruptcy Proceeding (each such cure period, a "Cure Period"). If such party fails to cure the breach within the applicable Cure Period or, in the case of Section 15.8(a) (other than clause (vi) thereof) or the Standstill Agreement (other than clause (vi) of
Section 2 thereof), upon demand by PSINet, as long as such default shall be continuing, the non-defaulting party shall have the right to either (a) suspend its performance or payment obligations under this Agreement and/or any of the Transaction Documents (other than obligations under Section 15.8(a) and the Standstill Agreement), (b) seek an order of specific performance or, in the case of a breach of Section 15.8(a) or the Standstill Agreement, specific performance, injunctive relief or other equitable remedy, and/or (c) seek the award of compensatory damages. Notwithstanding anything herein to the contrary, in no event, shall IXC have the right to terminate, modify or otherwise affect its grant to PSINet of, or PSINet's right, title and interest in, the IRU Capacity and the PSINet Fiber IRU, provided, however, that, during the continuance of any breach (as determined by an arbitration pursuant to Section 19.14) by PSINet of a Material Provision, IXC shall have the rights set forth in the preceding sentence with respect to matters other than those affecting PSINet's right, title or interest in the IRU capacity or the PSINet Fiber IRU; such IXC rights to include, without limitation, the right to disconnect PSINet's access, and to suspend performance of its obligations hereunder to allow PSINet access, to IXC's POPs, the IXC Fibers, electronics, and optronics (whether by way of direct connection, interconnection, or other means), and the right to suspend maintenance. In the event IXC does not allow PSINet access to IXC's POPs as set forth in the preceding sentence, IXC will allow PSINet, upon reasonable notice, to remove PSINet's equipment and any equipment leased to PSINet or provided by a third party to PSINet from the POPs.

       (b) In the event of, and during the continuance of, a breach by IXC of any Material Provision (subject to the last sentence of this section), so long as PSINet shall not have been determined pursuant to arbitration proceedings conducted under Section 19.14(b) to be in breach of a Material Provision hereunder which remains continuing, PSINet shall be entitled to engage an Approved Subcontractor to access the Maintainable Equipment (as defined) in IXC's POPs as reasonably necessary to assure its continued uninterrupted use of the PSINet Fiber IRU and the IRU in the IRU Capacity granted to PSINet hereunder. Such access shall be subject to applicable rights-of-way and lessor rights; provided, however, that in the event PSINet exercises its rights pursuant to this Section 7.4(b), IXC shall use reasonable efforts to obtain any necessary third party consents to such access. Such access is referred to as the "Access Right." PSINet shall use its best efforts to assure that no damage is caused to IXC's equipment, fibers or systems in connection with such maintenance and access. IXC shall use its commercially reasonable best efforts to assure that the applicable rights-of-way and lessors' rights are maintained and exercised at all times in a manner consistent with PSINet's ability pursuant to this Section 7.4(b) to access all relevant premises to install and/or maintain equipment associated with or to be associated with the PSINet Fiber IRU or the IRU in the IRU Capacity granted to PSINet hereunder. Notwithstanding the foregoing, however, PSINet shall have no rights under this
Section 7.4(b) by reason of an IXC Bankruptcy Proceeding if IXC is not also at such time in breach of a Material Provision.


SECTION 8.  SYSTEM MAINTENANCE AND POPS

  8.1 Maintenance. IXC shall provide all maintenance and repair functions on the Available System as well as on the optical and electronic equipment owned or leased by IXC used to provide the Bandwidth. IXC agrees it will provide all maintenance and repair functions in the same manner and with at least the same degree of care and timeliness utilized by IXC or IXC Communications with respect to other portions of their telecommunications systems, but at no time shall such maintenance and repair functions be conducted in a manner which does not equal or exceed that which is normal and customary in the telecommunications industry.

  8.2 Repair or Replacement. In the event that all or any part of the Available System or optical or electronic equipment owned by IXC requires replacement during the term of this Agreement, such replacement shall be on a timely basis, and at the expense of IXC. This replacement will be scheduled at IXC's reasonable discretion upon adequate notice to PSINet or at PSINet's reasonable request.

  8.3 Consideration. In consideration of IXC's maintenance obligations hereunder, PSINet shall pay IXC a monthly fee of /*/ per OC-12 Equivalent Mile per month (on lower capacity, * per DS-3 Mile per month) for each OC-12 (or its equivalent) provided by IXC to PSINet hereunder.

  8.4 POPs. PSINet may only interconnect to IXC Fibers to utilize the IRU Capacity at IXC's POPs. IXC shall provide PSINet with the applicable Bandwidth only between IXC's POPs and IXC shall provide POP space to PSINet (including, without limitation, cabinet space for equipment), all as set forth in the Collocation Agreement. PSINet's right to occupy any POP will expire upon the earlier of: (i) 20 years after the first date of occupancy in such POP or (ii) the termination of the last Bandwidth Unit which terminates in such POP. PSINet shall pay for all costs associated with connecting its system and POPs to IXC's POPs. IXC will allow PSINet light-to-light and copper-to-copper connections within IXC's POPs so that PSINet, at its own expense, can make interconnections to its own POPs. Notwithstanding the foregoing, if necessary, and where applicable, IXC shall use commercially reasonable efforts to provide PSINet, at PSINet's expense, access to existing building entrance facilities, if available, to access and exit IXC POPs. PSINet will pay IXC time and material agreed upon on a case by case basis for: (a) equipment installation and tech-assists and (b) for build-outs for power, cabling and HVAC for PSINet's needs in excess of * cabinet spaces in the applicable POP. Interconnect facilities to interconnect to other parties within IXC's POPs shall be installed and maintained under the terms and conditions that are specified in the Collocation Agreement.

  8.5 Other Party's Equipment. IXC shall be required to exercise reasonable care with respect to any equipment located in any of IXC's POPs or any portion or component thereof. IXC shall promptly notify PSINet of any matters pertaining to damage or impending damage, or loss of any portion of the Available System that are known to it, which may adversely affect PSINet's use of the PSINet IRU or the IRU Capacity.


SECTION 9.  INDEMNIFICATION.

  9.1 Indemnification Obligations. IXC and PSINet (hereinafter where either has undertaken the action or inaction to be indemnified against shall be known as the "Indemnifying Party") agree to assume all liability for and indemnify, defend and hold harmless the other party or any third party claiming through the other party, from and against all liability, loss, cost, damage, expense or cause of action, of whatsoever character, or injury or death of any person and damage to or destruction of any property, including, without limitation, third parties and all


/*/ Confidential material has been omitted and filed separately with the Securities and Exchange Commission related expenses, including, but not limited to, reasonable attorneys' fees, investigators' fees and litigation expenses and costs of enforcing this Section 9 arising out of or relating to, in whole or in part, any of the following:

  (i) claims for libel, slander, infringement of copyright or unauthorized use of a trade secret, trade name or service mark that results from the transmission of material over the Available System by the Indemnifying Party, authorized representatives of the Indemnifying Party or other persons not associated with, or related to, either IXC or PSINet; or

  (ii) claims of any person not a party to this Agreement arising out of the negligent or willful act or omission of the Indemnifying Party or its agents, servants, employees, contractors or representatives (other than IXC, if PSINet is the Indemnifying Party, or PSINet, if IXC is the Indemnifying Party); or

  (iii) claims for patent infringement arising out of the use of the Available System by the Indemnifying Party or any person authorized by the Indemnifying Party or resulting from the acts of the Indemnifying Party or the Indemnifying Party's representatives in combining the Available System with the facilities of the Indemnifying Party or others, or using the Available System either alone or in connection with that of the Indemnifying Party or others; or

  (iv) claims, except as otherwise set forth herein, for the material breach of or failure to comply, in any material respect, with any term or condition of this Agreement by the Indemnifying Party or its officers, employees or invitees; or

  (v) claims resulting from patent or trade secret infringement or infringement or unauthorized use of trade secrets or trade name by the Indemnifying Party in connection with this Agreement;

  PROVIDED, HOWEVER, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER (OR TO ANY THIRD PARTY CLAIMING THROUGH SUCH OTHER PARTY) FOR CONSEQUENTIAL, INCIDENTAL, EXEMPLARY OR PUNITIVE DAMAGES, AND THE FOREGOING INDEMNITIES SHALL NOT APPLY WITH RESPECT TO SUCH DAMAGES.

  9.2 Notice of Indemnification. Upon receipt by the Indemnifying Party of a notice from the other party with respect to any claim of a third party against the other party, the Indemnifying Party shall, within 30 days of the mailing of the other party's notice setting forth such request for indemnification, either
(i) agree in writing to assume the defense of such third party claim, or (ii) provide the other party with written notice setting forth the basis for such objection in reasonable detail. In the event the Indemnifying Party fails to respond to the other party's written request within such 30 day period, the other party's right to indemnification, as set forth in the other party's notice, shall be deemed agreed to by the Indemnifying Party. In the event the Indemnifying Party timely objects to the other party's request for indemnification, the dispute shall be settled in accordance with the procedures set forth in Section 7.2, above.

  9.3 Defense Obligations. In the event it is determined that the Indemnifying Party is required to indemnify the other party, the Indemnifying Party shall assume the defense of such claim with counsel reasonably satisfactory to the other party, and the other party shall cooperate to the extent reasonably requested by the Indemnifying Party in defense or prosecution thereof. If the Indemnifying Party has agreed to indemnify the other party and has assumed the defense of any such third party claim, the other party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the other party, and the Indemnifying Party shall have the right to settle any claim for which indemnification has been sought and is available hereunder; provided, however, that, to the extent that such settlement requires the other party to take, or prohibits the other party from taking, any action or purports to obligate the other party, then the Indemnifying Party shall not settle such claim without the prior written consent of the other party, which shall not be unreasonably withheld, delayed or conditioned.

       If the Indemnifying Party does not assume the defense of any third party claim for which it is obligated to provide indemnification hereunder, the other party may assume control of the defense of such claim through counsel of its choice at the Indemnifying Party's expense and shall have control over the litigation and authority to resolve such claim. If action is required to be taken with respect to any third party claim prior to the determination of the Indemnifying Party's obligations hereunder, the other party may assume control of the defense of such claim through counsel of its choice until such time as the Indemnifying Party's obligations hereunder are determined; provided, however, that the Indemnifying Party shall not be liable hereunder for any settlement of such claim without the Indemnifying Party's prior written consent unless and until it is determined that the Indemnifying

Party is obligated hereunder to provide indemnification with respect thereto and refuses or fails to assume the defense of such claim.


SECTION 10. ADMINISTRATION OF AGREEMENT

  10.1 Representatives. Within 30 days after the Closing Date, IXC and PSINet shall each designate, by written notice to the other party, a representative (each, an "Authorized Representative") who is authorized to act on the respective party's behalf with respect to those matters delegated to the Authorized Representative. Each party may designate an alternate representative with full authority to act in the absence of the Authorized Representative. Each party shall have the right to change its Authorized Representative or alternative by written notice to the other party.

  10.2 Responsibilities. The Authorized Representatives shall provide liaison between the parties in order to provide effective cooperation, exchange of information and consultation on a prompt and orderly manner concerning the various matters which may arise, from time to time, in connection with this Agreement. In addition, the Authorized Representatives shall have the following responsibilities, among others:

       1. Perform those functions and duties assigned to them in this Agreement;

       2. Review and attempt to resolve any disputes between the parties arising under this Agreement. Should the Authorized Representatives be unable to resolve a dispute, the matter shall be resolved in accordance with the provisions of Section 19.14, below; and

       3. Arrange for the development and completion of procedures to implement the provisions of this Agreement.

  10.3 Form of Actions. All actions, agreements, resolutions, determinations or reports made by the Authorized Representatives shall be in writing and shall become effective when signed by both Authorized Representatives.

  10.4 Fees and Expenses. Any and all fees and expenses incurred by an Authorized Representative in connection with his or her duties shall be paid by the party he or she represents.


SECTION 11. FORCE MAJEURE

  Notwithstanding any provision in this Agreement to the contrary, neither party shall be liable to the other for any failure of performance under this Agreement (except with respect to payment or other monetary obligations or as otherwise specifically set forth herein) due to causes beyond the reasonable control of a party, including, by way of illustration and not limitation, acts of God, flood, fire, explosion, storm, acts of public enemies, insurrection, war, national emergency, riots, strikes, labor disputes, disturbances, lockouts, labor or material shortages (not resulting from the responsible party's failure to place reasonable orders therefor), breakdown of or damage to plants or equipment or facilities (other than arising out of the neglect or mishandling by such party), failure of a supplier to supply necessary materials or equipment or labor in a timely manner (including warranty replacements), destruction of property, embargoes, boycotts, governmental legislation or regulations, orders or acts of civil or military authorities, governmental acts, or orders of courts or administrative agencies. Any party excused from performance pursuant to this
Section 11 shall use commercially reasonable efforts to minimize the time during which such performance is excused pursuant to this Section 11.


SECTION 12. LIMITATION OF LIABILITY; INDEMNIFICATION

  12.1 Limitation of Liability. Except for direct damages otherwise specifically provided for in this Agreement, in no event shall IXC or PSINet be liable for any special, incidental, direct, indirect, punitive, reliance or consequential damages, whether foreseeable or not, arising under this Agreement or from any breach or partial breach of the provisions of this Agreement or occasioned by any defect in the Bandwidth or other service provided hereunder, delay in availability of the Bandwidth or any service provided hereunder, failure of the Bandwidth or other service provided hereunder, interruptions or outages of the Available System or any other cause whatsoever or arising out of any act or omission by IXC or PSINet, as applicable, its employees, servants and/or agents, including but not limited to, damage or loss of property or equipment, loss of profits or revenue, cost of capital, cost of replacement services, or claims of customers for service interruptions or transmission problems.

  12.2 Release; Indemnification. Each party (each party in such capacity being referred to as the "Releasing Party") releases, assumes and agrees to indemnify, defend, protect and save the other party harmless from and against any claim, damage, loss, liability, cost and expense (including reasonable attorneys' fees) in connection with any loss or damage to any physical property or facilities of the Releasing Party or any injury to or death of any person arising out of or resulting in any way from the negligence or misconduct of the Releasing Party or its employees, servants, contractors and/or agents.


SECTION 13. REPRESENTATIONS AND WARRANTIES OF PSINET

  PSINet represents and warrants to IXC that, except as set forth in the PSINet Disclosure Schedule set forth as Exhibit L hereto, as of the date hereof and as of the Closing Date, except where a representation and warranty is made as of a specified date, in which case it is made as of such date:

  13.1 Organization. On the date hereof PSINet is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. On the Closing Date, PSINet, as merged into Newco, will be a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. PSINet is qualified to do business as a foreign corporation in each jurisdiction in which such qualification is required except in those jurisdictions where the failure to be so qualified would not have a Material Adverse Effect on PSINet and its subsidiaries taken as a whole. PSINet has delivered to IXC true and correct copies of its Certificate of Incorporation and Bylaws and, prior to the Closing, will deliver true and correct copies of Newco's Certificate of Incorporation (which does not include the documents required to effect the Reincorporation) and Bylaws in substantially the form as set forth as Exhibit J hereto (with such changes thereto as may be required in order for such Certificate of Incorporation and Bylaws to comply with Delaware General Corporation Law while providing the parties with substantially equivalent economic benefits as provided therein).

  13.2 Authorization. The execution, delivery and performance of this Agreement and the Transaction Documents to which PSINet is or will be a party has been or, on the Closing Date, will be, duly authorized by all necessary corporate action on the part of PSINet. This Agreement and the Transaction Documents to which PSINet is or will be a party are or, when executed and delivered, will be valid and binding obligations of PSINet, enforceable against PSINet in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors' rights generally and the exercise of judicial discretion in accordance with general equitable principles. Except as set forth in Section 13.2 of the PSINet Disclosure Schedule, no material consent, approval or authorization of, or designation, declaration or filing with, any governmental authority is required of PSINet in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

  13.3 Shares. Upon the issuance of the IXC Initial Common Shares on the Closing Date in accordance with this Agreement, the IXC Initial Common Shares will be duly authorized, validly issued, fully paid and nonassessable. Upon the issuance, if any, of the Additional Shares, the Additional Shares will be duly authorized, validly issued, fully paid and nonassessable.

  13.4 Capitalization. As of the date of this Agreement, the authorized capital stock of PSINet consists of 100,000,000 shares of Common Stock, $.01 par value per share, 29,000,000 shares of undesignated Preferred Stock, $.01 par value per share, and 1,000,000 shares of Series A Junior Participating Preferred Stock, $.01 par value per share, of which approximately 40,397,876 shares of Common Stock are issued and outstanding, 99,556 shares of Common Stock are held as treasury shares and no shares of Preferred Stock are issued or outstanding. Upon the Closing Date, after giving effect to the Reincorporation, the authorized capital stock of Newco will be as set forth in Section 13.4 of the PSINet Disclosure Schedule and each share of Common Stock of PSINet issued and outstanding on the date hereof will have been exchanged for one share of Common Stock of Newco. Except as set forth on the PSINet Disclosure Schedule, as of the date of this Agreement, there is not outstanding any subscription, option, warrant, call, right or other agreement or commitment obligating PSINet to issue, sell, deliver or transfer (including any right of conversion or exchange under any outstanding security or other instrument) any shares of Common Stock or any other shares of capital stock of PSINet. PSINet does not have outstanding any bonds, debentures, notes or other obligations, under the terms of which the holders of which have the rights to vote with the shareholders of PSINet.

  13.5 PSINet Filings; No Material Adverse Change. Neither PSINet's Annual Report on Form 10-K for the year ended December 31, 1996 nor any other of PSINet's periodic reports filed with the U.S. Securities and Exchange Commission (the "Commission") pursuant to the 1934 Act on or after March 31, 1997 (each, a "PSINet Filing"), taken as a whole, as of the date of filing thereof, contained any untrue statement of material facts or omitted to state any material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements were made. PSINet used reasonable efforts, in good faith, to comply in all material respects with the requirements of the Commission as to the contents of such filings. Such PSINet Filings, when they were filed with the Commission, conformed as to form in all material respects to the requirements of the 1934 Act and the rules and regulations of the Commission thereunder. Except as disclosed by PSINet in public announcements or otherwise set forth in the PSINet Disclosure Schedule, there has been no material and adverse change to the business, financial condition or results of operation of PSINet and its subsidiaries taken as a whole since the date of the most recent PSINet Filing.

  13.6 Effect of Transactions. Except as set forth in Section 13.6 of the PSINet Disclosure Schedule, the execution, delivery and performance by PSINet of this Agreement and the Transaction Documents to which PSINet is a party and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in any default or require the consent of any person or entity under the Articles or Certificate of Incorporation, By-laws or any material agreement of PSINet, or result in the creation of any lien, charge or encumbrance of any nature upon any of the properties or assets of PSINet except pursuant to this Agreement. The execution, delivery and performance of this Agreement by PSINet will not violate, in any material respect, any judgment, decree, order, statute, rule or regulation of any federal, state or local government or agency applicable to PSINet or to which PSINet is a party.

  13.7 Litigation. Except as disclosed in Section 13.7 of the PSINet Disclosure Schedule, there is no litigation or governmental proceeding or investigation pending or, to the knowledge of PSINet, threatened against PSINet which (i) may call into question the validity or hinder the enforceability or the performance of this Agreement, the Transaction Documents to which PSINet is a party or the transactions contemplated hereby and thereby, or (ii) could reasonably be expected to give rise to a Material Adverse Effect on PSINet and its subsidiaries taken as a whole.

  13.8 Brokers. Except for the fees of Merrill Lynch & Co. in connection with any fairness or valuation opinions to be provided by it to PSINet as contemplated by this Agreement, no broker, finder, agent or similar intermediary has acted on behalf of PSINet in connection with this Agreement or the transactions contemplated hereby, and there are no brokerage commissions, finder's fees or similar fees or commissions payable by PSINet in connection with this Agreement or the transactions contemplated hereby.

  13.9 No Other Agreements To Sell. Except as set forth in this Agreement or as disclosed in Section 13.9 of the PSINet Disclosure Schedule, neither PSINet nor any of its subsidiaries has any commitment to (i) sell, assign or transfer a material portion of the assets or capital stock of PSINet or an Affiliate, (ii) to effect any merger, consolidation or other reorganization of PSINet or an Affiliate that could affect the transactions contemplated by this Agreement, or
(iii) to enter into any agreement with respect to any of the foregoing.

  13.10 Full Disclosure. No representation, warranty or other statement of PSINet contained in this Agreement, or any other document or certificate delivered at Closing or, to PSINet's knowledge, other written statement furnished to IXC in connection with the transactions contemplated by this Agreement (other than any interim financial statements of PSINet not filed with the Securities and Exchange Commission) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein relating to this Agreement and the transactions contemplated hereby or to the business or financial condition of PSINet not materially misleading when taken as a whole in the light of the circumstances under which they were made. There is no fact known to PSINet which could reasonably be expected to have, in light of the circumstances in which it is made, a Material Adverse Effect on PSINet and its subsidiaries, taken as a whole, that has not been disclosed herein or in such other documents, certificates and statements furnished to IXC for use in connection with the transactions contemplated hereby. All interim financial statements furnished by PSINet to IXC in connection with this Agreement were prepared in good faith.

  EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SPECIFICALLY SET FORTH IN THIS
SECTION 13, PSINET MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, WHETHER EXPRESS, IMPLIED OR STATUTORY, AND PSINET EXPRESSLY DISCLAIMS AND EXCLUDES ALL OTHER REPRESENTATIONS AND WARRANTIES OF ANY KIND.


SECTION 14. REPRESENTATIONS AND WARRANTIES OF IXC

  IXC hereby represents and warrants to PSINet that, except as set forth in the IXC Disclosure Schedule set forth as Exhibit M hereto, as of the date hereof and as of the Closing Date, except where a representation and warranty is made as of a specified date, in which case it is made as of such date:

  14.1 Organization. IXC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is qualified to do business as a foreign corporation in each jurisdiction in which such qualification is required except in those jurisdictions where the failure to be so qualified would not have a Material Adverse Effect on IXC and its subsidiaries taken as a whole.

  14.2 Authorization. The execution, delivery and performance of this Agreement, the Transaction Documents to which IXC is or will be a party and the Contribution Agreement have been duly authorized by all necessary corporate action on the part of IXC and IXC Carrier, as applicable. This Agreement, the Transaction Documents to which IXC is or will be a party, and the Contribution Agreement are or, when executed and delivered, will be valid and binding obligations of IXC and IXC Carrier, as applicable, enforceable against IXC or IXC Carrier, as applicable, in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors' rights generally and the exercise of judicial discretion in accordance with general equitable principles. Except as set forth in Section 14.2 of the IXC Disclosure Schedule, no consent, approval or authorization of, or designation, declaration or filing with, any governmental authority is required of IXC or IXC Carrier, as applicable, in connection with the execution, delivery and performance of this Agreement, the Transaction Documents to which IXC is or will be a party, and the Contribution Agreement by IXC or IXC Carrier, as applicable, or the performance or consummation of any other transaction contemplated hereby or thereby.

  14.3 Effect of Transactions. Except as set forth in Section 14.3 of the IXC Disclosure Schedule, the execution and delivery of this Agreement, the Transaction Documents to which IXC is or will be a party, and the Contribution Agreement by IXC and IXC Carrier, as applicable, and the performance by IXC and IXC Carrier, as applicable, of the transactions contemplated hereby and thereby will not conflict with or result in any default or require the consent of any person or entity under the Certificate of Incorporation, By-laws or any material agreement of IXC or IXC Carrier, as applicable, or result in the creation of any lien, charge or encumbrance of any nature upon any of the properties or assets of IXC except pursuant to this Agreement. The execution and delivery of this Agreement, the Transaction Documents to which IXC is or will be a party, and the Contribution Agreement by IXC or IXC Carrier, as applicable, and the performance by IXC and IXC Carrier, as applicable, of the transactions contemplated hereby and thereby will not violate, in any material respect, any judgment, decree, order, statute, rule or regulation of any federal, state or local government or agency applicable to IXC or IXC Carrier, as applicable, is a party.

  14.4 Litigation. Except as set forth in Section 14.4 of the IXC Disclosure Schedule, there is no litigation or governmental proceeding or investigation pending or, to the knowledge of IXC, threatened against IXC or IXC Carrier which
(i) may call into question the validity or hinder the enforceability or performance of this Agreement, the Transaction Documents to which IXC or IXC Carrier is a party or the transactions contemplated hereby or thereby or (ii) could reasonably be expected to give rise to a Material Adverse Effect on IXC and its subsidiaries taken as a whole or IXC Carrier.

  14.5 Brokers. No broker, finder, agent or similar intermediary has acted on behalf of IXC or any of its Affiliates in connection with this Agreement or the transactions contemplated hereby and, there are no brokerage commissions, finder's fees or similar fees or commissions payable by IXC or any of its Affiliates in connection with this Agreement or the transactions contemplated hereby.

  14.6 Investment Representations.

       (a) IXC (i) has received and reviewed this Agreement, including all schedules and exhibits hereto and the PSINet Disclosure Schedule, and has had the opportunity to review the PSINet Filings, the Certificate of Incorporation, as amended, and By-laws of PSINet, PSINet's preferred stock purchase rights plan and the proposed Certificate of Incorporation and By-laws of Newco which are proposed to be in effect on the Closing Date and (ii) has had the opportunity to ask questions of, and has received answers from, PSINet concerning the transactions contemplated hereby and to obtain additional information which PSINet possesses or could acquire without unreasonable effort or expense.

       (b) IXC is acquiring or will acquire, as the case may be, the IXC Shares (collectively the "Acquired Shares") for its own account, for investment, and not with a view to any resale or "distribution" thereof within the meaning of the Securities Act. IXC was not formed or organized for the purpose of acquiring the Acquired Shares.

       (c) IXC understands that because the Acquired Shares have not been and will not be at the time of issuance registered under the Securities Act, it cannot dispose of any or all of the Acquired Shares unless the Acquired Shares are subsequently registered under the Securities Act or exemptions from such registration are available. IXC understands that each certificate representing the Acquired Shares will bear the following legend or one substantially similar thereto:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE OR FOREIGN SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT OR THE AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN IRU AND STOCK PURCHASE AGREEMENT, DATED AS OF JULY 22, 1997, A COPY OF WHICH IS AVAILABLE FOR INSPECTION, IN RELEVANT PART, AT THE PRINCIPAL OFFICES OF THE ISSUER.

       (d) IXC is sufficiently knowledgeable and experienced in financial and business matters and in the making of investments so as to be able to evaluate the risks and merits of its investment in PSINet and the Acquired Shares and is able to bear the economic risk of loss of its entire investment in the Acquired Shares. IXC is an "accredited investor" as such term is defined in Rule 501 promulgated under the Securities Act.

       (e) IXC has been advised that the Acquired Shares have not been, will not be at the time of issuance and are not being registered under the Securities Act or under the "blue sky" laws of any jurisdiction and that PSINet in issuing the Acquired Shares is and will be relying upon, among other things, the representations and warranties of IXC contained in this Section 14.6.

  14.7 Disclosure; No Material Adverse Change. Neither IXC's parent's Annual Report on Form 10-K for the year ended December 31, 1996 nor any of IXC's parent's periodic reports filed with the Commission pursuant to the 1934 Act on or after March 31, 1997 (each, a "IXC Filing"), taken as a whole, as of the date of filing thereof, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements were made. IXC's parent used reasonable efforts, in good faith, to comply in all material respects with the requirements of the Commission as to the contents of such filings. Such filings, when they were filed with the Commission, conformed as to form in all material respects to the requirements of the 1934 Act and the rules and regulations of the Commission thereunder. IXC and IXC Carrier have sufficient net worth and capital resources and expect to have sufficient cash flow from their businesses in order for IXC to be able to perform its obligations under this Agreement, the other Transaction Documents and the Contribution Agreement and for IXC Carrier to be able to perform its obligations under the Contribution Agreement. Except as disclosed by IXC in public announcements or otherwise set forth in the IXC Disclosure Schedule, there has been no material and adverse change to the business, financial condition or results of operation of IXC and its subsidiaries taken as a whole since the date of the most recent IXC Filing.

  14.8 IRUs: At the Closing and throughout the Term, IXC will have good and valid title to the Base IRU free and clear of all liens and encumbrances, and rights of third parties, except as created hereunder and those created after the date hereof and to an indefeasible right to use related facilities and equipment. In the case of the Long-Term Indivisible IRU and Short-Term Indivisible IRU, IXC, at the Closing and throughout the Term, will have, good and valid title free and clear of all liens and encumbrances, and rights of third parties, except as created hereunder. Pursuant to the Security Agreement, at Closing, IXC shall grant to PSINet a continuing, first priority perfected and exclusive security interest in the Collateral.

  14.9 Available System. IXC Carrier has completed the fiber construction of, and has installed electronics (which may not include the electronics to be used to furnish the IRU Capacity) on, the portions of the Available System insofar as indicated on Exhibit A hereto. The Available System will have sufficient fiber capacity to satisfy IXC's obligations hereunder.

  14.10 Stock Ownership. From the date hereof through and including the Closing Date and simultaneously with the Closing, neither IXC Communications, Inc. nor any of its controlled Affiliates nor any "group" (within the meaning of Section 13(d)(3) of the 1934 Act) of which IXC Communications, Inc. or any of its controlled Affiliates is a member nor, to IXC's knowledge, any of its Associates, is or will directly or indirectly be the "beneficial owner" (within the meaning of Rule 13d-3 under the 1934 Act) of any Voting Securities of PSINet or the "Beneficial Owner" of any PSINet securities within the meaning of PSINet's preferred stock purchase rights plan.

  EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SPECIFICALLY SET FORTH IN THIS
SECTION 14, IXC MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, WHETHER EXPRESS, IMPLIED OR STATUTORY, AND IXC EXPRESSLY DISCLAIMS AND EXCLUDES ALL OTHER REPRESENTATIONS AND WARRANTIES OF ANY KIND. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IXC MAKES NO WARRANTY TO PSINET OR ANY OTHER PERSON OR ENTITY, WHETHER EXPRESS, IMPLIED OR STATUTORY, AS TO THE DESCRIPTION, QUALITY, COMPLETENESS, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF ANY CABLE OR FIBERS OR ANY SERVICE OR BANDWIDTH PROVIDED HEREUNDER OR DESCRIBED HEREIN, OR AS TO ANY OTHER MATTER, ALL OF WHICH WARRANTIES ARE HEREBY EXCLUDED AND DISCLAIMED.


SECTION 15. COVENANTS

  15.1 Hart-Scott-Rodino. As soon as possible after the date hereof, each of PSINet and IXC shall cause its ultimate parent to prepare and file all documents with the Federal Trade Commission and the United States Department of Justice as is required to comply with the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("Hart-Scott-Rodino Act") and thereafter shall cause its ultimate parent to promptly furnish all materials thereafter requested by any of the regulatory agencies having jurisdiction over such filings.

  15.2 Consents. Each of PSINet and IXC shall use its reasonable best efforts to obtain at the earliest practicable date all consents and approvals required to consummate the transactions contemplated by this Agreement, including, without limitation, the consents and approvals referred to in Sections 13.2, 13.6, 14.2 and 14.3 hereof; provided, however, that, except for filing fees required in connection with the parties' obligations under Section 15.1, above, neither PSINet nor IXC shall be obligated to pay any consideration therefor to any third party from whom consent or approval is requested.

  15.3 Other Actions. Each of PSINet and IXC shall use its reasonable best efforts to (i) take all actions necessary or appropriate to consummate the transactions contemplated by this Agreement and (ii) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the transactions contemplated by this Agreement.

  15.4 Board Seat. So long as IXC owns 95% of all IXC Common Shares issued to IXC hereunder, on the Closing Date, PSINet's Chairman shall recommend that (i) PSINet's Board of Directors elect Ralph J. Swett to PSINet's Board of Directors effective as of the Closing Date, for a term expiring in 1998 or later and (ii) subject to the next sentence, such person be nominated to stand for election with the other nominated Board members at the 1998 Annual Meeting of PSINet (or, later annual meeting associated with the expiration of his term) for a term expiring no earlier than 2000 and for reelection thereafter at the applicable Annual Meetings of PSINet. At such time as IXC shall cease to own the requisite amount of IXC Common Shares, a resignation letter will be executed by Ralph J. Swett immediately and he shall immediately cease to serve as a member of PSINet's Board of Directors.

  15.5 Restriction on Resale. PSINet shall not sell, swap, lease or otherwise transfer (including, without limitation, by way of a pledge, hypothecation or security interest) any Bandwidth obtained from IXC to any third party ("Transferee") except (i) to an Affiliate, or (ii) in connection with the offering of Internet connectivity services, as such services shall evolve and mature, or (iii) in connection with a bona fide financing arrangement with an unaffiliated third party and any foreclosure or similar sale in connection therewith; provided that in any such case, the Transferee shall agree to be subject to the terms of this Section 15.5. PSINet and each Transferee shall not use the Bandwidth acquired from IXC pursuant to this Agreement to provide any party (other than PSINet and its controlled U.S. affiliates for purpose of the aggregation of the customer traffic of PSINet and its controlled U.S. affiliates) any form of non-Internet telecommunications transport at a rate greater than DS-3 (45mbps) without the specific written approval of IXC. PSINet is specifically restricted from using the Bandwidth to deliver any analog or digitized long- distance switched telephone service or any substantially similar service, based on non-Internet telephone switching technologies, and only on such technologies, or private line service (such as DS-0, DS-1, DS-3, T-1, T-3, E-1, E-3, OC-3, OC- 12, OC-48, or any OC-N private line service), to any third party. Any pledge, hypothecation or security interest of or in the Bandwidth will be subject to the terms and conditions of this

Agreement, including, without limitation, this section. PSINet will not compete during 1997 against IXC for /*/ business, or for such other business opportunities introduced to PSINet by IXC as may be reduced to writing and acknowledged by PSINet, for services to be rendered in 1997 or thereafter, provided, however, that this sentence will not restrict PSINet from providing services contracted for prior to the date hereof.

  Notwithstanding the foregoing, the restrictions set forth in this Section 15.5 will not apply to any Transferee which acquires any Bandwidth in connection with a Bankruptcy Proceeding filed or initiated by or against PSINet.

  15.6 No Solicitation.

       (a) From the date hereof until three years after the Closing Date, neither IXC nor any of its Affiliates will, directly or indirectly, either alone or in association with others in any part of the world induce, request, encourage or assist any employee of PSINet or its Affiliates to terminate his or her employment with PSINet, or to join with or become employed by, render services to or otherwise be engaged by IXC or any of its Affiliates in any direct or indirect capacity.

       (b) From the date hereof until three years after the Closing Date, neither PSINet nor any of its Affiliates will, directly or indirectly, either alone or in association with others in any part of the world induce, request, encourage or assist any employee of IXC or its Affiliates to terminate his or her employment with IXC, or to join with or become employed by, render services to or otherwise be engaged by PSINet or any of its Affiliates in any direct or indirect capacity.

       (c) If, at the time of enforcement of Section 15.6, a court shall hold that the duration, scope, geographic area or other restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope, geographic area or other restrictions deemed reasonable under such circumstances by such court shall be substituted for the stated duration, scope, geographic area or other restrictions.

  15.7 Transfer Matters. (a) If IXC or any controlled Affiliate of IXC that beneficially owns IXC Shares (collectively, the "Selling Shareholder") shall desire to sell or otherwise dispose of any or all of the IXC Shares beneficially owned by it (the "Offered Shares"), other than to IXC Carrier, after IXC Carrier has agreed in writing to be bound by the terms of this Section 15.7 and by
Section 15.8, or pursuant to a pledge to an unaffiliated third-party lender ("Lender") in connection with a bona fide lending transaction or a foreclosure or similar sale in connection therewith (each, a "Pledge Transaction"), such Selling Shareholder shall first give written notice (the "Notice of Sale") to PSINet.

  Upon the giving of any Notice of Sale, PSINet shall have a non-assignable, one-time, first option to purchase all (but not less than all) of the Offered Shares for cash at the Current Market Price at the date the Notice of Sale is given, which option must be exercised by giving notice of such exercise to the Selling Shareholder within 48 hours (excluding hours on Saturdays, Sundays or national holidays) after the receipt by PSINet of the Notice of Sale (the "Offer Acceptance Date"). Such notice of exercise shall constitute PSINet's binding, non-cancelable agreement to purchase the Offered Shares.

  The closing of the purchase by PSINet of the Offered Shares shall take place within 30 days after the Offer Acceptance Date. PSINet shall designate the time and date of the closing which shall be held at the principal office of PSINet or such other place as may be mutually agreed upon between PSINet and the Selling Shareholder. At the closing, the Selling Shareholder shall duly assign and deliver to PSINet certificates representing the Offered Shares, with required transfer stamps attached, and PSINet shall pay the Selling Shareholder the purchase price (plus one-half the cost of all transfer stamps required) by wire transfer of same-day funds to an account designated by the Selling Shareholder.

  If the right given to PSINet in this section shall not have been exercised as to the Offered Shares as set forth above, the Selling Shareholder shall have the right, at any time within three months after the expiration of such 48-hour period, to dispose of all of the Offered Shares. If by the end of such three-month period, the Selling Shareholder has not sold or otherwise disposed of all of the Offered Shares, the remaining Offered Shares shall not be sold by the Selling Shareholder except after compliance again with the provisions of this
Section 15.7.



* Confidential material has been omitted and filed separately with the Securities and Exchange Commission

       (b) Notwithstanding any provision of this Agreement to the contrary, during the six month period preceding or following the Additional Shares Determination Date and during the six month period following the Additional Shares Acceleration Date, neither IXC, IXC Communications, Inc. nor any controlled Affiliate of IXC Communications, Inc. shall sell, transfer, convey or otherwise dispose of any Common Stock of PSINet or any securities convertible into or exchangeable or exercisable for any shares of Common Stock of PSINet (each, an "Untimely Transfer"). PSINet's sole remedy with respect to an Untimely Transfer occurring during the six-month period prior to the Additional Shares Determination Date, shall be to delay payment to IXC and suspend PSINet's obligations to IXC under Section 3.5 as set forth in Section 15.7(c). This
Section 15.7(b) shall not apply to a Pledge Transaction, so long as neither IXC nor any of its Affiliates do not intentionally breach the terms of the applicable pledge or any related financing agreement with the purpose of avoiding this Section 15.7(b).

       (c) Notwithstanding any provision of this Agreement to the contrary, PSINet's obligations to pay or deliver any Additional Shares and/or cash, other securities or property pursuant to Section 3.5 to IXC shall be suspended in the event of, and for so long as there shall be continuing (i) a breach by IXC of a Material Provision, or a breach of Section 15.8(a) or the Standstill Agreement claimed by PSINet to be material and which PSINet actively seeks to resolve through the dispute resolution procedures set forth in this Agreement or the Standstill Agreement, as applicable, or (ii) a breach by IXC or any of its Affiliates of the provisions of Section 15.7(a) or 15.7(b), until such breach has been cured (in the case of a breach of Section 15.7(b), until such breach has been cured for a period of at least fifty (50) consecutive trading days without an Untimely Transfer after the transaction giving rise to such breach).

  15.8 Standstill Agreement.

       (a) IXC covenants and agrees that each of it and IXC Communications, Inc. shall not and shall not permit any controlled Affiliate of IXC Communications, Inc. and/or IXC to, without the prior approval of the Board of Directors of PSINet or as otherwise provided in this Agreement, (i) in any manner acquire, agree to acquire or make any proposal to acquire, directly or indirectly, any securities or property of PSINet or any of its subsidiaries (except pursuant to Section 3 of this Agreement or by way of stock dividends, stock splits or other distributions by PSINet made available to holders of Voting Securities generally, including without limitation pursuant to a PSINet preferred stock purchase rights plan or pursuant to any similar plan or distribution, or as permitted pursuant to clause (ii)(C) of this Section 15.8), (ii) propose (by itself or by or through any of its directors, executive officers, attorneys, investment bankers or other Person duly authorized to make such a proposal) or induce any other Person to propose, directly or indirectly, (A) any merger or business combination involving PSINet or any of its subsidiaries, (B) the purchase or sale of any assets of PSINet or any of its subsidiaries or (C) the purchase of any Voting Securities, by tender offer or otherwise (except pursuant to the exercise of rights, warrants, options or similar securities distributed by PSINet to holders of Voting Securities generally, including without limitation pursuant to the exercise of rights pursuant to PSINet's preferred stock purchase rights plan), (iii) directly or indirectly solicit "proxies" or "consents" or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the 1934 Act), or seek to advise or influence any Person with respect to the voting of any Voting Securities of PSINet or any of its subsidiaries, (iv) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the 1934 Act) with respect to any Voting Securities of PSINet or any of its subsidiaries, (v) deposit any Voting Securities in a voting trust or subject any Voting Securities to any arrangement or agreement with respect to the voting of Voting Securities, (vi) otherwise act, alone or in concert with others, to seek to control or influence (except as a customer or supplier in the ordinary course of business) the management, Board of Directors or policies of PSINet (provided, however, that so long as he is a director of PSINet, this clause (vi) shall not prohibit Ralph J. Swett from taking action and serving in his capacity as a director of PSINet in a manner consistent with the proper exercise of his fiduciary and other duties as a director of PSINet), (vii) disclose any intention, plan or arrangement inconsistent with the foregoing or (viii) advise, assist or encourage any other Person in connection with any of the foregoing. Notwithstanding anything in this
Section 15.8 to the contrary, so long as there shall not have occurred an IXC Change of Control, IXC shall be permitted to approach the Board of Directors of PSINet, directly or indirectly through its executive officers or its investment bankers for purposes of obtaining a waiver of its liabilities, obligations and commitments under clause (ii) of this Section 15.8(a). IXC agrees that the provisions of this Section 15.8 shall be binding upon its successors and assigns (other than resulting from a Pledge Transaction) and any permitted transferees of the IXC Shares who are controlled Affiliates of IXC Communications, Inc.

       (b) IXC shall be entitled to acquire such number of shares of Common Stock of PSINet which, when added to the number of shares of Common Stock beneficially owned (excluding any rights IXC has hereunder to receive Additional Shares) by IXC, its Affiliates and their respective successors and assigns, would not exceed one share less than 20% of the then issued and outstanding shares of Common Stock of PSINet and such acquisition of Common Stock of PSINet under this Section 15.8(b) shall not, in and of itself, constitute a violation of Section 15.8(a).

       (c) Upon the request of IXC at any time, or from time to time, PSINet shall issue and sell to IXC up to 100 shares of Common Stock at the then Current Market Price so long as such purchase does not cause IXC's beneficial stock ownership to exceed 20% of the then issued and outstanding shares of Common Stock of PSINet (it being understood that this Agreement and any action taken in connection herewith shall not constitute a waiver under any provision of PSINet's preferred stock purchase rights plan). Such issuance and sale of Common Stock under this Section 15.8(c) shall not, in and of itself, constitute a violation of Section 15.8(a).

  15.9 Registration Rights Agreement. PSINet and IXC shall each execute and deliver to the other the Registration Rights Agreement attached hereto as Exhibit N at the Closing.

  15.10 Non-Interference. IXC shall respect and not disturb PSINet's right to its use and quiet enjoyment of the Bandwidth and shall take all reasonable precautions against (and shall not knowingly use its Available System in a manner which could reasonably be expected to result in) any interference by IXC with respect to such use and quiet enjoyment. IXC shall have no right to use any of the Bandwidth during the Term. Neither IXC nor PSINet shall knowingly use any electronics or technologies which could reasonably be expected to subject risk of damage to the other party's fibers, electronics or optronics. IXC shall use such care in performing its obligations under this Agreement that equal or exceed that which is normal and customary in the telecommunications industry.

  15.11 Use of Marks. Except as provided herein or by advance written consent of the other Party, each of IXC and PSINet agrees not to (i) display or use, in advertising or otherwise, any of the other's Marks, (ii) permit any Affiliate to display or use any of the other's Marks, or (iii) give permission to display or use any of the other's Marks to any Third Party. Any use by one Party of any of the other's Marks shall be subject to such other Party's advance approval in writing, in its discretion, subject to compliance with guidelines provided by it. Neither Party shall claim ownership or any other rights in any of the other's Marks. Upon termination or expiration of this Agreement, any and all rights or privileges granted by IXC or PSINet to use any Marks shall immediately expire and each Party shall immediately discontinue the use of such Marks. Nothing herein shall preclude either Party from making factual references to the other in government filings, disclosure documents and other public statements, except as otherwise set forth in the IRU Agreement.


SECTION 16. CONDITIONS PRECEDENT TO CLOSING

  Each party shall not be obligated to proceed with the Closing, unless and until the following conditions shall have been fulfilled or waived by the applicable party:

  16.1 Approvals. Unless waived by each party, each of PSINet and IXC shall have obtained all consents and approvals by (a) governmental authorities that are necessary for the consummation of the transactions contemplated hereby (including, without limitation, expiration or termination of all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act, and the effectiveness of any registration statement under the Securities Act of 1933 required prior to the Closing in connection with the reincorporation of PSINet in the State of Delaware; and (b) any other Person necessary for the consummation of the transactions contemplated by this Agreement. Each party shall work with the other to acquire any permits or licenses required to be obtained by the other party; provided, however, except as may be required pursuant to Section 15.1, above, neither party shall be required to make any payment or assume any liability in connection therewith.

  16.2 Reincorporation. PSINet shall have reincorporated in the State of Delaware by merging into Newco pursuant to documents satisfactory to IXC and PSINet.

  16.3 Shareholder Approval. Unless waived by each party, PSINet shall have obtained all approvals of its shareholders which are required in connection with the execution, delivery and performance of this Agreement, including, without limitation, approval of the reincorporation of PSINet in the State of Delaware and the issuance of the IXC Shares to IXC as provided in this Agreement.

  16.4 Appraisal Rights. Unless waived by PSINet, the reincorporation of PSINet in the State of Delaware shall not give rise to the exercise of statutory appraisal rights involving an aggregate amount greater than $2,000,000.

  16.5 Fairness Opinions.

       (a) Unless waived by PSINet, there shall have been delivered to PSINet an opinion of independent investment bankers selected by PSINet, in form and substance satisfactory to PSINet, (i) as to the fairness to PSINet and its stockholders from a financial point of view of the issuance of the IXC Shares and the consummation of the transactions contemplated by, and in connection with, this Agreement and (ii) as to the value of the IRUs being granted by IXC to PSINet and the securities being issued or issuable by PSINet to IXC pursuant to this Agreement.

       (b) Unless waived by IXC, there shall have been delivered to IXC an opinion of independent investment bankers selected by IXC, in form and substance satisfactory to IXC, as to the fairness to IXC from a financial point of view of the transactions contemplated by, and in connection with, this Agreement.

  16.6 Consent of Bondholders. Unless waived by IXC, IXC shall have obtained, upon terms acceptable to IXC, all approvals of its bondholders which are required in connection with the execution, delivery and performance of this Agreement and the transactions contemplated by, and in connection with, this Agreement.

  16.7 Contribution Agreement. The Contribution Agreement, in form and substance satisfactory to PSINet and IXC, shall have been executed and delivered by each of Carrier and IXC.

  16.8 Material Adverse Effect. Unless waived by each party, no Material Adverse Effect shall have occurred with respect to either party, Carrier or IXC Communications Inc. from the date hereof through the Closing.

  16.9 Acquisition of PSINet. Unless waived by IXC, prior to the Closing, no Person shall have acquired or agreed to acquire more than 50% of the outstanding common stock of PSINet.

  16.10 Preferred Stock Purchase Plan Amendment. Unless waived by each party, PSINet shall have entered into an amendment to its preferred stock purchase rights plan on or before August 1, 1997, satisfactory to IXC and PSINet, providing, among other things, for purposes: (i) of the definitions of "Acquiring Person", "Beneficial Owner" and "Beneficial Ownership"; and (ii) of the definitions of "Associate" and Affiliate" of an Acquiring Person:

       (i) no Person shall be deemed to be an "Affiliate" or "Associate" (as such terms are used in the preferred stock purchase rights plan) of IXC, IXC Communications, Inc. or any controlled Affiliate of IXC or IXC Communications, Inc. (collectively, the "IXC Parties") except for other IXC Parties and no IXC Party will be deemed to be an "Affiliate" or "Associate" of any Person except for other IXC Parties; and

       (ii) no Person (except for other IXC Parties) shall be deemed to be the Beneficial Owner (as such term is used in the preferred stock purchase rights plan) of shares of Common Stock owned by any IXC Party and no IXC Party shall be deemed to be the Beneficial Owner of shares of Common Stock owned by any Person (other than other IXC Parties);

unless, in any such case, any IXC Party and such Person: (A) are members of a "group" within the meaning of Rule 13d-5 under the 1934 Act for or in furtherance of the purpose of (x) acquiring, holding, voting or disposing of securities of PSINet, (y) seeking to control the management, Board of Directors or policies of PSINet, or (z) effecting or seeking to effect any action, transaction, change or matter referred to in any one or more of clauses (a) through (j) of Item 4 of Securities and Exchange Commission Schedule 13D as in effect on May 8, 1996, or (B) otherwise are, or shall be deemed to be, acting in concert for or in furtherance of any such purpose.

       Furthermore, such amendment shall provide that such amended provisions of the preferred stock purchase rights plan cannot be further amended without the written consent of IXC, in a way that materially adversely affects any IXC Party (it being agreed that PSINet and its Board of Directors generally have the right to amend, modify or waive provisions of the preferred stock purchase rights plan insofar as they may relate to the approval of transactions with and other matters involving parties other than IXC regardless of whether such transaction or matter could result in a change of ownership or control of PSINet or its businesses or operations or any of its controlled Affiliates, the composition of the Board of Directors of PSINet or similar fundamental corporate change or change of relative ownership of Common Stock).

       As promptly as practicable upon fulfillment or waiver of the conditions set forth in this Section 16, PSINet and IXC agree to execute a certificate certifying that such conditions have been satisfied or waived and that the Closing Date has occurred.


SECTION 17. THE CLOSING. On the terms and subject to the satisfaction of the conditions contained in this Agreement, the closing of the grant of the PSINet Fiber IRU and the IRU in the IRU Capacity and the sale and purchase of the IXC Shares hereunder (the "Closing") shall take place at the offices of PSINet or such other place, time and date as may be mutually agreed to by the parties as soon as possible after the conditions of Section 16 have been fulfilled.

  17.1 Deliveries by PSINet. At the Closing, PSINet shall deliver the following:

       (a) The certificates representing the IXC Initial Common Shares;

       (b) A legal opinion of Nixon, Hargrave, Devans & Doyle LLP, counsel to PSINet, as may be reasonably requested by IXC and mutually agreed to by the parties;

       (c) An Officer's Certificate as may be reasonably requested by IXC and mutually agreed to by the parties; and

       (d) The executed Registration Rights Agreement contemplated by Section 15.9, above.

  17.2 Deliveries by IXC. At the Closing, IXC shall deliver the following:

       (a) An Officer's Certificate as may be reasonably requested by PSINet and mutually agreed to by the parties;

       (b) The executed Registration Rights Agreement contemplated by Section 15.9, above;

       (c) A legal opinion of Riordan & McKinzie, counsel to IXC, as may reasonably requested by PSINet and mutually agreed to by the parties;

       (d) The Security Agreement and such UCC statements and other instruments as may be deemed reasonably necessary by PSINet to effect the grant of security interests pursuant to Section 1; and

       (e) Such other instruments, documents and certificates as are reasonably requested by PSINet to effect the grant of the indefeasible rights of use hereunder.

  17.3 Survival of Representations and Warranties. Regardless of any investigation at any time made by or on behalf of any party, or of any information any party may have in respect thereof, all representations and warranties made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing for a period of two years from the Closing; provided, however, that each party hereby represents and warrants to the other party that it has no actual knowledge as of the date hereof or as of the Closing of any breach of any representation or warranty by such other party (as contrasted with knowledge solely of a fact which may give rise to any such breach).


SECTION 18. TERMINATION

  18.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

       (a) by the written agreement of PSINet and IXC; or

       (b) by PSINet or IXC if the conditions set forth in Section 16 of this Agreement, through no fault of the terminating party, have not been satisfied on or prior to November 25, 1997 (as such date may be extended by mutual agreement of the parties); or

       (c) by PSINet or IXC if any decree, permanent injunction, judgment, order or other action by any court of competent jurisdiction or any governmental authority preventing or prohibiting consummation of the transactions contemplated by this Agreement shall have become final and nonappealable.

  18.2 Effect of Termination. Upon termination of this Agreement pursuant to
Section 18.1, above, this Agreement shall thereafter become void and have no effect, and neither party hereto shall have any liability to the other party in respect thereof, except that nothing herein shall relieve either party from liability for any material breach of this Agreement, including a breach covering the failure to use reasonable efforts to satisfy the conditions set forth in
Section 16; provided, however, neither party shall have any liability arising out of any termination by reason of the failure of the conditions set forth in
Section 16 to have been satisfied.

SECTION 19. GENERAL PROVISIONS

  19.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

  "Accepted": means that PSINet has tested Bandwidth and found it to satisfy the specifications contained in Exhibit F hereto and thereafter, accepted it in accordance with Exhibit F hereto.

  "Access Right": as defined in Section 7.4(b).

  "Additional Shares Value": means, as of the applicable date of calculation, an amount equal to the difference, if greater than zero, between (A) $240,000,000 and (B) the IXC Common Shares Value determined as of the applicable date of calculation.

  "Affiliate": of a Person means any Person which directly or indirectly controls, is under common control with, or is controlled by, such Person, where "control" means the power and ability to direct the management and policies of the controlled Person through the ownership of voting shares of the controlled Person or by contract or otherwise. Notwithstanding the foregoing, Trustees of General Electric Pension Trust and Grumman Hill Investments, L.P. and Grumman Hill Associates, Inc. shall not be deemed to "control" or be "under common control" with, or to be Affiliates of IXC and PSINet shall not be deemed to be "controlled by" or "under common control with" IXC.

  "Aggregate Fair Market Value": with respect to a combination of cash and Additional Shares as of a date of determination, means the sum of (i) such cash and (ii) the product of the Common Stock Price as of such date and the number of such Additional Shares.

  "Approved Subcontractor": shall mean (i) any person so approved by IXC (which approval shall not be unreasonably withheld, conditioned or delayed), (ii) the relevant equipment manufacturer or (iii) any authorized service agent of the relevant equipment manufacturer.

  "Associates" shall have the meaning set forth in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, but shall exclude Trustees of General Electric Pension Trust, Grumman Hill Investments, L.P. and Grumman Hill Associates, Inc.

  "Authorized Representative": as defined in Section 10.1 of this Agreement.

  "Available": of a Bandwidth Unit, means that IXC has tested the Bandwidth Unit in accordance with Exhibit F hereto, the Bandwidth Unit performed in accordance with the specifications set forth thereon, and the Bandwidth Unit is thereafter made available for use by PSINet in accordance with such specifications.

  "Available System": as defined in Section 1.2 of this Agreement.

  "Bandwidth": one or more Bandwidth Units.

  "Bandwidth Unit": a particular DS-3, OC-3, OC-12 or OC-48.

  "Bankruptcy Proceeding": as defined in Section 7.4(a) of this Agreement.

  "Barter Capacity": DS-3 capacity IXC has received from other carriers through barter or swap arrangements.

  "Carrier": as defined in the recitals to this Agreement.

  "Closing": as defined in Section 17 of this Agreement.

  "Closing Date": the date of the Closing.

  "Collateral": as defined in Section 1.3 of this Agreement.

  "Collocation Agreement": the agreement in the form attached hereto as Exhibit C which is to be executed and delivered by IXC and PSINet at the Closing.

  "Commission": as defined in Section 13.5 of this Agreement.

  "Common Stock": Common Stock, par value $.01 per share, of PSINet or par value $.0001 per share of Newco, as applicable.

  "Common Stock Price": means (i) the average closing market price per share of the Common Stock or, if applicable, the Successor Stock, as reported by The Nasdaq Stock Market or the principal securities exchange on which the Common Stock or, if applicable, the Successor Stock, shall then be listed over the 20 trading day period immediately preceding the applicable date of calculation, weighted by the average trading volume of the Common Stock or, if applicable, the Successor Stock, as reported by The Nasdaq Stock Market or the principal securities exchange on which the Common Stock or, if applicable, the Successor Stock, shall then be listed on each day of such 20 trading day period, or (ii) if the Common Stock, or, if applicable, the Successor Stock, is not as of the applicable date of calculation listed on The Nasdaq Stock Market or any securities exchange, the price per share of the Common Stock or, if applicable, the Successor Stock, on the applicable date of calculation as determined by mutual agreement of PSINet and IXC or, in the case of the Successor Stock, by mutual agreement of the issuer of such Successor Stock and IXC.

  "complete": with respect to a fiber route, means the fiber, optronics and electronics in the route have been installed and tested and are ready for commercial use ("completed" and "completion" have correlative meanings.)

  "Cure Period": as defined in Section 7.4(a) of this Agreement.

  "Current Market Price": as of a date means the closing price as publicly reported on the Nasdaq Stock Market (or, if not available on such market, on the principal trading market) of the Common Shares of PSINet as of 4:00 p.m. Eastern Time on such date.

  "Deemed Accepted": means Bandwidth on the Available System made Available to PSINet which meets the specifications for acceptance thereof by PSINet set forth in Exhibit F to this Agreement and which has not been Accepted by PSINet after the receipt by PSINet of a notice, given by IXC to PSINet in accordance with the terms of Section 19.5 of this Agreement, that IXC has made such Bandwidth so Available.

  "Delivery Completion Date": the date by which IXC has delivered to PSINet and PSINet has Accepted 10,000 OC- 48 Equivalent Miles of Bandwidth.

  "DS-3": means a circuit meeting the specifications set forth in AT&T Technical Reference Pub. 54014 Addendum 1, November 1992 and Bellcore TB-NWT-608499, Issue 5, December 1993.

  "DS-3 Equivalent Mile": means one-forty eighth of an OC-48 Equivalent Mile.

  "Excess Miles": as defined in Section 2.2 of this Agreement.

  "Hart-Scott-Rodino Act": as defined in Section 15.1 of this Agreement.

  "Indemnifying Party": as defined in Section 9 of this Agreement.

  "Internet": The global network of interconnected commercial, educational and governmental computer networks that utilize a protocol that allow computers with different architectures and operating system software to communicate thereon, as the same may evolve and mature.

  "Internet Services Agreement": as defined in the recitals to this Agreement.

  "IRU Capacity": as defined in Section 1.2 of this Agreement.

  "IXC Bankruptcy Proceeding": a Bankruptcy Proceeding filed or initiated by or against IXC.

  "IXC Change of Control": (i) the shareholders of IXC approve an agreement for the sale of all or substantially all of the assets of IXC; or (ii) the shareholders of IXC approve a merger or consolidation of IXC with any other corporation, other than (A) a merger for consideration which would result in the voting securities of IXC outstanding immediately prior thereto continuing to represent more than 80% of the combined voting power of the voting securities of IXC, or such surviving entity, outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of IXC (or similar transaction) in which no "person" (as defined below) acquires more than 20% of the combined voting power of IXC's then-outstanding securities; or (iii) any "person," as such term is used in Sections 13(d) and 14(d) of the 1934 Act (other than (A) IXC or (B) the shareholders of IXC, or any corporation owned by the shareholders of IXC, in substantially the same proportions as their ownership of stock of IXC) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of IXC representing more of than 50% of the combined voting power of IXC's then outstanding securities.

  "IXC Common Shares": means such number of shares of Common Stock (as adjusted for any stock splits, stock dividends, recapitalizations or similar events after the Closing Date) issued and sold by PSINet to IXC on the Closing Date pursuant to this Agreement.

  "IXC Common Shares Value": means the aggregate fair market value of the IXC Common Shares determined as of the applicable date of calculation, based on the Common Stock Price as of such date, including, if applicable, for purposes of such calculation, in the event a Merger or Other Reorganization Event shall have occurred on or prior to such date in connection with which there shall have been issued or delivered to the holders of the Common Stock, in addition to or in lieu of any Successor Stock, other securities or property, the fair market value as of the applicable date of calculation of such other securities or property received by IXC and/or any of its Affiliates and Associates in consideration for the IXC Common Shares then owned by them (such fair market value to be initially determined by the board of directors, general partners or board members, as applicable of the successor Person resulting from such Merger or Other Reorganization Event). In the event IXC disagrees with such determination of fair market value, such fair market value shall be determined by arbitration pursuant to Section 19.14.

  "IXC Initial Common Shares": as defined in Section 3.2 of this Agreement.

  "IXC Fibers": as defined in Section 1.1 of this Agreement.

  "IXC Filing": as defined in Section 14.7 of this Agreement.

  "Long-Term Indefeasible IRU": as defined in Section 1.3 of this Agreement.

  "Maintainable Equipment" shall mean the electrical, electronic and optronic equipment which is utilized in delivering the PSINet Fiber IRU and the IRU in the IRU Capacity to PSINet (a) including regeneration, op/amp, and fiber terminating equipment, and multiplexing equipment but (b) excluding fiber in any fiber optic cable.

  "Material Adverse Effect": a material adverse effect on the condition, financial or otherwise, or operating results of a Person and its subsidiaries taken as whole.

  "Material Provision": any provision of this Agreement or of any of the Transaction Documents (including, without limitation, payment provisions but excluding, in and of itself, any Bankruptcy Proceeding) the breach of which by one party is determined by an arbitration pursuant to Section 19.14 to constitute a material adverse effect on the use and enjoyment by the other party of the benefits of such agreement.

  "Marks": shall mean trade names, logos, trademarks, trade devices, trade dress, service marks, symbols, abbreviations or registered marks, or contractions or simulations thereof, or any other indicia or origin.

  "Merger or Other Reorganization Event": means a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares) or a merger or consolidation of PSINet with or into another Person or the sale of all or substantially all of PSINet's properties and assets to any other Person.

  "Monetary Default": as defined in Section 7.4 (a) of this Agreement.

"Newco": as defined in the recitals to this Agreement.

  "1934 Act": means the U.S. Securities Exchange of 1934, as amended, and the rules and regulations thereunder.

  "Notice of Default": as defined in Section 7.4(a) of this Agreement.

  "Notice of Sale": as defined in Section 15.7 of this Agreement.

  "OC-3": means OC-3 SONET optical transmission capacity meeting the applicable specifications set forth in Exhibit F hereto.

  "OC-12": means OC-12 SONET optical transmission capacity meeting the applicable specifications set forth in Exhibit F hereto.

  "OC-12 Equivalent Mile": one-quarter of an OC-48 Equivalent Mile.

  "OC-48": means OC-48 SONET optical transmission capacity meeting the applicable specifications set forth in Exhibit F.

  "OC-48 Equivalent": 1 OC-48, 4 OC-12s, 16 OC-3s or 48 DS-3s.

  "OC-48 Equivalent Mile": 1 Route Mile of OC-48 capacity, 4 Route Miles of OC-12 capacity, 16 Route Miles of OC-3 capacity or 48 Route Miles of DS-3 capacity.

  "Offer Acceptance Date": as defined in Section 15.7 of this Agreement.

  "Offered Shares": as defined in Section 15.7 of this Agreement.

  "On-net": refers to any circuit which IXC is able to deliver on the Available System as then completed.

  "Original Services Activation Date": the Service Activation Date of a Bandwidth Unit, or, in the event the Bandwidth Unit is the result of the Reconfiguring of one or more other Bandwidth Units, the earliest Service Activation Date of any such Bandwidth Units.

  "Person": any individual, corporation, partnership, firm, joint venture, association, limited liability company, trust, unincorporated organization or other entity.

  "POPs": those IXC locations listed in Exhibit K hereto (as expanded by IXC from time to time.)

  "PSINet Fiber IRU": as defined in Section 1.1 of this Agreement.

  "PSINet Filing": as defined in Section 13.5 of this Agreement.

  "Reconfigure": to swap Bandwidth between two points for lesser, equal or greater amount of Bandwidth between such points or elsewhere.

  "Reduction Mile": as defined in Section 1.4 of this Agreement.

  "Requested Delivery Date": as to Bandwidth, the date requested by PSINet that IXC make such Bandwidth Available, as set forth in the applicable Bandwidth Order and as applicable as modified by IXC pursuant to Section 4.2.

  "Rights-of-Way": all rights, licenses, authorizations (including, without limitation, any sate, local, tribal or federal authorizations or permits (including, without limitation, environmental permits)), rights-of-way, easements, landlord consents and other agreements now existing or hereafter arising which are necessary for (i) the use of poles, conduit, cable, wire or other physical plant facilities relating to or used in connection with the PSINet Fiber IRU and the capacity IRU granted to PSINet hereunder and (ii) the installation, use and quiet enjoyment of the PSINet Fiber IRU and the capacity IRU granted to PSINet hereunder.

  "Route Mile": one mile of the actual geographic length of the fiber route.

  "Securities Act": the Securities Act of 1933, as amended, and the rules and regulations thereunder.

  "Selling Shareholder": as defined in Section 15.7 of this Agreement.

  "Service Activation Date": with respect to a Bandwidth Unit, the date the Bandwidth Unit is first Accepted by PSINet.

  "Shortfall Mileage": the amount of Route Miles by which the length of the Available System is less than 10,000 miles.

  "Short-Term Indefeasible IRU": as defined in Section 2.3 of this Agreement.

  "Six-Month Period": any six-month period starting October 1 or April 1 of any year.

  "Standstill Agreement": the Standstill Agreement of even date hereof from IXC Communications, Inc. to PSINet.

  "Successor Stock": means the capital stock or other equity securities of any Person issuable to the holders of the Common Stock in connection with any Merger or Other Reorganization Event.

  "Term": as defined in Section 6.1 of this Agreement.

  "Total Bandwidth": means 10,000 OC-48 Equivalent Miles of Bandwidth on the Available System to be made Available to PSINet pursuant to the terms of this Agreement.

  "Transaction Documents": this Agreement, the Registration Rights Agreement, the Security Agreement, the Standstill Agreement, the Internet Services Agreement and each of the agreements, instruments and documents executed and delivered by PSINet or IXC pursuant to this Agreement, but not including the Newco Certificate of Incorporation and By-laws, the amendment to PSINet's preferred stock purchase rights plan or the Contribution Agreement.

  "Voting Securities" the Common Shares and any other securities of PSINet as may from time to time be entitled to vote for the election of directors of PSINet without regard to any event or occurrence.

  19.2 Amendments, Waivers and Consents. For purposes of this Agreement and the Transaction Documents, except as otherwise specifically set forth herein or therein, no course of dealing between PSINet and IXC and no delay on the part of either party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof. No covenant or other provision hereof or thereof may be waived or amended other than by a written instrument signed by the party so waiving or amending such covenant or other provision.

  19.3 Section Headings. The table of contents and section headings in this Agreement have been inserted for reference purposes only and shall not be deemed to limit or otherwise affect the construction of any provision thereof or hereof.

  19.4 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original, but such counterparts shall together constitute but one and the same document.

  19.5 Notices. All notices, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally, the next business day after delivered to a nationally recognized overnight courier for next business day delivery, when transmitted by facsimile or five (5) days after sent by registered or certified mail, return receipt requested, to the parties (and to the Persons receiving copies thereof) at the following addresses or facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

       If to IXC to:

            IXC Internet Services, Inc.
            5000 Plaza on the Lake, Suite 200
            Austin, TX 78746
            Attention: Chairman
            Facsimile: (512) 328-0239

       With copies to:

            IXC Communications, Inc.
            5000 Plaza on the Lake, Suite 200
            Austin, TX 78746
            Attention: General Counsel
            Facsimile: (512) 328-7902

            Riordan & McKinzie
            695 Town Center Drive, Suite 1500
            Costa Mesa, California 92626
            Attention: Michael P. Whalen
            Facsimile: (714) 549-3244

       If to PSINet to:

            PSINet Inc.
            510 Huntmar Park Drive
            Herndon, Virginia 20170
            Attention: Chairman
            Facsimile: (703) 904-1608

       With a copy to:

            PSINet Inc.
            510 Huntmar Park Drive
            Herndon, Virginia 20170
            Attention: General Counsel
            Facsimile: (703) 904-9527

       and to:

            Nixon, Hargrave, Devans & Doyle LLP
            437 Madison Avenue
            New York, New York 10022
            Attention: Richard F. Langan, Jr.
            Facsimile: (212) 940-3111

  19.6 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement except as provided below. No assignment of this Agreement or of any rights or obligations hereunder may be made by either party without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void; provided, however, that notwithstanding the foregoing, (i) as permitted by, and subject to the provisions of, Section 15.5 hereof, PSINet shall have the right to sell, swap, lease, assign or otherwise transfer all or a portion of its rights in any of the IRU's to any person who agrees in writing with IXC to be bound by Section 15.5 and this Section 19.6,
(ii) each party shall have the right to pledge, assign or otherwise transfer this Agreement and its rights hereunder, in whole or in part, as collateral security to any lender, and (iii) each party shall have the right to assign or transfer this Agreement and its rights hereunder, in whole or in part, to its parent or to any direct or indirect wholly-owned subsidiary of that party or to any Person into which that party may be merged or consolidated or which purchases all or substantially all of the assets of that party; provided, however, that (a) such parent, subsidiary or Person agrees to be bound by the terms of this Agreement (including, without limitation, all provisions binding upon the assigning or transferring party) and (b) any such assignment or transfer shall not relieve that party from any liability or obligation under this Agreement.

  19.7 Severability; Specific Performance.

       (a) Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.

       (b) Each of PSINet and IXC recognizes and affirms that in the event of breach by it or any controlled Affiliate of any of the provisions of Section 15.6, 15.7, or 15.8 money damages would be inadequate and the other party would have no adequate remedy at law. Accordingly, each party shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and the other parties' obligations under Section 15.6, 15.7 or 15.8 not only by an action or actions for damages, but also by an action or actions for specific performance, injunction and/or other equitable relief in order to enforce or prevent any violations (whether anticipatory, continuing or future) of the provisions thereof (including, in the case of Section 15.6, the extension of the 3-year period by a period equal to (i) the length of the violation of
Section 15.6 plus (ii) the length of any court proceedings necessary to stop such violation). In the event of a breach or violation by a party of any of the provisions of Section 15.6, the running of the 3-year period (but not of the party's obligations under Section 15.6) shall be tolled during the continuance of any actual breach or violation.

  19.8 Expenses. Except as otherwise provided in this Agreement, each party shall bear its own costs and expenses (including attorney's fees), and all taxes imposed upon it under applicable law, in connection with the negotiation, execution and performance of this Agreement and each other agreement, document and instrument contemplated by this Agreement and in connection with the consummation of the transactions contemplated hereby and thereby and all obligations required to be performed by each of them hereunder and thereunder.

  PSINet shall pay all sales, use and excise taxes related to the Bandwidth and services provided by IXC under this Agreement and any other taxes related to the Bandwidth and services under this Agreement which are by the terms of the relevant statute or ordinance imposed upon PSINet; provided that, where permitted, PSINet may provide sale or resale exemption certificates to IXC. In no event shall PSINet be obligated to pay income taxes levied upon IXC's income or any real or personal property taxes assessed against IXC or IXC's property, including any gross receipts taxes assessed in lieu of income or property taxes, provided that, if the terms of the relevant statute or ordinance imposes such gross receipts tax upon PSINet, then PSINet shall be liable for such tax. PSINet shall pay IXC said gross receipts taxes when they become due provided that the taxes are invoiced and included as a separate line item on the same invoice that is subject to such tax. IXC shall pay any such tax not invoiced to PSINet at the time such tax is incurred.

  19.9 Integration. This Agreement, including the exhibits, documents and instruments referred to herein constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement between the parties dated as of May 14, 1997.

  19.10 Schedules. The disclosure of information in the PSINet Disclosure Schedule, the IXC Disclosure Schedule, in any other Schedule or any Exhibit hereto shall be deemed to be disclosure in each other Schedule hereto. The inclusion of any information in the PSINet Disclosure Schedule, the IXC Disclosure Schedule, or any Schedule hereto shall not be deemed to be an admission by PSINet or IXC that such information is material or outside the ordinary course of business.

  19.11 Public Announcements. Neither party shall publish or use any advertising, sales, promotions, or other publicity materials that use the other party's name, logo, trademarks or service marks without the prior written approval of the other party. Each party shall have the right to review, comment upon and approve any publicity materials, press releases or other public statements by the other that refer to, or that describe any aspect of, this Agreement made prior to, or within 90 days after, the Closing; provided, however, that with respect to IXC's consent solicitation and to disclosure documents required under the 1934 Act, subject to the last sentence of this
Section 19.11, each party shall only have the right to prior review and to comment upon the other party's documents. Each party agrees that it will not issue any such publicity materials, press releases or public statements without the prior written approval of the other party. Nothing in this Agreement establishes a license for either party to use any of the other party's brands, marks, or logos without the prior written approval of the other party. The provisions of this section shall survive termination of this Agreement for a period of two years, except for the last sentence hereof which shall survive for the Term. IXC and PSINet shall cooperate to request confidential treatment as may be mutually agreed by them with respect to certain terms of this Agreement, the Transaction Documents and transactions contemplated hereby and thereby in any filing with the Commission, any other governmental authority or any securities exchange or stock market.

  19.12 Interpretation. The parties acknowledge and agree that: (i) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to both parties hereto, regardless of which party was generally responsible for the preparation of this Agreement or any provision hereof.

  19.13 Governing Law. This Agreement shall be deemed to be a contract made under, and shall be construed in accordance with, the laws of the State of Delaware without reference to its principles of conflicts of law.

  19.14  Dispute Resolution.

       (a) If any controversy or claim arises out of or relates to this Agreement or with respect to an alleged breach of the terms hereof, subject to
Section 19.7, above, PSINet and IXC shall seek to resolve the matter amicably through discussions between themselves. The parties shall attempt to resolve all controversies, claims or breaches at the operational level, and in the event a resolution cannot be reached, such controversy, claim or breach will be referred progressively to higher levels within each party, to their respective chairpersons. If the parties fail to resolve such controversy, claim or breach within thirty (30) days by amicable arrangement and compromise, either party may seek arbitration as set forth below but only within four years of the occurrence of the events giving rise to, or the accrual of, such controversy, claim or breach.

       (b) Except as provided in Section 19.7, above, any controversy or claim arising out of or in relating to this Agreement, or a breach of this Agreement, shall be finally settled by binding arbitration in Chicago, Illinois in accordance with the J.A.M.S./ENDISPUTE Arbitration Rules and Procedures ("Endispute Rules"), as amended by this Agreement. If possible, the parties shall appoint by mutual agreement, as the arbitrator, an attorney experienced in telecommunications, securities law and transactional matters. If such agreement cannot be reached, the arbitrator shall be such type of attorney and shall be chosen under the Endispute Rules. The costs of arbitration, including the fees and expenses of the arbitrator, shall be shared equally by the parties unless the arbitration award provides otherwise or except as provided in Section 7.2. Each party shall bear the cost of preparing and presenting its case. The parties agree that this provision and the arbitrator's authority to grant relief shall be subject to the United States Arbitration Act, 9 U.S.C. 1-16 et seq. ("USAA"), the provisions of this Agreement, and the ABA-AAA Code of Ethics for Arbitrators in Commercial Disputes. The parties agree that the arbitrator shall have no power or authority to make awards or issue orders of any kind except as expressly permitted by this Agreement, and in no event shall the arbitrator have the authority to make any award that provides for punitive or exemplary damages. The arbitrator's decision shall follow the plain meaning of relevant documents, and shall be final and binding. The award may be confirmed and enforced in any court of competent jurisdiction. All post-award proceedings shall be governed by the USAA.

  19.15 Relationship of the Parties. This Agreement and the Transaction Documents shall not be deemed to cause either party hereto to be deemed the agent or partner of the other party and neither party shall have the right to bind the other. This Agreement shall not be interpreted to impose any limitation or restriction on IXC's ability to enter the Internet business or to acquire Internet-related companies or to enter into agreements with other Internet companies.

  19.16 Laws and Licenses. This Agreement is subject to all applicable federal, state and local laws, regulations, rulings and orders of governmental agencies, including, but not limited to, the Communications Act of 1934 as amended by the Telecommunications Act of 1996, and the rules and regulations of the FCC.

  19.17 Facsimile Delivery. This Agreement may be delivered by facsimile transmission of an executed counterpart signature page hereof, and after attachment of such transmitted signature page to a copy of this Agreement, such copy shall have the same effect and evidentiary value as copies delivered with original signatures. Any party delivering this Agreement by facsimile transmission shall deliver to the other party, as soon as practicable after such delivery, an original executed counterpart signature page of this Agreement.

  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                  IXC Internet Services, Inc.

                  By:  /s/  RALPH J. SWETT
                  Name:  Ralph J. Swett
                  Title:  Chairman, President and CEO

                  PSINet Inc.

                  By:  /s/  WILLIAM L. SCHRADER
                  Name:  William L. Schrader
                  Title:  Chairman, President and CEO

                  EXHIBITS TO IRU AND STOCK PURCHASE AGREEMENT
                  --------------------------------------------

  The following is a list of the Exhibits to the Purchase Agreement:

  Exhibit A Available System (1)
  Exhibit B Security Agreement (1)
  Exhibit C Collocation and Interconnection Agreement (1)
  Exhibit D Newco Common Stock Percentage Determination (2)
  Exhibit E Associated Services (2)
  Exhibit F OC-N Specifications and Testing Standards (2)
  Exhibit G PSINet's Bandwidth Forecast (2)
  Exhibit G-1  Initial Order (2)
  Exhibit H Multiplexing Fees (2)
  Exhibit I Reconfiguration Fees (2)
  Exhibit J Newco Certificate of Incorporation (2)
  Exhibit K POP Space (2)
  Exhibit L PSINet Disclosure Schedule (2)
  Exhibit M IXC Disclosure Schedule (2)
  Exhibit N Registration Rights Agreement (1)

____________________

(1)  These Exhibits are attached to the Proxy Statement.

(2) These Exhibits have not been attached to the Proxy Statement and may be obtained by shareholders without charge in redacted form (due to the Commission's grant of confidential treatment with respect to certain provisions thereof) on the Internet at the Commission's Web site (at http://www.sec.gov) as part of Exhibit 2.1 to the Company's Form 10-Q for the quarter ended June 30, 1997 or by writing to the Investor Relations Department of the Company at the address provided in the Proxy Statement under "The IRU and Stock Purchase Transaction -- The Companies -- PSINet."

              FIRST AMENDMENT TO IRU AND STOCK PURCHASE AGREEMENT
              ---------------------------------------------------


THIS Amendment Agreement is made this first day of October 1997 by and between PSINet Inc., a New York corporation ("PSINet"), and IXC Internet Services, Inc., a Delaware corporation ("IXC").

WHEREAS, PSINet and IXC entered into an IRU and Stock Purchase Agreement (the "Agreement") as of July 22, 1997 pursuant to which, among other things, PSINet will acquire, at closing, noncancellable, indefeasible rights of use in portions of two fibers and certain capacity in IXC's fiber optic telecommunications system in exchange for the issuance to IXC of 19.99999% of PSINet's common stock (after giving effect to such issuance and to shares issuable upon exercise of outstanding warrants); and

WHEREAS, Section 18.1(b) of the Agreement provides, in relevant part, that the Agreement may be terminated by either party if the conditions to closing set forth in Section 16 of the Agreement have not been satisfied on or prior to November 25, 1997; and

WHEREAS, the parties wish to extend the date for termination under Section 18.1(b) of the Agreement to January 31, 1998 in order to provide sufficient time for the satisfaction of all conditions to closing.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

The date for termination by either party set forth in Section 18.1(b) of the Agreement is hereby extended to January 31, 1998.

Paragraph (b) of Section 18.1 of the Agreement is hereby amended by deleting therefrom the date "November 25, 1997" and substituting therefor the date "January 31, 1998."

Except as expressly set forth herein, all terms and provisions of the Agreement shall remain unchanged and in full force and effect.

This Amendment Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to its principles of conflicts of laws.

IN WITNESS WHEREOF, the undersigned have caused this Amendment Agreement to be executed as of the date first above written.

PSINET INC.                                IXC INTERNET SERVICES, INC.


By: /s/ William L. Schrader                      By:  /s/ Ralph J. Swett
    -----------------------------             -------------------------------
  William L. Schrader                         Ralph J. Swett
  Chairman, President & CEO                   Chairman, President & CEO

                              AMENDMENT AGREEMENT


  AMENDMENT AGREEMENT, dated as of December 4, 1997 (the "Amendment Agreement"), by and between PSINet Inc., a New York corporation ("PSINet"), and IXC Internet Services, Inc., a Delaware corporation ("IXC").


                                WITNESSETH THAT:

  WHEREAS, PSINet and IXC are parties to that certain IRU and Stock Purchase Agreement, dated as of July 22, 1997, as amended on October 1, 1997 (the "Agreement"), pursuant to which, among other things, PSINet will acquire a noncancellable indefeasible right of use in two fibers on IXC's fiber optic telecommunications system to the extent necessary to secure capacity thereon and a noncancellable indefeasible right of use in such capacity on such fibers, and PSINet will in exchange therefor issue to IXC certain shares of its Common Stock, on the terms and conditions provided in the Agreement; and

  WHEREAS, PSINet and IXC desire to amend certain provisions of the Agreement as more fully set forth herein;

  NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, PSINet and IXC, intending to be legally bound, hereby agree as follows:

          1.   Amendment of Recitals.  The recitals to the Agreement are hereby
               ---------------------
amended by deleting therefrom the fourth recital in its entirety.

          2.   Amendment of Section 3.  Section 3 of the Agreement is hereby
               ----------------------
amended:

          (a) By deleting therefrom Section 3.1 in its entirety.

          (b) By (i) deleting from the third and fourth lines of Section 3.2 the parenthetical phrase "(as merged into Newco)", (ii) deleting from the fifth line of Section 3.2 the words "Newco" and "$.0001" and substituting therefor the words "PSINet" and "$.01", respectively, (iii) deleting from the eighth line of
Section 3.2 the word "Newco" and substituting therefor the word "PSINet" and
(iv) adding as a new last sentence of Section 3.2 the following sentence: "The parties hereby agree that, for purposes of Section 504(a) of the New York Business Corporation Law, the IRUs granted hereunder by IXC to PSINet shall have a value of not less than $240,000,000."

          (c) By deleting from the second, fourth and fifth lines of Section 3.3 the word "Newco" and substituting therefor in each case the word "PSINet."

          (d) By amending Section 3.5 (a) by (i) deleting the word "last" on the first line of such Section and replacing it with the work "second" and (ii) adding the following at the end thereof:

               Notwithstanding any provision of this Agreement to the contrary, in the event that the aggregate par value of the Additional
               Shares (the "Additional Share Aggregate Par Value") shall exceed
                            ------------------------------------
               an amount (such amount being hereinafter referred to as the "Par
                                                                            ---
               Value Requirement") equal to $240,000,000 minus the aggregate par
               -----------------
               value of the IXC Common Shares, then, prior to any issuance of Additional Shares which would cause the Additional Share Aggregate Par Value to exceed the Par Value Requirement (it being understood that, subject to the terms and conditions of this Agreement, PSINet shall be required to issue Additional Shares to the extent otherwise required pursuant to this Agreement having an aggregate par value equal to or less than the Par Value Requirement), IXC shall pay to PSINet an amount equal to the Additional Share Aggregate Par Value minus the Par Value Requirement. In the event PSINet is obligated to issue Additional Shares pursuant to this Section 3.5, notwithstanding any such obligation, PSINet shall not issue Additional Shares to the extent, if any, that the aggregate value of Bandwidth Accepted by PSINet and/or cash paid to PSINet in respect of Additional Shares is less than the aggregate par value of the IXC Common Shares and the Additional Shares issued pursuant to this Agreement or which, but for this sentence, would be required to be issued pursuant to this Agreement, provided, however, that, in the event that this sentence would prohibit the issuance of any Additional Shares, PSINet shall use its reasonable efforts to reduce the par value per share of its Common Stock so as to avoid any such prohibition. Until the earlier of (i) such time as PSINet shall not have any further obligations under this Section 3.5(a) and (ii) such time, if any, as PSINet shall, in its discretion, agree to satisfy its obligations under this Section 3.5(a) by paying cash to the extent necessary to avoid the prohibition contained in the immediately preceding sentence from being effective, PSINet shall not increase the par value per share of its Common Stock without the prior written consent of IXC (which consent will not be unreasonably withheld, delayed or conditioned).

          (e) By renumbering existing Sections 3.2, 3.3, 3.4, 3.5 and 3.6 as Sections 3.1, 3.2, 3.3, 3.4 and 3.5, respectively, and amending all section references within the Agreement to conform to the renumbered sections.

          3.   Amendment of Section 4.  Section 4.2 of the Agreement is hereby
               ----------------------
amended by adding thereto a new fifth sentence which shall read "PSINet may order Bandwidth on the Available System in accordance with this Section 4.2 prior to the Closing Date, and, upon acceptance of any such order by IXC, IXC shall make such Bandwidth Available as provided in Exhibit G-1 (provided that, in the event the transactions contemplated by this Agreement are not completed, PSINet shall pay IXC for any such Bandwidth delivered to PSINet pursuant to this
Section 4.2 prior to Closing at rates historically charged by IXC to PSINet)."

          4.   Amendment of Section 13.  Section 13 of the Agreement is hereby
               -----------------------
amended:

          (a) By amending the preamble to Section 13 by inserting in the second line thereof after the word "hereto" the following parenthetical phrase:
"(which disclosure schedule, as amended and updated by the amended PSINet Disclosure Schedule attached as Exhibit L-1 to the Amendment Agreement, is hereinafter referred to as the "PSINet Disclosure Schedule")."

          (b) By deleting therefrom Section 13.1 in its entirety and replacing it with the following:

               13.1  Organization.  On the date hereof PSINet is a corporation
                     ------------
          duly organized, validly existing and in good standing under the laws of the State of New York. PSINet is qualified to do business as a foreign corporation in each jurisdiction in which such qualification is required except in those jurisdictions where the failure to be so qualified would not have a Material Adverse Effect on PSINet and its subsidiaries taken as a whole. PSINet has delivered to IXC true and correct copies of its Certificate of Incorporation and Bylaws and, prior to the Closing, will deliver true and correct copies of its Certificate of Incorporation and Bylaws, together with all amendments thereto, as the same shall be in full force and effect as of the Closing Date. From the date of this Agreement until the Closing, PSINet shall not amend its Certificate of Incorporation or Bylaws without the prior written consent of IXC (which consent will not be unreasonably withheld, delayed or conditioned) except for amendments which (i) are required in connection with the transactions contemplated by the Agreement, as amended, (ii) increase the authorized capital stock of PSINet from 130,000,000 million shares to 230,000,000 million shares and the authorized Common Stock from 100,000,000 million shares to 200,000,000 million shares, and/or (iii) designate 675,142 shares of Series B 8% Convertible Preferred Stock.

          (c) By deleting therefrom the second sentence of Section 13.4 in its entirety and replacing it with the following:

          Upon the Closing Date, after giving effect to all amendments to PSINet's Certificate of Incorporation filed with the Secretary of State of New York on or prior to the Closing Date, the authorized capital stock of PSINet will be as set forth in Section 13.4 of the PSINet Disclosure Schedule.

          5.   Amendment of Section 14.  Section 14 of the Agreement is hereby
               -----------------------
amended by deleting from Section 14.6(a)(i) thereof the phrase "and the proposed Certificate of Incorporation and Bylaws of Newco which are proposed to be in effect on the Closing Date."

          6.   Amendment of Section 16.  Section 16 of the Agreement is hereby
               -----------------------
amended:

          (a) By deleting from Section 16.1(a) the clause ", and the effectiveness of any registration statement under the Securities Act of 1933 required prior to the Closing Date in connection with the reincorporation of PSINet in the State of Delaware."

          (b) By deleting therefrom Section 16.2 in its entirety and replacing it with the following:

               16.2   NYBCL Amendments.   The amendments to the New York
                      ----------------
          Business Corporation Law (included in the New York Legislature's Bill S.476-B/A.7998-A), which were enacted on August 26, 1997, shall have become effective.

          (c) By deleting from the fourth line of Section 16.3 the words "the reincorporation of PSINet in the State of Delaware and."

          (d) By deleting therefrom Section 16.4 in its entirety.

          (e) By (i) adding to the second line of Section 16.5(a) after the words "investment bankers" the phrase "and/or other valuation experts" and (ii) deleting from the sixth and seventh lines of Section 16.5(a) the phrase "and the securities being issued or issuable by PSINet to IXC."

          (f) By adding thereto the following Section 16.11:

                    16.11  Initial Bandwidth and/or Cash.  Bandwidth shall have
                           -----------------------------
               been Accepted by PSINet and/or cash delivered to PSINet having an aggregate value equal to or in excess of the aggregate par value of the IXC Initial Common Shares.

          7.   Amendment of Section 18.  Section 18 of the Agreement is hereby
               -----------------------
amended by deleting from the third line of Section 18.1(b) thereof the words "November 25, 1997" and substituting therefor the words "March 31, 1998."

          8.   Amendment of Section 19.  Section 19 of the Agreement is hereby
               -----------------------
amended by:

          (a) Adding to Section 19.1 after the definition of "Aggregate Fair Market Value" and before the definition of "Approved Subcontractor" the following definition:

               "Amendment Agreement" means that certain Amendment Agreement
                -------------------
          dated as of December 4, 1997 to this Agreement between IXC and PSINet.

          (b) Deleting from the definition of "Common Stock" in Section 19.1 the phrase "or par value $.0001 per share of Newco, as applicable."

          (c) Deleting from Section 19.1 the definition of "Newco" in its entirety.

          (d) Deleting from the definition of "Transaction Documents" in Section
19.1 the words "the Newco" in the fourth line thereof and substituting therefor the words "any amendment to PSINet's."

          (e) Deleting Section 19.13 in its entirety and replacing it with the following:

               19.13  Governing Law.  This Agreement and all amendments hereto
                      -------------
          shall be deemed a contract made under, and shall be construed in accordance with, the laws of the State of Delaware without reference to its principles of conflicts of law, except to the extent that the Business Corporation Law of the State of New York is applicable by virtue of the fact that PSINet is incorporated under the laws of the State of New York.

          9.   Amendment of Exhibits.  The Exhibits to the Agreement are hereby
               ---------------------
amended:

          (a) By deleting from the title of Exhibit D the word "Newco" and substituting therefor the word "PSINet."

          (b) By deleting Exhibit J in its entirety.

          (c) By deleting (i) in its entirety the text contained under Section
13.4 of Exhibit L and replacing it with the text contained in Exhibit L-1 to this Amendment Agreement and (ii) the last paragraph of item 1 to Section 13.9 of Exhibit L and replacing it with the text contained in item (a) to Exhibit L-2 to this Amendment Agreement.

          (d) By adding to Section 13.9 of Exhibit L the text contained in item
(b) to Exhibit L-2 to this Amendment Agreement.

          10.  No Other Amendments.  Except as expressly set forth herein, all
               -------------------
terms and provisions of the Agreement shall remain unmodified and in full force and effect.

          11.  Governing Law.  This Amendment Agreement shall be governed by and
               -------------
construed in accordance with the laws of the State of Delaware without reference to its principles of conflicts of law except to the extent that the Business Corporation Law of the State of New York is applicable by virtue of the fact that PSINet is incorporated under the laws of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed as of the date first above written.

                                    IXC INTERNET SERVICES, INC.



                                    By:  /s/ Ralph J. Swett
                                       ------------------------------------
                                    Name:  Ralph J. Swett
                                    Title:    Chairman


                                    PSINET INC.



                                    By:  /s/ Harold S. Wills
                                       ------------------------------------
                                    Name:  Harold S. Wills
                                    Title:    Chief Operating Officer

                                                                     EXHIBIT L-1
                                                                     -----------

                                  Section 13.4

                                 Capitalization
                                 --------------

          (i) Upon the Closing Date and assuming that PSINet does not designate any other series of Preferred Stock prior to completion of the Closing, the authorized capital stock of PSINet will consist of (a) 100,000,000 shares of Common Stock, $.01 par value per share, 28,324,858 shares of undesignated Preferred Stock, $.01 par value per share, 1,000,000 shares of Series A Junior Participating Preferred Stock, $.01 par value per share, and 675,142 shares of Series B 8% Convertible Preferred Stock, $.01 par value per share ("Series B Preferred Stock"); provided, however, if the shareholders of PSINet approve a proposed amendment to PSINet's Certificate of Incorporation, the authorized number of shares of Common Stock shall be increased to 200,000,000 shares.

          (ii) As of the date of this Agreement, there are no outstanding subscriptions, options, warrants, call, rights or other agreements or commitments to issue, sell, deliver or transfer any shares of Common Stock or other shares or capital stock of PSINet except (a) options to purchase 8,095,440.49 shares of Common Stock (subject to adjustment as provided therein) and warrants to purchase 224,274 shares of Common Stock (subject to adjustment as provided therein), and (b) rights issued pursuant to PSINet's preferred stock purchase rights plan and related obligations. Subsequent to the original execution of this Agreement, PSINet issued 600,000 shares of Series B Preferred Stock and certain employee stock options and is obligated to issue certain securities issuable in connection with the Series B Preferred Stock and such options.

          (iii)  See Section 13.9 of the PSINet Disclosure Schedule, as amended.

                                                                     EXHIBIT L-2
                                                                     -----------


(a)

          On November 25, 1997, Chatterjee Management Company ("Chatterjee") initiated arbitration proceedings against PSINet Inc. (the "Company") before the International Chamber of Commerce, Court of Arbitration, in London, England, with respect to the Joint Venture Agreement.

          Chatterjee commenced the arbitration proceedings alleging that the Company has breached the Joint Venture Agreement by allegedly repudiating its obligations under the agreement and by allegedly breaching a covenant not to compete. In the arbitration, Chatterjee requests an arbitration award declaring that the agreement is valid and binding upon the parties and that the Company stands in breach of the agreement, directing the Company to specifically perform its obligations under the agreement or, in the alternative, awarding Chatterjee compensatory damages in an amount not less than $25 million, awarding Chatterjee profits that the Company has earned or stands to earn in Europe in alleged breach of the agreement's non-compete provisions, and awarding Chatterjee the costs of arbitration, including attorneys' fees, and interest on the award of damages.

(b)

          3.  See Section 13.4 of the PSINet Disclosure Schedule, as amended.
In addition, pursuant to PSINet's agreement to acquire iSTAR internet inc., a Canadian corporation, PSINet may issue and/or be obligated to issue up to 7,400,000 shares of Common Stock and other securities which are exchangeable for or convertible into up to 7,400,000 shares of Common Stock.

                                                                       EXHIBIT A

                            MAP OF AVAILABLE SYSTEM



United States Continental Map of the IXC Network Plan showing the completed and uncompleted routes on the Available System.

                                                                       EXHIBIT B


                     JOINT MARKETING AND SERVICES AGREEMENT


     This JOINT MARKETING AND SERVICES AGREEMENT (this "Agreement") is made and entered into as of the 22nd day of July 1997 (the "Effective Date"), by and between IXC Internet Services, Inc., a Delaware corporation ("IXC"), and PSINet Inc., a New York corporation ("PSINet").

     WHEREAS, IXC and PSINet have entered into an IRU and Stock Purchase Agreement of even date herewith (the "IRU Agreement"), pursuant to which IXC will provide to PSINet the right to use certain fibers and capacity on IXC's fiber optic telecommunications system and PSINet will exchange therefor shares of its stock;

     WHEREAS, PSINet is in the business of providing, on a dial and dedicated basis to wholesale and end user customers, Internet connectivity and related services;

     WHEREAS, IXC desires to create and market various service offerings to customers incorporating or consisting entirely of an Internet services component; and

     WHEREAS, PSINet is willing to provide such Internet services, and IXC is willing to purchase such Internet services, on the terms and subject to the conditions of this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants of this Agreement, the Parties agree as follows:


1.        DEFINITIONS.

          For purposes of this Agreement, certain terms have been defined below and elsewhere in this Agreement (including the attached Schedules) to encompass meanings that may differ from, or be in addition to, the normal connotation of the defined word. Unless the context clearly indicates otherwise, any term defined or used in the singular shall include the plural. A defined word intended to convey its special meaning is capitalized when used.

     "Affiliate" has the meaning set forth in Section 19.1 of the IRU Agreement.

     "Agreement" has the meaning set forth in the preamble.

     *

     "Claim" means any pending or threatened claim, action, proceeding or suit by any Third Party.

     "Confidential Information" has the meaning set forth in Section 10.1.

     "Cure Period" has the meaning set forth in Section 9.2.1.

     "Damages" means any loss, debt, liability, damage, obligation, claim, demand, judgment or settlement of any nature or kind, known or unknown, liquidated or unliquidated, including without limitation all reasonable costs and expenses incurred (legal, accounting or otherwise).

     "Documentation" shall mean Reseller Documentation and End User
Documentation.

     "Effective Date" has the meaning set forth in the preamble.

     "End User Documentation" shall mean all documentation provided by PSINet for use by end users of its services in connection with the use and operation of the materials describing such services, as such documentation may be amended, modified or supplemented from time to time.



* Confidential material has been omitted and filed separately with the Securities and Exchange Commission.

     "Infrastructure" has the meaning set forth in Section 6.1.

     "Indemnifying Party" has the meaning set forth in Section 13.1.

     "Intellectual Property Rights" shall mean all intangible property rights protectible by law throughout the world including all copyrights (including, without limitation, the exclusive right to reproduce, distribute copies of, display and perform the copyrighted work and to prepare derivative works), copyright registrations and applications, trademark rights (including trade dress), trademark registrations and applications, service mark rights, service mark registrations and applications, patent rights (including the right to apply therefor), patent applications therefor (including the right to claim priority under applicable international conventions) and all patents issuing thereon, and inventions, whether or not patentable, together with all utility and design, know-how, specifications, trade names, mask-work rights, trade secrets, moral right, author's rights, algorithms, rights in packaging, goodwill and other intangible property rights, as may exist now and/or hereafter come into existence, and all renewals and extensions thereof, regardless of whether any of such rights arise under the laws of the United States or of any other state, country or jurisdiction.

     "Internet" has the meaning set forth in Section 19.1 of the IRU Agreement.

     "IRU Agreement" has the meaning set forth in the recitals of this Agreement.

     "IXC" has the meaning set forth in the preamble.

     "IXC Customer" means any purchaser of a service offering that includes Services provided by PSINet under this Agreement. As used in this Agreement, an "IXC Customer" shall include (i) any party with which IXC enters into an agreement relating to the sale of services that include Services, (ii) any party that purchases Services for which billing is provided by IXC, (iii) any party that purchases Value-Added Services from IXC pursuant to Section 5.1.1, and (iv) any purchaser of services that include Services from an IXC Reseller. In cases where IXC uses Services provided by PSINet under this Agreement for its own internal purposes, IXC shall be deemed an "IXC Customer" for purposes of this Agreement.

     "IXC Customer Information" shall mean all information relating to each IXC Customer collected in connection with the provision of Services to such IXC Customer, including without limitation the name, address, usage, features and services purchased, locations served, payment history and all other information identifiable to a particular customer.

     "IXC Documents" has the meaning set forth in Section 5.1.4.

     "IXC Internet Services" means those Services offered by IXC to IXC
Customers.

     "IXC Resellers" has the meaning set forth in Section 5.1.1.

     "IXC Sales Support Group" has the meaning set forth in Section 3.2.

     "Managed Connectivity Services" or "MCS" has the meaning set forth in
Section 2.1.1.

     "Marks" shall mean trade names, logos, trademarks, trade devices, trade dress, service marks, symbols, abbreviations or registered marks, or contractions or simulations thereof, or any other indicia or origin.

     "Material Provision" shall mean any provision of this Agreement (including, without limitation, payment provisions) the breach of which by one Party is determined by an arbitration pursuant to Section 15.18 to constitute a material adverse effect on the use and enjoyment by the other Party of the benefits of this Agreement.

     "Multiple End-User Restrictions" has the meaning set forth in Section
5.1.2.

     "Opportunity Consulting Services" or "OCS" has the meaning set forth in
Section 2.1.3.

     "Party" means IXC, individually, or PSINet, individually.

     "Parties" means IXC and PSINet, collectively.

     "Person" has the meaning set forth in Section 19.1 of the IRU Agreement.

     "PSINet" has the meaning set forth in the preamble.

     "PSINet Documents" has the meaning set forth in Section 7.4.

     "PSINet Marks" shall mean the PSINet Primary Marks, the PSINet VAS Marks, such other Marks as are used by PSINet to promote, advertise and market the Services, and such other Marks as the Parties shall agree upon in writing.

     "PSINet Point of Presence" shall mean one of the points of presence representing a point of interconnection on the PSINet network. The initial PSINet Points of Presence are listed in Schedule 6.2 to this Agreement, and PSINet shall promptly update such schedule during the Term on reasonable notice to IXC. At any time during the term of this Agreement, PSINet Points of Presence could be collocated with points of presence on the IXC network pursuant to
Section 6.1.

     "PSINet Primary Marks" shall mean the Marks "PSINet" and "PSINet" and logo types thereof all as the same may be changed from time to time.

     "PSINet VAS Marks" shall mean such Marks as are used by PSINet to promote, advertise and market Value Added Services.

     "Releasing Party" has the meaning set forth in Section 12.2.

     "Reseller Documentation" shall mean all documentation made available by PSINet for use by any reseller or distributor of services of the type comprising the Services to describe the methods and procedures used by PSINet in the provisioning and support of users of services of the type comprising any of the Services provided under this Agreement, as such documentation may be amended, modified or supplemented from time to time.

     "Sales Support Services" has the meaning set forth in Section 3.1.

     "Services" means Managed Connectivity Services, Value Added Services and Opportunity Consulting Services.

     "Term" has the meaning set forth in Section 9.1.

     "Third Party" means an entity other than a Party or any Affiliate of a Party.

     "Transaction Documents" has the meaning set forth in Section 19.1 of the IRU Agreement.

     "Value Added Services" or "VAS" has the meaning set forth in Section 2.1.2.


2.        SERVICE DESCRIPTION(S).

     2.1 Initial Description of Services Provided by PSINet. From and after the Effective Date, on the terms and subject to the conditions set forth in this Agreement, PSINet shall provide to IXC, and IXC shall have the right to purchase from PSINet, the following services:

          2.1.1 Managed Connectivity Services ("MCS"), which consist of the provision of dial-up and dedicated access to the Internet via the PSINet network to customers and all related products and services now or hereafter offered or provided by PSINet that deliver or facilitate such access. The initial Managed Connectivity Services shall comply with the applicable descriptions set forth on
Schedule 2.2, for PSINet's Intranet, LAN-on-Demand, InterMAN, InterFrame, Wholesale Dial and InterRamp services, including, without limitation, the functional, technical and performance requirements set forth in such Schedule. From time to time, the Parties may agree on such modifications to the functional, technical and performance requirements for MCS as are necessary to address requirements of IXC Customers. At such times as PSINet provides enhanced versions of MCS, PSINet shall make such enhanced versions of MCS available to IXC, and the Parties may agree, for purposes of this Agreement, upon the functional, technical and performance requirements for such services, which requirements shall, at a minimum, ensure that such services comply with the applicable minimum requirements in Section 2.2.

          2.1.2 Value Added Services ("VAS"), consisting of the following services and products now or hereafter offered by PSINet or a controlled United States Affiliate: (i) InternetPaper, (ii) Internet Security Services, (iii) PSIWeb, (iv) any other services or products developed jointly by the Parties, and (v) any other services or products now or hereafter marketed or offered by PSINet as a generally available service or product offering other than MCS which are not subject to exclusive marketing relationships with Third Parties. The initial Value Added Services shall comply with the applicable descriptions set forth on Schedule 2.2. From time to time, the Parties may agree on such modifications to the functional, technical and performance requirements for VAS as are necessary to address requirements of IXC Customers. At such times as PSINet provides enhanced versions of VAS, PSINet shall make such enhanced versions of VAS available to IXC, and the Parties may agree, for purposes of this Agreement, upon the functional, technical and performance requirements for such services, which requirements shall, at a minimum, ensure that such services comply with the applicable minimum requirements in Section 2.2.

          2.1.3 Opportunity Consulting Services ("OCS"), will consist of pre-sales technical support and post-sales development and/or implementation support to address specific IXC-identified market opportunities. At such times as the situation warrants, the Parties may agree, for purposes of this Agreement, upon the functional, technical and performance requirements for such services, which requirements shall, at a minimum, ensure that such services comply with the applicable minimum requirements in Section 2.2. Certain joint teaming efforts of the Parties shall be conducted in accordance with Schedule 2.1.3 hereto.

          2.1.4 IXC shall have the right and option to have any other PSINet services included under this Agreement on terms and conditions reasonably consistent herewith. In addition, upon such time that PSINet discontinues a service generally among its customers, PSINet may remove such service from this Agreement, but only after providing IXC with at least 30 days' prior written notice of its intention to do so. If PSINet so removes a service, PSINet will continue to honor all existing IXC and IXC Reseller service agreements with end customers by continuing to make such service available to IXC Customers through the shorter of (i) the end of the term of their respective service agreements, and (ii) the end of the two-year period commencing on the expiration of PSINet's 30-day notice period.

          2.1.5 Notwithstanding anything to the contrary contained herein, PSINet reserves the right to modify, alter, improve or change any and all of the PSINet services comprising the Services covered by this Agreement, and this Agreement will cover the sales of Services as they may be modified, altered, improved or changed by PSINet from time to time. Subject to Section 2.1.4, in all cases where such modification, alteration or change will reduce the functionality of any PSINet service component comprising the IXC Internet Services, PSINet will not effect such modifications, alterations or changes without IXC's specific written approval. Such approval will not be unreasonably withheld, delayed or conditioned.

     2.2 Minimum Requirements. The MCS, VAS and OCS provided by PSINet under this Agreement, as described in Schedule 2.2, shall at all times meet the following minimum requirements:

          2.2.1 The MCS, Internet Security Services and PSIWeb services provided by PSINet under this Agreement shall be offered and provided with features and a level of quality that, on average and taken as a whole, equal or exceed that provided by other leading providers of Internet services offering comparable services in a substantial portion of the geographic area in which Services are available pursuant to this Agreement. The Parties agree to work together on a broader range of service offerings as needed to address market demand. For purposes of this Agreement, Services shall be deemed to be available to IXC in any geographic area in which PSINet provides services to customers or, subject to the last sentence of Section 2.7, in which PSINet has an Affiliate, strategic partner or other cooperating provider providing services in such area of the type made available to IXC under this Agreement.

          2.2.2 The MCS and VAS provided by PSINet under this Agreement shall be offered and provided with features and an overall level of quality that equals or exceeds that which PSINet offers or provides any other customer.

          2.2.3 The MCS and VAS provided by PSINet under this Agreement shall comply with all Documentation relating to the MCS and VAS offered or provided by PSINet as of the Effective Date and as updated from time to time provided that no such update may operate to have a material adverse impact on (i) any MCS or VAS (including without limitation the level or quality of service provided to IXC Customers), taken as a whole, without the prior written consent of IXC (which shall not be unreasonably withheld, delayed or conditioned), except to the extent necessary to deal with network emergencies and other circumstances beyond the control of PSINet, in which case PSINet shall consult with IXC concerning such change as soon as reasonably practicable, or (ii) any other Services without providing IXC with advance written notice of such changes as soon as reasonably practicable.

          2.2.4 PSINet shall not make any changes (i) to any MCS or VAS that may reasonably be expected to have a material adverse impact on such Service (including without limitation the level or quality of service provided to IXC Customers), taken as a whole, without the prior written consent of IXC, except to the extent necessary to deal with network emergencies and other circumstances beyond the control of PSINet, in which case PSINet shall consult with IXC concerning such change as soon as reasonably practicable, or (ii) to any OCS Services provided IXC without providing IXC with advance written notice of such changes as soon as reasonably practicable.

          2.2.5 The OCS provided to IXC by PSINet shall be performed by PSINet employees or its subcontractors as deemed by PSINet to be best qualified and available to perform the task at hand as identified by IXC. Under no circumstances may PSINet change subcontract relationships in effect at the time of proposal submission without IXC's specific written approval. Such approval shall not be unreasonably withheld, delayed or conditioned. PSINet officers supervising the performance of the services will be empowered to commit the resources of PSINet to the extent and scope of such officer's authority.

          2.2.6 In the event that Services, as defined herein, or portions of Services, are provided to IXC by PSINet via a contractual relationship with a Third Party, PSINet is obligated to maintain such a relationship to the extent practicable. Should such relationship require that IXC enter into a similar agreement with the Third Party, PSINet shall use commercially reasonable efforts to assist IXC in establishing the relationship and securing rates and levels of service of at least those provided to PSINet by the Third Party.

     2.3 Documentation. PSINet represents that (i) Schedule 2.3 contains a true and complete list of all Documentation relating to the MCS and VAS offered or provided by PSINet as of the Effective Date, and (ii) true and complete copies of all such Documentation have been provided to IXC prior to the Effective Date. In the event PSINet amends, modifies or supplements any such Documentation, or creates new Documentation in connection with enhanced versions of MCS or additional VAS added pursuant to Section 1.1, PSINet shall as soon as practicable provide IXC with written notice of any such amendments, modifications, supplements or new Documentation, including copies of the foregoing.

     2.4  License to Documentation and Other Intellectual Property Rights.

          2.4.1 PSINet grants IXC and IXC Resellers a limited, non-exclusive, royalty-free, license, in the geographic area in which Services are available to IXC pursuant to this Agreement, throughout the Term, to (i) copy, but not modify sales literature and product descriptions (Schedule 2.3 list) in any form, (ii) integrate the Documentation, or any part thereof, into IXC's catalogs, price lists, brochures and related sales materials, and (iii) demonstrate, market, distribute and solicit orders for the Services and warrants that it has such right to grant. The grant of the foregoing license shall not entitle or in any way be construed to entitle IXC to (a) use PSINet Marks in connection with IXC's sales, advertisements and promotion of the Services, except in materials provided (or approved by PSINet prior to IXC's use thereof) by PSINet; (b) distribute any Services outside the United States of America in violation of any United States export restrictions; (c) distribute any Services outside of the geographic areas in which Services are then available to IXC pursuant to this Agreement; (d) sublicense any of its rights under this Agreement, except as expressly permitted by this Agreement; or (e) make any agreement or incur any liability for or on behalf of PSINet except as expressly contemplated by this Agreement.

          2.4.2 Except for the limited license specifically granted to IXC in this Agreement, PSINet shall at all times retain full and exclusive right, title and ownership interest in and to the Services, the PSINet network, all PSINet Marks and any and all other Intellectual Property Rights or trade secret rights related thereto. IXC shall notify PSINet of any action by any Third Party known or suspected by IXC to constitute an infringement of PSINet's proprietary rights. IXC shall honor all reasonable requests by PSINet, other than engaging as a party in litigation, to perfect and protect, at PSINet's expense, any rights of PSINet in the Services, the PSINet network or such Intellectual Property Rights or trade secret rights.

          2.4.3 PSINet represents that no further licenses to Intellectual Property Rights are needed by IXC to market, offer, provision or use the IXC Internet Services as contemplated by this Agreement, in the geographic area in which Services are available to IXC pursuant to this Agreement.

     2.5 PSINet Liability for Affiliate Obligations. To the extent that PSINet's performance of its obligations hereunder causes PSINet to assign or delegate all or part of its liabilities, obligations and commitments hereunder to any of its Affiliates, PSINet covenants and agrees that it shall use its reasonable efforts to cause any such Affiliate to perform such liabilities, obligations and commitments in accordance with the terms and provisions hereof. In the event of such an assignment or delegation, PSINet shall remain liable for all of its liabilities, obligations and commitments hereunder.

     2.6 Forecasts. The Parties agree to coordinate in estimating the level and location of demand and traffic for Services during the term of this Agreement. In that connection, no later than the 15th day of the first month of each calendar quarter during the term of this Agreement, IXC will provide PSINet with its projected requirements for each Service, indicating amounts, types and location during each of the following four calendar months. In the event that there should be a material change in IXC's proposed requirements as set forth in the most recent forecast, IXC, as promptly as practicable, shall update such forecast in order to reflect such change. These forecasts shall be used for the planning convenience of PSINet and shall not be binding upon IXC, but PSINet intends to use the forecasts to estimate needed staffing, network provisioning and product levels for its performance of the terms of this Agreement and shall only be responsible for using commercially reasonable efforts to satisfy demand to the extent it materially exceeds such forecasts. IXC shall provide its initial projected requirements for Services within 15 business days after the Effective Date. All forecasts provided under this Section 2.6 shall be treated as Confidential Information of IXC pursuant to
Section 10.

     2.7 Geographic Scope. It is the intent of the Parties that IXC be permitted to provide the IXC Internet Services to the IXC Customers, on the terms and subject to the conditions of this Agreement, in all of the geographic areas in which PSINet is now, or at anytime during the Term is then, providing services to its customers. Notwithstanding the foregoing, IXC acknowledges and understands that PSINet is not now capable of independently providing certain services in certain geographic areas outside of the continental United States of America. To the extent that IXC desires to provide IXC Internet Services to IXC Customers situated in such geographic areas and PSINet has an Affiliate, strategic partner or cooperating provider offering services therein, IXC may request that PSINet obtain a quote from such Affiliate, strategic partner or cooperating provider for such IXC Internet Services. Within five business days after such request, PSINet shall contact the appropriate Affiliate, strategic partner or cooperating provider for purposes of obtaining such quote. The provision of services under this Section 2.7 by such Affiliate, strategic partner or cooperating partner to PSINet shall be the subject of negotiation and, if reached by such parties, agreement. In the event that such an Affiliate, strategic partner or cooperating provider agrees to provide services under this Section 2.7, PSINet shall use its reasonable efforts to cause any such Affiliate, strategic partner or cooperating provider to provide such services to PSINet at a cost no more than that which such services are typically provided to PSINet by such Affiliate, strategic partner or cooperating provider to PSINet. Notwithstanding anything in Section 7 to the contrary, PSINet shall make such services available to IXC at PSINet's cost of obtaining the service from the Affiliate, strategic partner or cooperating provider. Notwithstanding anything in this Agreement to the contrary, PSINet shall not be obligated to provide Services to an IXC Customer or Third Party in those geographic areas in which PSINet is not offering services unless (i) it has an Affiliate, strategic partner or cooperating provider in a particular geographic area, and (ii) such Affiliate, strategic partner or cooperating provider agrees to provide such services on terms and conditions to Texas' satisfaction.

Notwithstanding anything in this Agreement to the contrary, PSINet shall not be obligated to provide Services to an IXC Customer or Third Party in those geographic areas in which PSINet is not offering services unless (i) it has an Affiliate, strategic partner or cooperating provider in a particular geographic area, and (ii) such Affiliate, strategic partner or cooperating provider agrees to provide such services on terms and conditions to Texas' satisfaction.

     2.8 Services Provided by IXC. PSINet shall be presented with the opportunity to execute IXC's standard reseller agreement for IXC service, on the terms and subject to the conditions set forth in such agreement.


3.        SALES SUPPORT SERVICES.

     3.1  Pre-Sale Support and Post-Sale Implementation Support.  From the
          -----------------------------------------------------
Effective Date, PSINet shall offer and provide pre-sale support and post-sale implementation support services ("Sales Support Services") to IXC sales and technical personnel as specified in Schedule 3.1.

     3.2  IXC Sales Support Department.  PSINet shall create and manage an IXC
          ----------------------------
sales support group ("IXC Sales Support Group") exclusively for the purpose of providing Sales Support Services under Section 3.1. PSINet shall adequately staff the IXC Sales Support Group with knowledgeable, experienced and trained Internet professionals capable of providing support to IXC sales and technical personnel and customer care to IXC Customers consistent with Schedule 3.1.

     3.3  Funding the Sales Support Group.  During the Term, PSINet shall staff
          -------------------------------
the IXC Sales Support Group with three (3) full-time professionals at no charge to IXC. Any additional support requested by IXC shall be considered as Opportunity Consulting Services as defined in Section 2.1.3. IXC shall reimburse PSINet for reasonable travel and other out-of-pocket expenses incurred in connection with Sales Support Services requested by IXC, provided that PSINet shall use good business judgment to minimize such expenses.

4.        CUSTOMER SUPPORT SERVICES.

     4.1 PSINet will provide customer support through its customer support group or through a Third Party (as determined by PSINet in its sole discretion) for the Services (other than InterRamp Remote Access services) sold to IXC Customers as contemplated by this Agreement; provided that PSINet will not be responsible for providing customer support to any IXC Customer purchasing Services under a private label which exceeds the level of support which PSINet is obligated to provide to its customers pursuant to PSINet's service agreements for the applicable Services, as such agreements may be amended from time to time. PSINet also may assist IXC with making arrangements for the provision of customer support with respect to the InterRamp Remote Access services to be sold to IXC Customers pursuant to this Agreement. IXC acknowledges, however, that IXC is solely responsible for the provision of such customer support and PSINet shall have no liability with respect thereto.

     4.2 Notwithstanding the foregoing, IXC shall be responsible for all pricing and service plans, billing and collections with respect to IXC Customers.


5.        IXC RIGHTS AND RESPONSIBILITIES.

     5.1  IXC Use and Sales of Services.

          5.1.1 IXC may use the Services made available to it pursuant to this Agreement, on the terms and subject to the conditions hereof, (i) for its own account, (ii) subject to Section 5.1.2, for resale to IXC Customers, or (iii) subject to Section 5.1.2, for resale to Third Parties for further resale or distribution (such Third Parties which, notwithstanding the definition of "Third Parties" herein, include, without limitation, IXC Customers (including those which are Affiliates of IXC) are referred to herein as "IXC Resellers"), either alone or in combination with any other products and services. Services offered by IXC that incorporate MCS and VAS made available to it pursuant to this Agreement shall, at IXC's discretion, be branded exclusively as IXC services or otherwise as IXC shall determine. IXC shall specify the design of any user interface associated with any MCS or VAS, consistent with the preceding sentence. IXC will have complete discretion to determine the prices to be charged to IXC Customers for the Services provided under this Agreement and IXC shall be solely responsible for establishing and collecting customer charges for services it or its customers offer through the PSINet network and for preparing and mailing invoices to IXC Customers. In addition, IXC shall be responsible for payment of the total amounts invoiced it by PSINet (except for any amounts disputed by IXC in good faith) regardless of whether IXC is paid by its customers. Subject to the provisions of Section 5.4, IXC shall also have complete discretion to determine the other terms and conditions on which IXC makes such Services available to IXC Customers; provided that neither IXC nor its customers may offer warranties or representations for the Services that would obligate or otherwise bind PSINet beyond those stated in the applicable service agreements.

Except as otherwise provided in this Agreement, except as reasonably necessary for PSINet to assist IXC during the introduction of IXC Internet Services under this Agreement, IXC shall provide the primary interface to IXC Customers in connection with the marketing, offering or provision of IXC services that incorporate the Services, including (a) providing first tier support for non-MCS and non-VAS IXC services and (b) handling communications to and business relations with IXC Customers related to contractual agreements, handling invoicing and payment matters, and handling inquiries and questions from IXC Customers about Services.

          5.1.2 Subject to Section 2.7, IXC acknowledges and agrees that it may not offer for sale or distribution to any IXC Customer or IXC Reseller any Services until such Services are made generally available by PSINet in the applicable geographic area. Without limiting the generality of the foregoing, IXC acknowledges and agrees that no Service may be offered for sale or distribution by IXC to any IXC Customer or IXC Reseller for multiple end-user use in any particular geographic area until such Service is made generally available by PSINet for multiple end-user use in such geographic area (the "Multiple End-User Restrictions"). IXC will use reasonable efforts to cause each IXC Reseller to include a provision in its agreements with its customers that such customer will not engage in any conduct that would violate any of the Multiple End-User Restrictions.

          5.1.3 Notwithstanding anything in Section 5.1.1 to the contrary, the Parties agree that the determination of customer interfaces, marketing, provisioning and delivery for jointly developed new product or services offerings incorporating IXC services or Services as described herein will be determined by mutual agreement.

          5.1.4 Periodic Audit Rights. PSINet shall have the right, upon reasonable notice and at a date and time mutually agreed upon by the Parties, to enter the premises of IXC for the purpose of auditing any of IXC's books of accounts, documents, records (in any media), papers and files (the "IXC Documents") relating to its compliance with the provisions of this Agreement. PSINet shall bear the expense of the audit unless the audit reveals that (i) the amounts collected by PSINet from IXC hereunder are more than two (2) percent less than that which should have been paid by IXC to PSINet, or (ii) IXC has not complied with either or both of the first two sentences of Section 5.1.2, in which case, the entire cost of the audit shall be borne by IXC. Payment of any amounts found due and owing PSINet shall be made promptly by IXC upon demand by PSINet.

     5.2 Use of Marks. Except as provided herein or by advance written consent of the other Party, each of IXC and PSINet agrees not to (i) display or use, in advertising or otherwise, any of the other's Marks, (ii) permit any Affiliate to display or use any of the other's Marks, or (iii) give permission to display or use any of the other's Marks to any Third Party. Any use by one Party of any of the other's Marks shall be subject to such other Party's advance approval in writing, in its discretion, subject to compliance with guidelines provided by it. Neither Party shall claim ownership or any other rights in any of the other's Marks. Upon termination or expiration of this Agreement, any and all rights or privileges granted by IXC or PSINet to use any Marks shall immediately expire and each Party shall immediately discontinue the use of such Marks. Nothing herein shall preclude either Party from making factual references to the other in government filings, disclosure documents and other public statements, except as otherwise set forth in the IRU Agreement.

     5.3 Introductory Marketing Campaign. IXC shall have complete discretion regarding its marketing of the Services provided that neither IXC nor its customers may offer warranties or representations for the Services that would obligate or otherwise bind PSINet beyond those stated in the applicable service agreements or to make any other warranties, promises or representations with respect to the Services or the PSINet network. In connection with such marketing activities, IXC shall prominently mention PSINet's role in the provision of such services in an introductory press release, the content of which shall be mutually agreed to by the Parties in accordance with Section 19.11 of the IRU Agreement.

     5.4  Provisions Applicable to End Users.

          5.4.1 IXC's Use of Services. IXC's use of Services in IXC's capacity as end user of Services for its own account shall be governed by Schedule 5.4.1 and the terms and conditions of this Agreement generally.

          5.4.2 Agreements with IXC Customers Other than IXC. IXC's agreements with IXC Customers (other than IXC) to provision Services shall comply with
Schedule 5.4.2.


6.        INFRASTRUCTURE.

     6.1 Use of IXC Equipment and Facilities. Except as otherwise agreed to by the Parties, in providing the Services to IXC under this Agreement, PSINet may, in its sole discretion, purchase infrastructure, equipment, facilities and services necessary for the transmission of data (collectively, "Infrastructure") from IXC provided (i) PSINet is not restricted from purchasing such Infrastructure from IXC under contractual obligations binding on PSINet at the time the purchase decision is being considered, (ii) such Infrastructure meets PSINet's reasonable functional, technical and performance requirements, and
(iii) IXC offers such Infrastructure to PSINet at a price and on terms and conditions that, on average or taken as a whole, are competitive as compared to those offered to PSINet in good faith by other leading providers of infrastructure, equipment, facilities and services similar to the Infrastructure at the time IXC makes its offer.

     6.2 Provisioning of Customers. In connection with the provision of MCS hereunder, it is the intention of the Parties that IXC shall assume responsibility for providing, at IXC's expense or the expense of the IXC Customer, connectivity between the IXC Customer's premises and any PSINet Point of Presence listed in Schedule 6.2 (as such schedule may be modified or supplemented from time to time) that is selected by IXC, subject to Section 6.3. PSINet shall assume responsibility for providing and conditioning Customer premises equipment, consistent with Section 2 herein. Notwithstanding the foregoing, the Parties acknowledge that the articulation of procedures to accomplish coordinated provisioning of Services involving a dedicated access component by the Parties may not be in place for a period after the Effective Date. During this period, PSINet shall assume this responsibility and shall be paid at the rates as indicated in Schedule 7.1. IXC shall notify PSINet of its readiness to transition this responsibility.

     6.3 Interconnection with PSINet Facilities. IXC and PSINet shall coordinate with respect to (i) the definition of the interfaces between the IXC network and the PSINet network at the PSINet Points of Presence, (ii) the management of traffic routed by PSINet from the premises of IXC Customers to PSINet Points of Presence, and (iii) access by PSINet to the IXC network for the purposes of providing Services under this Agreement. PSINet shall be responsible for the day-to-day management of the PSINet network relating to the provision of Services, including monitoring and taking actions necessary to remedy problems with, or disruption of, the Services, establishment and maintenance of routing tables and routing policies at Points of Presence, and establishment and maintenance of peering points with the global Internet.

     6.4 Customer Transfers. At any time, IXC shall have the right to migrate IXC Customers to such services as provided by IXC or on IXC's behalf by a Third Party. PSINet shall provide all reasonable cooperation in support, to the extent practicable, of a seamless, minimally disruptive migration of such IXC Customers in connection with such services (including without limitation all IXC Customer Information and, to the extent practicable, any necessary transfer of customer addresses).

     6.5 Interfaces. The Parties shall develop methods, procedures and associated interfaces for cooperating on a "seamless" basis in all areas relating to the marketing and provision of the Services, including without limitation order processing, customer care, network monitoring and maintenance, and problem escalation and resolution; provided, however, that PSINet shall in no event be obligated to provide services or support of any kind to IXC or IXC Customers which exceeds that which it is required to provide to its own customers pursuant to PSINet's service agreements for the applicable comparable services, as such agreements may be amended from time to time. The Parties shall use commercially reasonable efforts to agree on an initial plan to accomplish the foregoing, including appropriate training of each other's employees, by no later than 30 days after the Effective Date. At any time during the Term, PSINet will cooperate in good faith with IXC in connection with inquiries concerning potential problems affecting any aspect of the provision of Services.


7.        PRICING AND PAYMENT.

     7.1  Most Favored Nation Pricing.  PSINet shall at all times make sure that
          ---------------------------
all fees and other charges charged to IXC for each of the individual service components comprising the Services, as represented in Schedule 2.2, are the lowest then offered by PSINet to any Person.

     7.2  Independent End-Customer Pricing. Each of the Parties will have
          --------------------------------
complete discretion regarding the prices that it charges to its customers for its services.

     7.3  Benchmark Prices.
          ----------------

          7.3.1  Initial.  The term "Benchmark Price" is defined as the lowest
                 -------
prevailing price charged by PSINet for any individual service components comprising the Services. The initial Benchmark Prices are set forth in Appendix 1 to Schedule 7.1. PSINet represents and warrants to IXC that the initial Benchmark Prices are competitive, on average and taken as a whole, as compared to prices charged by other leading providers of Internet services. At such times as enhancements to existing Services or additional Services are added by agreement of the Parties pursuant to Section 2.1, the Parties shall also agree upon the initial Benchmark Prices to be applicable to IXC's purchase of such services.

          7.3.2  MFN Assurance.  At all times during the Term, in the event
                 -------------
PSINet or any of its Affiliates enters into a new or renewal agreement or understanding pursuant to which PSINet charges any customer a lower price for any of the individual service components comprising the Services than the then-current Benchmark Price under this Agreement (i) PSINet shall notify IXC promptly of such event, and (ii) Appendix 1 to Schedule 7.1 shall automatically and retroactively be modified as of the effective date of any such lower price
to reflect such lower Benchmark Price.   Such lower Benchmark Price shall be in
effect only for so long as that price is in effect or offered to any customer and, subject to Section 7.3.1, the Benchmark Price shall return to its immediately previous rate upon termination of such period. Notwithstanding anything in this Agreement to the contrary, in the event that there should be an increase in a Benchmark Price due to the expiration or termination of a lower Benchmark Price, such increased Benchmark Price shall not be effective against IXC until PSINet has provided IXC with at least 60 days' prior written notice of such increase.

          7.3.3  Modifications At Request.  At any time during the Term, IXC or
                 ------------------------
PSINet may initiate negotiations in the Benchmark Prices as necessary to ensure that they remain competitive in price on average and taken as a whole as compared to prices charged by other leading providers of Internet services, or otherwise to reflect cost elements attributable to unique requirements imposed on PSINet under this Agreement that are not incurred by other leading providers of Internet services. In no event shall IXC pay a higher price for any individual service component comprising the Service than PSINet charges for comparable services to any other customer.

          7.3.4  Consideration Exclusions.  For the purposes of determining the
                 ------------------------
Benchmark Prices pursuant to this Section 7 as of any determination date with respect to any Service, the Parties shall disregard

(i) services offered free-of-charge to employees, employee families, prior employees and other "Courtesy Accounts," defined as introductory offers to a limited number of special case prospective customers; and (ii) customer charges passed through directly to a Third Party. In no event shall IXC pay a higher price for any individual service component comprising the Services than PSINet charges for comparable services to any other customer that is not an end-user.

          7.3.5 Promotional Pricing. In addition to the Benchmark Pricing mechanism specified under this Section 7, the parties shall also agree from time to time on promotional and other pricing as may be appropriate to take maximum advantage of market opportunities.

          7.3.6 Dispute Resolution. Any dispute relating to the Benchmark Prices, or any adjustments thereof, applicable under this Section 7.1 shall be resolved pursuant to Section 15.18 of this Agreement.


     7.4. Periodic Audit Rights.  IXC shall have the right, upon reasonable
          ---------------------
notice and at a date and time mutually agreed upon by the Parties, to enter the premises of PSINet for the purpose of auditing any of PSINet's books of accounts, documents, records (in any media), papers and files (the "PSINet Documents") relating to its determination of the Benchmark Pricing, including, without limitation, PSINet Documents relating to comparable prices charged by other leading Internet service providers and other potential competitors. IXC shall bear the expense of the audit unless the audit reveals that the prices charged by PSINet to IXC hereunder are more than two (2) percent greater than that which should have been charged by PSINet to IXC for any service or product, in which event, the entire cost of the audit shall be borne by PSINet. Payment of any amounts found due and owing to IXC shall be made promptly by PSINet upon demand by IXC.

     7.5 Invoicing and Payment. During the Term, PSINet shall invoice IXC for Services delivered to each IXC Customer. Such invoices shall be delivered by PSINet to IXC in both paper and electronic form with content and formats as agreed to by the Parties. IXC shall pay PSINet for the Services according to the schedule set forth in Schedule 7.1. IXC agrees to pay PSINet, in advance, as invoiced by PSINet, each month during the term, all fees and other charges with respect to MCS and VAS, and in arrears for OCS, payable under this Agreement for such month. All such fees for MCS and VAS for the initial month of service for any IXC Customer shall be prorated for the portion of the month beginning on the date on which the IXC Customer service commences and ending on the last calendar day of such initial month and the amount invoiced by PSINet, with respect to each such IXC Customer shall include such prorated fees and the fees and charges payable for the following full month.

     7.6 Credits/Adjustments. All IXC Customers shall be granted service disruption credits and adjustments, quality of service commitment credits and adjustments, and the like as may be established by PSINet with respect to PSINet customers, and as modified from time to time, by PSINet, at its sole discretion. In the event that IXC, as promptly as practicable, notifies PSINet after learning of the failure of PSINet to deliver any of the Services to any IXC Customer, IXC will be entitled to a credit representing any reasonable adjustment requested by IXC and approved in advance by PSINet as a result of such failure to meet customer service expectations.

     7.7 Late Payment. PSINet invoices for amounts payable under this Agreement shall be due within 30 days of the date of invoice. If a dispute arises as to any portion of an invoice, IXC shall pay the undisputed amount of such invoice when due and shall notify PSINet in writing of the disputed amount no later than 30 days from the date of invoice.

     7.8 Payment Dispute Resolution. In the event of payment dispute, the PSINet Authorized Representative and the IXC Authorized Representative (as such capitalized terms are defined in the IRU Agreement) will first attempt in good faith to promptly resolve the dispute. If the dispute has not been resolved by the Authorized Representatives within 14 days after IXC's notice, or if either Party will not agree to meet within such 14-day period, the matter will be referred to the Chief Executive Officer of PSINet and the Chief Executive Officer of IXC who will in good faith attempt to resolve the dispute. If the dispute remains unresolved within an additional 14-day period, the dispute shall be submitted to arbitration as per the IRU Agreement.

     In the event that any amount remains unpaid after its due date, such amount shall be subject to an interest charge equal to the lesser of one and one-half percent of the unpaid balance per month or the maximum rate allowed under applicable state law and, if such amount shall not have been paid in full within five business days of the applicable due date when no bona fide dispute exists, PSINet may, without any liability to IXC, at its option, suspend the provision of services under this Agreement until such amount is paid in full.

8.        NO RESTRICTIONS.

          Notwithstanding any other provision of this Agreement, except as provided in Section 2.7, nothing in this Agreement shall limit or in any way affect (i) the performance of any Party's obligations under a binding agreement in effect as of the Effective Date (and each Party shall disclose to the other such agreements that, to such Party's knowledge, are in effect as of such date to the extent possible consistent with any obligations of confidentiality owing to Third Parties), (ii) PSINet's right to provide Internet services for its own account directly to any end user or wholesale customer (subject to section 10) or otherwise to engage in services involving packet, frame relay, asynchronous transfer mode or other Internet services, (iii) IXC's right to build, operate and maintain its own global network, and (iv) either Party's right in any way to market, offer or provide any products and services that are not, generally, marketed principally as Internet services.


9.        TERM AND TERMINATION.

     9.1 Term. The term of this Agreement shall commence on the Effective Date and shall end on the earlier of (i) the termination of the IRU Agreement, and
(ii) such earlier date as of which this Agreement expires or is terminated pursuant to Section 9.2.

     9.2  Termination.

          9.2.1 A Party may deliver to the other Party a written "Notice of Default" in the event that the other Party has breached any Material Provision hereunder. Such Notice of Default must prominently contain the following sentences in capital letters: "THIS IS A FORMAL NOTICE OF A BREACH OF CONTRACT. FAILURE TO CURE SUCH BREACH WILL HAVE SIGNIFICANT LEGAL CONSEQUENCES." A Party that has received a Notice of Default shall have thirty (30) days to cure the alleged breach (and, if the defaulting Party shall have commenced actions in good faith to cure such defaults which are not susceptible of being cured during such 30-day period, such period shall be extended (but not in excess of 90 additional days) while such Party continues such actions to cure (the "Cure Period"). If such Party fails to cure the breach within the Cure Period, as long as such default shall be continuing, the non-defaulting Party shall have the right to either (i) suspend its performance or payment obligations under this Agreement and/or any of the Transaction Documents (other than obligations under Section 15.8(a) of the IRU Agreement and the Standstill Agreement (as defined in the IRU Agreement)), (ii) seek an order of specific performance, and/or (iii) seek the award of compensatory damages.

          9.2.2 PSINet shall terminate, or use commercially reasonable efforts to terminate, the access rights of any IXC Customer as soon as is reasonably practicable upon written notice from IXC or any IXC Customer to do so or upon mutually agreed upon electronic process with receipt confirmed, but shall have no liability in connection therewith.

          9.2.3 PSINet shall have the right to terminate any IXC Customer on written notice to IXC (or sooner, if required by law, provided, however that PSINet should thereafter provide written notice to IXC) in the event of any use or alleged use by such IXC Customer of the Services or the PSINet network which is in violation of any law, regulation or treaty, any of the Multiple End-User Restrictions, PSINet's Net Abuse Policy (available at PSINet's web site at 'http:\\www.psi.net'), any community standard or accepted Internet policy or which results in the receipt by PSINet of any formal or informal complaint.


10.       CONFIDENTIAL INFORMATION.

     10.1 Nondisclosure. If either Party acquires Confidential Information of the other, such receiving Party shall maintain the confidentiality of the disclosing Party's Confidential Information, shall use such Confidential Information only for the purposes for which it is furnished and shall not reproduce or copy it in whole or in part except for use as authorized in this Agreement. Without limiting the generality of the foregoing, neither Party shall use the Confidential Information of the other Party to solicit the other Party's customers or to otherwise compete unfairly with the other Party. Confidential Information shall mean all information of the disclosing Party which it treats as confidential or proprietary including, without limitation, all of the following: (i) information concerning customers and the contractual terms under which services are being provided to such customer by a Party; and (ii) all customer lists and other information regarding the customers of a Party. Confidential Information shall not include information which is or hereafter becomes generally available to others without restriction or which is obtained by the receiving Party without violating the disclosing Party's rights under this Article 10 or any other obligation of confidentiality. The terms and conditions of this Agreement shall constitute Confidential Information. PSINet and IXC shall cooperate to request confidential treatment as may be mutually agreed by them with respect to certain terms of this Agreement and the transactions contemplated hereby in any filing with the Securities and Exchange Commission, any other government authority or any securities exchange or stock market.

     10.2 Duration. With respect to all Confidential Information, the Parties' rights and obligations under this Article shall remain in full force and effect following the termination of this Agreement.


     10.3 Ownership. All materials and records which constitute Confidential Information, other than service orders and copies of this Agreement, shall be and remain the property of, and belong exclusively to, the disclosing Party, and the receiving Party agrees either to surrender possession of and turn over or to destroy and certify to the other Party the destruction of all such Confidential Information which it may possess or control upon request of the disclosing Party or upon the termination of this Agreement.

     10.4 Injunctive Relief. The Parties acknowledge and agree that, in the event of a breach or threatened breach by any Party of any provision of this Article, the other Party will have no adequate remedy in money or damages and, accordingly, shall be entitled to an injunction against such breach. However, no specification in this Section of a specific legal or equitable remedy shall be construed as a waiver or prohibition against any other legal or equitable remedies in the event of a breach of this Section of this Agreement.

     10.5 Legal Obligation to Disclose. Each Party shall be released from its obligations under this Section 10 with respect to information which such Party is required to disclose to others pursuant to obligations imposed by law, rule or regulation or securities exchange or stock market rule; provided, however, that prior to any such required disclosure, such Party shall, to the extent practicable, provide written notice and consult with the other Party.


11.       REPRESENTATIONS AND WARRANTIES.

     11.1 By PSINet. PSINet represents and warrants to IXC that (i) it is a corporation duly organized, validly existing and in good standing in the State of New York; (ii) it has full corporate power and authority to own and operate the Services and the PSINet network and to carry on its business as presently conducted; (iii) it has, or has licensed, sufficient right, title and interest in and to the Services, the PSINet Marks (within the United States) and the PSINet network; (iv) it has all requisite authority to execute and deliver this Agreement and to carry out the transactions contemplated hereby; (v) this Agreement is a valid and binding obligation of PSINet, enforceable against PSINet in accordance with its terms except as such enforceability may be limited by laws relating to creditors' rights generally and the exercise of judicial discretion in accordance with general equitable principles; and (vi) the licenses granted and obligations owed to IXC hereunder do not conflict with the rights granted or obligations owed by PSINet to any Third Party.

          EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SPECIFICALLY SET FORTH IN THIS SECTION 11.1, PSINET MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, WHETHER EXPRESS, IMPLIED OR STATUTORY, AND PSINET EXPRESSLY DISCLAIMS AND EXCLUDES ALL OTHER REPRESENTATIONS AND WARRANTIES OF ANY KIND. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, PSINET MAKES NO WARRANTY TO IXC OR ANY OTHER PERSON OR ENTITY, WHETHER EXPRESS, IMPLIED OR STATUTORY, AS TO THE DESCRIPTION, QUALITY, COMPLETENESS, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF ANY INTERNET SERVICE OR ANY OTHER SERVICE PROVIDED HEREUNDER OR DESCRIBED HEREIN, OR AS TO ANY OTHER MATTER, ALL OF WHICH WARRANTIES ARE HEREBY EXCLUDED AND DISCLAIMED.

     11.2 By IXC. IXC represents and warrants to PSINet that (i) it is a corporation duly organized, validly existing and in good standing in the State of Delaware; (ii) it has full corporate power and authority to carry on its business as presently conducted; (iii) it has sufficient right, title and interest in and to the IXC Marks, (iv) it has all requisite authority to execute and deliver this Agreement and to carry out the transactions contemplated hereby; (v) this Agreement is a valid and binding obligation of IXC, enforceable against IXC in accordance with its terms except as such enforceability may be limited by laws relating to creditors' rights generally and the exercise of judicial discretion in accordance with general equitable principles and (vi) the obligations owed to PSINet hereunder do not conflict with the rights granted or obligations owed by IXC to any Third Party.

          EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SPECIFICALLY SET FORTH IN THIS SECTION 11.2, IXC MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY

KIND WHATSOEVER, WHETHER EXPRESS, IMPLIED OR STATUTORY, AND IXC EXPRESSLY DISCLAIMS AND EXCLUDES ALL OTHER REPRESENTATIONS AND WARRANTIES OF ANY KIND.


12.       LIMITATION OF LIABILITY.

     12.1 Limitation of Liability. Except for direct damages otherwise specifically provided for in this Agreement, in no event shall IXC or PSINet be liable for any special, incidental, direct, indirect, punitive, reliance or consequential damages, whether foreseeable or not, arising under this Agreement or from any breach or partial breach of the provisions of this Agreement or occasioned by any defect in the Services or other service provided hereunder, delay in availability of the Services or any service provided hereunder, failure of the Services or other service provided hereunder, interruptions or outages of the PSINet network or any other cause whatsoever or arising out of any act or omission by IXC or PSINet, as applicable, its employees, servants and/or agents, including but not limited to, damage or loss of data, property or equipment, loss of profits or revenue, cost of capital, cost of replacement services, or claims of customers for service interruptions or transmission problems.

     12.2 Release; Indemnification. Each Party (each Party in such capacity being referred to as the "Releasing Party") releases, assumes and agrees to indemnify, defend, protect and save the other Party harmless from and against any claim, damage, loss, liability, cost and expense (including reasonable attorneys' fees) in connection with any loss or damage to any physical property or facilities of the Releasing Party or any injury to or death of any Person arising out of or resulting in any way from the negligence or misconduct of the Releasing Party or its employees, servants, contractors and/or agents.


13.       INDEMNIFICATION.

     13.1 Indemnification Obligations. IXC and PSINet (hereinafter where either has undertaken the action or inaction to be indemnified against shall be known as the "Indemnifying Party") agree to assume all liability for and indemnify, defend and hold harmless the other Party or any third Party claiming through the other Party, from and against all liability, loss, cost, damage, expense or cause of action, of whatsoever character, or injury or death of any Person and damage to or destruction of any property, including, without limitation, third Parties and all related expenses, including, but not limited to, reasonable attorneys' fees, investigators' fees and litigation expenses and costs of enforcing this Section 13 arising out of or relating to, in whole or in part, any of the following:

          (i) claims for libel, slander, infringement of copyright or unauthorized use of a trade secret, trade name or service mark that results from the transmission of material over the PSINet network by the Indemnifying Party, authorized representatives of the Indemnifying Party or other Persons not associated with, or related to, either IXC or PSINet; or

          (ii) claims of any Third Party arising out of the negligent or willful act or omission of the Indemnifying Party or its agents, servants, employees, contractors or representatives (other than IXC, if PSINet is the Indemnifying Party, or PSINet, if IXC is the Indemnifying Party); or

          (iii) claims for patent infringement arising out of the use of the PSINet network by the Indemnifying Party or any Person authorized by the Indemnifying Party or resulting from the acts of the Indemnifying Party or the Indemnifying Party's representatives in combining the PSINet network with the facilities of the Indemnifying Party or others, or using the PSINet network either alone or in connection with that of the Indemnifying Party or others; or

          (iv) claims, except as otherwise set forth herein, for the material breach of or failure to comply, in any material respect, with any term or condition of this Agreement by the Indemnifying Party or its officers, employees or invitees; or

          (v) claims resulting from patent or trade secret infringement or infringement or unauthorized use of trade secrets or trade name by the Indemnifying Party in connection with this Agreement.

          In addition, PSINet will defend, indemnify and hold IXC harmless from and against any claim or threat of claim by an IXC Customer or an IXC Reseller which is based on any warranty, promise or representation made by IXC as part of a service agreement and for which PSINet is responsible in accordance with the terms of this Agreement. Similarly, IXC will defend, indemnify and hold PSINet harmless from and against any claim or threat of claim which is based on any warranty, promise or representation made by IXC to a Third Party for which PSINet is not responsible in accordance with the terms of this Agreement.

          PROVIDED, HOWEVER, NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER (OR TO ANY THIRD PARTY CLAIMING THROUGH SUCH OTHER PARTY) FOR CONSEQUENTIAL, INCIDENTAL, EXEMPLARY OR PUNITIVE DAMAGES, AND THE FOREGOING INDEMNITIES SHALL NOT APPLY WITH RESPECT TO SUCH DAMAGES.

     13.2 Notices and Defense. The Indemnifying Party shall provide the other Party with notice of any such claim by a Third Party, and assure the defense of such claim, on the terms and subject to Sections 9.2 and 9.3 of the IRU Agreement.


14.       NON-SOLICITATION.

          a. From the date hereof until three years after the Closing Date, neither IXC nor any of its Affiliates will, directly or indirectly, either alone or in association with others in any part of the world induce, request, encourage or assist any employee of PSINet or its Affiliates to terminate his or her employment with PSINet, or to join with or become employed by, render services to or otherwise be engaged by IXC or any of its Affiliates in any direct or indirect capacity.

          b. From the date hereof until three years after the Closing Date, neither PSINet nor any of its Affiliates will, directly or indirectly, either alone or in association with others in any part of the world induce, request, encourage or assist any employee of IXC or its Affiliates to terminate his or her employment with IXC, or to join with or become employed by, render services to or otherwise be engaged by PSINet or any of its Affiliates in any direct or indirect capacity.

          c. If, at the time of enforcement of Section 14, a court shall hold that the duration, scope, geographic area or other restrictions stated herein are unreasonable under circumstances then existing, the Parties agree that the maximum duration, scope, geographic area or other restrictions deemed reasonable under such circumstances by such court shall be substituted for the stated duration, scope, geographic area or other restrictions.


15.       MISCELLANEOUS.

     15.1 Independent Contractors. The Parties are acting as independent contractors and under no circumstances shall any of the employees of one Party be deemed the employees of the other for any purpose. Except as otherwise expressly provided in this Agreement, this Agreement does not constitute either Party as the agent or legal representative of the other Party and does not create a partnership or joint venture between the Parties. Except as otherwise expressly provided in this Agreement, neither Party shall have any authority to act for the other Party in any agency or other capacity, to make commitments of any kind for the account of, or on behalf of, the other Party or to contract for or bind the other Party in any manner whatsoever. This Agreement confers no rights of any kind upon any Third Party.

     15.2 Force Majeure. Notwithstanding any provision in this Agreement to the contrary, neither Party shall be liable for failure to fulfill its obligations hereunder (except with respect to payment or other monetary obligation or as otherwise specifically set forth herein) if such failure is due to causes beyond its reasonable control, including, without limitation, actions or failures to act of the other Party or, acts of God, flood, fire, storm, catastrophe, governmental prohibitions or regulations, viruses which did not result from the acts or omissions of such Party, its employees or agents, national emergencies, acts of public enemies, national emergency, insurrections, riots or wars, breakdown of or damage to plants or equipment or facilities (other than arising out of the neglect of or mishandling by such Party), the relevant portion of the Internet is down due to a technology failure (other than arising out of the neglect of or mishandling by such Party), failure of a supplier to supply necessary materials or equipment in a timely manner, destruction of property, embargoes, boycotts, governmental legislation or regulations, orders or acts of civil or military authorities, governmental acts or orders of courts or administrative agencies, or strikes, lockouts, work stoppages or other labor difficulties. The time for any performance required hereunder shall be extended by the delay incurred as a result of such act of force majeure, and each Party shall act with diligence to correct such force majeure.

     15.3 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to a Party under this Agreement shall impair any such right, power or remedy of such Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of either Party of any breach or default under this Agreement, or any waiver on the part of either Party of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to a Party, shall be cumulative and not alternative.

     15.4 Binding Agreement. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns. No Person or entity other than the Parties hereto (and their respective successors and permitted assigns) is or shall be entitled to bring any action to enforce any provision of this Agreement against either of the Parties, and the covenants and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the Parties or their respective successors and assigns as permitted hereunder.

     15.5 Additional Actions, Documents and Information. Each of the Parties agrees that it will, at any time, prior to, at or after the date hereof, take or cause to be taken such further actions, and execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments and obtain such consents, as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement.

     15.6 Notices. (a) All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by certified or registered mail (return receipt requested), express air courier, charges prepaid, or facsimile addressed as follows:

     To IXC:                              with a copy to:

     IXC Internet Services, Inc.          IXC Communications, Inc.
     500 Plaza on the Lake, Suite 200     5000 Plaza on the Lake,
     Austin, TX 78746-1050                Suite 200, Austin,
     Attn: Chairman                       TX 78746
     Facsimile: (512) 328-0239            Attention: General Counsel
                                          Facsimile: (512) 328-7902

                                          Riordan & McKinzie
                                          695 Town Center Drive,
                                          Suite 1500
                                          Costa Mesa, California 92626
                                          Attn: Michael P. Whalen
                                          Facsimile: (714) 549-3244

     To PSINet:                           with copy to:

     PSINet Inc.                          PSINet Inc.
     510 Huntmar Park Drive               510 Huntmar Park Drive
     Herndon, Virginia 20170              Herndon, Virginia 20170
     Facsimile: 703.397.5318              Facsimile: 703.904.9527
     Attn:    Vice President and          Attn: General Counsel
              General Manager,
              Wholesale Group


or to such other address as either Party shall have furnished to the other in writing.

          (b) If a notice is given by either Party by certified or registered mail, it will be deemed received by the other Party on the fifth business day following the date on which it is deposited for mailing. If a notice is given by either Party by air express courier, it will be deemed received by the other Party on the next business day following the date on which it is provided to the air express courier. If a notice is given by facsimile, it will be deemed received by the other Party after confirmation of receipt. Notwithstanding the foregoing, any payments made under this Agreement shall be deemed received only when actually received.

     15.7 Attorneys' Fees. If any arbitration is commenced between the Parties regarding the performance of this Agreement, the prevailing Party shall be entitled, in addition to such other relief as may be granted, to a reasonable sum for its attorneys' fees in such proceeding and for the expenses and costs of such proceeding as the arbitrator may determine.

     15.8 Assignment. No assignment of this Agreement or of any rights or obligations hereunder may be made by either Party without the prior written consent of the other Party hereto and any attempted assignment without the required consent shall be void; provided, however, that notwithstanding the foregoing, (i) each Party shall have the right to pledge, assign or otherwise transfer this Agreement and its rights hereunder, in whole or in part, as collateral security to any lender, and (ii) each Party shall have the right to assign or transfer this Agreement and its rights hereunder, in whole or in part, to any direct or indirect wholly-owned subsidiary of that Party or to any Person into which that Party may be merged or consolidated or which purchases all or substantially all of the assets of that Party; provided, however, that (a) such subsidiary or Person agrees to be bound by the terms of this Agreement and (b) any such assignment or transfer shall not relieve that Party from any liability or obligation under this Agreement.

     15.9 No Third Party Beneficiaries. No provision to this Agreement is intended, nor shall any be interpreted, to provide or create any Third Party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, partner of any Party or any other Third Party; unless specifically provided otherwise herein, and except as so provided, all provisions hereof, shall be personal solely between the Parties to this Agreement.

     15.10 Export Controls. IXC agrees and acknowledges that any export of the Services and the subsequent use thereof is subject to U.S. export control laws and regulations. IXC shall not directly or indirectly transfer the Services, or the documentation relating thereto, to any country or location outside of the United States without obtaining the prior written consent of PSINet.

     15.11 Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, such provision shall be construed so as to render it enforceable and effective to the maximum extent possible in order to effectuate the intention of this Agreement; and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

     15.12 Public Announcements. Each Party shall have the right to review, comment upon and approve any publicity materials, press releases or other public statements by the other that refer to, or that describe any aspect of, this Agreement made prior to, or within 90 days after, the Effective Date; provided, however, that with respect to disclosure documents required under the Securities Exchange Act of 1934, as amended, subject to the last sentence of this Section 15.12, each Party shall only have the right to prior review and to comment upon the other Party's disclosure documents. Each Party agrees that it will not issue any such publicity materials, press releases or public statements without the prior written approval of the other Party. The provisions of this section shall survive termination of this Agreement for a period of two years, except for the last sentence hereof which shall survive as may be mutually agreed by them for the Term.

     15.13 Expenses. Each Party shall pay its own legal and other costs incurred in connection with this Agreement and in the preparation for and consummation of the transactions provided for herein.

     15.14 Taxes. IXC shall be liable for and shall reimburse PSINet for all taxes and related charges, however designated, resulting from the provision of Services as contemplated hereby, including federal, state, provincial or local sales, use or value-added taxes (VAT) and excise taxes, imposed in connection with or arising from the provision of Services. In no event shall IXC be obligated to pay income taxes levied upon PSINet's net income or any real or personal property taxes assessed against PSINet or PSINet's property, including any gross receipts taxes assessed in lieu of net income or property taxes, provided that, if the terms of the relevant statute or ordinance imposes such gross receipts tax upon IXC, then IXC shall be liable for such tax.

     15.15 Survival of Obligations. The Parties' rights and obligations that, by their nature, would continue beyond the termination, cancellation, or expiration of this Agreement, shall survive such termination, cancellation or termination.

     15.16 Titles and Subtitles. The titles of the Articles and Sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     15.17 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware without reference to its principles of conflicts of laws.

     15.18 Dispute Resolution. Any controversy or claim arising out of or relating to this Agreement or with respect to an alleged breach of the terms hereof, subject to Section 7.8, above, shall be resolved in accordance with the provisions of Section 19.14 of the IRU Agreement.

     15.19 Entire Agreement/Amendments. This Agreement and the Reciprocal Confidentiality Agreement constitutes the full and entire understanding and agreement between the Parties with regard to the subjects hereof and supersedes all prior oral and written agreements, commitments and understandings with respect to such matters. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Parties hereto.

     15.20 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each counterpart shall be deemed to be an original, and all counterparts individually or together shall constitute one and the same instrument.

     15.21 Schedules. The information set forth in the following Schedules to this Agreement is intended to supplement the information contained in this Agreement. In the event of any conflict between the terms of this Agreement and the information contained in the Schedules hereto, the terms of this Agreement shall prevail and control.

          BOTH Parties represent and warrant that the Person whose signature appears below is duly authorized to enter into this Agreement on behalf of the Party.

          IN WITNESS WHEREOF, THE PARTIES HAVE ENTERED INTO THIS AGREEMENT AS OF THE EFFECTIVE DATE:

IXC Internet Services, Inc.                          PSINet Inc.

By:    /s/  RALPH J. SWETT             By:     /s/  WILLIAM L. SCHRADER
Name:  RALPH J. SWETT                  Name:   WILLIAM L. SCHRADER
Title: Chairman, President and CEO     Title:  Chairman, President and CEO
Date:  7/22/97  Date:                          7/22/97

              SCHEDULES TO JOINT MARKETING AND SERVICES AGREEMENT
              ---------------------------------------------------

     Schedules to the Services Agreement have not been attached to the Proxy Statement.

     The following is a list of the Schedules to the Service Agreement, which shareholders may obtain without charge in redacted form (due to the Commission's grant of confidential treatment with respect to certain provisions thereof) on the Internet at the Commission's Web site (at http://www.sec.gov) as part of
Exhibit 10.1 to the Company's Form 10-Q for the quarter ended June 30, 1997 or by writing to the Investor Relations Department of the Company at the address provided in the Proxy Statement under "The IRU and Stock Purchase Transaction -- The Companies -- PSINet":

     Schedule 2.1.3  Master Teaming Agreement
     Schedule 2.2  PSI Service Commitments
     Schedule 2.3  Documentation
     Schedule 3.1  Sales Support
     Schedule 5.4.1  Provisions Governing IXC Use of Services
     Schedule 5.4.2  Provisions in Agreements with IXC Customers
     Schedule 6.2  PSI Points of Presence
     Schedule 7.1  Prices for Optional Services

                                                                       EXHIBIT C

                       SECURITY AGREEMENT AND ASSIGNMENT


     THIS SECURITY AGREEMENT AND ASSIGNMENT, dated as of __________, 1997, is made by and between IXC Internet Services, Inc. a Delaware corporation (hereinafter, together with its successors and assigns, "IXC"), and PSINet Inc., a New York corporation (hereinafter, together with its successors and assigns, "PSINet" or the "Secured Party"). All capitalized terms used but not otherwise defined herein shall have the meanings set forth in that certain IRU and Stock Purchase Agreement entered into as of July 22, 1997 (as amended, supplemented or modified, the "Purchase Agreement").

                            PRELIMINARY STATEMENTS:

     A. IXC and PSINet are parties to the Purchase Agreement pursuant to which, among other things, PSINet has acquired the PSINet Fiber IRU and the IRU Capacity from IXC and IXC has acquired from PSINet 19.99999% of the total outstanding shares of Common Stock of PSINet.

     B. Pursuant to the Purchase Agreement, IXC has agreed to execute and deliver this Security Agreement and to grant to PSINet a security interest in the Collateral (as hereinafter defined) as security for IXC's obligation to provide the PSINet Fiber IRU and IRU in the IRU Capacity.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

                               A G R E E M E N T

     1. Defined Terms. As used in this Security Agreement the following terms have the following meanings, unless the context otherwise requires:

          "Collateral" has the meaning assigned to it in Section 2 of this Security Agreement.

          "Default" means a default under the Purchase Agreement that remains uncured following the expiration of any applicable cure period and that materially and adversely affects the use and enjoyment of the PSINet Fiber IRU or the IRU in the IRU Capacity by PSINet.

          "GAAP" means generally accepted accounting principles in the United States of America from time to time in effect as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by any successor entity as may be in general use by significant segments of the accounting profession that are applicable to the circumstances as of the date of determination.

          "hereby," "herein," "hereof," "hereunder" and words of similar import refer to this Security Agreement as a whole and not merely to the specific section, paragraph or clause in which the respective word appears.

          "Lien" means any mortgage, pledge, charge, security interest or other encumbrance.

          "Permitted Liens" means (i) any Liens for taxes not yet delinquent or Liens for taxes being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded, and (ii) materialmen's and mechanic's Liens and other similar Liens arising in the ordinary course of business, which are being contested in good faith by appropriate proceedings or are paid within 60 days from the creation thereof, and which do not impair the use and enjoyment by PSINet of the PSINet Fiber IRU and/or the IRU in the IRU Capacity.

          "Proceeds" means "proceeds," as such term is defined in section 9-306(1) of the UCC and, in any event, shall include, without limitation, (i) any and all payments (in any form whatsoever) made or due and payable to IXC from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority), and (ii) any and all other amounts from time to time paid or payable to IXC under or in connection with any of the Collateral, excluding from such other amounts, amounts paid to IXC by PSINet.

          "Secured Obligations" means IXC's obligation to provide the PSINet Fiber IRU and the IRU in the IRU Capacity pursuant to the Purchase Agreement.

          "Security Agreement" means this Security Agreement and Assignment, as the same may from time to time be amended or supplemented.

          "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Delaware; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority or exercise of remedies of either Secured Party's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Delaware, the term "UCC" means the Uniform Commercial Code, as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection, priority or exercise of remedies and for purposes of definitions related to such provisions.

     2.   Grant of Security Interest; Collateral Assignment.

     2.1 Collateral. (a) As collateral security for the prompt and complete performance when due of the Secured Obligations, IXC hereby grants to the Secured Party a continuing security interest in, all IXC' right, title and interest in, to and under the following, whether now owned or hereafter acquired and wherever located (all of which, together with the Collateral as further defined in this Section 2.1(a) and in Section 2.1(b), being hereinafter collectively called the "Collateral"):

          (i)  the Long-Term Indivisible IRU;

          (ii) the Short-Term Indivisible IRU;

          (iii)  the Access Right; and

          (iv) to the extent not otherwise included, all Proceeds of the foregoing.

     As set forth in Section 1.4 of the Purchase Agreement, the PSINet Fiber IRU and the Base IRU in the IXC Fibers shall be extended to cover additional completed portions of the Available System effective immediately upon completion without any further action on the part of IXC and the Long-Term Indivisible IRU and the Short-Term Indivisible IRU shall include such completed portions of the Available System. IXC hereby grants, without further action on its part, and will execute the necessary documents to evidence such grant of a continuing security interest in (i) the Long-Term Indivisible IRU (with such defined phrase being extended to cover such completed portions of the Available System) and the products and proceeds thereof, (ii) the Short- Term Indivisible IRU, and (iii) the Access Right (with each such defined phrase being extended to cover such completed portion of the Available System) and the products and proceeds thereof, and the Long-Term Indivisible IRU, the Short-Term Indivisible IRU, and the Access Right, as so extended, will thereupon become part of the Collateral. Notwithstanding the foregoing, however, commencing in respect of any completed portion of the Available System, after the date on which such completed portion of the Available System shall have been completed, the length of the Short-Term Indivisible IRU shall not exceed the excess, if any, of 10,000 Route Miles over the number of completed Route Miles on the Available System Accepted by the Secured Party. To the extent completion of additional portions of the Available System requires shortening the length of the Short-Term Indivisible IRU (which is subject to the security interest pursuant to the preceding sentence) by a certain number of Route Miles (the "Reduction Miles"), the Short-Term Indivisible IRU shall be deemed to be shortened 30 days after the date on which such completed portion of the Available System shall have been completed by changing its definition to exclude a number of Route Miles equal to the number of Reduction Miles. The specific Route Miles excluded shall be determined by excluding that number of Route Miles of the Available System most recently completed beginning with the eastern most portion along the applicable route, all as set forth in a written notice from IXC to the Secured Party.

     (b) IXC does hereby assign, transfer and set over unto Secured Party, as collateral security for the prompt and complete performance of the Secured Obligations, all of IXC's rights and interests in and to the Contribution Agreement to the extent necessary to deliver and provide PSINet with the IRU in the IRU Capacity and the PSINet Fiber IRU (such necessary rights and interests in and to the Contribution Agreement being referred to as the "PSINet Rights"), including without limitation: (i) the right to receive, use and accept the PSINet Rights, (ii) all claims for damages in respect of the PSINet Rights arising as a result of any default under the Contribution Agreement, (iii) any and all rights of IXC to compel performance of the terms of the Contribution Agreement relating to the PSINet Rights, and (iv) all rights, benefits and claims under all warranty and indemnity provisions, if any, contained in the Contribution Agreement relating to the PSINet Rights. Notwithstanding the foregoing, so long as no Default shall have occurred and be continuing, Secured Party authorizes IXC, without affecting the terms of this Agreement, to exercise in its own name the PSINet Rights under the Contribution Agreement. The defined term "Collateral" under this Agreement shall include the PSINet Rights.

     2.2 Non-Disturbance and Restrictions. The Secured Party and each transferee of any Collateral pursuant to this Agreement shall not disturb the exercise of the rights of any third party or IXC to use fibers, appurtenances or equipment in the Available System so long as the exercise of such rights does not interfere with the exercise by PSINet of its rights to use the PSINet Fiber IRU, the IRU in the IRU Capacity or to enjoy the benefits thereof. The rights of PSINet and each such transferee hereunder are subject to the obligation to comply with Section 8, Section 15.5 and the other obligations of PSINet under the Purchase Agreement.

     3. Representations and Warranties. IXC hereby represents and warrants that:

     3.1 Ownership, Liens. Except for the security interest granted to the Secured Party pursuant to this Security Agreement, IXC is the owner of each item of the Collateral, having good title thereto, free and clear of any and all Liens other than Permitted Liens.

     3.2 Business Locations. IXC' principal place of business and the place where its records concerning the Collateral are kept are at the locations listed in Schedule I hereto, and IXC will not change such principal place of business or remove such records without at least thirty (30) days prior written notice to each Secured Party and providing to Secured Party such documents and taking such action as is necessary to ensure PSINet has a first priority perfected security interest in the Collateral.

     3.3 Trade Names. Neither IXC nor any of its predecessors in interest has, at any time within the five-year period ending on the date hereof, conducted any business under any name other than "IXC Internet Services, Inc." except as set forth on Schedule IV hereto.

     3.4 Identification Number. The Federal Employer Identification Number of IXC is _________.

     4. Covenants. IXC covenants and agrees with the Secured Party that from and after the date of this Security Agreement and until the Secured Obligations are fully satisfied:

     4.1 Compliance with Laws. IXC will comply, in all material respects, with all acts, rules, regulations, orders, decrees and directions of any governmental authority, applicable to the Collateral or any part thereof; provided, however, that IXC may contest any act, regulation, order, decree or direction in any reasonable manner which shall not in the sole opinion of the Secured Party adversely affect the Secured Party's right or the priority of its security interest in the Collateral; and provided further, that nothing contained herein shall be deemed to prohibit IXC from contesting any Lien arising by operation of law where IXC is contesting in good faith and by appropriate proceedings the obligations which gave rise to such Lien, provided that such contest does not involve the material danger of the sale, forfeiture or loss, or material restriction of, use or enjoyment of any of the Collateral.

     4.2 Payment of Obligations. IXC will pay promptly when due, all taxes, assessments, franchises, fees and governmental charges or levies imposed upon or payable in respect of the Collateral or in respect of its income or profits therefrom, as well as all claims and demands of any kind (including claims for labor, materials and supplies), except that no such charge need be paid if (i) the validity thereof is being contested in good faith in an appropriate manner, and (ii) such contest does not involve any material danger of the sale, forfeiture or loss, or material restriction of, use or enjoyment of any of the Collateral or any interest therein.

     4.3 Limitations on Liens on Collateral; Lien Waivers. IXC will not create, permit or suffer to exist, and will defend the Collateral against and take such other action as is necessary to remove, any Lien, claim or right, in or to the Collateral, other than Permitted Liens, and will defend the right, title and interest of the Secured Party in and to any of IXC's rights to the Collateral and in and to the Proceeds and products thereof against the claims and demands of all persons whomsoever.

     4.4 Continuous Perfection. IXC will not change its name, identity or corporate structure in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of section 9-402(7) of the UCC (or any other then applicable provision of the UCC) unless IXC shall have given each Secured Party at least thirty (30) days' prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by each Secured Party to amend such financing statement or continuation statement so that it is not seriously misleading.

     4.5 Further Identification of Collateral. IXC will furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may reasonably request, all in reasonable detail.

     4.6 Notices. IXC will advise each Secured Party promptly, in reasonable detail, (i) within 30 days of IXC gaining knowledge of any lien, security interest, encumbrance or claim, other than Permitted Liens for taxes not yet due and payable, made or asserted against any of the Collateral, (ii) of any material change in the composition of the Collateral, and (iii) of the occurrence of any other event which would have a material effect on the security interests created hereunder.

     4.7 Contribution Agreement. (a) IXC agrees that, so long as this Agreement is in effect, it will not, without the prior written consent of Secured Party, do any of the following if such act would have a material adverse effect on the Collateral; (i) amend, modify or permit to be amended or modified the Contribution Agreement, (ii) waive or permit to be waived any material provisions of the Contribution Agreement, or (iii) exercise any right to terminate or cancel any material provision of the Contribution Agreement or consent or agree to, or suffer or permit, the termination thereof whether or not on account of any default therein specified.

     (b) It is expressly agreed that anything herein to the contrary notwithstanding, IXC shall remain liable under the Contribution Agreement to perform all of its obligations thereunder and Secured Party shall have no obligation or liability under the Contribution Agreement by reason of, or arising out of, this Security Agreement nor shall the Secured Party be required or obligated in any manner to perform or fulfill any obligations of IXC under or pursuant to any of the Contribution Agreement, or to make any payment or to make any inquiry, as to the nature or sufficiency of any payment received by it, or to present or file any claim or to take any other action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled hereunder at any time or times.

     5. Remedies, Rights Upon Default. If any Default shall occur and be continuing, the Secured Party may exercise (in addition to all other rights and remedies granted to it in this Security Agreement) after thirty (30) days notice to IXC (and the notice specified below of time and place of public or private sale), may forthwith collect, receive, appropriate and realize upon the Collateral or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or sell and deliver said Collateral (or contract to do so), as the case may be, or any part thereof, in one or more parcels at public sale or sales, at any exchange broker's board or at the Secured Party's offices or elsewhere at such prices as it may deem best (subject to Section 2.2 and the last sentence of this Section 5), for cash or on credit or for future delivery without assumption of any credit risk. The Secured Party shall have the right upon any such public sale or sales to purchase the whole or any part of said Collateral so sold. The Secured Party shall pay over the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses incurred therein or incidental to the care, safekeeping or otherwise of any or all of the Collateral or in any way relating to the rights of the Secured Party hereunder, for application on an equal basis to the payment in whole or in part of the Secured Obligations, and only after such net proceeds need the Secured Party account for the surplus, if any, to IXC. IXC agrees that neither Secured Party needs to give more than thirty (30) days' notice (which notification shall be deemed given when mailed, postage prepaid, addressed to IXC at its address provided pursuant to this Security Agreement) of the time and place of any public sale may take place and that such notice is reasonable notification of such matters. The Secured Party's exercise of the foregoing rights and remedies is subject to the provisions of
Section 2.2 and any transferee (including the Secured Party) of any of the Collateral must agree to be bound by such provisions.

     6. Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against IXC for liquidation or reorganization, should IXC become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of IXC's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

     7. Notices. Unless otherwise provided herein, all notices and communications concerning this Security Agreement shall be addressed to the other party as follows:

          If to IXC:                IXC Internet Services, Inc.
                                    Attn: Chief Financial Officer
                                    5000 Plaza on the Lake
                                    Suite 200
                                    Austin, TX 78746
                                    Facsimile No.: (512) 328-0239

          with copies to:           IXC Communications, Inc.
                                    Attention: General Counsel
                                    5000 Plaza on the Lake
                                    Suite 200
                                    Austin, TX 78746
                                    Facsimile No.: (512) 328-7902

                                    Michael P. Whalen, Esq.
                                    Riordan & McKinzie
                                    695 Town Center Drive
                                    Suite 1500
                                    Costa Mesa, CA 92626
                                    Facsimile No.: (714) 549-3244

          If to PSINet:             PSINet Inc.
                                    510 Huntmar Park Drive
                                    Herndon, Virginia 20170
                                    Attention: Chairman
                                    Facsimile: (703) 904-1608

          With a copy to:           PSINet Inc.
                                    510 Huntmar Park Drive
                                    Herndon, Virginia 20170
                                    Attention: General Counsel
                                    Facsimile: (703) 904-9527

          and to:                   Nixon, Hargrave, Devans & Doyle
LLP
                                    437 Madison Avenue
                                    New York, New York 10022
                                    Attention: Richard F. Langan, Jr.
                                    Facsimile: (212) 940-3111


     Unless otherwise provided herein, notices shall be sent by registered or certified U.S. Mail, postage prepaid, or by commercial overnight deliver service, or by facsimile, and shall be deemed served or delivered to the address or its office on the date of receipt acknowledgement or, if postal claim notices are given, on the date of this return marked "unclaimed," provided, however, that upon receipt of a returned notice marked "unclaimed," the sending party shall make a reasonable effort to contact and notify the other party by facsimile.

     8. Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render enforceable such provision in any other jurisdiction.

     9. No Waiver; Cumulative Remedies. The Secured Party shall by any act, delay, omission or otherwise be deemed to have waived any of its or their rights or remedies hereunder and no waiver shall be valid unless in writing, signed by the Secured Party, and then only to the extent therein set forth. A waiver by the Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Secured Party would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of the Secured Party any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the party against which enforcement of such waiver, alteration, modification or amendment is sought.

     10. Successors and Assigns; Governing Law. This Security Agreement and all obligations of IXC hereunder shall be binding upon the successors and assigns of IXC, and shall, together with the rights, obligations and remedies of the Secured Party hereunder inure to the benefit of and be binding upon the successors and assigns of the Secured Party. This Security Agreement shall be governed by, and be construed and interpreted in accordance with, the laws of the State of Delaware.

     11.  Termination.

          11.1 Short Term Indivisible IRU. Subject to Section 6 hereof, the Secured Party's security interest in the Short Term Indivisible IRU shall terminate upon the Secured Party's Acceptance of 10,000 Route Miles along the Available System.

          11.2 Agreement. Subject to Section 6 hereof, upon expiration of the Purchase Agreement and the payment or performance of the Secured Obligations, this Security Agreement shall terminate and PSINet will, at the request and expense of IXC, execute and deliver to IXC a proper instrument or instruments evidencing such termination.

     12. Dispute Resolution. Any controversy or claim between or among the Secured Party, IXC or IXC Carrier, Inc. arising out of or relating to this Agreement or with respect to an alleged breach of the terms hereof shall be resolved in accordance with the provisions of Section 19.14 of the Purchase Agreement; provided that the foregoing shall not be applicable with respect to any matters which arise in connection with any Bankruptcy Proceeding involving IXC or IXC Carrier, Inc., as debtor.


     13. Counterparts. This Security Agreement may be executed in any number of counterparts, which shall, collectively and separately, constitute one agreement.

     14. No Conflict. Nothing contained in this Security Agreement shall be deemed to alter, modify, affect or limit any of Secured Party's rights under the Purchase Agreement.

     IN WITNESS WHEREOF, IXC and PSINet have each caused this Security Agreement to be executed by a duly authorized officer as of the date first set forth above.

                                              IXC Internet Services, Inc.

                                              By:
                                              Name:
                                              Title:



                                              PSINet Inc.

                                              By:
                                              Name:
                                              Title:

                          ACKNOWLEDGEMENT AND CONSENT


     The undersigned, IXC Carrier, Inc. ("Carrier"), hereby acknowledges and consents to the foregoing Security Agreement and Assignment and agrees not to interfere with the rights or quiet enjoyment of the Secured Party under the Purchase Agreement in accordance with its terms, except that IXC will have the rights under Section 7.4(a) of the Purchase Agreement with respect to a continuing breach (as determined by an arbitration) by Secured Party of a Material Provision and in such event Carrier shall not be obligated to perform any obligation which IXC is allowed pursuant to Section 7.4(a) to withhold or suspend. Carrier hereby consents to the collateral assignment by IXC to the Secured Party of the PSINet Rights under the Contribution Agreement as provided in the Security Agreement and Assignment and recognizes the Secured Party as the permitted assignee with respect to the PSINet Rights and agrees to allow the Secured Party to exercise and obtain the benefit of such PSINet Rights. Carrier hereby agrees to be bound by the provisions of Section 4.7 of the Security Agreement and Assignment to the same extent as IXC and as if Carrier were a party thereto. If Carrier gives any notices of the occurrence of a default or event of default under the Contribution Agreement to IXC, Carrier shall simultaneously give such notice to the Secured Party. Secured Party shall be entitled to exercise the rights granted to IXC with respect to the PSINet Rights and to obtain the benefits of the PSINet Rights under the Contribution Agreement without being required or obligated to cure any default or event of default on the part of IXC or to perform or fulfill any obligations of or make any payments which were required to be made by IXC [except that at such time as Secured Party exercises the PSINet Rights under the Contribution Agreement, Secured Party shall be bound by the provisions of Sections _____ thereof].* Notwithstanding the foregoing, upon and after the exercise by Secured Party of the PSINet Rights under the Contribution Agreement, the Secured Party will have the same rights and opportunity to cure the default or event of default as are given to IXC under the Contribution Agreement. In no event shall Secured Party's obligations with respect to the PSINet Rights under the Contribution Agreement exceed, duplicate or be in addition to any obligation of Secured Party under the Purchase Agreement. Carrier agrees that, with respect to the PSINet Rights, upon a default or event of default on the part of IXC under the Contribution Agreement, the Contribution Agreement will continue in full force and effect between Carrier and the Secured Party in respect of the PSINet Rights to the same extent as if Secured Party were a party thereto, subject to the fifth and seventh sentences of this paragraph.

     In the event of a Default under the foregoing Security Agreement and Assignment, notwithstanding Section 5 thereof, Secured Party shall not be entitled to foreclose, collect, receive, appropriate, sell, lease, assign, give option or options to purchase, or sell or deliver, or contract to do any of the foregoing or otherwise realize upon the PSINet Rights under the Contribution Agreement (except that Secured Party may deal with its IRU capacity and shall have the rights to the PSINet Rights and use thereof as provided and permitted under the Purchase Agreement with respect to the PSINet Fiber IRU and/or the IRU in the IRU Capacity, including without limitation Section 15.5 of the Purchase Agreement). Nothing contained herein shall (i) be deemed to modify, affect or limit any of Secured Party's rights under the Purchase Agreement or (ii) prevent Secured Party from taking any action necessary to preserve, protect, perfect or continue its security interest in the PSINet Rights or (iii) prevent Secured Party from using or obtaining the benefits of the PSINet Rights.


---------------

* Such sections are subject to approval by Secured Party and shall not include any payment obligations.

     Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed thereto in the foregoing Security Agreement and Assignment.

                                              IXC Carrier, Inc.

                                              By:
                                              Name:
                                              Title:


     The foregoing Acknowledgment and Consent is acknowledged and agreed to by the undersigned.

                                              PSINet Inc.

                                              By:
                                              Name:
                                              Title:


     IXC Internet Services, Inc. hereby acknowledges receipt of notice of, consents to and agrees to be bound by the terms and provisions of the foregoing Acknowledgment and Consent as they relate to the relative rights of PSINet Inc. and IXC Carrier, Inc.

                                              IXC Internet Services, Inc.

                                              By:
                                              Name:
                                              Title:

                                                                       EXHIBIT D



                         REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (this "Agreement") is made as of the day of July, 1997 by and between , PSINet Inc., a New York corporation (the "Company"), and IXC Internet Services, Inc. , a Delaware corporation ("IXC").

                                  WITNESSETH:

     WHEREAS, the Company and IXC have entered into an IRU and Stock Purchase Agreement dated as of July 21, 1997 (the "IRU Agreement"), pursuant to which the Company, will issue shares of Common Stock.

     WHEREAS, it is a condition precedent to the consummation of the transactions under the IRU Agreement that this Agreement be entered into.

     WHEREAS, the Company has previously granted registration rights to certain other holders of the Company's securities pursuant to the Amended and Restated Registration Rights Agreement, the 2/8/95 Registration Rights Agreement, the 6/16/95 Registration Rights Agreement, the 7/11/95 Registration Rights Agreement and the 9/19/96 Registration Rights Agreement.

     WHEREAS, it is the intention of the parties to this Agreement that the registration rights granted hereunder shall rank ratably with the registration rights under the Amended and Restated Registration Rights Agreement, the 2/8/95 Registration Rights Agreement, the 6/16/95 Registration Rights Agreement, the 7/11/95 Registration Rights Agreement and the 9/19/96 Registration Rights Agreement and with registration rights to be granted under other agreements as more fully provided in Section 2.6 hereof.

     WHEREAS, certain defined terms are set forth in Article I hereof.

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and in consideration of the mutual covenants contained herein and for other good and available consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I

                                  DEFINITIONS


SECTION 1.1    CERTAIN DEFINITIONS

     As used in this Agreement, the following terms shall have the meanings indicated below:

     "Amended and Restated Registration Rights Agreement" shall mean the Amended and Restated Registration Rights Agreement dated as of January 17, 1995 among the Company and the other parties thereto, as the same has been and hereafter may be amended from time to time to add additional parties signatory thereto.

     "Closing" shall mean the closing of the transactions contemplated under the IRU Agreement as more specifically defined therein.

     "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     "Common Stock" shall mean the Common Stock, $.01 par value per share, of the Company.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Existing Registration Rights" shall have the meaning set forth in Section
2.7 hereof.

     "Other Registration Rights" shall have the meaning set forth in Section 2.7 hereof.

     "Person" shall mean any individual, corporation, partnership, firm, joint venture, association, limited liability company, trust, unincorporated organization, or other entity.

     "primary offering" shall have the meaning set forth in Section 2.1 hereof.

     "Registrable Securities" shall have the meaning set forth in Section 2.4 hereof.

     "secondary offering" shall have the meaning set forth in Section 2.1 hereof.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "2/8/95 Registration Rights Agreement" shall mean the Registration Rights Agreement dated as of February 8, 1995 among the Company and the other parties thereto, as the same may be amended from time to time and, to the extent, if any, the same shall be in effect on the date hereof and remain in effect from time to time hereafter.

     "6/16/95 Registration Rights Agreement" shall mean the Registration Rights Agreement dated as of June 16, 1995 among the Company and the other parties thereto, as the same may be amended from time to time and, to the extent, if any, the same shall be in effect on the date hereof and remain in effect from time to time hereafter.

     "7/11/95 Registration Rights Agreement" shall mean the Registration Rights Agreement dated as of July 11, 1995 among the Company and the other parties thereto, as the same may be amended from time to time and, to the extent, if any, the same shall be in effect on the date hereof and remain in effect from time to time hereafter.

     "9/19/96 Registration Rights Agreement" shall mean the Registration Rights Agreement dated as of September 19, 1996 between the Company and The Chatterjee Management Company, as the same may be amended from time to time and, to the extent, if any, the same shall be in effect on the date hereof and remain in effect from time to time hereafter.

                                   ARTICLE II

                              REGISTRATION RIGHTS


SECTION 2.1    OPTIONAL REGISTRATIONS

     If at any time or times after the date hereof (so long as IXC shall own Registrable Securities which are not eligible for sale by IXC under Rule 144(k) of the Securities Act), the Company shall determine to register any shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of the Common Stock under the Securities Act (whether in connection with a public offering of securities by the Company (a "primary offering"), a public offering of securities by shareholders (a "secondary offering"), or both, but not in connection with a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 or any other similar rule of the Commission under the Securities Act is applicable), the Company will promptly give written notice thereof to IXC. In connection with any such registration, if within 30 days after receipt of such notice IXC requests the inclusion of some or all of the Registrable Securities in such registration, the Company, subject to Section 2.7 hereof, will use its reasonable best efforts to effect the registration under the Securities Act of all such Registrable Securities; provided, that such registration is in connection with an underwritten public offering; and provided, further, that, if the underwriter determines that the registration of securities in excess of any amount to be registered by the Company would adversely affect such offering then the Company may (subject to the allocation priority set forth below) exclude from such registration and underwriting some or all of the Registrable Securities which would otherwise be underwritten pursuant to the notice described herein. The Company shall advise IXC promptly after such determination by the underwriter, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner: the securities to be sold by the Company shall be included in such registration and underwriting, and, subject to Section 2.7 hereof, the number of additional shares that may be included in the registration and underwriting shall be allocated among IXC and all holders of other securities having registration rights granted by the Company requesting that such other securities be included in such registration and underwriting in proportion, as nearly as practicable, to their respective holdings of Registrable Securities and such other securities. All expenses of the registration and offering shall be borne by the Company, except that IXC and all holders of other securities having registration rights granted by the Company shall bear underwriting and selling discounts and commissions attributable to their

Registrable Securities or such other securities, as the case may be, being registered, transfer taxes on shares being sold by IXC or the other holders, as the case may be, and all fees and expenses of counsel for IXC and such holders, as the case may be. Without in any way limiting the types of registrations to which this Section 2.1 shall apply, in the event that the Company shall effect a "shelf registration" under Rule 415 of the Securities Act or any other similar rule or regulation, the Company shall take all necessary action, including, without limitation, the filing of post-effective amendments, to permit IXC to include its shares in such registration in accordance with the terms of this
Section 2.1.


SECTION 2.2    REQUIRED REGISTRATIONS

     At any time or times after the date hereof (so long as IXC shall own Registrable Securities which are not eligible for sale by IXC under Rule 144(k) of the Securities Act), IXC may notify the Company in writing that it (i) intends to offer or cause to be offered for public sale all or any portion of its Registrable Securities (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of such shares by IXC) and (ii) request that the Company cause such Registrable Securities to be registered under the Securities Act; provided, however, that IXC may make only three requests for registration under this Section 2.2. Upon receipt of such notification, subject to Section
2.7 hereof, the Company will notify all of the Persons who would be entitled to notice of a proposed registration under Existing Registration Rights or Other Registration Rights of its receipt of such notification. Upon the written request of any such Person delivered to the Company within 30 days after receipt from the Company of such notification, the Company will use its reasonable best efforts to cause such Registrable Securities as may be requested by IXC or such securities as may be requested by any such Person to be registered under the Securities Act within 125 days of the notification by IXC, in accordance with the terms of this Section 2.2; provided, however, that unless such registration becomes effective and remains in effect for 60 days, such registration shall not be counted as one of the three requests for registration that may be made by IXC under this Section 2.2. IXC shall have the right to select the investment banker(s) and manager(s) (which shall be of national standing and reputation) to administer any underwritten public offering under this Section 2.2, subject to the execution and delivery by such investment banker(s) to the Company of a confidentiality agreement in form and substance satisfactory to the Company. If requested in writing by the Company, IXC and the other Persons participating in a registration under this Section 2.2 shall negotiate in good faith with any underwriters retained in connection with the underwriting of such registration. In the case of the registration of Registrable Securities in connection with an underwritten public offering under this Section 2.2, if the underwriter determines that the registration of securities in excess of an amount determined by such underwriter would adversely affect such offering, then the Company may (subject to the allocation priority set forth below) exclude from such registration and underwriting some or all of the Registrable Securities and other securities which would otherwise be underwritten pursuant to this Section
2.2. The Company shall advise IXC and the other Persons who requested to participate in such registration promptly after such determination by the underwriter, and the number of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner: subject to Section 2.7 hereof, the number of securities that may be included in the registration and underwriting shall be allocated among IXC and such other Persons requesting that Registrable Securities or other securities be included in such registration and underwriting in proportion, as nearly as practicable, to their respective holdings of Registrable Securities and other securities; provided, however, that if the number of Registrable Securities pursuant to such registration shall be reduced to a number which is less than 80% of the number of Registrable Securities as to which IXC requested registration pursuant to this Section 2.2, then such registration shall not be counted as one of the three requests for registration that may be made by IXC under this Section 2.2. All expenses of such registration and offering and the reasonable fees and expenses of one independent counsel for IXC and the other Persons who requested to participate in such registration shall be borne by the Company; provided, however, that (i) the Company shall have no liability for such expenses if such registration does not become effective due solely to the action or failure to act of IXC and (ii) IXC and other Persons who requested to participate in such registration shall bear underwriting and selling discounts and commissions attributable to their Registrable Securities or other securities being registered and transfer taxes on shares being sold by them. The Company may postpone the filing of any registration statement required hereunder for a reasonable period of time, not to exceed 90 days during any 12 month period of time, if the Company has been advised by legal counsel that such filing would require the disclosure of a material transaction or other matter and the Company determines reasonably and in good faith that such disclosure would have a material adverse effect on the Company. Notwithstanding anything in this Section
2.2 to the contrary, the Company shall not be required to effect a registration under this Section 2.2 more than 135 days following the end of the Company's fiscal year, if such registration shall require the preparation of audited financial statements for any interim period not otherwise prepared by the Company. If a demand registration is requested during such period, subject to the second preceding sentence, the Company will commence such registration promptly following the end of the next fiscal year. The Company will enter into customary agreements (including underwriting agreements) reasonably acceptable to the Company to facilitate the demand registrations provided for above.

SECTION 2.3    FORM S-3 SHELF REGISTRATION

     IXC shall have the right to request and have effected up to one registration every six months of Registrable Securities on Form S-3 or any successor form or, if Form S-3 or any successor form is not available, any appropriate form under the Act (the "Shelf Registration Statement") for an offering to be made on a continuous basis covering all the Registrable Securities (the "Shelf Registration") (such request shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of such shares by IXC) provided that the Registrable Securities for which such registration is requested are not eligible for sale by IXC under Rule 144(k) of the Securities Act. Subject to the provisions of applicable law, the Company will use its reasonable best efforts to (i) file the Shelf Registration Statement to effect the registration of all shares of Registrable Securities within 30 days of such request and (ii) cause the Shelf Registration Statement to become effective under the Act on or prior to the date 45 days from the date of filing and (iii) keep the Shelf Registration Statement continuously effective for 60 days from the date the Registration Statement becomes effective under the Act. All expenses in connection with a registration requested pursuant to this Section 2.3 shall be borne by the Company; provided, however, that (i) the Company shall have no liability for such expenses if such registration does not become effective due solely to the action or failure to act of IXC and (ii) IXC shall bear underwriting and selling discounts and commissions, if any, attributable to its Registrable Securities being registered, transfer taxes on shares being sold by it and all fees and expenses of its counsel. The Company may postpone the filing of any registration statement required hereunder for a reasonable period of time, not to exceed 90 days, if the Company has been advised by legal counsel that such filing would require the disclosure of a material transaction or other factor which would not otherwise be required to be disclosed at such time and the Company determines reasonably and in good faith that such disclosure would have a material adverse effect on the Company with respect to the registration of the Registrable Securities. The shelf-registration statement may also include securities held or to be held by other holders of the Company's securities.


SECTION 2.4    REGISTRABLE SECURITIES

     For purposes of this Agreement, the term "Registrable Securities" shall mean the Common Stock issued or issuable under the IRU Agreement and any Common Stock issued or issuable with respect thereto by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.


SECTION 2.5    FURTHER OBLIGATIONS OF THE COMPANY

     Whenever the Company is required under this Article II to register any Registrable Securities, it agrees that it shall also do the following:

          (a) Use its reasonable best efforts to diligently prepare and file with the Commission a registration statement and such amendments and supplements to said registration statement and the prospectus used in connection therewith as may be necessary to keep said registration statement effective (but, in the case of a registration under this Agreement, for no more than 60 days after the initial effective date of the registration statement) and to comply with the provisions of the Securities Act with respect to the sale of securities covered by said registration statement for the period necessary to complete the proposed public offering; provided, however, the Company may suspend the effectiveness of any registration statement filed hereunder for a reasonable period of time, not to exceed 90 days, if the Company has been advised by legal counsel that maintaining such effectiveness would require the disclosure of a material transaction or other matter and the Company determines reasonably and in good faith that such disclosure would have a material adverse effect on the Company; provided, further, that in the event of any such suspension of effectiveness, the 60 day period of effectiveness required above shall be deemed tolled for the number of days the effectiveness of such registration statement was suspended and, if any securities covered by such registration statement remain unsold, the Company shall thereafter take all necessary actions, including, without limitation, the filing of post-effective amendments, to cause such registration statement to become effective for the remainder of such 60 day period;

          (b) Furnish to IXC such copies of each preliminary and final prospectus and such other documents as IXC may reasonably request to facilitate the public offering of its Registrable Securities;

          (c) Use its reasonable best efforts to register or qualify the securities covered by said registration statement at the Company's expense under the securities or "blue-sky" laws of such jurisdiction as IXC may reasonably request, provided that the Company shall not be required to register or qualify the securities in any jurisdictions which require it to qualify to do business or subject itself to taxation or general service of process therein;

          (d) Immediately notify IXC, at any time when a prospectus relating to its Registrable Securities is required to be delivered under the Securities Act, of any stop order issued or threatened by the Commission or of the happening of any event as a result of which such prospectus contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, and, at the request of IXC, prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

          (e) Cause all such Registrable Securities to be listed on NASDAQ or included in each securities exchange or quotation system on which similar securities issued by the Company are then listed;

          (f) Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission and make generally available to its security holders, in each case as soon as practicable, but not later than 30 days after the close of the period covered thereby, an earnings statement of the Company which will satisfy the provisions of Section 11(a) of the Securities Act; and

          (g) Choose the underwriters (except as otherwise provided in Section
2.2 hereof), auditors, Company legal counsel and financial printer to be engaged by the Company in any such registration.


SECTION 2.6    NO TRANSFER OF REGISTRATION RIGHTS

     The registration rights of IXC under this Agreement may not be transferred or assigned except to IXC Communications, Inc. or a controlled affiliate of IXC Communications, Inc.; provided that such transferee shall have entered into an agreement substantially the same as that set forth in Section 15.8 of the IRU Agreement.


SECTION 2.7    PRIOR AND OTHER REGISTRATION RIGHTS AGREEMENTS

     Notwithstanding any provision hereof to the contrary, the provisions of this Article II: (i) shall rank ratably with the registration rights granted under the Amended and Restated Registration Rights Agreement (the "Amended Registration Rights") and, to the extent the provisions of this Article II conflict or are inconsistent with any such Amended Registration Rights, such conflict or inconsistency shall be resolved in a manner which, to the greatest extent reasonably feasible, affords IXC and the holders of such Amended Registration Rights, the ratable benefits of this Article II and such Amended Registration Rights; (ii) shall rank ratably with the registration rights granted under the 2/8/95 Registration Rights Agreement (the "2/8/95 Registration Rights") and, to the extent the provisions of this Article II conflict or are inconsistent with any such 2/8/95 Registration Rights, such conflict or inconsistency shall be resolved in a manner which, to the greatest extent reasonably feasible, affords IXC and the holders of the 2/8/95 Registration Rights, the ratable benefits of this Article II and such 2/8/95 Registration Rights; (iii) shall rank ratably with the registration rights granted under the 6/16/95 Registration Rights Agreement (the "6/16/95 Registration Rights") and, to the extent the provisions of this Article II conflict or are inconsistent with any such 6/16/95 Registration Rights, such conflict or inconsistency shall be resolved in a manner which, to the greatest extent reasonably feasible, affords IXC and the holders of the 6/16/95 Registration Rights, the ratable benefits of this Article II and such 6/16/95 Registration Rights; (iv) shall rank ratably with the registration rights granted under the 7/11/95 Registration Rights Agreement (the "7/11/95 Registration Rights") and, to the extent the provisions of this Article II conflict or are inconsistent with any such 7/11/95 Registration Rights, such conflict or inconsistency shall be resolved in a manner which, to the greatest extent reasonably feasible, affords IXC and the holders of the 7/11/95 Registration Rights, the ratable benefits of this Article II and such 7/11/95 Registration Rights; (v) shall rank ratably with the registration rights granted under the 9/19/96 Registration Rights Agreement (the "9/19/96 Registration Rights") and, to the extent the provisions of this Article II conflict or are inconsistent with any such 9/19/96 Registration Rights, such conflict or inconsistency shall be resolved in a manner which, to the greatest extent reasonably feasible, affords IXC and the holders of the 9/19/96 Registration Rights, the ratable benefits of this Article II and such 9/19/96 Registration Rights; and (vi) shall rank ratably with the registration rights to be granted under any other agreement in connection with the original issuance of any other capital stock of the Company (the "Other Registration Rights") and, to the extent the provisions of this Article II shall conflict with any such Other Registration Rights, such conflict shall be resolved in a manner which, to the greatest extent reasonably feasible, affords IXC and the holders of such Other Registration Rights, the ratable benefits of the provisions of this Article II and such Other Registration Rights.

                                  ARTICLE III

                        INDEMNIFICATION AND CONTRIBUTION


SECTION 3.1    INDEMNIFICATION

     Incident to any registration statement referred to in this Agreement, and subject to applicable law, the Company will indemnify and hold harmless each underwriter, IXC (including its directors, officers, employees and agents), and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, expenses and liabilities, joint or several (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement (including any related preliminary or definitive prospectus, or any amendment or supplement to such registration statement or prospectus), (ii) any omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading, or (iii) any violation by the Company of the Securities Act, any state securities or "blue sky" laws or any rule or regulation thereunder in connection with such registration; provided, however, that the Company will not be liable to the extent that such loss, claim, damage, expense or liability (x) arises from and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished in writing to the Company by or on behalf of such underwriter, IXC or controlling person expressly for use in such registration statement or (y) provided that the Company has theretofore timely prepared all necessary prospectus supplements or amendments and provided them to IXC or its representative, arises from the failure of IXC or any underwriter to comply with such prospectus delivery requirements as are applicable to it. With respect to losses, claims, damages, expenses and liabilities arising out of or based upon such untrue statement or omission or alleged untrue statement or omission in the information furnished in writing to the Company by or on behalf of IXC expressly for use in such registration statement or such failure to comply with such prospectus delivery requirements, IXC will indemnify and hold harmless each underwriter, the Company (including its directors, officers, employees and agents), and each person who controls any of them within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages, expenses and liabilities, joint or several, to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise to the same extent provided in the immediately preceding sentence. In no event, however, shall the liability of IXC for indemnification under this Section 3.1 exceed the proceeds received by it from its sale of Registrable Securities under such registration statement.


SECTION 3.2    CONTRIBUTION

     If the indemnification provided for in Section 3.1 above for any reason is held by a court of competent jurisdiction to be unavailable to an indemnified party in respect of any losses, claims, damages, expenses or liabilities referred to therein, then each indemnifying party under this Article III, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities in such proportion as is appropriate to reflect the relative benefits received by the Company, IXC and the underwriters from the offering of the Registrable Securities as well as the relative fault of the Company, IXC and the underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, IXC and the underwriters shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Company and IXC and the underwriting discount received by the underwriters, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the Registrable Securities. The relative fault of the Company, IXC and the underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, IXC or the underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and IXC agree that it would not be just and equitable if contribution pursuant to this Section 3.2 were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. In no event, however, shall IXC be required to contribute any amount under this Section 3.2 in excess of the proceeds received by it from its sale of Registrable Securities under such registration statement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.


SECTION 3.3    EXPENSES, ETC.

          (a) The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Article III shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. The indemnification and contribution provided for in this Article III will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified parties or any officer, director, employee, agent or controlling person of the indemnified parties.

          (b) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in an underwriting agreement entered into in connection with any registration statement referred to in this Agreement are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                                   ARTICLE IV

                                    RULE 144


SECTION 4.1    RULE 144 REPORTING

     With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to: (i) at all times make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act (and any successor rule to Rule
144); (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and (iii) furnish to IXC as promptly as possible upon its request a written statement by the Company confirming its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and any other reports and documents so filed as IXC may reasonably request in availing itself of any rule or regulation of the Commission allowing it to sell any such securities without registration.


SECTION 4.2    USE OF RULE 144

     IXC shall endeavor to sell its Registrable Securities whenever possible in transactions pursuant to Rule 144 under the Securities Act (and any successor rule to Rule 144) rather than pursuant to registrations effected under this Agreement so long as such sales may be effected in compliance with the requirements of Rule 144 (or any successor rule to Rule 144).

                                   ARTICLE V

                                    GENERAL


SECTION 5.1    GRANTING OF RIGHTS AGREEMENTS

     The Company shall not grant any registration rights in respect of any shares of capital stock of the Company or other securities of the Company if such rights would be superior to the registration rights granted to IXC under this Agreement; provided, however, that IXC hereby consents and agrees that the Company may grant in other agreements to other holders of securities of the Company registration rights which rank ratably with the registration rights granted hereunder to IXC.


SECTION 5.2    AMENDMENTS, WAIVERS AND CONSENTS

     For purposes of this Agreement and all agreements, documents and instruments executed pursuant hereto, except as otherwise specifically set forth herein or therein, no course of dealing between the Company and IXC and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof or thereof. No covenant or other provision hereof or thereof may be waived or amended other than by a written instrument signed by the party so waiving or amending such covenant or other provision. Any waiver or amendment affected in accordance with this Section 5.2 shall be binding upon IXC and the Company at the time such waiver or amendment is effected.

SECTION 5.3    SURVIVAL OF COVENANTS; ASSIGNABILITY OF RIGHTS

     All covenants and agreements of the Company or IXC made herein shall survive until fully discharged; provided, however, that notwithstanding any provision of this Agreement to the contrary, in no event shall IXC be entitled to any registration rights hereunder to the extent that it could sell pursuant to Rule 144(k) under the Securities Act Registrable Securities which it desires to register under the Securities Act pursuant to Sections 2.1, 2.2 or 2.3 hereof or at any time after one year following the date at which the IRU Agreement is no longer in effect. This Agreement may not be assigned by IXC except as set forth in Section 2.6. All covenants and agreements of the Company herein shall bind the Company's successors and assigns, whether so expressed or not, and, except as otherwise provided in this Agreement, all such covenants and agreements shall inure to the benefit of IXC's successors and assigns.


SECTION 5.4    GOVERNING LAW

     This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without reference to its principles of conflicts of law.


SECTION 5.5    HEADINGS

     The headings used in this Agreement have been inserted for reference purposes only and shall not control or affect in any manner the meaning or interpretation of any provision of this Agreement.


SECTION 5.6    PRONOUNS

     All pronouns and any variation thereof, shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.


SECTION 5.7    NOTICES AND DEMANDS

     Any notice or demand which, by any provision of this Agreement or any agreement, document or instrument executed pursuant hereto or thereto, except as otherwise provided therein, is required or provided to be given shall be deemed to have been sufficiently given or served and received for all purposes when delivered or 5 days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, or by express delivery providing receipt of delivery, to the following addresses: if to the Company, at 510 Huntmar Park Drive, Herndon, Virginia 20170, or at such other address designated by the Company to IXC in writing; if to IXC, at its mailing address maintained on the books and records of the Company, or at such other address designated by IXC to the Company in writing.


SECTION 5.8    SEVERABILITY

     The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the remaining provisions of this Agreement, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted. All provisions of this Agreement shall be enforced to the full extent permitted by law.


SECTION 5.9    ENTIRE AGREEMENT

     This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes and cancels all other prior agreements, understandings, negotiations and discussions, whether written or oral, relating to the subject matter hereof.

SECTION 5.10  COUNTERPARTS

     This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed one and the same instrument.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                              PSINET INC.

                                              By:
                                              Name:
                                              Title:

Accepted and Agreed as of the
date first above written.

IXC INTERNET SERVICES, INC.

By:
Name:
Title:

                                                                       EXHIBIT E


                   COLLOCATION AND INTERCONNECTION AGREEMENT


     This Collocation and Interconnection Agreement (this "Agreement") is entered into as of the _________ day of _______________, 199_, by and between IXC Internet Services, Inc., a Delaware corporation ("IXC"), and PSINet Inc., a New York corporation ("PSINet"). All capitalized terms used but not otherwise defined herein shall have the meanings set forth in that certain IRU and Stock Purchase Agreement entered into as of July 22, 1997 by and between IXC and PSINet (as amended, supplemented or modified, the "Purchase Agreement"). In the event of any conflict between the terms of this Agreement and those of the Purchase Agreement, the terms of the Purchase Agreement shall control.


                             BACKGROUND AND PURPOSE

     This Agreement is made with reference to the following facts:

     A. IXC and PSINet have entered into the Purchase Agreement pursuant to which, among other things, PSINet has acquired from IXC the PSINet Fiber IRU, the IRU Capacity and the option to order Bandwidth on the Available System and IXC has acquired from PSINet shares of PSINet's common stock.

     B. In connection with the Purchase Agreement, PSINet may wish to collocate its telecommunications equipment ("Equipment") at IXC's premises or points-of-presence ("POPs") and, or may wish to interconnect its Equipment to IXC's or third party's equipment. This Agreement sets forth the terms and conditions on which PSINet may collocate and, or interconnect its Equipment on IXC's premises.


                               TERMS OF AGREEMENT

     Accordingly, in consideration of the foregoing and of the mutual covenants contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1. IXC Premises. IXC's premises available for the collocation of PSINet's Equipment or interconnection of PSINet's facilities are listed on Exhibit K to the Purchase Agreement as it may be expanded from time to time (the "IXC Premises" or "IXC POPs").

     2.   Collocation Rights.

          2.1 Collocation. IXC hereby grants to PSINet the right to locate, install, maintain and operate Equipment at the IXC Premises for the duration of the term of the Purchase Agreement. No use of the IXC Premises required or permitted under this Agreement shall create or vest in PSINet any easements or other ownership or property rights of any nature in IXC's real or personal property or the IXC Premises.

          2.2 Basic Services. In consideration of the maintenance fee that PSINet is required to pay IXC under the section entitled System Maintenance and POPs - Consideration set forth in the Purchase Agreement, IXC shall supply HVAC (Heating, Ventilation and Air Conditioning) for standard components, non-UPS AC power and space for PSINet Equipment at the IXC POPs as follows:

       SITES                        # OF SPACES*POWER PER SPACE
       -----                        ---------------------------


     As listed on Exhibit K         *                         *

* A space adequate to contain a cabinet (measuring 2 feet (width) x 3 feet (depth) x 70 inches (height)). PSINet shall supply its own cabinets. If PSINet has more, or desires more, than six Spaces in the IXC POPs, PSINet shall be required to pay for those Spaces at IXC's standard rates.

          2.3 Interface. Interface points for PSINet's IRU Capacity provided by IXC under the Purchase Agreement shall be at fiber patch panels ("Connect Panels") located in the IXC Premises. The Connect Panel located in the IXC Premises shall be the demarcation to establish PSINet's operational and maintenance responsibilities. Subject to the space limitations set forth in this Agreement, PSINet shall provide, install and maintain at its expense the electronic equipment at the IXC Premises it desires. PSINet will pay IXC time and materials agreed upon on a case by case basis for equipment installation, tech-assists and build-outs for power, cabling and HVAC.

          2.4 Additional Services. In the event PSINet desires installation services (including, but not limited to cross connect facilities needed to access local exchange carriers' or competitive access providers' entrance facilities), DC power, or additional space, AC power or HVAC (collectively referred to as the "Services") at any of the IXC Premises, it shall make a written request for such Services to IXC. Within fifteen (15) business days after receiving such written request, IXC shall provide PSINet with the availability of the Services and IXC's standard rates for the Services. In the event upgrades or expansions to the IXC Premises or its facilities are necessary to accommodate PSINet's request, IXC may include the entire cost of such upgrades or expansions in the cost to PSINet. In the event IXC provides the Services to PSINet by replacing its existing equipment at PSINet's expense, IXC shall give the old, replaced equipment to PSINet. In the event PSINet chooses to receive additional Services at the IXC Premises, PSINet shall pay any and all (initial and continuing) costs reasonably determined by IXC to be necessary to provide Services to PSINet. If IXC makes available and PSINet utilizes more than 20 amps of AC power per Space during any particular month during the term of this Agreement, PSINet shall pay IXC its standard rate for each additional amp. IXC shall provide PSINet with an invoice setting forth the costs for additional Services within sixty (60) days of the later of: (a) IXC receiving its invoices for such Services from subcontractors and vendors or (b) delivering the Services to PSINet. PSINet shall pay IXC the amounts due within thirty (30) days of receipt of an invoice from IXC.

          2.5 Back-up Power. In the event that PSINet desires back-up power at the IXC POPs, PSINet shall submit its back-up power requirements to IXC. IXC shall within thirty days of receipt of PSINet's request provide PSINet with a quote as to IXC's costs for providing such back-up power; provided however, that IXC shall only be obligated to provide such quote and the back-up power if IXC, in its sole discretion, determines that providing such back-up power is feasible considering available space, environmental factors, required consents from third parties and other relevant factors.


* Confidential material has been omitted and filed separately with the Securities and Exchange Commission

In the event IXC does provide back-up power to PSINet: (a) IXC shall provide PSINet with invoices setting forth the costs for such back-up power within sixty
(60) days of the later of: (i) IXC receiving its invoices from subcontractors and vendors for installing and providing such back-up power or (ii) delivering the back-up power to PSINet; and (b) IXC will have no liability whatsoever to PSINet with regard to any delay, failure or defect in such back-up power and
Section 18 shall apply to such power. IXC's initial and ongoing costs for providing such back-up power to PSINet may be included in IXC's invoices to PSINet. PSINet shall pay IXC the amounts due within thirty (30) days of receipt of an invoice from IXC.

          2.6 Delivery and Installation. PSINet shall, at its own expense, deliver, install and maintain its collocated Equipment in a safe condition and meeting or exceeding the standards set forth in Section 7.2. At no additional charge, IXC shall provide to PSINet Spaces that are reasonably proximate to each other in light of the type of Equipment that PSINet is installing; provided, however, that if PSINet or its Equipment requires a specific geometric arrangement, and IXC determines that in order to accommodate PSINet or its Equipment, rearrangement of the existing facilities at the IXC Premises is required, PSINet agrees to reimburse IXC for any such make-ready costs. IXC will advise PSINet in writing of any estimated make-ready charges (including investigation, design and engineering fees) for such rearrangement work and PSINet shall make payment to IXC within thirty (30) days from its receipt of IXC's invoice therefor.

     3.   Interconnection with PSINet POPs.

          3.1 Construction and Installation. In the event PSINet desires to connect any of its POPs to any IXC POP, PSINet may construct, install, operate and maintain a connection facility (the "POP-to-POP Interconnect Facility") between the PSINet premises and the IXC Premises so long as PSINet meets or exceeds the standards set forth in Section 7.2. PSINet shall provide at its expense all necessary rights-of-way, permits, equipment and IXC-approved materials to construct and install each POP-to-POP Interconnect Facility, including, but not limited to, cables and conduit and any labor charges associated therewith. If necessary, and where applicable, IXC shall use commercially reasonable efforts to provide PSINet, at PSINet's expense, access to existing building entrance facilities, if available, to access and exit IXC POPs. The demarcation point for PSINet shall be in the IXC POPs at the Connect Panel or the DSX panel, as appropriate.

          3.2 Ownership. PSINet shall retain ownership of any portion of the POP-to-POP Interconnect Facility that is located on the IXC Premises during the term of this Agreement; provided, however, that title to any part of the POP-to-POP Interconnect Facility within the IXC Premises shall be transferred to IXC upon expiration or termination of this Agreement.

          3.3 Maintenance and Changes. PSINet shall be responsible for maintenance and repair of the POP-to-POP Interconnect Facility on PSINet's side of the point of demarcation. Any improvement, modification, addition to, relocation, or removal of, the POP-to-POP Interconnect Facility by PSINet at the IXC Premises is subject to prior review and written approval by IXC Transmission Engineering Department and the cost of such improvement, modification, addition to, relocation, or removal of, the POP-to-POP Interconnect Facility will be the sole responsibility of PSINet. IXC's approval will not be unreasonably withheld and in the event IXC fails to respond to PSINet's written request within thirty
(30) days of receiving PSINet's request for such changes, IXC's shall be deemed to have approved PSINet's request.

     4. Interconnection to Third Parties. Interconnect facilities to interconnect PSINet's equipment to other parties within IXC's POPs shall be installed and maintained subject to available space at the IXC POPs and under the following terms and conditions:

     (a) IXC shall provide PSINet at each POP with free interconnections (crossconnects) between PSI and third parties in units of DS-3's, as specified by PSINet, not to exceed, in the aggregate, the bandwidth capacity of the circuits PSINet has ordered at the POP. Such free interconnections are not transferable to other POPs and any other connections shall be referred to as "Additional Interconnects" subject to the charges in Exhibit E to the Purchase Agreement. Should subsequent interconnections become necessary after initial installation, up to the aggregate bandwidth capacity of the circuits PSINet has ordered at the POP, realignment of the interconnections shall be subject to the preceding and to the reconfiguration charges as indicated in Exhibit E. All such interconnections shall be subject to the provisions of Section 15.5 of the Purchase Agreement.

     (b) PSINet shall reimburse IXC for the capital cost to establish a point of demarcation for Additional Interconnects that PSINet requests IXC to provide. This demarcation shall be in the IXC equipment room and shall be either the IXC standard DSX termination or fiber distribution frame as is applicable for the interconnects required.

     (c) IXC shall charge PSINet a one time charge and a monthly recurring charge for each Additional Interconnect in the IXC POP. These charges shall be an amount equal to the then standard ancillary pricing for such service set forth on Exhibit E to the Purchase Agreement. Nothing in this Agreement shall prevent or in any way limit IXC's ability to charge third parties for interconnection.

     (d) In the event IXC chooses to cross-connect with an Additional Interconnect party for which PSINet has paid a charge to IXC under
          Section 4(b), IXC shall at IXC's option: (i) refund to PSINet such charge or (ii) shall pay PSINet a monthly cross-connect fee negotiated by the parties at such time.

     (e) IXC's maintenance responsibility shall be limited to the demarcation point and the associated cross connect at that point.

     (f) PSINet shall not use any interconnect facility to allow third parties collocated in any POP to interconnect with each other at that POP.

     5. Notice to Interconnect or Collocate. No later than forty-five (45) days prior to PSINet's planned installation of its Equipment or POP-to-POP Interconnect Facilities at any IXC Premises, PSINet shall provide to IXC notice of its desire to interconnect/locate in a particular IXC Premise, a copy of PSINet's construction design drawings and installation schedule for IXC's review and approval (collectively referred to hereon as the "Interconnect/Collocation Notice"). The Interconnect/Collocation Notice shall (at a minimum) include: (a) PSINet's installation date(s); (b) any excess cable storage requirements; (c) identification of all POP-to- POP Interconnect Facilities and Equipment to be installed; (d) a diagram of the desired location of the POP-to-POP Interconnect Facilities and Equipment; (e) the space, power, environmental and other requirements for the POP-to-POP Interconnect Facilities and Equipment; (f) the estimated commencement and termination dates for the interconnection/collocation; (g) all other information reasonably required by IXC. PSINet's Equipment shall be placed and maintained in accordance with IXC's requirements and specifications. Within two weeks of receiving the Interconnection/Collocation Notice, IXC shall respond to PSINet's Interconnection/Collocation Notice with its acceptance or objections.

     6. Required Authorizations. PSINet shall obtain, at its sole cost and expense, from any appropriate public and/or private authority, any required permission, authorization, permit, license or easement (collectively, the "Authorizations") to bring fiber to the IXC Premises and, or needed to construct, install, operate and maintain the POP-to-POP Interconnect Facility and to use the property over which the POP-to-POP Interconnect Facility will be operated and maintained. PSINet represents and warrants that such Authorizations shall be in effect for the entire Term of this Agreement. IXC shall cooperate with PSINet in its efforts to obtain such authorizations.

     7.   Use of Equipment and POP-to-POP Interconnect Facilities.

          7.1 No Interference. PSINet shall not use its fibers, Equipment or POP-to- POP Interconnect Facilities, and IXC shall not use its fiber, equipment or interconnect facilities in any way which interferes with the other party's use of its fibers or equipment or in any manner which violates any of the terms or conditions of this Agreement or the Purchase Agreement. PSINet shall not install any electrical or other equipment that overloads any electrical paneling, circuitry or wiring.

          7.2 Standards. PSINet shall ensure that its equipment and any POP-to-POP Interconnect Facilities (as defined) are installed to meet or exceed any reasonable requirements of IXC, any requirements of IXC's building management, and any applicable local, state and federal codes and public health and safety laws and regulations (including fire regulations and the National Electric
Code). In the event IXC's building management or any local, state or federal body determines the POP-to-POP Interconnect Facility is not in compliance with the applicable laws and regulations, PSINet shall immediately make any changes necessary such that the POP-to-POP Interconnect Facility no longer conflicts with such law or regulations. PSINet further agrees to comply with the requirements of IXC's or IXC's building management's insurance underwriter(s).

          7.3 Intervention. If any part of PSINet's fiber, POP-to-POP Interconnect Facilities or Equipment is not placed and maintained in accordance with the terms and conditions of this Agreement and PSINet fails to correct the violation within thirty days from receipt of written notice thereof from IXC, then IXC may, at its option, without further notice to PSINet, correct the deficiency at PSINet's expense without liability for damages to the fiber, POP-to-POP Interconnect Facilities or Equipment or for any interruption of PSINet's services. As soon as practicable thereafter, IXC shall advise PSINet in writing of the work performed or the action taken. PSINet shall reimburse IXC for all expenses incurred by IXC associated with any work or action performed by IXC pursuant hereto. PSINet shall remit payment to IXC within thirty days from its receipt of IXC's invoice therefor.

          7.4 Threat to Persons or Property. In the event, and in IXC's sole determination, if PSINet's fiber, POP-to-POP Interconnect Facilities or Equipment poses an immediate threat to the safety of IXC employees or the public, interferes with the performance of IXC's service obligations, or poses and immediate threat to the physical integrity of IXC's facilities, IXC may perform such work and/or take such action that it deems necessary without notice to PSINet and without subjecting itself to any liability for damage to the fiber, POP-to- POP Interconnect Facilities or the Equipment or for any interruption of PSINet's services. As soon as practicable thereafter, IXC shall advise PSINet in writing of the work performed or the action taken. PSINet shall reimburse IXC for all expenses incurred by IXC associated with any work or action performed by IXC pursuant hereto. PSINet shall remit payment to IXC within thirty days from its receipt of IXC's invoice therefor.

     8.   Access to IXC Premises.

          8.1 Notice. Except as specifically set forth in the Purchase Agreement, the terms in this Section 8 shall govern PSINet's access to the IXC Premises. In the event PSINet's Equipment or POP-to-POP Interconnect Facilities are located in the IXC Premises Customer Interface Facility ("CIF"), PSINet may perform routine preventative maintenance or emergency maintenance and repairs on its Equipment or POP-to-POP Interconnect Facilities during normal business hours (7 am - 6 pm local time) without advance notice to IXC. In the event PSINet desires to: (a) perform routine preventative maintenance or emergency maintenance and repairs during non-business hours; (b) perform any procedures other than routine preventative maintenance (such as installation, removal or relocation of its Equipment or POP-to-POP Interconnect Facilities); (c) perform any function outside of the CIF or (d) access (on PSINet's side of the demarcation point) the fibers leading from the IXC electronics which provide the IRU Capacity, PSINet may do so if: (x) it provides reasonable advance notice to IXC; and (y) a IXC employee or representative is present on the IXC Premises at the time. Notice provided as follows shall be deemed "reasonable advance notice" for the purposes of this section: (i) twenty-four (24) hours for routine preventative maintenance during non-business hours or outside the CIF; (ii) two
(2) hours for repairs of network malfunction causing loss of service or degraded conditions (during non-business hours or outside the CIF), provided that such period shall be reasonably tolled to permit IXC to dispatch personnel to an un-manned IXC Premise upon receipt of a request for access thereto; (iii) two (2) weeks notice for removing POP-to-POP Interconnect Facilities and, or Equipment (regardless of location or time) and (iv) forty-five (45) days (as set forth in Section 5) for installing Equipment or POP-to-POP Interconnect Facilities (regardless or location or time). The presence of a IXC employee or representative shall not relieve PSINet of its responsibility to conduct all of its work operations in the IXC Premises in a safe and workmanlike manner. Under no circumstances shall PSINet have access to any fibers on the IXC side of the demarcation point.

          8.2 Security. PSINet shall abide by IXC's reasonable security requirements. When deemed appropriate by IXC, PSINet employees or representatives shall be issued passes or visitor identification cards which must be presented upon request before entry to the IXC Premises and surrendered upon demand or upon termination of this Agreement. Such passes or other identification shall be issued only to persons meeting any reasonable security criteria applicable at the IXC Premise for such purpose. Notwithstanding any other provision of this Agreement, IXC shall, without threat of liability, have the right to immediately terminate the right of access of any PSINet personnel or representative should it determine in its sole discretion for any lawful reason that such termination is in its best interest. IXC shall promptly notify PSINet of any such termination, and PSINet shall have a reasonable opportunity to demonstrate that the terminated rights of access should be reinstated. Any termination of access shall remain in effect pending such demonstration and IXC's final determination as to the advisability of such reinstatement.

     9. Relocation. PSINet shall, at its own expense, relocate its fiber, POP-to-POP Interconnect Facilities and Equipment upon IXC's written request and in the reasonable (under the circumstances) time frame required by IXC. Such relocations could be within the IXC POP or in the event the entire IXC POP is relocated. In any such event, IXC shall provide the following services at no cost to PSINet: (i) site make-ready; (ii) the intra-site cabling functionally equivalent to that which existed in the prior IXC POP; (iii) relocation of IXC's IRU circuits and equipment used by PSINet; and (iv) re-establishing competitive access provider and local exchange carrier interconnects common to both IXC and PSINet.

     10. No Restrictions. Except as specifically set forth in the Purchase Agreement, nothing contained in this Agreement shall be construed as a limitation, restriction or prohibition against IXC with respect to any agreement or arrangement which IXC has heretofore entered into, or may in the future enter into, with others not parties to this Agreement regarding the IXC Premises. IXC's right to maintain and operate its facilities in such a manner as will best enable it to fulfill its own service requirements is in no manner limited by this Agreement.

     11. Inspections. IXC reserves the right to make periodic inspections of any part of the fiber, POP-to-POP Interconnect Facilities and Equipment located within or physically attached to the IXC Premises;

provided that PSINet shall have the right to have one or more of its employees or representatives present during the time of any such inspection. IXC shall give PSINet advance notice of such inspections, except in those instances where, in the sole judgment of IXC, safety considerations justify the need for such an inspection without the delay of providing notice. The making of periodic inspections or the failure to do so shall not operate to impose upon IXC any liability of any kind whatsoever nor relieve PSINet of any responsibility, obligation, or liability assumed under this Agreement.

     12.  Emergencies. In the event of an emergency:

          (a) IXC's work shall take precedence over any and all operations of PSINet in the IXC Premises and IXC may rearrange PSINet's Equipment or POP-to-POP Interconnect Facilities.

          (b) IXC shall use reasonable efforts to provide PSINet with advance notice of any such work.

          (c) IXC shall use reasonable care given the circumstances when handling PSINet Equipment.

     13. Liens and Encumbrances. PSINet shall not have the power, authority or right to create and shall not permit any lien or encumbrance, including, without limitation, tax liens, mechanics' liens, or other liens or encumbrances with respect to work performed, in connection with the installation, repair, maintenance or operation of its Equipment, POP-to-POP Interconnect Facilities or other property installed within the IXC Premises.

     14. Term. This Agreement shall become effective as of its execution by both parties and shall continue in effect until such time as it is terminated on the earlier of (a) the expiration or termination of the Purchase Agreement or
(b) such time as it is terminated as provided herein or by operation of law.

     15. Subordination. PSINet agrees that its rights under this Agreement shall be totally subordinate to any mortgages, loans, deeds of trust or any other borrowing upon the real or personal property which may be incurred by IXC. PSINet shall sign any such reasonable documents as are necessary to satisfy any lender, private or institutional, to reflect said subordination.

     16. Release; Indemnification. Each party (each party in such capacity being referred to as the "Releasing Party") releases, assumes and agrees to indemnify, defend, protect and save the other party harmless from and against any claim, damage, loss, liability, cost and expense (including reasonable attorneys' fees) in connection with any loss or damage to any physical property or facilities of the Releasing Party or any injury to or death of any person arising out of or resulting in any way from the negligence or misconduct of the Releasing Party or its employees, servants, contractors and/or agents.

     17.  Limitation of Liability.

          17.1 Equipment and Facilities. IXC, its employees or subcontractors shall not be liable for any damages to PSINet's fiber, POP-to-POP Interconnect Facilities and Equipment collocated on the IXC Premises, except to the extent that such damages are caused by the gross negligence or intentional acts of IXC, its agents or employees; provided that the maximum liability of IXC for any damage to PSINet's fiber, POP-to-POP Interconnect Facilities and Equipment shall not exceed the replacement value of the fiber, POP-to-POP Interconnect Facilities and Equipment, or in the event that the fiber, POP-to-POP Interconnect Facilities and the Equipment is repairable, the costs to restore the fiber, POP-to-POP Interconnect Facilities and the Equipment to its original condition. IXC shall not be liable for any damages of whatever nature, including, but not limited to actual or consequential damages, arising from any interruption or failure in the supply of utilities to the IXC Premises.

          17.2 No Consequential Damages. Except as specifically provided for in the Purchase Agreement, in no event shall IXC or PSINet be liable for any special, incidental, direct, indirect, punitive, reliance or consequential damages, whether foreseeable or not, arising under this Agreement or from any breach or partial breach of the provisions of this Agreement or occasioned by any defect in the Bandwidth or other service provided hereunder, delay in availability of the Bandwidth or any service provided hereunder, failure of the Bandwidth or other service provided hereunder, interruptions or outages of the Available System or any other cause whatsoever or arising out of any act or omission by IXC or PSINet, as applicable, its employees, servants and/or agents, including but not limited to, damage or loss of property or equipment, loss of profits or revenue, cost of capital, cost of replacement services, or claims of customers for service interruptions or transmission problems.

     18. Disclaimer of Warranty. IXC MAKES NO WARRANTY TO PSINET OR ANY OTHER PERSON OR ENTITY, WHETHER EXPRESS, IMPLIED, OR STATUTORY, AS TO THE DESCRIPTION, QUALITY, MERCHANTABILITY, COMPLETENESS OR FITNESS FOR ANY PARTICULAR PURPOSE

OF ANY PREMISES, FACILITIES, SERVICES, EQUIPMENT, POWER, CABLE OR FIBERS PROVIDED HEREUNDER OR DESCRIBED HEREIN, OR AS TO ANY OTHER MATTER, ALL OF WHICH WARRANTIES ARE HEREBY EXCLUDED AND DISCLAIMED. NO OTHER WARRANTIES ARE EXPRESSED OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     19.  Default/Termination.

          19.1 Default. A party may deliver to the other party a written "Notice of Default" for: (i) failing to make any payment owed hereunder, when no bona fide dispute exists (a "Monetary Default"); or (ii) the breaching by either party or its agents, assigns or affiliates of any Material Provision; or (iii) the filing or initiating of proceedings by or against a party seeking liquidation, reorganization or other such relief under any federal or state bankruptcy or insolvency law (a "Bankruptcy Proceeding"). Such Notice of Default must prominently contain the following sentences in capital letters: "THIS IS A FORMAL NOTICE OF A BREACH OF CONTRACT. FAILURE TO CURE SUCH BREACH WILL HAVE SIGNIFICANT LEGAL CONSEQUENCES." A party that has received a Notice of Default shall have five (5) business days to cure a Monetary Default, thirty (30) days to cure the alleged breach of any Material Provision (and, if the defaulting party shall have commenced actions in good faith to cure such defaults which are not susceptible of being cured during such 30-day period, such period shall be extended (but not in excess of 90 additional days) while such party continues such actions to cure), and shall be given ninety (90) days to remove, have dismissed or stay any involuntary Bankruptcy Proceeding (each such period, a "Cure Period"). If such party fails to cure the breach within the Cure Period, as long as such default shall be continuing, the non-defaulting party shall have the right to either (a) suspend its performance or payment obligations under this Agreement, (b) seek an order of specific performance, and/or (c) seek the award of compensatory damages.

          19.2 Removal Upon Termination. Upon termination of this Agreement for any reason other than a material default by IXC, PSINet shall remove, at its sole expense, its fiber, POP-to-POP Interconnect Facilities and Equipment within ten (10) days following such termination. In the event PSINet fails to remove its fiber, POP-to-POP Interconnect Facilities and Equipment within such ten (10) day period, the fiber, POP-to-POP Interconnect Facilities and Equipment shall be deemed abandoned and IXC, at its sole discretion and without liability, may remove the fiber, POP-to-POP Interconnect Facilities and Equipment and be reimbursed by PSINet for all costs associated with such removal. PSINet shall make payment to IXC for any such costs within thirty days of its receipt of an invoice containing such costs. In the event this Agreement terminates due to a material default by IXC, either PSINet or IXC may remove the PSINet Equipment or POP-to-POP Interconnect Facilities at its own expense upon fifteen (15) working days written notice to the other party.

     20. Insurance. PSINet shall, at its expense, obtain and keep in full force and effect at all times for the duration of this Agreement, with a carrier or carriers satisfactory to IXC, insurance policies of the following kinds and in the following amounts:

          (a) Worker's Compensation Insurance in accordance with all applicable laws;

          (b) Employer's liability insurance with limits for employer's liability of $500,000 per accident;

          (c) Comprehensive bodily injury and property damage liability insurance, including automobile insurance and contractual liability insurance, in at least the following amounts:

     Bodily injury to any one person             $1,000,000
     Bodily injury aggregate per occurrence      $1,000,000
     Property damage in any one accident         $  500,000
     Property damage aggregate per occurrence    $1,000,000

Upon request of IXC, PSINet shall furnish IXC certificates of such insurance and/or copies of the applicable policies, and each policy shall provide that no change or cancellation shall become effective except upon twenty (20) days prior written notice to IXC of such change or cancellation. In the event of any change or cancellation not acceptable to IXC, IXC may demand that PSINet obtain replacement coverage. If PSINet fails to obtain replacement coverage within twenty (20) days after such demand by IXC, IXC may obtain replacement coverage and invoice all premiums therefore to PSINet. PSINet shall make payment to IXC for any amount of such invoices within thirty days of its receipt thereof.

  21. Assignment. Except as provided below, this Agreement may not be assigned in whole or in part without the prior written consent of IXC. PSINet may assign this Agreement in whole, but not in part and only in connection with a permitted assignment of all of PSINet's rights and obligations under the Purchase Agreement to an entity that is both a permitted assignee under the section entitled Binding Effect; Assignment in the Purchase Agreement and a permitted transferee under the section entitled Restrictions on Resale in the Purchase Agreement; provided, however, that any such assignment or transfer shall be subject to IXC's rights under this Agreement and an assignee or transferee shall continue to perform PSINet's obligations to IXC under the terms and conditions of this Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

  22. Notices. All notices, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally, the next business day after delivered to a nationally recognized overnight courier for next business day delivery, when transmitted by facsimile or five (5) days after sent by registered or certified mail, return receipt requested, to the parties (and to the Persons receiving copies thereof) at the following addresses or facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

       If to IXC to:

            IXC Internet Services, Inc.
            5000 Plaza on the Lake, Suite 200
            Austin, Texas 78746
            Attention: Chief Financial Officer
            Facsimile: (512) 328-0239

       With copies to:

            IXC Communications, Inc.
            5000 Plaza on the Lake, Suite 200
            Austin, Texas 78746
            Attention: General Counsel
            Facsimile: (512) 328-7902

            Riordan & McKinzie
            695 Town Center Drive, Suite 1500
            Costa Mesa, California 92626
            Attention: Michael P. Whalen
            Facsimile: (714) 549-3244

       If to PSINet to:

            PSINet Inc.
            510 Huntmar Park Drive
            Herndon, Virginia 20170
            Attention: Chairman
            Facsimile: (703) 904-1608

       With copies to:

            PSINet Inc.
            510 Huntmar Park Drive
            Herndon, Virginia 20170
            Attention: General Counsel
            Facsimile: (703) 904-9527

            Nixon, Hargrave, Devans & Doyle LLP
            437 Madison Avenue
            New York, New York 10022
            Attention: Richard F. Langan, Jr.
            Facsimile: (212) 940-3111

  23.  General Provisions.

       23.1 Laws and Licenses. This Agreement is subject to all applicable federal, state and local laws, regulations, rulings and orders of governmental agencies, including, but not limited to, the Communications Act of 1934 as amended by the Telecommunications Act of 1996, and the rules and regulations of the FCC. IXC and PSINet agree that, except as otherwise provided herein, the statute of limitations set forth in the Communications Act of 1934, 47 U.S.C.
section 415, as amended, shall govern all actions arising out of this Agreement, including arbitrations.

       23.2 Confidentiality. This Agreement shall be governed by the terms of the Confidentiality Agreement entered into between the parties and dated as of May 14, 1997.

       23.3 Amendments, Waivers and Consents. For purposes of this Agreement and the Transaction Documents, except as otherwise specifically set forth herein or therein, no course of dealing between PSINet and IXC and no delay on the part of either party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof. No covenant or other provision hereof or thereof may be waived or amended other than by a written instrument signed by the party so waiving or amending such covenant or other provision.

       23.4 Section Headings. The table of contents and section headings in this Agreement have been inserted for reference purposes only and shall not be deemed to limit or otherwise affect the construction of any provision thereof or hereof.

       23.5 Governing Law. This Agreement shall be deemed to be a contract made under, and shall be construed in accordance with, the laws of the State of Delaware without reference to its principles of conflicts of law.

       23.6 Dispute Resolution. Any controversies, claims or disputes arising out of or relating to this Agreement shall be resolved in the manner set forth in the section entitled Dispute Resolution in the Purchase Agreement.

       23.7 Severability. In the event that any one or more of the clauses, covenants or provisions contained in this Agreement should be held to be unenforceable under any Federal, State or City law, statute, code, administrative or regulatory rule, such invalidity or unenforceability shall not affect the remainder of this Agreement, which shall remain in full force and effect.

       23.8 Interpretation. This Agreement shall be interpreted in a manner so as to be consistent with the Purchase Agreement and under the same rules of construction and interpretation set forth in the Purchase Agreement.

       23.9 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original, but such counterparts shall together constitute but one and the same document.

       23.10 Facsimile Delivery. This Agreement may be delivered by facsimile transmission of an executed counterpart signature page hereof, and after attachment of such transmitted signature page to a copy of this Agreement, such copy shall have the same effect and evidentiary value as copies delivered with original signatures. Any party delivering this Agreement by facsimile transmission shall deliver to the other party, as soon as practicable after such delivery, an original executed counterpart signature page of this Agreement.

  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                            IXC Internet Services, Inc.

                            By:
                            Name:
                            Title:

                            PSINet Inc.

                            By:
                            Name:
                            Title:

                                                                       EXHIBIT F

                         [LETTERHEAD OF MERRILL LYNCH]


[LOGO]Merrill Lynch

                                    December 11, 1997


Board of Directors
PSINet Inc.
510 Huntmar Park Drive
Herndon, VA 20170

Members of the Board of Directors:

     PSINet Inc. ("PSI" or the "Company") and IXC Internet Services, Inc., an indirect subsidiary of IXC Communications, Inc. (together with IXC Communications, Inc., its affiliates and subsidiaries, "IXC"), have entered into an IRU and Stock Purchase Agreement dated as of July 22, 1997, as amended on October 1, 1997 and November 21, 1997 (the "Agreement"), to effect a transaction as described in the Agreement (the "Transaction") pursuant to which the Company will acquire certain non-cancelable indefeasible rights of use in up to 10,000 equivalent route miles of OC-48 bandwidth in portions of IXC's fiber optic telecommunications system (the "PSI IRUs") in exchange for (i) the issuance by the Company to IXC of a number of shares (the "Initial Shares") of the common stock of the Company, par value $0.01 per share (the "PSI Common Stock"), equal to 19.99999% of the issued and outstanding shares of the PSI Common Stock as of the closing date of the Transaction (the "Closing Date"), after giving effect to the shares issued to IXC and to shares issuable upon exercise of outstanding warrants and (ii) if the fair market value (based on the volume-weighted average closing market price per share of the PSI Common Stock as reported by the Nasdaq Stock Market or the principal securities exchange on which the PSI Common Stock is then listed over the 20 trading day period immediately preceding the Determination Date (as defined herein)) of the Initial Shares (the "Initial Shares Value") is less than $240 million as of the earlier of the first anniversary of the date on which 100% of the bandwidth corresponding to the PSI IRUs is accepted by the Company or the fourth anniversary of the Closing Date (the "Determination Date"), cash and/or additional shares of PSI Common Stock (the "Additional Shares"), at PSIs sole option, equivalent to the shortfall
(the "Contingent Share Obligation"); provided, however, that if during any 20 day trading period prior to the Determination Date, the Initial Shares Value equals or exceeds $240 million, PSI is automatically relieved of the Contingent Share Obligation. All terms not defined in this opinion shall have the meanings set forth in the Agreement.

     The Board of Directors of the Company has retained Merrill Lynch to render its written opinion (the "Opinion") as to whether or not the issuance of the Initial Shares and the Contingent Share Obligation, taken together, in consideration for the PSI IRUs and the other elements of the Transaction as contemplated by the Agreement is fair to the Company, from a financial point of view.

     In arriving at the opinion set forth below, we have, among other things:

     (1) Reviewed certain publicly available business and financial information relating to the Company and IXC that we deemed to be relevant;

     (2) Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company, as well as the amount and timing of the incremental revenue benefits, cost savings and related expenses and other benefits expected to result from the Transaction, furnished to us by the Company;

     (3) Conducted discussions with members of senior management and representatives of the Company concerning the matters described in clauses 1 and 2 above, as well as the Company's business and prospects before and after giving effect to the Transaction and the expected benefits and cost savings;

     (4) Conducted discussions with IXC regarding estimated current costs to secure IRUs comparable to the PSI IRUs;

     (5) Compared the proposed financial terms of the Transaction with the financial terms of certain other transactions that we deemed to be relevant;

     (6) Participated in certain discussions and negotiations among representatives of the Company and its financial and legal advisors and IXC;

     (7)  Reviewed the potential pro forma impact of the Transaction;

     (8)  Reviewed a copy of the Agreement (as amended);

     (9) Reviewed copies of materials filed with the U.S. Securities and Exchange Commission in connection with the Transaction, including the Company's preliminary proxy statement filed on August 29, 1997 as amended on November 17, 1997 (the "Preliminary Proxy Statement");

     (10) Reviewed the valuation report dated September 30, 1997 relating to the PSI IRUs prepared by the Company's advisor, Willamette Management Associates;

     (11) Reviewed the Convertible Preferred Stock Purchase Agreement, dated as of November 10, 1997 between PSI and certain private investors relating to the sale by the Company of 600,000 shares of Series B 8% Convertible Preferred Stock;

     (12) Reviewed the [agreement] dated as of November 9, 1997 between PSI and iStar Internet Inc. ("iStar") regarding the proposed acquisition by the Company of all outstanding Common Shares of iStar; and

     (13) Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

     In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of the Company or IXC. In addition, we have not assumed any obligation to conduct any physical inspection of the properties or facilities of the Company or IXC. With respect to the financial forecasts and related information furnished to or discussed with us by the Company, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the Company's management as to the expected future financial performance of the Company, as well as the expected financial reporting, revenue benefits, cost savings and other benefits relating to or resulting from the Transaction.

     Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof. We have assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Transaction, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the Transaction.

     We are acting as financial advisor to the Company in connection with the Transaction and will receive a fee from the Company for our services, which is conditioned upon the delivery of the Opinion. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. We have, in the past, provided financial advisory and financing services to the Company and IXC, act as the Company's exclusive financial advisor with respect to certain matters and may continue to do so and have received, and may receive, fees for the rendering of such services. In addition, in the ordinary course of our business, we may actively trade the Company's shares for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     This opinion is for the use and benefit of the Board of Directors of the Company. The Opinion may be reproduced in full in a proxy statement or similar disclosure document in connection with the special meeting of the Company's shareholders for the approval of the Transaction and related matters. Our opinion does not address the merits of the underlying decision by the Company to engage in the Transaction and does not constitute a recommendation to any shareholder as to how such shareholder should vote on the proposed Transaction.

     We are not expressing any opinion herein as to the prices at which the PSI Common Stock will trade following the consummation of the Transaction.

     On the basis of and subject to the foregoing, we are of the opinion that, as of the date hereof, the issuance of the Initial Shares and the Contingent Share Obligation, taken together, in consideration for the PSI IRUs and the other elements of the Transaction as contemplated by the Agreement is fair from a financial point of view to the Company.

                                    Very truly yours,

                                    /s/ Michael K. Costa

                                    MERRILL LYNCH, PIERCE, FENNER
                                    & SMITH INCORPORATED

                  ==========================================
                                                                       EXHIBIT G








                                  PSINET, INC

                            VALUCAITON ANALYSIS OF

                          INDEFEASIBLE RIGHTS OF USE

                              IN TWO OPTIC FIBERS




                                  AS OF 1997





                                    [LOGO]
                       WILLIAMETTE MANAGEMENT ASSOCIATES

                                                                       EXHIBIT G


                                    [LOGO]


               [LETTERHEAD OF WILLIAMETTE MANAGEMENT ASSOCIATES]



September 30, 1997



Mr. Edward D. Postal
Senior Vice President
PSINet Inc.
11180 Sunrise Valley Drive
Suite 300
Reston, Virginia  20191

Dear Mr. Postal:

At your request, we have completed the valuation consulting assignment regarding two noncancellable indefeasible rights of use (the subject IRUs) in (i) two fibers in specified portions of domestic fiber optic telecommunications system of IXC Internet Services, Inc. (IXC) of up to 10,000 equivalent route miles of OC-48 (Optical Carrrier-48) bandwidth and (ii) capacity of up to 10,000 equivalent route miles of OC-48 bandwidth on IXCs fiber optic telecommunications system.

We understand that on July 22, 1997, PSINet Inc. (PSINet) entered into an Indefeasible Right of Use (IRU) and Stock Purchase Agreement (the "Agreement") with IXC, an indirect subsidiary of IXC Communications, Inc. (IXC
Communications).

We understand that the term of the IRUs is generally 20 years. We understand that PSINet can only use the IRUs for purposes other than voice telecommunication purposes.

We understand that, in addition to the IRUs, PSINet entered into a long term marketing agreement with IXC.

As part of the Agreement, PSINet will issue shares of stock to IXC equivalent to approximately 20 percent of the PSINet outstanding stock (after giving effect to the shares to be issued to IXC and to shares issuable upon exercise of outstanding warrants). In addition, PSINet has agreed that if the stock issued to IXC is not worth $240 million in approximately one year following the delivery and acceptance of 10,000 OC-48 equivalent route miles of network bandwidth, but not later than four years from the date of the Agreement, PSINet will make up the difference, at PSINets sole option, in stock or cash.

Mr. E.D. Postal
September 30, 1997
Page 2

The objective of this analysis is to estimate the fair market value of the subject IRUs, as of a contemporaneous date.

The purpose of this analysis is to provide an independent opinion to assist PSINet management and directors in their deliberation regarding the Agreement. No other purpose is intended or should be inferred.

For the purposes of the appraisal, fair market value is defined as the most likely price at which a willing seller and a willing buyer, both being informed of the relevant facts about the business, could reasonably conduct a transaction, neither person acting under compulsion to do so.

While the IXC fiber optic telecommunications system is still under construction as of the date of this analysis, we understand that portions of the system will be made available to PSINet as the system is completed and that the entire system pertaining to the IRUs will be completed by 1999. We have valued the partial interest in the optic fibers in the subject IRUs under the premise of value in continued use. Based on our analysis, this valuation premise represents the highest and best use of the subject assets.

IRUs are contract-related intangible assets. There are three generally accepted approaches to the valuation of intangible assets: the cost approach, the income approach, and the market approach.

Normally, we would rely principally upon income approach valuation methods in the appraisal of such intangible assets as rights to use telecommunications cable, FCC and similar licenses, cable TV franchises, rights to use pipelines, rights to use cellular telephone or paging telecommunication bandwidths, etc.

We understand that your investment bankers in rendering their fairness opinion, have focused their efforts on an income approach. Accordingly in this analysis we have valued the subject IRUs to the marketplace as opposed to the value of the subject IRUs to the current holder (i.e., PSINet). Accordingly, in this analysis, we have relied principally on market approach valuation methods.


DESCRIPTION OF THE ANALYSES

In developing the valuation analysis, we have researched and analyzed all available data and information with regard to transactions for partial ownership interests in fiber optic telecommunications cable during the last two years. We held interviews with certain personnel of PSINet, IXC Communications, Inc. or its subsidiaries, as well as other firms associated with such business of providing information. We categorized these transactions into the following categories:

     1.   short term leases
     2.   IRUs
     3.   sales

Mr. E.D. Postal
September 30, 1997
Page 3


Short Term Leases
-----------------

Short term leases pertain to transactions wherein certain facilities owners lease out excess capacity to users such as PSINet. In certain instances, major facilities owners such as AT&T would lease capacity from local facility owners.

The lease rates are generally expressed in cents per DS-0 mile, which is a measure of the total capacity and length of transmission path. DS-0 (digital signal) service has a bit rate of 64 kilobits per second, and can transmit only one voice or data transmission at a time. A DS-3 service can transmit 672 simultaneous voice or data transmissions.

Standard telecommunication industry measurements for optical transmission capacity are designated by OC (optical carrier). An OC-3 is equivalent to three DS-3s, and an OC-48 can transmit 32,256 simultaneous voice or data transmissions.

Generally, the lease rates vary with the following parameters:

     1.   demand and availability;
     2.   capacity requested, e.g., DS-3, OC-3, OC-12;
     3.  equivalent miles;
     4.  cities; and
     5.  contractual term, etc.

Exhibit 1 presents an illustrative example of our analysis based on short term lease rates. The example incorporates a monthly lease rate of $0.03 per DS-0 mile for OC-48 capacity fiber, and projects this lease rate as renewed each year for 20 years, the general term of the subject IRUs. This example indicates that the present value of a continuous series of short term leases extended for 20 years discounted at an 18 percent present value factor is approximately $577,000,000.

Our analysis also indicates that as of the valuation date, the estimated present value discount rate of PSINet is approximately 21 percent, as compared to a rate of 14 percent, which would be more applicable to an average established company within the telecommunications industry.

PSINet is currently paying 6 to 7 cents per month per mile for leased DS-3 capacity. There is virtually no excess OC-48 capacity available to users such as PSINet. Our analysis indicates that comparable rates for OC-48 capacity, if it were available, would be less than existing OC-12 rates, somewhere between 2.0 to 2.5 cents per month per mile.

Given the relative scarcity of OC-48 capacity as of the date of this analysis, current "market" rates for OC-48 may exceed those levels that are expected (i.e., 2.0 to 2.5 cents) once excess capacity actually becomes available.

We are of the opinion that, as of the valuation date, the range of 2.25 to 4.00 cents represents a reasonable estimate of the market rate for excess OC-48 capacity.

Mr. E.D. Postal
September 30, 1997
Page 4



Accordingly, Exhibit 2 presents the results of a sensitivity analysis indicating how the present value of continuous series of short term leases extended for 20 years varies with alternate present value discount factors and short term lease rates.

It may be possible to support a value estimate as high as $960 million based on the current capacity (DC-3, OC-3 and OC-12) usage. However, the possibility of negotiating lower lease rates becomes more likely, especially when considering the required mileage (10,000 equivalent miles), the time (20 years) and the capacity (OC-48) in the subject IRUs.

Based on our analysis of short term leases, the range of fair market value of the subject IRUs, as of the valuation date, is:

                         $370,000,000 TO $660,000,000.
                         =============================


Indefeasible Rights to Use Transactions
---------------------------------------

Our literature search and review of publicly disclosed IRU transactions provided us with information regarding other IRU transactions entered into by IXC and its subsidiaries, as well as other corporations. While in some instances financial and technical details have been withheld from public domain, sufficient information was available to analyze and derive pricing multiples based on the date of the transaction, quantity and quality of fiber.

Exhibit 3 summarizes certain fiber optic lease IRU transactions that were recently disclosed. These IRU transactions were for dark fibers, i.e., optic fibers without any electronic or optronics. The transaction considerations indicate a declining trend as time progresses, as well as a functional relationship with mileage involved. Based on our analysis, we conclude that, as of July 22, 1997, the market rate to lease dark fiber is within a range of $55 to $85 per fiber per mile per year.

The capital expenditures required to light dark fiber and provide OC-48 capacity are estimated to be within a range of $0.50 to $0.60 per DS-0 mile. Such capital expenditures (whose cost would decrease over time) would be required approximately every 7 years.

Exhibit 4 summarizes our analysis with respect to certain IRUs transactions for dark fibers as well as the required expenses to light the dark fibers. Based on our analysis, the range of fair market value of the subject IRUs, as of the valuation date, is:

                         $243,000,000 TO $296,000,000.
                         =============================

Sale Transactions
-----------------

Our literature search revealed that there were several network sale transactions that included fiber optic cable as part of the transaction. There were also foreign projects that include the laying of undersea fiber optic cable. Exhibits 5 and 6 summarize some of these transactions.

Mr. E.D. Postal
September 30, 1997
Page 5



Since other tangible and intangible assets such as land, buildings, equipment, rights of way, etc. were also a part of these transactions, it was difficult to develop pricing multiples that would readily translate across to the application of quantifying the value of the subject assets. Accordingly, we have not concluded any range of value for the subject IRUs based on these sales transactions data.


VALUATION SYNTHESIS AND CONCLUSION

The results from two methods of valuation presented above set the basis for developing the final range of value for the subject IRUs. The final range of value for the subject IRUs would encompass limits set by giving due weights to the higher end of the range set by the transactions analysis and the lower end of the range set by the short term leases analysis.

Based on our analysis, and taking into consideration some of the parameters of the subject assets, such as term of the subject IRUs, the OC-48 capacity, number of fibers, 10,000 equivalent miles requirement and the intended use, we conclude that the range of fair market value of the subject intangible assets, as of the valuation date, is:

                         $280,000,000 TO $480,000,000.
                         =============================

In accordance to the guideline set out by the American Society of Appraisers, we are independent of the PSINet, IXC and their subsidiaries. We have no current or future financial interests in the assets subject to analysis. Our fee for this analysis was in no way influenced by the results of our analysis.

This opinion is prepared solely for the purpose stated herein. No other purpose is intended or should be inferred. This report is not intended to provide legal, accounting, or taxation advice.

The attached appraisal certification, statement of contingent and limiting conditions, and qualifications of the principal analysts are integral parts of this opinion.

We appreciate the opportunity to provide this valuation consulting service to PSINet.

Very truly yours,

WILLAMETTE MANAGEMENT ASSOCIATES
/s/ Willamette Management Associates

                                   EXHIBIT 1
                                  PSINET, INC.
                     10,000 MILES OC-48 FIBER OPTICS I.R.U.
                           SHORT TERM LEASE ANALYSIS
                            AS OF SEPTEMBER 30, 1997


MONTHLY OPTIC FIBER LEASE RATE

                  CENTS PER
CAPACITY        --------------
--------------    DS-O MILE
                --------------
DS - 3            6.0 to 7.0
OC - 3            3.5 to 4.5
OC - 12           3.0 to 3.5
OC - 48          3.0 or less
------------------------------


               OC-48 = 32256 DS-0s
Projected Monthly Charge for OC-48 per DS-0 mile    $    0.030
Monthly Charge for OC - 48 Equivalent               $   967.68
Annual Charge for OC - 48 Equivalent                $11,612.16
--------------------------------------------------------------


                           Equivalent                      Present Value       Discounted
           Annual Charge   Miles in      Annual Charge       Discount Factor     Annual
 Period   per OC-48 Mile    Service           per               [1]            Charge for OC-48
                                        OC-48 Capacity                          Capacity
---------------------------------------------------------------------------------------------
   1              $11,612       3,000       $ 34,836,480            0.9206       $ 32,069,579
   2               11,612       7,000         81,285,120            0.7801         63,414,422
   3               11,612      10,000        116,121,600            0.6611         76,772,908
   4               11,612      10,000        116,121,600            0.5603         65,061,787
   5               11,612      10,000        116,121,600            0.4748         55,137,107
   6               11,612      10,000        116,121,600            0.4024         46,726,362
   7               11,612      10,000        116,121,600            0.3410         39,598,612
   8               11,612      10,000        116,121,600            0.2890         33,558,146
   9               11,612      10,000        116,121,600            0.2449         28,439,107
   10              11,612      10,000        116,121,600            0.2075         24,100,938
   11              11,612      10,000        116,121,600            0.1759         20,424,524
   12              11,612      10,000        116,121,600            0.1491         17,308,918
   13              11,612      10,000        116,121,600            0.1263         14,668,575
   14              11,612      10,000        116,121,600            0.1071         12,430,996
   15              11,612      10,000        116,121,600            0.0907         10,534,742
   16              11,612      10,000        116,121,600            0.0769          8,927,747
   17              11,612      10,000        116,121,600            0.0652          7,565,888
   18              11,612      10,000        116,121,600            0.0552          6,411,769
   19              11,612      10,000        116,121,600            0.0468          5,433,703
   20              11,612      10,000        116,121,600            0.0397          4,604,833
   21              11,612       7,000         81,285,120            0.0336          2,731,680
   22              11,612       3,000         34,836,480            0.0285            992,136
                                                                                 ------------
                                                                                 $576,914,479
---------------------------------------------------------------------------------------------

Notes: [1] Present value discount factor at 18 percent

                                   EXHIBIT 2
                                  PSINET, INC.
                     10,000 MILES OC-48 FIBER OPTICS I.R.U.
                           SHORT TERM LEASE ANALYSIS
                            AS OF SEPTEMBER 30, 1997




                                 DISCOUNT RATE

                              14%           18%           21%
         ---------------------------------------------------
           $0.020    482,688,476   384,609,653   331,305,941


MONTHLY
LEASE
RATE
           $0.023    543,024,535   432,685,859   372,719,184
           $0.025    603,360,595   480,762,066   414,132,427
           $0.030    724,032,714   576,914,479   496,958,912
           $0.040    965,376,952   769,219,305   662,611,883
           $0.050  1,206,721,190   961,524,131   828,264,853

                                   EXHIBIT 3
                                  PSINET, INC.
                     10,000 MILES OC-48 FIBER OPTICS I.R.U.
                 RECENT MAJOR AGREEMENTS FOR FIBER OPTIC CABLE
                            AS OF SEPTEMBER 30, 1997


                                                Amount       Term            $/fiber/
      Seller/Buyer           Date    Miles        ($)       (years)  Fiber   mile/year  Type                  Cities
------------------------------------------------------------------------------------------------------------------------------------

IXC / LCI International      2/4/97   3,100  $ 97,900,000   20   E   24   E     $65.79  dark   Chi-LA    IRU (Lease)
IXC / LCI International     9/16/97     729  $ 20,000,000   20   E   24   E     $57.16  dark   NY-Clev   IRU (Lease)
IXC / MCI                    5/5/97   3,250  $121,000,000   20   E   24   E     $77.56  dark    NY-LA    IRU (Lease)
IXC / Worldcom              6/30/97   1,200  $          0       20       24  NC         dark  Dal-St. L  Lease (swapped 1,200 miles)

Qwest / Frontier           10/18/96  13,000  $500,000,000   20   E       24     $80.13  dark    NY-LA    IRU (Lease)
Qwest / GTE                 5/27/97  13,000  $485,000,000   20   E       24     $77.72  dark    NY-LA    IRU (Lease)
Qwest / Worldcom            2/26/96  13,000  $545,000,000   20   E       24     $87.34  dark    NY-LA    IRU (Lease)
------------------------------------------------------------------------------------------------------------------------------------

Source: Company documents, press articles and WMA estimates.

                                   EXHIBIT 4
                                  PSINET, INC.
                     10,000 MILES OC-48 FIBER OPTICS I.R.U.
                             IRU AGREEMENT ANALYSIS
                            AS OF SEPTEMBER 30, 1997


    Dark Fiber
    ----------
    Annual IRU lease rate per fiber [1]                        $      75.00
    Number of fibers                                                      2
    Number of years                                                      20
    Number of miles                                                  10,000
                                                               ------------
    Price for dark fibers                                      $ 30,000,000

    Electronics & Optronics
    -----------------------
    Cost per DS-0 mile                                         $       0.55
    Cost per OC-48 mile                                           17,740.80
                                                               ------------
    Total cost for 10,000 OC-48 miles                          $177,408,000

    Replenishment capital expenditures in years 7              $ 44,352,000
    and 14

    Total cost including subsequent capital                    $221,760,000
    expenditures

    Total Fiber and Equipment Costs                            $251,760,000
                                                               ------------


                             Sensitivity Analysis
   ----------------------------------------------------------------------
       Capital
     Expenditure
     Coefficient         Lease Rate per Fiber Per Mile Per Year [1]
   ----------------------------------------------------------------------
                   $      55.00  $      65.00  $      75.00  $      85.00
                 --------------------------------------------------------
            $0.55  $243,760,000  $247,760,000  $251,760,000  $255,760,000
            $0.60   263,920,000   267,920,000   271,920,000   275,920,000
            $0.65   284,080,000   288,080,000   292,080,000   296,080,000
   ----------------------------------------------------------------------
Notes: [1] See Exhibit 3

                                   EXHIBIT 5
                                  PSINET, INC.
                     10,000 MILES OC-48 FIBER OPTICS I.R.U.
                 RECENT OTHER AGREEMENTS FOR FIBER OPTIC CABLE
                            AS OF SEPTEMBER 30, 1997


                                                Amount
      Seller/Buyer         Date     Miles        ($)        Type    Cities              Comments
----------------------------------------------------------------------------------------------------------
Advantis / Telco          3/11/97  100,000  $ 170,000,000   DS-3     NY-LA    includes 5 DMS 250 switches

S. Calif. Edison / ICG    3/28/97    1,258  $87,000,000**    NA      SD-SF    ICG formerly Intelcom
Alaska Fiber / UNAT        4/8/97       29  $   1,700,000   OC-48  Anchorage  only part of 371 miles total
----------------------------------------------------------------------------------------------------------

Source: Company documents, press articles and WMA estimates.
** Estimate based on range of $75 MM - $100 MM.

                                   EXHIBIT 6

                                  PSINET, INC.

                     10,000 MILES OC-48 FIBER OPTICS I.R.U.

             RECENT INTERNATIONAL AGREEMENTS FOR FIBER OPTIC CABLE

                            As of September 30, 1997


Seller/Buyer                Date    Miles   Amount ($)     Type   Cities         Comments

CPR/Fonorola (Canada)       8/7/97  2,548  $200,000,000   OC-192  Van-Que  54 fibers
KDD/DDI (Japan)            2/17/97    795  $403,845,000   OC-192   Tokyo
PLDT/Telicphil (Manila)     5/7/97  2,162  $187,000,000   OC-48   Manilla  1,004 miles
                                                                           undersea;
                                                                           12 fibers
------------------------------------------------------------------------------------------------

                            APPRAISAL CERTIFICATION


We hereby certify the following statements regarding this appraisal:

1. We have not personally inspected the assets, properties, or business interests encompassed by this appraisal.

2. We have no present or prospective future interest in the assets, properties, or business interests that are the subject of this report.

3. We have no personal interest or bias with respect to the subject matter of this report or the parties involved.

4. Our compensation for making the analysis is in no way contingent upon the value reported or upon any predetermined value.

5. To the best of our knowledge and belief, the statements of facts contained in this report, upon which the analyses, conclusions, and opinions expressed herein are based, are true and correct.

6. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice, as promulgated by The Appraisal Foundation.

7. No persons other than the individuals whose qualifications are included herein have provided significant professional assistance regarding the analyses, opinions, and conclusions set forth in this report.

8. The reported analyses, opinions, and conclusions are limited only by the reported contingent and limiting conditions, and they represent our unbiased professional analyses, opinions, and conclusions.

9. The reported analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute, of the American Society of Appraisers, and of the other professional organizations of which we are members.

10. Disclosure of the contents of this report is subject to the requirements of the Appraisal Institute, the American Society of Appraisers, and the other professional organizations of which we are members related to review by their duly authorized representatives.

                STATEMENT OF CONTINGENT AND LIMITING CONDITIONS


This appraisal is made subject to the following general assumption and limiting conditions:

  1. We assume no responsibility for the legal description or matters including legal or title considerations. Title to the subject assets, properties, or business interests is assumed to be good and marketable unless otherwise stated.

  2. The subject assets, properties, or business interests are appraised free and clear of any or all liens or encumbrances unless otherwise stated.

  3. We assume responsible ownership and competent management with respect to the subject assets, properties, or business interests.

  4. The information furnished by others is believed to be reliable. However, we issue no warranty or other form of assurance regarding its accuracy.

  5. We assume no hidden or unapparent conditions regarding the subject assets, properties, or business interests.

  6. We assume that there is full compliance with all applicable federal, state, and local regulations and laws unless the lack of compliance is stated, defined, and considered in the appraisal report.

  7. We assume that all required licenses, certificates of occupancy, consents, or legislative or administrative authority from any local, state, or national government, or private entity or organization have been or can be obtained or reviewed for any use on which the opinion contained in this report is based.

  8. Unless otherwise stated in this report, we did not observe, and we have no knowledge of, the existence of hazardous materials with regard to the subject assets, properties, or business interests. However, we are not qualified to detect such substances. We assume no responsibility for such conditions or for any expertise required to discover them.

  9. Possession of this report does not carry with it the right of publication. It may not be used for any purpose by any person other than the client to whom it is addressed without our written consent, and, in any event, only with proper written qualifications and only in its entirety.

  10. We by reason of this opinion, are not required to furnish a complete valuation report, or to give testimony, or to be in attendance in court with reference to the assets, properties, or business interests in question unless arrangements have been previously made.

  11. Neither all nor any part of the contents of this report shall be disseminated to the public through advertising, public relations, news, sales, or other media without our prior written consent and approval.

  12. The analyses, opinions, and conclusions presented in this report apply to this engagement only and may not be used out of the context presented herein. This report is valid only for the effective date(s) specified herein and only for the purpose(s) specified herein.

                         THOMAS J. MILLON JR, ASA, CFA

Thomas Millon is a principal of Willamette Management Associates and director of the McLean, Virginia, office.

Mr. Millon has substantial experience in the appraisal of business entities and business interests, in the appraisal of fractional business interests, and in the valuation and remaining life analysis of intangible assets.

Mr. Millon has performed the following types of valuation assignments: ESOP feasibility and compliance appraisals, security structuring and valuation analyses, merger and acquisition appraisals, post-acquisition purchase price allocation appraisals, business and stock valuations, real estate valuations and evaluations, tangible personal property appraisals, real estate feasibility and investment analyses, ad valorem assessment appeal appraisals, construction cost segregation appraisals, insurance appraisals, and litigation support appraisals.

He has performed valuation and remaining useful life analyses on the following types of intangible assets: automated databases, computer software, computer databases, core depositors, copyrights, customer and supplier contracts, customer lists, distribution systems, easements, employment contracts, film libraries, franchise contracts and rights, going-concern value, goodwill, leasehold interests, licenses, literary compositions, loan portfolios, management contracts, manuscripts, medical charts and records, musical compositions, noncompete covenants, patent applications, patents, permits, production backlogs, proprietary technology, subscriber lists, technical libraries, trained and assembled workforces, trade names, and trademarks.

Mr. Millon has performed pre-acquisition and post-acquisition business and asset appraisals in the following industries: accounting and consulting, advertising, apparel, appraisal, automobile dealerships, automobile manufacturing, aviation, banking, bottling, brokerage, cement, chemical, computer services, construction and contracting, consumer finance, cosmetics, distribution, education, entertainment, equipment leasing, fast food, food service, forest products, health care, hotel and hospitality, insurance, leasing, manufacturing, medical and dental practice, mining and mineral extraction, petrochemical, pharmaceuticals, plastics, printing, publishing, radio broadcasting, railroads, real estate development, recreational services, restaurant, retailing, shipping, steel, telecommunications, television broadcasting, textiles, transportation and trucking, vocational training, and wholesaling.

PREVIOUS EXPERIENCE

Prior to Willamette Management Associates, Mr. Millon was a senior manager in the Valuation Group of Deloitte & Touche, the Big Six accounting and consultillg firm.

Prior to Deloitte and Touche. Mr. Millon was a valuation consultant with the national appraisal firm of Arthur D. Little Valuation, Inc.,

Before that, Mr. Millon taught economics and statistics at the University of Illinois. In addition, Mr. Millon aught finance, applied statistics, and econometrics at Hamilton College in New York. Prior to that, Mr. Millon was an instructor of management science at Loyola University in Chicago.

Thomas J. Millon Jr., ASA. CFA
Page 2

EDUCATION

Master of Business Administration, Finance, Loyola University

Master of Science, Economics, University of Illinois

Bachelor of Arts, Economics, Ripon College, cum laude

PROFESSIONAL AFFILIATIONS

Mr. Millon is an Accredited Senior Appraiser (ASA) of the American Society of Appraisers, certified in business valuation. He is also a Chartered Financial Analyst (CFA) of the Association for Investment Management and Research.

                         MANOJ P. DANDEKAR, PH.D., ASA

Manoj Dandekar is a senior associate of Willamette Management Associates. He specializes in the valuation of businesses entities and fractional businesses interests, in the analysis and appraisal of debt and equity security instruments, and in the valuation and remaining life analysis of intangible assets and intellectual properties.

Dr. Dandekar has particular experience in the identification, valuation, and remaining life analysis of certain types of intangible assets and intellectual properties, including: computer software, core depositors, credit card portfolios (including private label and affinity programs), loan portfolios, customer and supplier contracts, customer lists, employment contracts, going-concern value, goodwill, licenses, noncompete covenants, patents and patent applications, proprietary technology, subscriber lists, trained and assembled workforces, trademarks, and trade names.

These appraisals are performed for purposes of licensing; financing securitization and collateralization; depreciation and amortization; purchase price allocation; abandonment; intercompany transfer pricing; infringement, breach of contract, and other damages analyses; and other litigation support and dispute resolution purposes.

He has substantial experience in the appraisal of closely held business entities and business interests and in the appraisal of fractional and nonmarketable security interests in private corporations and in public corporations. These security interests include various types of stock options, warrants, grants, and rights; convertible securities; general and limited partnership interests; and securities with and without voting, participation, and other stockholder rights.

These appraisals are performed for purposes of mergers, acquisitions, liquidations, divestitures, refinancing, restructuring, gift and estate tax compliance, estate planning, charitable contribution, employee stock ownership plan (ESOP) formation and compliance, ESOP security transactions, ESOP (and other transaction) fairness and "adequate consideration" determination, fraudulent conveyance determination, ad valorem property taxation, solvency and insolvency analysis, bankruptcy and reorganization, and various types of litigation support and dispute resolution matters. He has also performed valuation analyses for dissenting shareholder interests and minority shareholder "appraisal rights" matters.

Dr. Dandekar utilizes his engineering expertise in the appraisal of various categories of tangible personal property such as: production machinery and equipment, processing machinery and equipment, transportation and distribution equipment, office furniture and fixtures, computer hardware and office automation equipment, laboratory and technical equipment, telecommunications equipment, and various types of industrial and commercial property. This engineering background includes cost estimation from flow charts and construction cost analysis.

Dr. Dandekar has a thorough knowledge of asset and property remaining life analysis techniques. He routinely performs the following types of analyses in order to quantify remaining useful lives of various types of assets and properties: statistical analysis of retirement and active data for survivor curve fitting, product life cycle concept, technology life cycle forecasting, and engineering depreciation and functional obsolescence analysis.

Manoj P. Dandekcar, Ph.D., ASA
Page 2

PREVIOUS EXPERIENCE

Prior to joining Willamette Management Associates, Manoj Dandekar was a manager in the Valuation Group of Deloitte and Touche, the Big Six accounting and consulting firm.

Prior to joining the Deloitte and Touche Valuation Group, Dr. Dandekar was a research assistant in the area of engineering valuation at Iowa State University. As a result of one of his research projects, he proposed a methodology for quantifying obsolescence in research equipment; the project was financed by the Metropolitan Life Research Foundation.

He has worked closely with several Bell Telephone companies to augment traditional life analysis methods with technological forecasting techniques and product life cycle concepts for calculating depreciation of properties facing technical inadequacy and competition, and he is well conversant with the Simulated Plant Record (SPR) method of life analysis for semi-actuarial data.

Before that, as a technical engineer, he was responsible for estimation, design, coordination, and implementation of numerous mechanical and civil construction projects at a petroleum refinery.

EDUCATION
Doctor of Philosophy, Engineering Valuation, Iowa State Universitv

Master of Engineering, Industrial Engineering, Iowa State University

Bachelor of Engineering, Mechanical Engineering, University of Bombay

PROFESSIONAL AFFILIATIONS

Dr. Dandekar is an accredited senior appraiser (ASA) of the American Society of Appraisers, certified in business valuation. He is a member of the American Institute of Industrial Engineers, the Society of Depreciation Professionals, and the Licensing Executive Society.

                        ROBERT F. REILLY, CPA, CFA, ASA

Robert Reilly is our finn's managing director for professional services. These professional services include valuation consulting, economic analysis, and financial advisory services.

With regard to valuation consulting, Mr. Reilly routinely serves clients in the following appraisal disciplines: business valuation and security analysis, intangible asset and intellectual property appraisal, real estate and real property interest appraisal, and tangible personal property appraisal.

Mr. Reilly has performed the following types of valuation and economic analyses: event analyses, merger and acquisition appraisals, divestiture and spin-off appraisals, solvency analysis, fairness opinions, ESOP feasibility and formation analysis, post-acquisition purchase price allocation appraisals, business and stock valuations, real estate valuations and evaluations, tangible personal property appraisals, real estate feasibility and investment analyses, ad valorem assessment appeal appraisals, construction cost segregation appraisals, insurance appraisals, restructuring and workout appraisals, litigation support appraisals, and tangible and intangible asset transfer pricing analyses.

These valuation and economic analyses have been performed for the following purposes: transaction pricing and structuring (merger, acquisition, liquidation, and divestiture), taxation planning and compliance (federal income, gift, and estate tax, and state and local property tax), financing securitization and collateralization, employee corporate ownership, litigation support and dispute resolution, strategic information and planning, insolvency and troubled debt workout analysis (recapitalization, restructuring), and fiduciary advice and financial counseling.

Mr. Reilly has appraised the following types of business entities and securities: close corporations--entity value, close corporations--fractional interests, public corporations--restricted stock, portfolios of marketable and nonmarketable securities, complex capital structures (various classes of common equity, preferred equity, and warrants, grants, rights), general and limited partnership interests, joint ventures, proprietorship, professional service corporations, professional practices, license agreements, franchises, and intercompany transfer pricing agreements.

He has performed economic analyses, valuation analyses, and remaining useful life analyses, and/or has estimated the appropriate transfer price on the following types of intangible assets and intellectual properties: advertising campaigns and programs, appraisal plant, bank customers, broadcast licenses, building permits, cable franchise ordinances, certificates of need, computer software, computer databases, core depositors, copyrights, credit information files, customer and supplier contracts, customer lists, distribution rights, distribution systems, employment contracts, engineering drawings, film libraries, franchise contracts and rights, going-concern value, goodwill, leasehold interests, licenses, literary compositions, loan portfolios, management contracts, manuscripts, medical charts and records, mortgage servicing rights, musical compositions, noncompete covenants, patent applications, patents, patient files and records. permits, possessory interests, prizes and awards, procedural manuals, production backlogs. proprietary technology, solicitation rights, subscriber lists, technical libraries, trained and assembled workforces, trade names, trademarks. training manuals and documentation, unpatented technology, and use rights--air, water, and land.

Mr. Reilly has performed pre-acquisition and post-acquisition business and asset appraisals in the following industries: accounting and consulting, advertising, apparel, appraisal, automobile dealerships, automobile manufacturing, aviation, bottling, brokerage, cable television. cement, chemical commercial banking, communications, computer services, construction and contracting, consumer finance,

 Robert F. Reilly, CPA, CFA, ASA
 Page 2

cosmetics, data processing, decontamination, distribution, education, entertainment, equipment leasing, fast food, food service, forest products, health care, hotel and hospitality, insurance, investment banking, leasing, manufacturing, medical and dental practice, mining and mineral extraction, money management, natural resources, petrochemical, pharmaceuticals, plastics, printing, public utilities, publishing, radio broadcasting, railroads, real estate development, recreational services, restaurant, retailing, shipping, steel, television broadcasting, textiles, thrift institutions, transportation and trucking, vocational training, and wholesaling.

He has prepared numerous financial advisory analyses and economic analyses for merger and acquisition purposes. These analyses include: identification of merger and acquisition targets, appraisal of synergistic and strategic benefits of targets, identification and assessment of divestiture and spin-off opportunities, economic analysis of alternative deal structures, negotiation and consummation of deals assessment of the fairness of proposed transactions, analysis of initial public offering (IPO) alternative pricing strategies, and design and valuation of alternative equity and debt instruments within a multitude investor environment.

He has prepared valuation engineering, value enhancement, and owner wealth maximization analyses. Valuation engineering involves the development and implementation of tactics and strategies designed to maximize the value of assets, properties, and business interests. Mr. Reilly routinely performs valuation engineering analyses for owners of close corporations and for owners of income producing real property. These valuation engineering analyses are performed for transaction pricing, intergenerational wealth transfer, and management information purposes.

Mr. Reilly conducts engineering depreciation, technological obsolescence and economic obsolescence studies for purposes of ad valorem property tax assessment appeal. These appraisals typically encompass the quantification of physical deterioration and functional, technological, and economic obsolescence of both real and personal property. These appraisals generally involve technology life cycle analyses and economic/product life cycle analyses.

Mr. Reilly has performed real estate appraisals and feasibility/development/investment analyses of the following types of properties: commercial office buildings, easements, facades, hospitals, hotels, industrial cooperatives, industrial and manufacturing facilities, industrial parks, land improvements and infrastructures, mines, nursing homes, quarries, railroads, regional shopping malls, residential apartment complexes, restaurants, retail stores, strip shopping malls, timber land, vacant rural land, vacant urban land, and warehouses. These appraisals have encompassed the following real estate interests: fee simple, leasehold interest, leasehold estate, possessory interests, life interests, reversionary interest, air rights, water rights, mineral rights, use rights and development rights. These appraisals have concluded the following standards of value: market value, fair value, insurable value, use value, collateral value, investment value and ad valorem value.

He has appraised the following types of tangible personal property: manufacturing machinery and equipment, processing macllillerv and equipment, mining and extractive equipment, construction equipment. data processing and office automation equipment, communications and telecommunications equipment, broadcasting equipment office furniture and fixtures, vehicles and transportation equipment, aircraft, and laboratory and scientific equipment.

Robert F. Reilly, CPA, CFA, ASA
Page 3

Mr. Reilly has been accepted as an expert witness on over 100 occasions in various federal, state, and international courts and before various state boards of equalization and tribunals. These litigation support services have related to business, stock, and asset appraisal matters and to economic damages matters. As an appraiser and economist, he has been an expert witness in the following types of litigation: bankruptcy, breach of contract, condemnation, conservatorship, corporate dissolution, expropriation, federal income tax. gift and estate tax, infringement (value of intangible assets), marital dissolution, minority shareholder rights, property tax appeal, reasonableness of executive compensation, solvency and insolvency, stockholder suits, tortious damages, and reasonableness of royalty rates and/or transfer prices.

He has served as a court-appointed arbitrator with respect to minority squeeze-out merger shareholder rights actions.

PREVIOUS EXPERIENCE

Prior to Willamette Management Associates, Robert Reilly was a partner and national director of the Deloitte & Touche Valuation Group, the valuation and appraisal practice of the Big Six accounting and consulting firm. At Deloitte & Touche, Mr. Reilly authored the Valuation Group Practice Policy Manual and the Valuation Group Report Writing and Editorial Policy Manual. In addition, he was chairman of the practice's policymaking professional practices committees for business and stock valuation matters and for litigation support and dispute resolution matters.

Prior to founding the Deloitte & Touche Valuation Group, Robert Reilly was vice president of Arthur D. Little Valuation, Inc., a national appraisal firm. He was also Chairman of the firm's policymaking professional practices committee for financial valuation matters.

Prior to that, Mr. Reilly was associated with Huffy Corporation, a diversified manufacturing firm. As director of corporate development, he was responsible for strategic planning and acquisition/divestiture analyses. As internal audit director, he was responsible for financial, operational, and EDP audit activities. As corporate tax manager, he was responsible for all tax research, planning, and compliance. As financial analyst, he was responsible for financial and operational planning.

Prior to that, he was a senior consultant for Booz, Allen & Hamilton, an international management consulting firm. He consulted in the areas of financial analysis, planning, and control for clients in the transportation industry.

EDUCATION

Master of Business Administration, Finance, Columbia University Graduate School of Business

Bachelor of Arts, Economics, Columbia University

 Robert F. Reilly, CPA, CFA, ASA
 Page 4

PROFESSIONAL AFFILIATIONS

Certified Public Accountant (Ohio and Illinois)
Certified Management Accountant
Certified Manufacturing Engineer
Enrolled Agent (licensed to practice before the lRS)
Accredited Tax Advisor (ATA)--Accreditation Council for Accountancy & Taxation Accredited Senior Appraiser (ASA)--American Society of Appraisers, in business valuation
Certified Real Estate Appraiser (CREA)--National Association of Real Estate
  Appraisers
Chartered Financial Analyst (CFA)--Association of Investment Management and
  Research
Certified Review Appraiser (CRA)--National Association of Review Appraisers and Mortgage Underwriters

From 1987 through 1989, Mr. Reilly served as an examiner for the Board of Examiners--the examination and certification division--of the American Society of Appraisers, the national standards setting and certification organization in the appraisal industry.

Mr. Reilly is a member of the American Bankruptcy Institute, American Economic Association, American Institute of Certified Public Accountants, American Society of Appraisers, Business Valuation Association, The ESOP Association, Illinois Society of Certified Public Accountants, Institute of Chartered Financial Analysts, Institute of Property Taxation, Institute of Management Accountants, National Association of Business Economists, National Association of Real Estate Appraisers, Ohio Society of Certified Public Accountants, and Society of Manufacturing Engineers.

Mr. Reilly is a state certified general real estate appraiser in the states of Illinois, Virginia, Utah, and Oregon.

He has completed the following real estate appraisal courses offered by the Appraisal Institute: 110--appraisal principles, 120--appraisal procedures, 210-- residential case study, 310--basic income capitalization, 320--general applications, 410--standards of professional practice A, 420--standards of professional appraisal practice B, 510--advanced income capitalization, 520-- highest and best use analysis, 530--advanced cost and sales comparison approaches, 540--report writing and valuation analysis, and 550--advanced applications.

He is a state certified affiliate of the Appraisal Institute.

                                                                       EXHIBIT H


                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  PSINET INC.

               UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW


      The undersigned, being the President and Assistant Secretary of PSINet Inc. (the "Corporation"), respectively, in order to amend the Corporation's Certificate of Incorporation, do hereby certify that:

      FIRST:  The name of the Corporation is PSINet Inc.
      -----

      SECOND:  The Certificate of Incorporation of the Corporation was filed
      ------
with the Department of State of the State of New York on October 21, 1988 under the name Graphic Specialty Finishers, Inc.

      THIRD:  The Certificate of Incorporation is hereby amended to effect the
      -----
following amendment authorized by the Business Corporation Law:

        (a) To amend Paragraph FOURTH, relating to the aggregate number of shares which the Corporation shall have authority to issue, (i) to increase the aggregate number of shares and common shares that the Corporation shall have authority to issue to an aggregate of Two Hundred Eighty Million (280,000,000) shares, of which Two Hundred Fifty Million (250,000,000) shares shall be Common Stock, $.01 par value per share, and Thirty Million (30,000,000) shares shall be Preferred Stock, $.01 par value per share, by authorizing for issuance an additional One Hundred Fifty Million (150,000,000) shares, all of which shares shall be Common Stock, $.01 par value per share.

      FOURTH:  To effect the foregoing:
      ------

        (a) The second and third sentences of Paragraph FOURTH are hereby amended to read in their entirety as follows:

              FOURTH: The total number of shares of capital stock that the Corporation is authorized to issue is Two Hundred Eighty Million (280,000,000). The total number of shares of Common Stock that the Corporation shall have authority to issue is Two Hundred Fifty Million (250,000,000).

      FIFTH:  The foregoing amendments and changes to the Certificate of
      -----
Incorporation were authorized by the affirmative vote of the members of the Board of Directors of the Corporation at a meeting duly called and held on
_________   ___, 1997 followed by the affirmative vote of the holders of a majority of all outstanding shares of the Corporation entitled to vote thereon at a meeting of the Corporation's shareholders duly called and held on _________ ___, 1997, at which a quorum was at all times present and acting.

      IN WITNESS WHEREOF, we have made and subscribed this Certificate and hereby affirm under the penalties of perjury that its contents are true this ____ day of __________, 1997.


                              _______________________________________
                              William L. Schrader, President


                              _______________________________________
                              Teresa Zajonczkoski, Assistant Secretary

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  PSINET INC.
               UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW








                                   FILED BY:
                      NIXON, HARGRAVE, DEVANS & DOYLE LLP
                               437 MADISON AVENUE
                           NEW YORK, NEW YORK  10022

                                                                       EXHIBIT I


                    ISTAR CONSOLIDATED FINANCIAL STATEMENTS

                             [LETTERHEAD OF KPMG]



AUDITORS' REPORT TO THE DIRECTORS


We have audited the consolidated balance sheets of iSTAR internet inc. as at May 31, 1997 and 1996 and the consolidated statements of operations and deficit and changes in financial position for the years ended May 31, 1997 and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.


In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at May 31, 1997 and 1996 and the results of its operations and the changes in its financial position for the years then ended in accordance with Canadian generally accepted accounting principles.


Significant differences between Canadian and United States generally accepted accounting principles are quantified and explained in Note 20 to the financial statements.


/s/ KPMG


Chartered Accountants

Ottawa, Canada

July 10, 1997, except for notes 12, 18, 19 and 20 which are as at December 5,
1997


COMMENTS BY AUDITOR FOR U.S. READERS ON CANADA-U.S. REPORTING DIFFERENCE


In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by conditions and events that cast substantial doubt on the Company's ability to continue as a going concern, such as those described in
Note 19 to the financial statements which is as at December 5, 1997. Canadian reporting standards do not permit a reference to such events and conditions in the auditor's report when these are adequately disclosed in the financial statements.


/s/ KPMG


Chartered Accountants

Ottawa, Canada

December 5, 1997

                      Consolidated Financial Statements of



                              ISTAR INTERNET INC.




                  Three Months Ended August 31, 1997 and 1996

ISTAR INTERNET INC.
Consolidated Balance Sheets
(Unaudited)

August 31, 1997 and 1996
(In thousands of Canadian dollars)

---------------------------------------------------------------------
                                                    1997       1996
---------------------------------------------------------------------

                                  ASSETS
                   Current Assets
    Cash and marketable securities                $  1,383   $  8,492
    Accounts receivable                             10,067      7,934
    Inventory                                          472        291
    Prepaid expenses and other assets                1,423        655
    Funds held in escrow                             8,210          -
---------------------------------------------------------------------
                                                    21,555     17,372

    Property and equipment                          14,539     11,782

    Customer lists and goodwill                          -     16,090
---------------------------------------------------------------------
                                                  $ 36,094   $ 45,244
---------------------------------------------------------------------

    LIABILITIES AND SHAREHOLDERS' EQUITY

    Current liabilities:
    Loan payable                                  $  2,000   $
                                                             -
    Accounts payable and accrued liabilities        13,352      9,007
    Deferred revenue                                 1,500      1,567
    Current portion of capital lease obligations     3,406      1,702
---------------------------------------------------------------------
                                                    20,258     12,276

    Capital lease obligations                        3,404      1,501

    Deferred leasehold inducements                     694        334

    Shareholder's equity:
    Share capital                                   83,020     55,656
    Share purchase warrants                            213      2,013
    Special warrants                                 8,210          -
    Contributed surplus                              2,871      2,871
    Deficit                                        (82,576)   (29,407)
---------------------------------------------------------------------
                                                    11,738     31,133
---------------------------------------------------------------------
                                                  $ 36,094   $ 45,244
---------------------------------------------------------------------

    See accompanying notes to consolidated financial statements.

ISTAR INTERNET INC.
Consolidated Statements of Operations and Deficit
(Unaudited)

Three months ended August 31, 1997 and 1996
(In thousands of Canadian dollars, except per share amounts)


---------------------------------------------------------------------
                                                  1997       1996
---------------------------------------------------------------------

Sales                                            $10,558    $ 7,347
Cost of sales                                      8,283      6,495
---------------------------------------------------------------------
Gross margin                                       2,275        852

Selling, general and administration expenses       6,945      7,181

---------------------------------------------------------------------
Operating loss before undernoted items            (4,670)    (6,329)

Depreciation and amortization                      2,441      1,797
Interest and bank charges, net                       432          3
---------------------------------------------------------------------
Net loss                                         $(7,543)   $(8,129)

---------------------------------------------------------------------

Net loss per share                                $(0.31)    $(0.43)
---------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

ISTAR INTERNET INC.
Consolidated Statements of Changes in Financial Position
(Unaudited)

Three months ended August 31, 1997 and 1996
(In thousands of Canadian dollars)



----------------------------------------------------------------------------------
                                                      1997             1996
----------------------------------------------------------------------------------
Cash provided by (used in):

Operations:
   Net loss                                             $(7,543)         $(8,129)
   Depreciation and amortization                          2,441            1,797
   Non-cash operating working capital                    (2,581)            (850)
----------------------------------------------------------------------------------
                                                         (7,683)          (7,182)

Financing:
   Capital lease obligations, net                          (870)            (526)
   Special warrants issued                                8,210                -
----------------------------------------------------------------------------------
                                                          7,340             (526)
Investing:
   Purchase of property and equipment                      (637)            (533)
   Funds held in escrow                                  (8,210)               -
----------------------------------------------------------------------------------
                                                        $(8,847)         $  (533)

----------------------------------------------------------------------------------
Decrease in cash position                                (9,190)          (8,241)

Cash position, beginning of period                        8,573           16,733

--------------------------------------------------------------------------------
Cash position, end of period                            $  (617)         $ 8,492


Cash position is defined as cash and marketable securities less loan payable. See accompanying notes to consolidated financial statements.

ISTAR INTERNET INC.

Notes to Consolidated Financial Statements

(Unaudited)


Three months ended August 31, 1997 and 1996
(All tabular amounts in thousands of Canadian dollars)

________________________________________________________________________________

iSTAR internet inc. provides advanced Internet services for businesses, institutions, and individuals. The Company provides customers with a range of networking expertise and Web-based products and services including business solutions with high-speed connection to the Internet through a national backbone network.


1. BASIS OF PRESENTATION:


     (a) These financial statements for the three months ended August 31, 1997 and the related footnote information are unaudited and have been prepared on a basis substantially consistent with the audited financial statements of iSTAR internet inc. ("the Company") as of May 31, 1997 appearing elsewhere in this proxy statement. These financial statements should be read in conjunction with the audited financial statements and the related notes to financial statements of the Company as of May 31, 1997 included elsewhere in this Proxy Statement. In the opinion of management, the accompanying unaudited financial statements contain all adjustments (consisting of normal recurring adjustments) which management considers necessary to present fairly the financial position of the Company at August 31, 1997 and the results of operations and the changes in its financial position for the three month periods ended August 31, 1997 and 1996. The results of operations for the three month period ended August 31, 1997 may not be indicative of the results expected for any succeeding period.


     (b) These consolidated financial statements have been revised from those previously released on October 9, 1997 by including $8,210,000 in funds held in escrow and the equivalent amount in special warrants. This revision relates to the recognition of the net proceeds held in escrow for 4,500,000 special warrants. The proceeds from the issuance of these special warrants were held in escrow until a receipt was issued by the appropriate Canadian securities regulatory authorities for a final prospectus qualifying the issue of the underlying common shares. The receipt was issued on September 10, 1997 and the proceeds released from escrow on September 16, 1997. The warrants were converted into common shares on September 18, 1997.


2. EVENTS SUBSEQUENT TO ISSUANCE ON OCTOBER 9, 1997 OF THE FIRST QUARTER FISCAL 1998 CONSOLIDATED FINANCIAL STATEMENTS- NETWORK PROVISIONING AGREEMENT, PROPOSED SALE OF BUSINESS AND THE GOING CONCERN ASSUMPTION:


     On August 29, 1997, the Company signed a network provisioning agreement
     (NPA) with Bell Sygma Inc. (Bell) to supply the Company with telecommunications facilities and services over five years. The fees for certain services performed by Bell between July 1, 1997 and June 30, 1999, up to $20,000,000, do not have to be paid prior to July 1, 1999 and are interest free. After this date, Bell has the right to demand repayment of the deferred fees on an interest free basis over the next three years in equal monthly installments.

ISTAR INTERNET INC.
Notes to Consolidated Financial Statements, page 2


Three months ended August 31, 1997 and 1996
(All tabular amounts in thousands of Canadian dollars)

________________________________________________________________________________

2. EVENTS SUBSEQUENT TO ISSUANCE ON OCTOBER 9, 1997 OF THE FIRST QUARTER FISCAL 1998 CONSOLIDATED FINANCIAL STATEMENTS- NETWORK PROVISIONING AGREEMENT, PROPOSED SALE OF BUSINESS AND THE GOING CONCERN ASSUMPTION (CONTINUED):


     The Company is obligated to pay Fonorola Inc. an amount which has not been finally determined but which is anticipated by the Company to be no more than $1,800,000, resulting from the early termination of the Company's supply agreement with Fonorola Inc. Under the NPA, Bell Sygma Inc. has agreed to pay 50% of this amount, which it will include in invoices to the Company in equal monthly amounts over the next five years.


     The implementation schedule of the NPA contemplated that Bell and the Company would complete the migration of the Company's network to Bell's network over a period of time ending on December 31, 1997. During the course of the migration, the Company expected it would realize increasing levels of deferral of its telecommunication costs with the full benefit of the NPA being achieved once the migration was completed.


     In mid-October, the Company learned that there were significant delays in the migration of the Company's network to the Bell system. This impacted the anticipated cash benefits of the NPA during the first six months of the 1998 fiscal year and into the third quarter. At that time the Company continued to focus on maintaining adequate capital resources until the full financial benefit of the NPA could be realized. As a result of the significant delays in the migration, the Company has used its cash resources to fund operating losses through the second quarter of fiscal 1998 and into the third quarter. The Company anticipates it will continue to generate operating losses over the next several quarters and will require additional amounts of capital to fund these operating losses.


     As a result of the demand on cash, the Company explored various options including seeking a purchaser. In late October 1997 the Company entered into discussions with PSINet Inc. (PSINet) and on November 10, 1997, PSINet, a United States internet service provider and iSTAR internet inc. announced that PSINet plans to acquire the Company and to merge it with its privately held Canadian subsidiary, PSINet Limited.

ISTAR INTERNET INC.
Notes to Consolidated Financial Statements, page 3


Three months ended August 31, 1997 and 1996
(All tabular amounts in thousands of Canadian dollars)

________________________________________________________________________________

2. EVENTS SUBSEQUENT TO ISSUANCE ON OCTOBER 9, 1997 OF THE FIRST QUARTER FISCAL 1998 CONSOLIDATED FINANCIAL STATEMENTS- NETWORK PROVISIONING AGREEMENT, PROPOSED SALE OF BUSINESS AND THE GOING CONCERN ASSUMPTION (CONTINUED):


     Under the merger arrangement, the Company's shareholders will be entitled to receive, for each common share of the Company, one $1.206,8% exchangeable redeemable preference share (an "Amalco Non-voting Exchangeable Share") in the company ("Amalco") continuing from the amalgamation of iSTAR with PSINet Limited. Dividends will accrue daily and will compound quarterly on the Amalco Non-voting Exchangeable Shares. Each Amalco Non-voting Exchangeable Share is exchangeable at certain times into US$0.86 of PSINet Common Stock valued at the ten day weighted average market price of PSINet Common Stock at the time of exchange plus a cash payment equal to all accrued and unpaid dividends. Up to 33 1/3% of the aggregate number of Amalco Non-voting Exchangeable Shares issued may be exchanged at the holder's option on April 1, 1998. Up to 66% of the aggregate number of Amalco Non-voting Exchangeable Shares issued (less any shares exchanged on April 1, 1998) may be exchanged at the holder's option on July 1, 1998. Any Amalco Non-voting Exchangeable Shares which remain outstanding on January 1, 1999 may be exchanged, at the holders' option, on or after that date. The shares will be automatically exchanged into shares of PSINet Common Stock in certain circumstances.


     The agreement also includes the immediate credit facility of $5,000,000 working capital from PSINet Limited to the Company. The transaction is expected to be completed by January 31, 1998. The offer is subject to certain closing conditions including government and regulatory approvals. The offer is also conditional upon a satisfactory arrangement with Bell, regarding the Network Provisioning Agreement.


     The Company expects the purchase by PSINet to be completed by January 31, 1998. If this sale is not completed the Company will be obligated to repay to PSINet any amounts borrowed however, the Company currently does not have any other available sources of financing.


     These consolidated financial statements have been prepared on a going concern basis in accordance with generally accepted accounting principles. The going concern basis of presentation assumes the Company will continue its operation for the foreseeable future and be able to realize its assets and discharge its liabilities in the normal course of business. These consolidated financial statements do not give effect to the adjustments to the carrying value of assets and liabilities and to the reported revenues and expenses, and the balance sheet classifications used that would be necessary should the Company be unable to find new sources of financing to operate in the ordinary course of business.

ISTAR INTERNET INC.
Notes to Consolidated Financial Statements, page 4

Three months ended August 31, 1997 and 1996
(All tabular amounts in thousands of Canadian dollars)

--------------------------------------------------------------------------------

3. UNITED STATES ACCOUNTING PRINCIPLES:


   This financial statement note has been prepared because the consolidated financial statements of the Company will be included in a proxy statement to be issued to the shareholders of PSINet Inc.


   The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in Canada (Canadian GAAP) which in the case of the Company differ in the following material respects from those generally accepted in the United States (U.S. GAAP).


   (a)   Statements of operations:


         If U.S. GAAP were employed, the net loss and loss per share would be adjusted as follows:



------------------------------------------------------------------------------------
                                                                      1997      1996
------------------------------------------------------------------------------------

Net loss under Canadian GAAP                                         $7,543    $8,129

Adjustments:
   Compensation element of: stock options issued to employees and; contingent consideration paid to acquire companies and
      businesses                                                          -       911

   Customer lists and goodwill amortization and write-off                 -        16

------------------------------------------------------------------------------------
Net loss under U.S. GAAP                                             $7,543    $9,056
------------------------------------------------------------------------------------

Net loss per share under U.S. GAAP                                   $(0.31)   $(0.48)
=====================================================================================

(b)  Balance sheets:

The cumulative effect of the adjustments on the consolidated assets and shareholders' equity are as follows:


---------------------------------------------------------------------------------------
                                                                       1997      1996
---------------------------------------------------------------------------------------

Total assets under Canadian GAAP                                     $36,094   $45,244

Adjustments:
   Restricted cash                                                        -        455
   Customer lists and goodwill                                            -        766
---------------------------------------------------------------------------------------
Total assets under U.S. GAAP                                         $36,094   $46,465
---------------------------------------------------------------------------------------

ISTAR INTERNET INC.
Notes to Consolidated Financial Statements, page 5

Three months ended August 31, 1997 and 1996
(All tabular amounts in thousands of Canadian dollars)

--------------------------------------------------------------------------------

3.  UNITED STATES ACCOUNTING PRINCIPLES (CONTINUED):


  (b)  Balance sheets (continued):

       The cumulative effect of the adjustments on the consolidated assets and shareholders' equity is as follows:

 ----------------------------------------------------------------------
                                                      1997        1996
 ----------------------------------------------------------------------

  Total shareholders' equity under Canadian GAAP      $11,738  $ 31,133

  Adjustments:
     Issue of stock options and common shares
       to acquire companies and businesses                  -    11,965
     Selling, general and administration expenses           -   (10,727)
     Customer lists and goodwill amortization and
       write-off                                            -       (17)

 ----------------------------------------------------------------------
  Total shareholders' equity under U.S. GAAP  $     11,738  $   32,354
 ----------------------------------------------------------------------


  (c) Statements of changes in financial position:


     Under U.S. GAAP, financing and investing activities not involving a receipt or outlay of cash are excluded from the consolidated statements of changes in financial position. Accordingly, the following investing and financing activities would not be presented in the consolidated statement of changes in financial position for the years ended May 31, 1997 and 1996 but would be shown supplementally:


 ------------------------------------------------------------------------------
                                                                  1997    1996
 ------------------------------------------------------------------------------

  Financing activities under Canadian GAAP                      $7,340    $(526)
  Adjustments:
     Additional capital lease obligations on acquisition of
       property and equipment                                     (492)    (118)
     Increase in loans payable                                   2,000        -

 ------------------------------------------------------------------------------
  Financing activities under U.S. GAAP                          $8,848     (644)
 ------------------------------------------------------------------------------

  Investing activities under Canadian GAAP                     $(8,847)   $(533)
  Adjustment
     Property and equipment purchases financed
       through capital leases                                      492      118


 ------------------------------------------------------------------------------
  Investing activities under U.S. GAAP                   $      (8,355)  $ (415)
 ------------------------------------------------------------------------------

                      Consolidated Financial Statements of



                              ISTAR INTERNET INC.



                       Years ended  May 31, 1997 and 1996

                             [LETTERHEAD OF KPMG]

AUDITORS' REPORT TO THE DIRECTORS


We have audited the consolidated balance sheets of iSTAR internet inc. as at May 31, 1997 and 1996 and the consolidated statements of operations and deficit and changes in financial position for the years ended May 31, 1997 and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.


In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at May 31, 1997 and 1996 and the results of its operations and the changes in its financial position for the years then ended in accordance with Canadian generally accepted accounting principles.


Significant differences between Canadian and United States generally accepted accounting principles are quantified and explained in Note 20 to the financial statements.


/s/ KPMG


Chartered Accountants

Ottawa, Canada

July 10, 1997, except for notes 12, 18, 19 and 20 which are as at December 5,
1997


COMMENTS BY AUDITOR FOR U.S. READERS ON CANADA-U.S. REPORTING DIFFERENCE


In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by conditions and events that cast substantial doubt on the Company's ability to continue as a going concern, such as those described in
Note 19 to the financial statements which is as at December 5, 1997. Canadian reporting standards do not permit a reference to such events and conditions in the auditor's report when these are adequately disclosed in the financial statements.


/s/ KPMG


Chartered Accountants

Ottawa, Canada

December 5, 1997

ISTAR INTERNET INC.
Consolidated Balance Sheets

May 31, 1997 and 1996
(In thousands of Canadian dollars)


---------------------------------------------------------------------
                                                    1997       1996
---------------------------------------------------------------------

Assets
Current Assets
  Cash and marketable securities (note 3)         $ 12,073   $ 16,733
  Accounts receivable (note 4)                      10,027      8,595
  Inventory                                            371        284
  Other Assets (note 5)                                606        731
---------------------------------------------------------------------
                                                    23,077     26,343
Property and equipment (note 6)                     16,343     12,640
Customer lists and goodwill (notes 2 and 7)              -     16,497
---------------------------------------------------------------------
                                                  $ 39,420   $ 55,480
---------------------------------------------------------------------
Liabilities and Shareholders' Equity
Current liabilities:
  Bank indebtedness (note 8)                      $  3,500          -
  Accounts payable and accrued liabilities        $ 14,829   $ 10,310
  Deferred revenue                                   1,630      1,858
  Current portion of capital lease obligations       3,139      1,999
---------------------------------------------------------------------
                                                    23,098     14,167

Capital lease obligations (note 9)                   4,540      1,730
Deferred leasehold inducements                         710        321
Shareholder's equity:
  Share capital (note 10)                           83,015     55,656
  Share purchase warrants (note 10(d))                 218      2,013
  Contributed surplus (note 10(e))                   2,871      2,871
  Deficit                                          (75,032)   (21,278)
---------------------------------------------------------------------
                                                    11,072     39,262
Commitments (note 11)
Contingencies (note 12)
---------------------------------------------------------------------
                                                  $ 39,420   $ 55,480
---------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

On behalf of the Board:

____________________  Director

____________________  Director

ISTAR INTERNET INC.
Consolidated Statements of Operations and Deficit

Years ended May 31, 1997 and 1996
(In thousands of Canadian dollars, except per share amounts))

-------------------------------------------------------------------------
                                                       1997       1996
-------------------------------------------------------------------------

Sales                                                $ 34,043   $ 19,405

Cost of sales                                          30,558     13,596
-------------------------------------------------------------------------
Gross Margin                                            3,485      5,809

Selling, general and administration expenses           32,624     22,147

-------------------------------------------------------------------------
Operating loss before undernoted items                (29,139)   (16,338)

Depreciation and amortization                           6,519      2,947
Interest and bank charges, net (note 9)                   113       (546)

-------------------------------------------------------------------------
Operating loss before non-recurring charges           (35,771)   (18,739)

Integration costs                                         585      1,699
Write-off of customer lists and goodwill (note 7)      17,398          -

-------------------------------------------------------------------------
Net Loss                                              (53,754)   (20,438)


Deficit, beginning of year                            (21,278)      (840)


-------------------------------------------------------------------------
Deficit, end of year                                 $(75,032)  $(21,278)
-------------------------------------------------------------------------


Net loss per share (note 14)                           $(2.42)    $(1.70)
-------------------------------------------------------------------------


See accompanying notes to consolidated financial statements.

ISTAR INTERNET INC.
Consolidated Statements of Changes in Financial Position

Years ended May 31, 1997 and 1996
(In thousands of Canadian dollars)

------------------------------------------------------------------------------
                                                            1997       1996
------------------------------------------------------------------------------

Cash provided by (used in):

Operations:
 Net loss                                                 $(53,754)  $(20,438)
 Add non-cash items:
  Depreciation and amortization                              6,519      2,947
  Write-off of customer lists and goodwill                  17,398          -
  Non-cash operating working capital                         3,286       (381)
------------------------------------------------------------------------------
                                                           (26,551)   (17,872)
Financing:
 Common shares and warrants issued, net of issue costs      25,564     57,245
 Capital lease obligations, net                              3,950      3,457
 Due from related parties                                        -       (373)
 Payments on long-term debt, net                                 -       (578)
 Contributed surplus                                             -      2,871

------------------------------------------------------------------------------
                                                            29,514     62,622
Investing:
 Purchase of property and equipment                         (8,635)   (10,158)
 Acquisition of companies and businesses                    (2,488)   (17,921)

------------------------------------------------------------------------------
                                                           (11,123)   (28,079)

------------------------------------------------------------------------------
Increase (decrease) in cash position                        (8,160)    16,671

Cash position, beginning of year                            16,733         62

------------------------------------------------------------------------------
Cash position, end of year                                  $8,573    $16,733
------------------------------------------------------------------------------

Cash position is defined as cash and marketable securities less bank indebtedness.


See accompanying notes to consolidated financial statements.

ISTAR INTERNET INC.
Notes to Consolidated Financial Statements


Years ended May 31, 1997 and 1996
(All tabular amounts in thousands of Canadian dollars)

------------------------------------------------------------------------------

iSTAR internet inc. provides advanced Internet services for businesses, institutions, and individuals. The Company provides customers with a range of networking expertise and Web-based products and services including business solutions with high-speed connection to the Internet through a national backbone network.


1.  Summary of significant accounting policies:


  (a)  Basis of consolidation:


     The consolidated financial statements include the accounts of the Company
     and its wholly-owned     subsidiaries.  All  significant intercompany
     accounts and transactions have been eliminated on consolidation.


  (b)  Marketable securities:


     Marketable securities are stated at cost, which approximate market value.


  (c)  Inventory:


     Inventory is stated at the lower of cost and net realizable value.


  (d)  Property and equipment:


     Property and equipment is stated at cost. Depreciation and amortization are provided on the straight-line basis using the following annual rates:


------------------------------------------------------------------------------
     Asset Type                                               Rate
------------------------------------------------------------------------------

  Computer and network equipment                              33%

  Computer software                                           50%

  Furniture and equipment                                     20%

  Leasehold improvements                                      16.67%

  Trade show equipment                                        50%
------------------------------------------------------------------------------

  (e)  Customer lists and goodwill:


     Customer lists and goodwill represent the excess of the purchase price of acquired companies and businesses over the fair value assigned to the identifiable net assets acquired. Customer lists and goodwill are being amortized on a straight-line basis over a 12 year period. On an ongoing basis, management reviews the valuation and amortization of customer lists and goodwill, taking into consideration any events and circumstances which might have impaired fair value. The amount of customer lists or goodwill impairment, if any, is measured based on management's estimate of fair value.

ISTAR INTERNET INC.
Notes to Consolidated Financial Statements, page 2


Years ended May 31, 1997 and 1996
(All tabular amounts in thousands of Canadian dollars)
------------------------------------------------------------------------------


1.  Summary of significant accounting policies (continued):


  (f)  Leases:


     Leases are classified as either capital or operating in nature. Capital leases are those which substantially transfer the benefits and risks of ownership to the lessee. Assets acquired under capital leases are depreciated at the same rates as those described in note 1(d). Obligations recorded under capital leases are reduced by rental payments net of imputed interest.


  (g) Deferred leasehold inducements:

     The Company amortizes deferred leasehold inducements on a straight-line basis over the terms of the respective leases.


  (h)  Revenue recognition:

     Revenues from dial-up access, direct connect, consulting and training services are recognized at the time services are rendered. Billings in advance of services are recorded as deferred revenue and recognized at the time services are rendered. Revenue from the sale of software, including sales to distributors and resellers, is recognized when the products are installed.


2.  Acquisitions of companies and businesses:


  On August 10, 1995, the Company amalgamated with NSTN Incorporated (NSTN), an Internet service provider operating primarily in Eastern Canada. This transaction has been accounted for by the purchase method with the results of operations of NSTN included in the Company's financial statements from the date of amalgamation.


  During fiscal 1996, the Company acquired eight other companies and businesses engaged in providing Internet services. These acquisitions have been accounted for by the purchase method and the results of operations have been included from the respective dates of acquisition.

ISTAR INTERNET INC.
Notes to Consolidated Financial Statements, page 3


Years ended May 31, 1997 and 1996
(All tabular amounts in thousands of Canadian dollars)

------------------------------------------------------------------------------

2.  Acquisitions of companies and businesses (continued):


  The total consideration provided by the Company in exchange for all the issued and outstanding shares of the companies and business assets acquired is as follows:

--------------------------------------------------
                                          May 31
                                          1996
--------------------------------------------------

Net identifiable assets acquired:
 Non-cash current assets                  $ 2,001
 Property, plant & equipment                3,241
 Bank indebtedness                           (295)
 Due to related parties                      (373)
 Current liabilities                       (3,789)
 Long term debt                              (613)
--------------------------------------------------
                                              172

Customer lists and goodwill                17,454
--------------------------------------------------
                                          $17,626
--------------------------------------------------

Consideration provided:
  Cash                                    $ 8,094
  Common shares (3,507,976.5 shares)        4,648
  Contributed surplus                       2,871
  Performance warrants                      2,013

--------------------------------------------------
                                          $17,626
--------------------------------------------------

During 1997, additional common shares and share warrants in the amount of $2,089,606 were recorded for these acquisitions. At May 31, 1996, this consideration was contingent on certain events that were resolved during 1997. The additional consideration was recorded as an increase to customer lists and goodwill.


3.  Cash and marketable securities:


  Cash and marketable securities includes marketable securities of $6,281,663 (1996 - $14,676,792). The marketable securities mature within 30 days and bear interest at rates ranging from 2.75% to 3.05% (1996 -4.75% to 5.05%).

ISTAR INTERNET INC.
Notes to Consolidated Financial Statements, page 4


Years ended May 31, 1997 and 1996
(All tabular amounts in thousands of Canadian dollars)

--------------------------------------------------

4.  Accounts receivable:


    Included in accounts receivable is an allowance for doubtful accounts of $1,902,251 (1996 - $1,139,095).


5.  Other assets:


                    1997   1996
--------------------------------
Prepaid expenses    $ 495  $ 520
Employee loans        111    211
--------------------------------
                    $ 606  $ 731
--------------------------------

6.  Property and equipment:


                                             Accumulated      1997       1996
                                            depreciation
                                                 and          Net      Net book
                                    Cost    amortization      book      value
                                                             value
-------------------------------------------------------------------------------
Property under capital leases:
     Computer equipment            $10,510          $2,359    $ 8,151   $ 3,597
     Furniture and equipment           536             107        429       536
Computer and network
     equipment                       8,908           3,894      5,014     6,497
Computer software                    1,862             649      1,213       445
Furniture and equipment              1,170             342        828       757
Leasehold improvements                 803             167        636       634
Trade show equipment                   204             132         72       174
-------------------------------------------------------------------------------
                                   $23,993          $7,650    $16,343   $12,640
-------------------------------------------------------------------------------


 Cost and accumulated depreciation and amortization at May 31, 1996 amounted to $15,398,828 and $2,759,034, respectively.


7. Customer lists and goodwill:


 Management has evaluated that there has been a permanent impairment in the fair value of customer lists and goodwill in that the future benefit is unlikely. This is due to many factors including the evolution of the Company from a provider of primarily access-related products to a provider of business solutions products and services. Therefore, the entire balance of $17,398,250 has been written off.

ISTAR INTERNET INC.
Notes to Consolidated Financial Statements, page 5


Years ended May 31, 1997 and 1996
(All tabular amounts in thousands of Canadian dollars)

-------------------------------------------------------------------------------

8.  Bank indebtedness:


  Bank indebtedness comprises an operating loan in the amount of $3,500,000 that was repaid in June 1997 (see note 18(b)).


9.  Capital lease obligations:


-------------------------------------------------------------------------------
                                                            1997    1996
-------------------------------------------------------------------------------
  1997                                                 $   -        $2,294
  1998                                                  3,676        1,485
  1999                                                  3,345          200
  2000                                                  1,757          145
  2001                                                     67           83

-------------------------------------------------------------------------------
  Total minimum lease payments                          8,845        4,207

Less amount representing interest at an average
  rate of 9.3%                                          1,166          478

-------------------------------------------------------------------------------
Present value of minimum lease payments                 7,679        3,729

Current portion of obligations under capital leases     3,139        1,999

-------------------------------------------------------------------------------
                                                       $4,540       $1,730
-------------------------------------------------------------------------------


  Included in interest and bank charges is interest on capital lease obligations of $276,254 (1996 - $202,119).


10.  Share capital:


  The number of shares and amounts per share in these financial statements have been retroactively adjusted to give effect to a 2.5 for 1 share split, pursuant to articles of amendment filed on November 9, 1995.


     (a)   Authorized:


        The Company has an unlimited number of authorized common shares.

ISTAR INTERNET INC.
Notes to Consolidated Financial Statements, page 6


Years ended May 31, 1997 and 1996
(All tabular amounts in thousands of Canadian dollars)

-------------------------------------------------------------------------------
10. Share capital (continued:)

(b) Issued:
    The Company's common share transactions are as follows:


--------------------------------------------------------------------------------------------
                                                                   Number of shares   Amount
---------------------------------------------------------------------------------------------
Issued for cash                                                         1,818,787.5   $   424
---------------------------------------------------------------------------------------------
Balance, May 31, 1995                                                   1,818,787.5       424
Issued:
   For cash in initial public offering, net of issue costs              3,275,980.0    35,508
   On conversion of special warrants, net of issue costs                6,000,000.0    11,078
   For acquisitions                                                     3,507,976.5     4,648
   For cash                                                             2,661,212.5     3,156
   On conversion of options                                               300,000.0       600
   To employees, directors                                              1,295,814.0       242
---------------------------------------------------------------------------------------------
Balance, May 31, 1996                                                  18,859,770.5    55,656
Issued:
   For cash in public and private offerings, net of issue costs         5,290,918.0    23,720
   On conversion of share purchase warrants                               289,583.5     2,008
   On conversion of performance and litigation warrants                   174,437.0     1,631
---------------------------------------------------------------------------------------------
Balance, May 31, 1997                                                  24,614,979.0   $83,015
---------------------------------------------------------------------------------------------

  On May 29, 1997, the Company issued 2,220,869 common shares in exchange for all of the outstanding shares of a corporation in which two of the Company's directors were shareholders. The only asset of this corporation is 2,220,869 iSTAR internet inc. common shares issued in previous periods. As a result of this transaction the Company indirectly holds iSTAR internet inc. shares. These shares have been removed from the transaction summary provided above.


(c) Stock options:


  At May 31, 1997, 2,070,537 options exercisable between $2.20 and $12.00 were outstanding. These options may be exercised between one month and 5 years from the date of grant

ISTAR INTERNET INC.
Notes to Consolidated Financial Statements, page 7


Years ended May 31, 1997 and 1996
(All tabular amounts in thousands of Canadian dollars)

--------------------------------------------------------------------------------

10.  Share capital (continued):


   (d)  Warrants:


      On September 24, 1996, the Company issued 366,750 warrants in connection with a private offering. At May 31, 1997, 48,107 warrants are outstanding and exercisable at a price of $4.10 per warrant until September 28, 1998.


      On October 29, 1996, the Company issued 1,450,000 warrants in connection with the public offering. At May 31, 1997, these warrants are outstanding and exercisable at a price of $6.75 until November 12, 1997.


      At May 31, 1997, the Company has warrants outstanding and exercisable into 46,940 common shares relating to 1996 acquisitions.


   (e)  Contributed surplus:


      The statutory amalgamation on August 10, 1995 of the Company and NSTN Incorporated resulted in contributed surplus of $2,871,199.


11.  Commitments:


   The Company is committed to payments under operating leases for office space and office equipment. Annual payments are: 1998 - $923,478; 1999 - $929,662; 2000 - $932,802; 2001 -$865,675; 2002 - $655,186; and $2,138,236
   thereafter.


   The Company is also committed to payments under operating leases for computer and network equipment. Annual payments are: 1998 - $3,420,247; 1999 - $3,230,011; and 2000 - $2,383,576.


12.  Contingencies:


   (a) The Company is the defendant and counter-claimant in a claim arising from the normal course of business. Since this claim is in its early stages, legal counsel cannot determine what the outcome will be. However, management expects that the financial impact arising from this claim will not be material.


      On November 26, 1997, the plaintiff accepted a settlement offer from the Company, which will be recorded in the financial statements of the Company for the second quarter ended November 30, 1997.

   (b) The Company has $2,875,000 of letters of credit outstanding in favour of three of its major suppliers.


      During the second quarter of fiscal 1998 all letters of credit were released by suppliers in exchange for renegotiated equipment leasing arrangements that included accelerated lease payments.

ISTAR INTERNET INC.
Notes to Consolidated Financial Statements, page 8


Years ended May 31, 1997 and 1996
(All tabular amounts in thousands of Canadian dollars)

--------------------------------------------------------------------------------

13.  Income taxes:


   The Company has income tax losses of approximately $58,600,000 (1996 - $21,400,000) which include tax losses acquired on the acquisition of certain subsidiaries. These losses are generally available to reduce future taxable income up to 2004. The benefit of these losses has not been recognized in these financial statements.


14.  Net loss per share:


   The net loss per share figures are calculated based on the weighted average number of common shares outstanding of 22,224,230 shares (1996 - 12,053,453 shares).


   The potential exercise of stock options and warrants would not have a dilutive impact on the net loss per common share.


15.  Related party transactions:


   During the year ended May 31, 1997, the Company purchased $1,003,740 (1996 - $1,814,829) of software, hardware and management services from a corporation in which a Company director is a shareholder.


   The Company paid consulting fees of $244,549 (1996 - $517,904) to a corporation in which two of the Company's directors are shareholders.


   During the year, the Company purchased $982,374 (1996 - $618,278) of software and hardware from a corporation in which one of the corporation's shareholders is a director of the Company.


   During the year, the Company purchased $63,036 (1996 - $nil) of financial services from a corporation that is a shareholder and holds a seat on the board of directors of the Company. The Company also sold $252,688 (1996 - $Nil) of services to this same corporation.

   Included in accounts receivable as at May 31, 1997 are amounts due from related parties of $168,465 (1996 - $81,456). Included in accounts payable and accrued liabilities as at May 31, 1997 are amounts due to related parties of $473,198 (1996 - $828,705).

ISTAR INTERNET INC.
Notes to Consolidated Financial Statements, page 9


Years ended May 31, 1997 and 1996
(All tabular amounts in thousands of Canadian dollars)

--------------------------------------------------------------------------------

16.  Segmented information:


   Management has determined that the Company operates in one dominant industry segment, being commercially-focused Internet products, and in one dominant geographic segment, being Canada.


17.  Financial instruments:


   The carrying values of cash and marketable securities, accounts receivable, bank indebtedness, accounts payable and accrued liabilities and capital lease obligations approximate their fair values.


18.  Subsequent events:


   (a)  Special warrants:


      On July 31, 1997, the Company issued 4,500,000 special warrants at a price of $2.00 each for proceeds of $9,000,000. Each special warrant was convertible without further payment into common shares of the Company on a one-for-one basis. The proceeds from the issuance of the special warrants were held in escrow until a receipt was issued by the appropriate Canadian securities regulatory authorities for a final prospectus qualifying the issue of the underlying common shares. The receipt was issued on September 10, 1997 and the proceeds released from escrow on September 16, 1997. The warrants were converted into common shares on September 18, 1997.


   (b)  Credit facility:


      On August 1, 1997, the Company entered into a loan agreement with The Bank of Nova Scotia, Jefferson Partners Capital Limited and Jefferson Partners Holdco Inc. for up to $4,000,000. As at August 8, 1997, $2,000,000 was advanced and another $2,000,000 was advanced upon execution of the Network Provisioning Agreement (note 19). The principal portion of the fees payable to the lenders for this facility was 200,000 warrants convertible into common shares for no additional consideration. This credit facility is secured by existing security in favour of The Bank of Nova Scotia and by a general assignment of book debts in favour of Jefferson Partners Capital Limited. The proceeds of the Special Warrants (note 18(a)) was used to repay the amount outstanding under this facility and the warrants were converted into common shares on September 18, 1997.

ISTAR INTERNET INC.
Notes to Consolidated Financial Statements, page 10

--------------------------------------------------------------------------------

Years ended May 31, 1997 and 1996
(All tabular amounts in thousands of Canadian dollars)

19. Network provisioning agreement, proposed sale of business and the going concern assumption:


   On August 29, 1997, the Company signed a network provisioning agreement (NPA) with Bell Sygma Inc. (Bell) to supply the Company with telecommunications facilities and services over five years. The fees for certain services performed by Bell between July 1, 1997 and June 30, 1999, up to $20,000,000, do not have to be paid prior to July 1, 1999 and are interest free. After this date, Bell has the right to demand repayment of the deferred fees on an interest free basis over the next three years in equal monthly installments.


   The Company is obligated to pay Fonorola Inc. an amount which has not been finally determined but which is anticipated by the Company to be no more than $1,800,000, resulting from the early termination of the Company's supply agreement with Fonorola Inc. Under the NPA, Bell Sygma Inc. has agreed to pay 50% of this amount, which it will include in invoices to the Company in equal monthly amounts over the next five years.


   The implementation schedule of the NPA contemplated that Bell and the Company would complete the migration of the Company's network to Bell's network over a period of time ending on December 31, 1997. During the course of the migration, the Company expected it would realize increasing levels of deferral of its telecommunication costs with the full benefit of the NPA being achieved once the migration was completed.


   In mid-October, the Company learned that there were significant delays in the migration of the Company's network to the Bell system. This impacted the anticipated cash benefits of the NPA during the first six months of the 1998 fiscal year and into the third quarter. At that time the Company continued to focus on maintaining adequate capital resources until the full financial benefit of the NPA could be realized. As a result of the significant delays in the migration, the Company has used its cash resources to fund operating losses through the second quarter of fiscal 1998 and into the third quarter. The Company anticipates it will continue to generate operating losses over the next several quarters and will require additional amounts of capital to fund these operating losses.


   As a result of the demand on cash, the Company explored various options including seeking a purchaser. In late October 1997 the Company entered into discussions with PSINet Inc. (PSINet) and on November 10, 1997, PSINet, a United States internet service provider and iSTAR internet inc. announced that PSINet plans to acquire the Company and to merge it with its privately held Canadian subsidiary, PSINet Limited.

ISTAR INTERNET INC.
Notes to Consolidated Financial Statements, page 11

Years ended May 31, 1997 and 1996
(All tabular amounts in thousands of Canadian dollars)

--------------------------------------------------------------------------------

19. Network provisioning agreement, proposed sale of business and the going concern assumption (continued):


   Under the merger arrangement, the Company's shareholders will be entitled to receive, for each common share of the Company, one $1.206, 8% exchangeable redeemable preference share (an "Amalco Non-voting Exchangeable Share") in the company ("Amalco") continuing from the amalgamation of iSTAR with PSINet Limited. Dividends will accrue daily and will compound quarterly on the Amalco Non-voting Exchangeable Shares. Each Amalco Non-voting Exchangeable Share is exchangeable at certain times into US$0.86 of PSINet Common Stock valued at the ten day weighted average market price of PSINet Common Stock at the time of exchange plus a cash payment equal to all accrued and unpaid dividends. Up to 33 1/3% of the aggregate number of Amalco Non-voting Exchangeable Shares issued may be exchanged at the holder's option on April 1, 1998. Up to 66 2/3% of the aggregate number of Amalco Non-voting Exchangeable Shares issued (less any shares exchanged on April 1, 1998) may be exchanged at the holder's option on July 1, 1998. Any Amalco Non-voting Exchangeable Shares which remain outstanding on January 1, 1999 may be exchanged, at the holders' option, on or after that date. The shares will be automatically exchanged into shares of PSINet Common Stock in certain circumstances.


   The agreement also includes the immediate credit facility of $5,000,000 working capital from PSINet Limited to the Company. The transaction is expected to be completed by January 31, 1998. The offer is subject to certain closing conditions including government and regulatory approvals. The offer is also conditional upon a satisfactory arrangement with Bell, regarding the Network Provisioning Agreement.


   The Company expects the purchase by PSINet to be completed by January 31, 1998. If this sale is not completed the Company will be obligated to repay to PSINet any amounts borrowed however, the Company currently does not have any other available sources of financing.


   These consolidated financial statements have been prepared on a going concern basis in accordance with generally accepted accounting principles. The going concern basis of presentation assumes the Company will continue its operation for the foreseeable future and be able to realize its assets and discharge its liabilities in the normal course of business. These consolidated financial statements do not give effect to the adjustments to the carrying value of assets and liabilities and to the reported revenues and expenses, and the balance sheet classifications used that would be necessary should the Company be unable to find new sources of financing to operate in the ordinary course of business.

ISTAR INTERNET INC.
Notes to Consolidated Financial Statements, page 12


Years ended May 31, 1997 and 1996
(All tabular amounts in thousands of Canadian dollars)

--------------------------------------------------------------------------------

20.  United States Accounting Principles:


   This financial statement note has been prepared because the consolidated financial statements of the Company will be included in a proxy statement to be issued to the shareholders of PSINet Inc.


   The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in Canada (Canadian GAAP) which in the case of the Company differ in the following material respects from those generally accepted in the United States (U.S. GAAP).


   (a)  Statements of operations:


   If U.S. GAAP were employed, the net loss and loss per share would be adjusted as follows:

--------------------------------------------------------------------------------
                                                            1997    1996
--------------------------------------------------------------------------------


Net loss under Canadian GAAP                               $53,754   $20,438

   Adjustments:
      Compensation element of:  stock options issued
        to employees and; contingent consideration
        paid to acquire companies and businesses             2,062    10,727
      Customer lists and goodwill amortization and write-off   (67)       97

--------------------------------------------------------------------------------
   Net loss under U.S. GAAP                                $55,749   $31,262
--------------------------------------------------------------------------------

   Net loss under U.S. GAAP                                 $(2.51)   $(2.59)
--------------------------------------------------------------------------------


(b)  Balance sheets:


   The cumulative effect of the adjustments on the consolidated assets, liabilities and shareholders' equity is as follows:


--------------------------------------------------------------------------------
                                                            1997    1996
--------------------------------------------------------------------------------

   Total assets under Canadian GAAP                       $39,420  $55,480

   Adjustments:
      Restricted cash                                           -      455
      Customer lists and goodwill                               -      686

--------------------------------------------------------------------------------
   Total assets under U.S. GAAP                           $39,420  $56,621
--------------------------------------------------------------------------------

ISTAR INTERNET INC.
Notes to Consolidated Financial Statements, page 13


Years ended May 31, 1997 and 1996
(All tabular amounts in thousands of Canadian dollars)

--------------------------------------------------------------------------------

20.  United States Accounting Principles (continued):


   (b)  Balance sheets (continued):


      Total shareholderss equity under Canadian GAAP         $ 11,072 $ 39,262

   Adjustments:
   Issue of common shares and stock options to acquire
      companies and businesses                                 12,819   11,965
   Selling, general and administration expenses               (12,789) (10,727)
   Customer lists and goodwill amortization and write-off         (30)     (97)

-------------------------------------------------------------------------------
   Total shareholders' equity under U.S GAAP                  $11,072   $40,403
-------------------------------------------------------------------------------


   (c) Statements of changes in financial position:


      Under U.S. GAAP, financing and investing activities not involving a receipt or outlay of cash are excluded from the consolidated statements of changes in financial position. Accordingly, the following investing and financing activities would not be presented in the consolidated statement of changes in financial position for the years ended May 31, 1997 and 1996 but would be shown supplementally:



-------------------------------------------------------------------------------------
                                                                     1997       1996
-------------------------------------------------------------------------------------
   Financing activities under Canadian GAAP                        $ 29,514   $ 62,622
   Adjustments:
      Common shares and warrants issued and contributed surplus
       established on acquisition of companies and businesses        (1,844)    (9,531)
      Additional capital lease obligations on acquisition of
        property and equipment                                       (5,566)    (4,757)
   Increase in bank indebtedness                                      3,500          -
---------------------------------------------------------------------------------------
   Financing activities under U.S. GAAP                            $ 25,604   $ 48,334
---------------------------------------------------------------------------------------

   Investing activities under Canadian GAAP                        $(11,123)  $(28,079)
   Adjustments:
      Acquisition of companies and businesses through
        the issue of shares and  warrants                             1,844      9,531
      Property and equipment purchases financed
        through capital leases                                        5,566      4,757
---------------------------------------------------------------------------------------
   Investing activities under U.S. GAAP                             $(3,713)  $(13,791)
---------------------------------------------------------------------------------------

                                                              PRELIMINARY COPIES

                                                           CONFIDENTIAL, FOR USE
                                                          OF THE COMMISSION ONLY
                                                          ----------------------

                                     PROXY


                                  PSINET INC.
                             510 HUNTMAR PARK DRIVE
                            HERNDON, VIRGINIA 20170


          SOLICITED BY THE BOARD OF DIRECTORS FOR A SPECIAL MEETING OF
                       SHAREHOLDERS ON JANUARY 23, 1998.


     The undersigned hereby appoints as Proxies, Harold S. Wills and Edward D. Postal, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of PSINet Inc. (the "Company") held of record by the undersigned on December 5, 1997, at a Special Meeting of Shareholders to be held on January 23, 1998 and any adjournments thereof.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2


1. APPROVAL OF PROPOSAL TO ISSUE IN EXCESS OF 20% OF THE NUMBER OF SHARES OF COMMON STOCK OF THE COMPANY OUTSTANDING BEFORE SUCH ISSUANCE.


                     /  /  FOR     /  /  AGAINST    /  /  ABSTAIN
                     ---           ---              ---



2. APPROVAL OF PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION.


                     /  /  FOR     /  /  AGAINST    /  /  ABSTAIN
                     ---           ---              ---



3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THIS MEETING.



   I PLAN TO ATTEND THE SPECIAL MEETING.

                     /  /
                     ---

          THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL (OTHER THAN PROPOSAL
3), THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.



                                 IF SHARES ARE REGISTERED IN MORE THAN ONE NAME, THE SIGNATURES OF ALL SUCH PERSONS ARE REQUIRED. A CORPORATION SHOULD SIGN IN ITS FULL CORPORATE NAME BY A DULY AUTHORIZED OFFICER, STATING HIS TITLE. TRUSTEES, GUARDIANS, EXECUTORS AND OTHER FIDUCIARIES SHOULD SIGN IN THEIR OFFICIAL CAPACITY GIVING THEIR FULL TITLE AS SUCH. IF A PARTNERSHIP, PLEASE SIGN IN THE PARTNERSHIP NAME BY AUTHORIZED PERSONS.

                                 PLEASE SIGN EXACTLY AS NAME APPEARS HEREON.


                                 Dated:_______________________, 199__


                                 -----------------------------------------------
                                      (Signature of Shareholder)


                                 -----------------------------------------------
                                      (Signature of Shareholder)


                                 -----------------------------------------------
                                        (Title or Authority)


          PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY,
            USING THE ENCLOSED ENVELOPE.  NO POSTAGE IS REQUIRED IF
                    MAILED IN THE UNITED STATES OF AMERICA.